Filed Pursuant to Rule 424(b)(3)
Registration No. 333-205832

PROSPECTUS SUPPLEMENT NO. 2

(to prospectus dated March 6, 2018)

Aethlon Medical, Inc.

This Prospectus Supplement No. 2 supplements and amends the Post Effective Amendment No. 2 (declared effective by the Commission on March 6, 2018) (“Post Effective Amendment No. 2”) to the registration statement on Form S-1 (Registration No. 333-205832) of the registrant declared effective on August 4, 2015 by the Commission. The aforesaid registration statement originally registered for resale 301,418 shares of common stock; and 746,657 shares of common stock underlying common stock purchase warrants with an original exercise price of $6.30 per share.

This prospectus supplement relates to an existing registration of securities under Registration Statement File No. 333-2005832, originally filed on July 24, 2015, and does not cover securities beyond those covered by the existing Registration Statement.

We will not receive any proceeds from the sale of these shares other than proceeds, if any, from the exercise of warrants to purchase shares of our common stock. If all of the warrants are exercised for cash at the original exercise price, we will received a total of $4,703,939.10 in gross proceeds, which we expect to use for general corporate purposes. We cannot assure you that any warrants will be exercised for cash. The selling stockholders may offer and sell the shares covered by the prospectus as set forth in the prospectus. The stockholders may sell the shares directly or through underwriters, brokers or dealers. The stockholders will bear any applicable sales commissions, transfer taxes and similar expenses. We will pay all other expenses incident to the registration of the shares. See “Plan of Distribution” on page 26 of the prospectus for more information on this topic.

We are filing this prospectus supplement to supplement and amend the information previously included in the prospectus with the information contained in our Annual Reports on Form 10-K filed with the Securities and Exchange Commission on July 1, 2019 and on June 8, 2018, and in our Current Report on Form 8-K filed on July 11, 2019. Accordingly, we have attached the referenced Annual Reports on Form 10-K filed on July 1, 2019 and on June 8, 2018 and the Current Report on Form 8-K filed on July 11, 2019 to this prospectus supplement. This Prospectus Supplement No. 2 should be read in conjunction with, and delivered with, the Post-Effective Amendment No. 2 and is qualified by reference to the Post-Effective Amendment No. 2, except to the extent that the information in this Prospectus Supplement No. 2 supersedes the information contained in the Post-Effective Amendment No. 2.

Our common stock is traded on the Nasdaq Capital Market under the symbol “AEMD.” On July 22, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.32 per share.

Investing in our securities involves significant risks, including those set forth in the “Risk Factors” section of the prospectus beginning at page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is July 23, 2019.

1

Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

(MARK ONE)

[X]     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended March 31, 2019

OR

[_]     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________ to __________

COMMISSION FILE NUMBER 001-37487

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA	13-3632859
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9635 Granite Ridge Drive, Suite 100
San Diego, California	92123
(Address of principal executive office)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 459-7800

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE EXCHANGE ACT:

TITLE OF EACH CLASS COMMON STOCK, $.001 PAR VALUE	TRADING SYMBOL AEMD	NAME OF EACH EXCHANGE ON WHICH REGISTERED NASDAQ CAPITAL MARKET

SECURITIES REGISTERED UNDER SECTION 12(g) OF THE EXCHANGE ACT:

NONE

(TITLE OF CLASS)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes [_] No [X]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes [_] No [X]

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X]  No [_]

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes [X]  No [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [_]	Smaller reporting company [X]
Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes [_]  No [X]

The aggregate market value of the common stock held by non-affiliates of the registrant as of September 30, 2018 was approximately $18 million, computed by reference to the closing sale price of the common stock of $1.18 per share on the Nasdaq Capital Market on September 30, 2018. Shares of common stock held by each executive officer and director and by each person who owns 10% or more of the outstanding common stock have been excluded in that such persons may be deemed to be affiliates. The determination of affiliate status is not necessarily a conclusive determination for other purposes.

The number of shares of the common stock of the registrant outstanding as of June 27, 2019 was 19,103,570.

i

PART I

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Annual Report on Form 10-K (the “Form 10-K”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the safe harbor created by those sections.

We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Such statements, include, but are not limited to, statements contained in this Form 10-K relating to our business, business strategy, products and services we may offer in the future, the timing and results of future regulatory filings, the timing and results of future clinical trials, and capital outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statement of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward looking statements include, but are not limited to, a decline in general economic conditions nationally and internationally; the ability to protect our intellectual property rights; competition from other providers and products; risks in product development; inability to raise capital to fund continuing operations; changes in government regulation; the ability to complete capital raising transactions, and other factors (including the risks contained in Item 1A of this Form 10-K under the heading “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, we undertake no obligation to and do not intend to update any of the forward-looking statements to conform these statements to actual results.

1

ITEM 1. DESCRIPTION OF BUSINESS

Unless otherwise indicated or the context otherwise requires, references to the “Company”, “Aethlon”, “we”, “us” and “our” refer to Aethlon Medical, Inc., combined with its majority-owned subsidiary, Exosome Sciences, Inc.

Overview and Corporate History

We are a medical technology company focused on addressing unmet needs in global health and biodefense. The Aethlon Hemopurifier® is a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier depletes the presence of circulating tumor-derived exosomes that promote immune suppression, seed the spread of metastasis and inhibit the benefit of leading cancer therapies. The U.S. Food and Drug Administration (“FDA”) has designated the Hemopurifier as a “Breakthrough Device” related to the following two indications:

•	the treatment of life-threatening viruses that are not addressed with approved therapies; and

•

the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease.

We believe the Hemopurifier can be a substantial advance in the treatment of patients with advanced and metastatic cancer through the clearance of exosomes that promote the growth and spread of tumors through multiple mechanisms. We are currently preparing for the initiation of clinical trials in patients with advanced and metastatic cancers. We are initially focused on the treatment of solid tumors, including head and neck cancer, gastrointestinal cancers and other cancers. We are in active communication with FDA in preparation for the initiation of an early clinical trial in one of these areas.

In addition, we believe the Hemopurifier can be part of the treatment of life-threatening viruses that are not addressed with an already approved treatment. In small-scale or early feasibility human studies, the Hemopurifier has been administered to individuals infected with HIV, hepatitis-C, and Ebola. Additionally, the Hemopurifier has been validated to capture Zika virus, Lassa virus, MERS-CoV, cytomegalovirus, Epstein-Barr virus, Herpes simplex virus, Chikungunya virus, Dengue virus, West Nile virus, smallpox-related viruses, H1N1 swine flu virus, H5N1 bird flu virus, and the reconstructed Spanish flu virus of 1918. In several cases, these validations were conducted in collaboration with leading government or non-government research institutes. Domestically, we are focused on the clinical advancement of the Hemopurifier through an investigational device exemption (“IDE”) approved by the FDA. We recently concluded a feasibility study to demonstrate the safety of our device in health-compromised individuals infected with a viral pathogen.

We are also the majority owner of Exosome Sciences, Inc. (“ESI”), a company focused on the discovery of exosomal biomarkers to diagnose and monitor life-threatening diseases. Included among ESI’s endeavors is the advancement of a TauSomeTM biomarker candidate to diagnose chronic traumatic encephalopathy (“CTE”) in the living. ESI previously documented TauSome levels in former NFL players to be nine times higher than same age-group control subjects.

Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we intend to sell the Hemopurifier. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued more recently will help protect the proprietary nature of the Hemopurifier treatment technology.

We were formed on March 10, 1999. Our executive offices are located at 9635 Granite Ridge Drive, Suite 100, San Diego, California 92123. Our telephone number is (858) 459-7800. All references to “us” or “we” are references to Aethlon Medical, Inc.

2

The Mechanism of the Hemopurifier

The Aethlon Hemopurifier is an affinity hemofiltration device designed for the single-use removal of exosomes and life-threatening viruses from the human circulatory system. In the United States, the Hemopurifier is classified as a combination product whose regulatory jurisdiction is The Center for Devices and Radiological Health (CDRH), the branch of FDA responsible for the premarket approval of all medical devices.

In application, our Hemopurifier is deployed for use on the established infrastructure of continuous renal replacement therapy (CRRT) and dialysis instruments located in hospitals and clinics worldwide. Incorporated within the Hemopurifier is an active affinity lectin that binds to a glycosylated structure which exosomes and infectious viruses share.

The Hemopurifier - U.S. Clinical Trials

On March 13, 2017, we concluded an FDA-approved Investigational Device Exemption (IDE) feasibility study of Hemopurifier therapy. In the study, safety of the Hemopurifier was demonstrated in health-compromised individuals infected with a viral pathogen. Based on guidance from the FDA, the study served as a surrogate model to advance our device as a broad-spectrum treatment countermeasure against highly virulent viruses that are often considered bioterror or pandemic threats. The feasibility study was conducted on Hepatitis C virus (HCV) infected dialysis patients at DaVita MedCenter Dialysis in Houston, Texas. The principal investigator of the study was Dr. Ronald Ralph. We reported that there were no device-related adverse events in enrolled subjects who met the study inclusion-exclusion criteria. We also reported that an average capture of 154 million copies of HCV (in International Units, I.U.) within the Hemopurifier® during 4-hour treatments. The FDA approved the IDE feasibility study protocol in June of 2013. Prior to this approval, we collected supporting Hemopurifier data through investigational human studies conducted overseas.

The Hemopurifier – Clinical Trials Conducted Overseas

EBOLA Virus

In December of 2014, Time Magazine named the Hemopurifier® a “Top 25 Invention” as the result of treating an ebola-infected physician at Frankfurt University Hospital in Germany. The physician was comatose with multiple organ failure at the time of treatment with the Hemopurifier®. At the American Society of Nephrology Annual Meeting, Dr. Helmut Geiger, Chief of Nephrology at Frankfurt University Hospital reported that the patient received a single 6.5 hour Hemopurifier® treatment. Prior to treatment, viral load was measured at 400,000 c/ml. Post-treatment viral load reported to be at 1,000 c/ml. Dr. Geiger also reported that 242 million copies of Ebola virus were measured to be captured within the Hemopurifier® during treatment. The patient made a full recovery.

Hepatitis C Virus (HCV)

Prior to FDA approval of the IDE feasibility study, we conducted investigational HCV treatment studies at the Apollo Hospital, Fortis Hospital and the Medanta Medicity Institute in India. The treatment protocol of the studies conducted at the Apollo and Fortis Hospital was similar to what had been proposed in our IDE feasibility study submission to FDA. Whereas the Medanta Medicity study was conducted to demonstrate the ability of the Hemopurifier to be combined with an established HCV drug regimen.

In the Medanta Medicity Institute study, twelve HCV-infected individuals were enrolled to receive three six-hour Hemopurifier treatments during the first three days of a 48-week peginterferon+ribavirin treatment regimen. The study was conducted under the leadership of Dr. Vijay Kher at the Medanta Medicity Institute. Dr. Kher’s staff reported that Hemopurifier therapy was well tolerated and without device-related adverse events in the twelve treated patients.

3

Of these twelve patients, ten completed the Hemopurifier-peginterferon+ribavirin treatment protocol, including eight genotype-1 patients and two genotype-3 patients. Eight of the ten patients achieved a sustained virologic response, which is the clinical definition of treatment cure and is defined as undetectable HCV in the blood 24 weeks after the completion of the 48-week peginterferon+ribavirin drug regimen. Both genotype-3 patients achieved a sustained virologic response, while six of the eight genotype-1 patients achieved a sustained virologic response.

Of the ten patients who completed the full treatment protocol, five also achieved a rapid virologic response, defined as undetectable HCV in the blood at day 30 of therapy. Rapid virologic response represents the clinical endpoint that best predicts sustained virologic response cure rates resulting from peginterferon+ribavirin therapy. As a point of reference, the landmark Individualized Dosing Efficacy vs Flat Dosing to Assess Optimal Pegylated Interferon Therapy study of 3,070 HCV genotype-1 patients documented that 10.35% (n=318/3070) of peginterferon+ribavirin-treated patients achieved a rapid virologic response. Patients who achieved a rapid virologic response had sustained virologic response rates of 86.2% (n=274/318) versus sustained virologic response rates of 32.5% (n=897/2752) in non-rapid virologic response patients.  Two of the genotype-1 patients who achieved a rapid virologic response also achieved an immediate virologic response, defined as undetectable HCV in the blood seven days after initiation of Hemopurifier-peginterferon+ribavirin treatment protocol. The earliest measured report of undetectable HCV in blood in the Individualized Dosing Efficacy vs Flat Dosing to Assess Optimal Pegylated Interferon Therapy study was on day 14 of the study.

Data from two patients was not included in the reported Hemopurifier-peginterferon+ribavirin dataset. One of these patients was a genotype-5 patient who discontinued peginterferon+ribavirin therapy at day 180, yet still achieved a sustained virologic response. The second patient was a genotype-3 patient who also achieved a sustained virologic response, yet was unable to tolerate peginterferon+ribavirin therapy and discontinued therapy at day 90. Overall, ten of the twelve patients who enrolled in the study achieved a sustained virologic response and seven of the twelve patients achieved a rapid virologic response.

Hemopurifier - Human Immunodeficiency Virus (HIV)

In addition to treating Ebola and HCV-infected individuals, we also conducted a single proof-of-principle treatment study at the Sigma New Life Hospital related to the treatment of HIV-infected AIDS patient who was not be administered HIV antiviral drug agents. In the study, Hemopurifier therapy reduced viral load by 93% as the result of 12 Hemopurifier treatments (each four hours in duration) that were administered over the course of one month.

Exosome Sciences, Inc. – Majority Owned Biomarker Discovery Company

We are the majority owner of Exosome Sciences, Inc. (ESI), a company focused on the discovery of exosomal biomarkers to diagnose and monitor life-threatening disease conditions that may be current or future therapeutic targets for Aethlon Medical. At present, the priority of ESI is directed toward exosomal biomarkers to diagnose and monitor cancer and neurological disorders.

Since it began operations in 2013, ESI researchers disclosed the discovery of an exosomal biomarker that may be associated with neurological tauopathies, which involve the abnormal accumulation of tau protein in the brain. Tauopathies are a family of 21 different neurological disorders that include Alzheimer’s disease and Chronic Traumatic Encephalopathy (CTE).  Related to CTE, the ESI team was invited to participate in an NIH-funded research study with The Boston University CTE Center. In the study, ESI researchers investigated an exosomal tau biomarker (TauSome) as a candidate to diagnose and monitor CTE in living individuals. At present, CTE can only be diagnosed through post-mortem brain autopsy.

The results of the study indicated that TauSome levels (in blood) of former professional American football players (high CTE risk group) were significantly higher as compared to same-age group control subjects who did not participate in activities that involved repetitive head trauma. Additionally, high TauSome levels also correlated with poor performance in cognitive decline testing. These results were published in an article entitled “Preliminary Study of Plasma Exosomal Tau as a Potential Biomarker for Chronic Traumatic Encephalopathy” in the Journal of Alzheimer’s Disease on April 12, 2016.

4

To further validate these observations, ESI has initiated a follow-on study to evaluate TauSome levels in up to 200 former professional football players and control subjects. If fully enrolled, the study would be the largest study to date related to the advancement of a candidate biomarker to diagnose and monitor CTE in the living. Enrollment of study participants began in March 2018 at the Translational Genomics Research Institute (TGEN) in Phoenix, AZ. Kendall Van Keuren-Jensen, Ph.D., Co-Director of TGEN’s Center for Noninvasive Diagnostics is the principal investigator at this site location. Dr. Van Keuren-Jensen is neurodegenerative disease thought leader whose research includes discovery and detection of biomarkers for central nervous system disorders. Additional site locations are anticipated.

U.S. GOVERNMENT CONTRACTS

We have entered into the following two contracts/grants with the National Cancer Institute (NCI), part of the National Institutes of Health (NIH) over the past two years:

Breast Cancer Grant

In September 2018, the NCI awarded us a government grant (number 1R43CA232977-01). The title of this Small Business Innovation Research (SBIR) Phase I grant is “The Hemopurifier Device for Targeted Removal of Breast Cancer Exosomes from the Blood Circulation.”

This NCI Phase I grant period runs from September 14, 2018 through August 31, 2019. The total amount of the firm grant is $298,444. The grant calls for two subcontractors to work with us. Those subcontractors are University of Pittsburgh and Massachusetts General Hospital.

During the fiscal year ended March 31, 2019, we recognized $80,000 in government contract revenue under this grant as a result of the work involved in completing one of the three technical objectives of the contract (Aim 1. “To evaluate Hemopurifier-mediated capture of breast cancer exosomes”).

Melanoma Cancer Contract

We entered into a contract with the NCI in September 2017. This award was under the NIH’s SBIR program. The title of the award is “SBIR Topic 359 Phase 1 Device Strategy for Selective Isolation of Oncosomes and Non-Malignant Exosomes.”

The award from NIH was a firm, fixed-price contract with potential total payments to us of $299,250 over the course of nine months.

Fixed price contracts require the achievement of multiple, incremental milestones to receive the full award during each period of the contract. The NIH also had the unilateral right to require us to perform additional work under an option period for an additional fixed amount of $49,800.

Under the terms of the contract, we were required to perform certain incremental work towards the achievement of specific milestones against which we will invoice the government for fixed payment amounts.

In the fiscal year ended March 31, 2019, we performed work under the contract covering the remainder of the technical objectives of the contract (Aim 1: To validate the Hemopurifier as a device for capture and recovery of melanoma exosomes from plasma, and Aim 2: To validate a method of melanoma exosome isolation consisting of the Hemopurifier followed by mab-based immunocapture to select out the tumor-derived exosomes from non-malignant exosomes, and Aim 3: To evaluate the functional integrity of melanoma exosomes purified by the Hemopurifier and immunocapture isolation steps). As a result we invoiced NIH for $149,625 during the fiscal year ended March 31, 2019. The Melanoma Cancer Contract is now completed.

5

Research and Development Costs

A substantial portion of our operating budget is used for research and development activities. The cost of research and development, all of which has been charged to operations, amounted to approximately $896,000 and $586,000 in the fiscal years ended March 31, 2019 and 2018, respectively.

Intellectual Property

We currently own or have license rights to a number of U.S. and foreign patents and patent applications and endeavor to continually improve our intellectual property position. We consider the protection of our technology, whether owned or licensed, to the exclusion of use by others, to be vital to our business. While we intend to focus primarily on patented or patentable technology, we may also rely on trade secrets, unpatented property, know-how, regulatory exclusivity, patent extensions and continuing technological innovation to develop our competitive position. We also own certain trademarks.

Our success depends in large part on our ability to protect our proprietary technology, including the Hemopurifier® product platform, and to operate without infringing on the proprietary rights of third parties. We rely on a combination of patent, trade secret, copyright and trademark laws, as well as confidentiality agreements, licensing agreements and other agreements, to establish and protect our proprietary rights. Our success also depends, in part, on our ability to avoid infringing patents issued to others. If we were judicially determined to be infringing on any third-party patent, we could be required to pay damages, alter our products or processes, obtain licenses or cease certain activities.

To protect our proprietary medical technologies, including the Hemopurifier® product platform and other scientific discoveries, we have a portfolio of over 50 issued patents and pending applications worldwide. We currently have 6 issued U.S. patents and 26 issued patents in countries outside of the United States. In addition, we have 17 patent applications worldwide related to our Hemopurifier® product platform and other technologies. We are seeking additional patents on our scientific discoveries. In the fiscal year ended March 31, 2019, we filed several provisional patent applications related to our products and technologies.

It is possible that our pending patent applications may not be issued, that we will not develop additional proprietary products that are patentable, that any patents issued to us may not provide us with competitive advantages or will be challenged by third parties and that the patents of others may prevent the commercialization of products incorporating our technology. Furthermore, others may independently develop similar products, duplicate our products or design around our patents. U.S. patent applications are not immediately made public, so it is possible that a third party may obtain a patent on a technology we are actively using.

There is a risk that any patent applications that we file and any patents that we hold or later obtain could be challenged by third parties and declared invalid or infringing of third party claims. For many of our pending applications, patent interference proceedings may be instituted with the U.S. Patent and Trademark Office, or the USPTO, when more than one person files a patent application covering the same technology, or if someone wishes to challenge the validity of an issued patent. At the completion of the interference proceeding, the USPTO will determine which competing applicant is entitled to the patent, or whether an issued patent is valid. Patent interference proceedings are complex, highly contested legal proceedings, and the USPTO’s decision is subject to appeal. This means that if an interference proceeding arises with respect to any of our patent applications, we may experience significant expenses and delay in obtaining a patent, and if the outcome of the proceeding is unfavorable to us, the patent could be issued to a competitor rather than to us.  Third parties can file post-grant proceedings in the USPTO, seeking to have issued patent invalidated, within nine months of issuance. This means that patents undergoing post-grant proceedings may be lost, or some or all claims may require amendment or cancellation, if the outcome of the proceedings is unfavorable to us. Post-grant proceedings are complex and could result in a reduction or loss of patent rights. The institution of post-grant proceedings against our patents could also result in significant expenses.

6

Patent law outside the United States is uncertain and in many countries, is currently undergoing review and revisions. The laws of some countries may not protect our proprietary rights to the same extent as the laws of the United States. Third parties may attempt to oppose the issuance of patents to us in foreign countries by initiating opposition proceedings. Opposition proceedings against any of our patent filings in a foreign country could have an adverse effect on our corresponding patents that are issued or pending in the United States. It may be necessary or useful for us to participate in proceedings to determine the validity of our patents or our competitors’ patents that have been issued in countries other than the United States. This could result in substantial costs, divert our efforts and attention from other aspects of our business, and could have a material adverse effect on our results of operations and financial condition. We currently have pending patent applications or issued patents in Europe, India, Russia, Australia, Canada and Hong Kong.

In addition to patent protection, we rely on unpatented trade secrets and proprietary technological expertise. We cannot assure you that others will not independently develop or otherwise acquire substantially equivalent techniques, somehow gain access to our trade secrets and proprietary technological expertise or disclose such trade secrets, or that we can ultimately protect our rights to such unpatented trade secrets and proprietary technological expertise. We rely, in part, on confidentiality agreements with our marketing partners, employees, advisors, vendors and consultants to protect our trade secrets and proprietary technological expertise. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that our unpatented trade secrets and proprietary technological expertise will not otherwise become known or be independently discovered by competitors.

Patents

The following table lists our issued patents and patent applications, including their ownership status:

Patents Issued in the United States

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
9,707,333	Extracorporeal removal of microvesicular particles	7/18/17	Owned	1/6/29
9,364,601	Extracorporeal removal of microvesicular particles	6/14/16	Owned	10/2/29
8,288,172	Extracorporeal removal of microvesicular particles	10/16/12	Owned	3/30/29
7,226,429	Method for removal of viruses from blood by lectin affinity hemodialysis	6/5/07	Owned	1/20/24
10,022,483	Method for removal of viruses from blood by lectin affinity hemodialysis	7/17/18	Owned	1/20/24
6,528,057	Method for removal of HIV and other viruses from blood	3/4/03	Licensed	8/30/19

Patent Applications Pending in the United States

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
15/866780	Affinity capture of circulating biomarkers	1/10/18	Owned
16/415,713	Affinity capture of circulating biomarkers	5/17/19	Owned
15/567500	Methods for delivering regional citrate anticoagulation (RCA) during extracorporeal blood treatments	10/18/17	Owned
15/121736	Brain specific exosome based diagnostics and extracorporeal therapies	8/25/16	Owned
62/541538	Multiplex cerebrospinal fluid processing system	8/04/17	Owned
16/036,608	Method for removal of viruses from blood by lectin affinity hemodialysis	1/16/18	Owned
13/808561	Methods and compositions for quantifying exosomes	8/14/13	Owned
15/777,168	Plasma exosomal tau as a biomarker for chronic traumatic encephalopathy	5/17/18	Owned

7

Foreign Patents

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Denmark)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (France)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Germany)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Ireland)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Great Britain)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Sweden)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Netherlands)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Switzerland)	5/16/18	Owned	9/12/36
2353399	Method for removal of viruses from blood by lectin affinity hemodialysis (Russia)	4/27/09	Owned	1/20/24
770344	Method for removal of HIV and other viruses from blood (Australia)	6/3/04	Licensed	8/30/19
DE69929986	Method for removal of HIV and other viruses from blood (Germany)	2/22/06	Licensed	8/30/19
1109564	Method for removal of HIV and other viruses from blood (France)	2/22/06	Licensed	8/30/19
1109564	Method for removal of HIV and other viruses from blood (Great Britain)	2/22/06	Licensed	8/30/19
1109564	Method for removal of HIV and other viruses from blood (Italy)	2/22/06	Licensed	8/30/19
2342203	Method for removal of HIV and other viruses from blood (Canada)	3/1/11	Licensed	8/30/19
1624785	Method for removal of viruses from blood by lectin affinity hemodialysis (Belgium)	7/17/13	Owned	1/20/24
1624785	Method for removal of viruses from blood by lectin affinity hemodialysis (Ireland)	7/17/13	Owned	1/20/24
1624785	Method for removal of viruses from blood by lectin affinity hemodialysis (Italy)	7/17/13	Owned	1/20/24
1624785	Method for removal of viruses from blood by lectin affinity hemodialysis (Great Britain)	7/17/13	Owned	1/20/24
1624785	Method for removal of viruses from blood by lectin affinity hemodialysis (France)	7/17/13	Owned	1/20/24
1624785	Method for removal of viruses from blood by lectin affinity hemodialysis (Germany)	7/17/13	Owned	1/20/24
2516403	Method for removal of viruses from blood by lectin affinity hemodialysis (Canada)	8/12/14	Owned	1/20/24
2591359	Methods for quantifying exosomes (Germany)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (France)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (Great Britain)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (Spain)	3/01/17	Owned	7/07/31

8

Foreign Patent Applications

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
DE 112016001400.7	Methods of delivering regional citrate anticoagulation (RCA) during extracorporeal blood treatments	10/23/17	Owned
EP20070752778	Extracorporeal removal of microvesicular particles (exosomes) (Europe)	3/9/07	Owned
EP19161598.8	Extracorporeal removal of microvesicular particles (exosomes) (Europe)	3/8/19	Owned
9104740.6	Extracorporeal removal of microvesicular particles (exosomes) (Hong Kong)	3/9/07	Owned
8139/DELNP/2008	Extracorporeal removal of microvesicular particles (exosomes) (India)	3/9/07	Owned
2644855	Extracorporeal removal of microvesicular particles (Canada)	3/9/07	Owned
2939652	Brain specific exosome based diagnostics and extracorporeal therapies (Canada)	8/12/06	Owned
18166085.3	Brain specific exosome based diagnostics and extracorporeal therapies (Europe)	4/6/18	Owned
16867003.2	Plasma exosomal tau as a biomarker for chronic traumatic encephalopathy	11/16/16	Owned

International Patent Applications

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
PCT/US2016/ 028482	Methods for delivering regional citrate anticoagulation during extracorporeal blood treatments	4/20/16	Owned

Licensing and Assignment Agreements

Effective January 1, 2000, we entered into an agreement with a related party under which an invention and related patent rights for a method of removing Human Immunodeficiency and other viruses from the blood were assigned to us by the inventors in exchange for an 8.75% royalty to be paid on future net sales of the patented product or process and shares of our common stock. On March 4, 2003, the related patent (patent #6,528,057) was issued, and we issued 3,922 shares of unregistered common stock to that related party. The license runs for the life of the patent, which expires in August 2019.

On November 7, 2006, we entered into an exclusive assignment agreement with the London Health Science Center Research, Inc. under which an invention and related patent rights for a method to treat cancer were assigned to us. The invention provides for the “Extracorporeal removal of microvesicular particles” for which the U.S. Patent and Trademark Office allowed a patent (Patent #8,288,172) in the U.S. as of October 2012. The agreement provides for an upfront payment of 800 shares of unregistered common stock and a 2% royalty on any future net sales. We are also responsible for paying certain patent application and filing costs. Under the assignment agreement, we own the patents outright for the life of the patent, which expires in March 2029. Under certain circumstances, ownership of the patents may revert to the London Health Science Center Research, Inc. if there is an uncured substantial breach of the assignment agreement.

9

Industry & Competition

The industry for treating infectious disease and cancer is extremely competitive, and companies developing new treatment procedures face significant capital and regulatory challenges. As our Hemopurifier is a clinical-stage device, we have the additional challenge of establishing medical industry support, which will be driven by treatment data resulting from human clinical studies. Should our device become market cleared by FDA or the regulatory body of another country, we may face significant competition from well-funded pharmaceutical organizations. Additionally, we would likely need to establish large-scale production of our device in order to be competitive. We believe that our Hemopurifier is a first-in-class therapeutic candidate and we are not aware of any affinity hemofiltration device being market cleared in any country for the single-use removal of circulating viruses or tumor-derived exosomes.

Government Regulation

The Hemopurifier is subject to regulation by numerous regulatory bodies, primarily the FDA, and comparable international regulatory agencies. These agencies require manufacturers of medical devices to comply with applicable laws and regulations governing the development, testing, manufacturing, labeling, marketing, storage, distribution, advertising and promotion, and post-marketing surveillance reporting of medical devices. As the primary mode of action of the Hemopurifier is attributable to the device component of this combination product, the FDA’s Center for Devices and Radiological Health, or CDRH, has primary jurisdiction over its premarket development, review and approval. Devices are generally subject to varying levels of regulatory control, the most comprehensive of which requires that a clinical evaluation program be conducted before a device receives approval for commercial distribution. Failure to obtain approval or clearance to market our product and products under development and to meet the ongoing requirements of these regulatory authorities could prevent us from commercializing the Hemopurifier and future products in the U.S. and elsewhere.

Regulatory framework for medical devices in the United States

Medical devices are classified into one of three classes-Class I, Class II or Class III-depending on the degree of risk associated with each medical device and the extent of control needed to provide reasonable assurances with respect to safety and effectiveness.

Class I includes devices with the lowest risk to the patient and are those for which safety and effectiveness can be reasonably assured by adherence to a set of FDA regulations, referred to as the General Controls for Medical Devices, which require compliance with the applicable portions of the FDA’s quality system regulation, or QSR, facility registration and product listing, reporting of adverse events and malfunctions, and appropriate, truthful and non-misleading labeling and promotional materials. Most Class I products are exempt from the premarket notification requirements.

Class II devices are those that are subject to the General Controls, as well as special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. These special controls can include performance standards, patient registries, FDA guidance documents and post-market surveillance. Most Class II devices are subject to premarket review and clearance by the FDA through the 510(k) notification process.

Class III devices include devices deemed by the FDA to pose the greatest risk such as life-supporting or life-sustaining devices, or implantable devices, in addition to those deemed novel and not substantially equivalent following the 510(k) process. The safety and effectiveness of Class III devices cannot be reasonably assured solely by the General Controls and special controls described above. Therefore, these devices are subject to the PMA process, which is generally more costly and time-consuming than the 510(k) process. As part of the PMA process, the applicant must submit data and information demonstrating reasonable assurance of the safety and effectiveness of the device for its intended use to the FDA’s satisfaction. Accordingly, a PMA application typically includes, but is not limited to, extensive technical information regarding device design and development, pre-clinical and clinical trial data, manufacturing information and labeling.

The investigational device exemption (IDE) process

In the United States, absent certain limited exceptions, human clinical trials intended to support medical device clearance or approval require an IDE application. Some types of studies deemed to present “non-significant risk” are deemed to have an approved IDE once certain requirements are addressed and institutional review board, or IRB, approval is obtained. If the device presents a “significant risk” to human health, as defined by the FDA, the sponsor must submit an IDE application to the FDA and obtain IDE approval prior to commencing the human clinical trials. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. Generally, clinical trials for a significant risk device may begin only after the IDE application is approved by the FDA and the study protocol and informed consent are approved by appropriate IRBs at the clinical trial sites.

10

FDA’s IDE regulations that govern investigational device labeling, prohibit promotion and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. Clinical trials must also comply with the FDA’s good clinical practice regulations.

The 510(k) clearance process

Under the 510(k) clearance process, the manufacturer must submit to the FDA a premarket notification, demonstrating that the device is “substantially equivalent” to a legally marketed predicate device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device.

After a 510(k) premarket notification is submitted, the FDA determines whether to accept it for substantive review. If it lacks necessary information for substantive review, the FDA will refuse to accept the 510(k) notification. If it is accepted for filing, the FDA begins a substantive review. Although many 510(k) premarket notifications are cleared without clinical data, the FDA may require further information, including clinical data, to make a determination regarding substantial equivalence, which may significantly prolong the review process. If the FDA agrees that the device is substantially equivalent, it will grant clearance to commercially market the device.

If the FDA determines that the device is not “substantially equivalent” to a predicate device, or if the device is automatically classified into Class III, the device sponsor must then fulfill the much more rigorous pre-marketing requirements of the PMA approval process, or seek reclassification of the device through the de novo process. The de novo classification process is an alternate pathway to classify medical devices that are automatically classified into Class III but which are low to moderate risk. A manufacturer can submit a petition for direct de novo review if the manufacturer is unable to identify an appropriate predicate device and the new device or new use of the device presents a moderate or low risk. De novo classification may also be available after receipt of a “not substantially equivalent” letter following submission of a 510(k) to FDA.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a new or major change in its intended use, will require a new 510(k) clearance or, depending on the modification, could require a PMA application. The FDA requires each manufacturer to determine whether the proposed change requires a new submission in the first instance, but the FDA can review any such decision and disagree with a manufacturer’s determination.

The PMA process

Following receipt of a PMA application, the FDA conducts an administrative review to determine whether the application is sufficiently complete to permit a substantive review. If it is not, the agency will refuse to file the PMA. If it is, the FDA will accept the application for filing and begin the review. The FDA has 180 days to review a filed PMA application, although the review of an application more often occurs over a significantly longer period of time. During this review period, the FDA may request additional information or clarification of information already provided and may issue a major deficiency letter to the applicant, requesting the applicant’s response to deficiencies communicated by the FDA.

Before approving or denying a PMA, an FDA advisory committee may review the PMA at a public meeting and provide the FDA with the committee’s recommendation on whether the FDA should approve the submission, approve it with specific conditions, or not approve it. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

11

Prior to approval of a PMA, the FDA may conduct inspections of the clinical trial data and clinical trial sites, as well as inspections of the manufacturing facility and processes. Overall, the FDA review of a PMA application generally takes between one and three years, but may take significantly longer. If the FDA evaluation of a PMA is favorable, the FDA will issue either an approval letter, or an approvable letter, the latter of which usually contains a number of conditions that must be met in order to secure final approval of the PMA. When and if those conditions have been fulfilled to the satisfaction of the FDA, the agency will issue a PMA approval letter authorizing commercial marketing of the device, subject to the conditions of approval and the limitations established in the approval letter. If the FDA’s evaluation of a PMA application or manufacturing facilities is not favorable, the FDA will deny approval of the PMA or issue a not approvable letter. The FDA may also determine that additional tests or clinical trials are necessary, in which case the PMA approval may be delayed for several months or years while the trials are conducted and data is submitted in an amendment to the PMA, or the PMA is withdrawn and resubmitted when the data are available.

New PMA applications or PMA supplements are required for modification to the manufacturing process, equipment or facility, quality control procedures, sterilization, packaging, expiration date, labeling, device specifications, ingredients, materials or design of a device that has been approved through the PMA process. PMA supplements often require submission of the same type of information as an initial PMA application, except that the supplement is limited to information needed to support changes from the device covered by a PMA and may or may not require as extensive technical or clinical data or the convening of an advisory panel, depending on the nature of the proposed change.

In approving a PMA application, as a condition of approval, the FDA may require some form of post-approval study or post-market surveillance, whereby the applicant conducts a follow-up study or follows certain patient groups for a number of years and makes periodic reports to the FDA on the clinical status of those patients when necessary to protect the public health or to provide additional or longer term safety and effectiveness data for the device. The FDA may also approve a PMA application with other post-approval conditions intended to ensure the safety and effectiveness of the device, such as restrictions on labeling, promotion, sale, distribution and use. New PMA applications or PMA supplements may also be required for modifications to approved diagnostic tests, including modifications to manufacturing processes, device labeling and device design, based on the findings of post-approval studies.

Breakthrough Devices Program

The Breakthrough Devices Program is a voluntary program intended to expedite the review, development, assessment and review of certain medical devices that provide for more effective treatment or diagnosis of life-threatening or irreversibly debilitating human diseases or conditions for which no approved or cleared treatment exists or that offer significant advantages over existing approved or cleared alternatives. All submissions for devices designated as Breakthrough Devices will receive priority review, meaning that the review of the submission is placed at the top of the appropriate review queue and receives additional review resources, as needed. The Breakthrough Devices Program superseded the Expedited Access Program (EAP) and the previous priority review program for medical device submissions. All previously granted EAP designations have designation as breakthrough devices.

Pervasive and continuing FDA regulation

After a device enters commercial distribution, numerous regulatory requirements continue to apply. The FDA has broad post-market and regulatory enforcement powers. Medical device manufacturers are subject to unannounced inspections by the FDA and other state, local and foreign regulatory authorities to assess compliance with the QSR and other applicable regulations, and these inspections may include the manufacturing facilities of any suppliers. Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include sanctions such as: warning letters, fines, injunctions, consent decrees and civil penalties; unanticipated expenditures, repair, replacement, refunds, recall or seizure of our products; operating restrictions, partial suspension or total shutdown of production; the FDA’s refusal of our requests for 510(k) clearance or premarket approval of new products, new intended uses or modifications to existing products; the FDA’s refusal to issue certificates to foreign governments needed to export products for sale in other countries; and withdrawing 510(k) clearance or premarket approvals that have already been granted and criminal prosecution.

12

Compliance with U.S. Health Care Laws

Should our Hemopurifier device be cleared for market use in the U.S. by the FDA, we must comply with various U.S. federal and state statutes, rules and regulations pertaining to healthcare fraud and abuse, including anti-kickback and false claims laws, as well as other healthcare laws in connection with the commercialization of our products. Fraud and abuse laws are interpreted broadly and enforced aggressively by various state and federal agencies, including the U.S. Department of Justice, the U.S. Department of Health and Human Services’ Office of Inspector General and various other federal and state agencies.

The U.S. federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b), as amended, prohibits persons, including a medical device manufacturer (or a party acting on its behalf), from knowingly or willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for a service or product or the purchasing, ordering, arranging for, or recommending the ordering of, any service or product for which payment may be made by Medicare, Medicaid or any other federal healthcare program. This statute has been interpreted to apply to arrangements between medical device manufacturers on one hand and healthcare providers on the other. The term “remuneration” is not defined in the federal Anti-Kickback Statute and has been broadly interpreted to include anything of value, such as cash payments, gifts or gift certificates, discounts, waiver of payments, credit arrangements, ownership interests, the furnishing of services, supplies or equipment, and the provision of anything at less than its fair market value. Courts have broadly interpreted the scope of the law, holding that it may be violated if merely one purpose of an arrangement is to induce referrals, irrespective of the existence of other legitimate purposes. The Anti-Kickback Statute prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain business arrangements from prosecution, the exemptions and safe harbors are drawn narrowly, and practices that involve remuneration intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exemption or safe harbor. Our practices may not in all cases meet all of the criteria for safe harbor protection from federal Anti-Kickback Statute liability. The reach of the Anti-Kickback Statute was broadened by the Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Affordability Reconciliation Act of 2010, collectively, the Affordable Care Act or ACA, which, among other things, amended the intent requirement of the federal Anti-Kickback Statute such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act or the civil monetary penalties statute, which imposes fines against any person or entity who is determined to have presented or caused to be presented claims to a federal healthcare program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent. In addition to the federal fraud and abuse laws, many states have their own fraud and abuse laws. Often, these laws closely follow the language of the federal law, although they do not always have the same scope, exceptions, safe harbors or sanctions. In some states, these laws apply not only to payments made by government healthcare programs but also to payments made by other third-party payors, including commercial insurance companies.

We may also be subject to various federal and state marketing laws, such as the federal Physician Payments Sunshine Act, which generally require certain types of expenditures in the U.S. and the particular states to be tracked and reported. The federal Physician Payment Sunshine Act, being implemented as the Open Payments Program, requires certain pharmaceutical and medical device manufacturers to engage in extensive tracking of payments or transfers of value to physicians and teaching hospitals, maintenance of a payments database, and public reporting of the payment data. Device manufacturers with products for which payment is available under Medicare, Medicaid or the State Children’s Health Insurance Program are required to track and report such payments. Moreover, several states have enacted legislation requiring pharmaceutical and medical device companies to establish marketing compliance programs or even prohibit providing meals to prescribers or other marketing related activities. Compliance with such requirements may require investment in infrastructure to ensure that tracking and reporting is performed properly. Although compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, the risks cannot be entirely eliminated.

13

International Regulation

International development and sales of medical devices are subject to foreign government regulations, which may vary substantially from country to country. The time required to obtain approval by a foreign country may be longer or shorter than that required for FDA approval, and the requirements may be significantly different. At present, we are not seeking market clearance of our device in any region beyond the United States.

Manufacturing

Manufacturing of our Hemopurifier occurs in collaboration with two contract manufacturers based in California that are compliant with the Good Manufacturing Practice regulations promulgated by the FDA.  Our contract manufacturers are registered with the FDA. Previously, we did receive an export license from FDA that allows for the export of our Hemopurifier to support clinical studies in India. To date, our manufacture of the Hemopurifier has been limited to quantities necessary to support our clinical studies.

Sources and Suppliers

We are not dependent on any specific vendors for the materials used in our Hemopurifier. The key raw materials in the Hemopurifier include the affinity lectin Galanthus nivalis agglutinin, pharmaceutical grade diatomaceous earth, plasmapheresis cartridges and certain chemical binding agents. The affinity lectin is available from several life science supply companies in the U.S. Diatomaceous earth is available from several life science supply companies in the U.S. To date, we have purchased plasmapheresis cartridges from one vendor in Europe however similar cartridges are commercially available from vendors on a worldwide basis should that European vendor cease to be available for any reason, including prohibitive pricing. The chemical binding agents are available from several life science supply companies on a worldwide basis. We typically purchase our raw materials on a purchase order basis. Therefore, we remain subject to risks of supply shortages and price increases that potentially could materially adversely affect our financial condition and operating results if and when we begin large-scale manufacture of the Hemopurifier.

The key raw materials used by Exosome Sciences, Inc. in its research are blood samples supplied by research partners and a number of chemical and lab products commercially available from vendors on a worldwide basis. Exosome Sciences, Inc. is not dependent on any specific vendors for the materials used in its research activities.

Sales and Marketing

We do not currently have any sales and marketing capability. With respect to commercialization efforts in the future, we intend to build or contract for distribution, sales and marketing capabilities for any product candidate that is approved. From time to time, we have had and are having strategic discussions with potential collaboration partners for our product candidates, although no assurance can be given that we will be able to enter into one or more collaboration agreements for our product candidates on acceptable terms, if at all.

Product Liability

The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We have limited clinical trial liability insurance coverage. We cannot assure you that future insurance coverage will be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability for mandatory damages could exceed the amount of our coverage. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

Employees

We have six full-time employees consisting of our Interim Chief Executive Officer, our Chief Financial Officer, three research scientists and an executive assistant. We utilize, whenever appropriate, consultants in order to conserve cash and resources.

14

We believe our employee relations are good. None of our employees are represented by a labor union or are subject to collective-bargaining agreements.

ITEM 1A. RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as the other information in this Annual Report before deciding to invest in or maintain your investment in our company. The risks described below are not intended to be an all-inclusive list of all of the potential risks relating to an investment in our securities. Any of the risk factors described below could significantly and adversely affect our business, prospects, financial condition and results of operations. Additional risks and uncertainties not currently known or that are currently considered to be immaterial may also materially and adversely affect our business. As a result, the trading price or value of our securities could be materially adversely affected and you may lose all or part of your investment.

Risks Relating to Our Financial Position and Need for Additional Capital

We have incurred significant losses and expect to continue to incur losses for the foreseeable future.

We have never been profitable. We have generated revenues during the fiscal years ended March 31, 2019 and March 31, 2018, in the amounts of $229,625, and $149,625, respectively, primarily from our contracts with the NIH. Our revenues, from research grants, continue to be insufficient to cover our cost of operations. We cannot be assured when, if at all, we will be able to enter into future government contracts beyond our current contract with the NIH. Future profitability, if any, will require the successful commercialization of our Hemopurifier technology, other products that may emerge from our potential diagnostic products or from additional government contract or grant income. We may not be able to successfully commercialize one or more of our products, and even if commercialization is successful, we may never be profitable.

We will require additional financing to sustain our operations.

We will require significant additional financing for our operations and for expected additional future clinical trials in the U.S., as well as to fund all of our continued research and development activities for the Hemopurifier and other future products. In addition, as we expand our activities, our overhead costs to support personnel, laboratory materials and infrastructure will increase. If the financing we may require to sustain our working capital needs be unavailable to us on reasonable terms, or at all, we may be unable to support our research and FDA clearance activities, including our planned clinical trials. The failure to implement our research and clearance activities would have a material adverse effect on our ability to commercialize our products or continue our business.

We also will need to raise additional funds through debt or equity financings to achieve our business objectives and to satisfy our cash obligations, which may dilute the ownership of our existing stockholders.

We will need to raise additional funds through debt and/or equity financings in order to complete our ultimate business objectives, including funding working capital to support development and regulatory clearance of our products and potentially to repay our outstanding convertible notes due July 1, 2019. We also may choose to raise additional funds in debt or equity financings if they are available to us on reasonable terms to increase our working capital and to strengthen our financial position. Any sales of additional equity or convertible debt securities could result in dilution of the equity interests of our existing stockholders, which could be substantial. Also, new investors may require that we and certain of our stockholders enter into voting arrangements that give them additional voting control or representation on our Board of Directors.

15

Risks Related to Our Business Operations

We face intense competition in the medical device industry.

We compete with numerous U.S. and foreign companies in the medical device industry, and many of our competitors have greater financial, personnel, operational and research and development resources than we do. Our competitors are developing vaccine candidates, which could compete with the Hemopurifier medical device we are developing. Our commercial opportunities will be reduced or eliminated if our competitors develop and market products for any of the diseases we target that:

•	are more effective;
•	have fewer or less severe adverse side effects;
•	are better tolerated;
•	are more adaptable to various modes of dosing;
•	are easier to administer; or
•	are less expensive than the products or product candidates we are developing.

Even if we are successful in developing the Hemopurifier and potential diagnostic products, and obtain FDA and other regulatory approvals necessary for commercializing them, our products may not compete effectively with other successful products. Researchers are continually learning more about diseases, which may lead to new technologies for treatment. Our competitors may succeed in developing and marketing products that are either more effective than those that we may develop, alone or with our collaborators, or that are marketed before any products we develop are marketed. Our competitors include fully integrated pharmaceutical companies and biotechnology companies as well as universities and public and private research institutions. Many of the organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, greater experience in product development and in obtaining regulatory approvals, and greater marketing capabilities than we do. If our competitors develop more effective pharmaceutical treatments for infectious disease or cancer, or bring those treatments to market before we can commercialize the Hemopurifier for such uses, we may be unable to obtain any market traction for our products, or the diseases we seek to treat may be substantially addressed by competing treatments. If we are unable to successfully compete against larger companies in the pharmaceutical industry, we may never generate significant revenue or be profitable.

We have limited experience in identifying and working with large-scale contracts with medical device manufacturers; manufacture of our devices must comply with good manufacturing practices in the U.S.

To achieve the levels of production necessary to commercialize our Hemopurifier and other future products, we will need to secure large-scale manufacturing agreements with contract manufacturers which comply with good manufacturing practice standards and other standards prescribed by various federal, state and local regulatory agencies in the U.S. and any other country of use. We have limited experience coordinating and overseeing the manufacture of medical device products on a large-scale. It is possible that manufacturing and control problems will arise as we attempt to commercialize our products and that manufacturing may not be completed in a timely manner or at a commercially reasonable cost. In addition, we may not be able to adequately finance the manufacture and distribution of our products on terms acceptable to us, if at all. If we cannot successfully oversee and finance the manufacture of our products if they obtain regulatory clearances, we may never generate revenue from product sales and we may never be profitable.

16

Our Aethlon Hemopurifier technology may become obsolete.

Our Hemopurifier product may be made unmarketable prior to commercialization by us by new scientific or technological developments by others with new treatment modalities that are more efficacious and/or more economical than our products. The homeland security industry is growing rapidly with many competitors that are trying to develop products or vaccines to protect against infectious disease. Any one of our competitors could develop a more effective product which would render our technology obsolete. Further, our ability to achieve significant and sustained penetration of our key target markets will depend upon our success in developing or acquiring technologies developed by other companies, either independently, through joint ventures or through acquisitions. If we fail to develop or acquire, and manufacture and sell, products that satisfy our customers’ demands, or we fail to respond effectively to new product announcements by our competitors by quickly introducing competitive products, then market acceptance of our products could be reduced and our business could be adversely affected. Our products may not remain competitive with products based on new technologies.

Our success is dependent in part on our executive officers.

Our success depends to a critical extent on the continued services of our Interim Chief Executive Officer, Timothy Rodell, MD, and our Chief Financial Officer, James B. Frakes. If one or both of these key executive officers were to leave us, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. The unique knowledge and expertise of these individuals would be difficult to replace within the biotechnology field. We do not currently carry key man life insurance policies on any of our key executive officers which would assist us in recouping our costs in the event of the loss of those officers. If either of our key officers were to leave us, it could make it impossible, if not cause substantial delays and costs, to implement our long-term business objectives and growth.

Our inability to attract and retain qualified personnel could impede our ability to achieve our business objectives.

We have six full-time employees, consisting of our Interim Chief Executive Officer, our Chief Financial Officer, three research scientists and an executive assistant. We utilize, whenever appropriate, consultants in order to conserve cash and resources.

Although we believe that these employees and consultants will be able to handle most of our additional administrative, research and development and business development in the near term, we will nevertheless be required over the longer-term to hire highly skilled managerial, scientific and administrative personnel to fully implement our business plan and growth strategies, including to mitigate the material weakness in our internal control over financial reporting described above. Due to the specialized scientific nature of our business, we are highly dependent upon our ability to attract and retain qualified scientific, technical and managerial personnel. Competition for these individuals, especially in San Diego, California, where many biotechnology companies are located, is intense and we may not be able to attract, assimilate or retain additional highly qualified personnel in the future. We may not be able to engage the services of qualified personnel at competitive prices or at all, particularly given the risks of employment attributable to our limited financial resources and lack of an established track record. Also, if we are required to attract personnel from other parts of the U.S. or abroad, we may have significant difficulty doing so due to the high cost of living in the Southern California area and due to the costs incurred with transferring personnel to the area. If we cannot attract and retain qualified staff and executives, we will be unable to develop our products and achieve regulatory clearance, and our business could fail.

17

We plan to grow rapidly which will strain our resources; our inability to manage our growth could delay or derail implementation of our business objectives.

We will need to significantly expand our operations to implement our longer-term business plan and growth strategies. We will also be required to manage multiple relationships with various strategic partners, technology licensors, customers, manufacturers and suppliers, consultants and other third parties. This expansion and these expanded relationships will require us to significantly improve or replace our existing managerial, operational and financial systems, procedures and controls; to improve the coordination between our various corporate functions; and to manage, train, motivate and maintain a growing employee base. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We cannot assure you that we will institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased levels of operations and to coordinate our various corporate functions, or that we will be able to properly manage, train, motivate and retain our anticipated increased employee base. If we cannot manage our growth initiatives, we will be unable to commercialize our products on a large-scale in a timely manner, if at all, and our business could fail.

As a public company with limited financial resources undertaking the launch of new medical technologies, we may have difficulty attracting and retaining executive management and directors.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims. While we currently carry directors’ and officers’ liability insurance, such insurance is expensive and difficult to obtain. If we are unable to continue or provide directors’ and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our Board of Directors. We may lose potential independent board members and management candidates to other companies in the biotechnology field that have greater directors’ and officers’ liability insurance to insure them from liability or to biotechnology companies that have revenues or have received greater funding to date which can offer greater compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities. In addition, our products could potentially be harmful to users, and we are exposed to claims of product liability including for injury or death. We have limited insurance and may not be able to afford robust coverage even as our products are introduced into the market. As a company with limited resources and potential exposures to management, we will have a more difficult time attracting and retaining management and outside independent directors than a more established public or private company due to these enhanced duties, obligations and potential liabilities.

If we fail to comply with extensive regulations of U.S. and foreign regulatory agencies, the commercialization of our products could be delayed or prevented entirely.

Our Hemopurifier product is subject to extensive government regulations related to development, testing, manufacturing and commercialization in the U.S. and other countries. The determination of when and whether a product is ready for large-scale purchase and potential use will be made by the U.S. Government through consultation with a number of governmental agencies, including the FDA, the National Institutes of Health, the Centers for Disease Control and Prevention and the Department of Homeland Security. Our product candidates are in the pre-clinical and clinical stages of development and have not received required regulatory approval from the FDA, or any foreign regulatory agencies, to be commercially marketed and sold. The process of obtaining and complying with FDA and other governmental regulatory approvals and regulations in the U.S. and in foreign countries is costly, time consuming, uncertain and subject to unanticipated delays. Obtaining such regulatory approvals, if any, can take several years. Despite the time and expense exerted, regulatory approval is never guaranteed. We also are subject to the following risks and obligations, among others:

•	the FDA may refuse to approve an application if they believe that applicable regulatory criteria are not satisfied;
•	the FDA may require additional testing for safety and effectiveness;
•	the FDA may interpret data from pre-clinical testing and clinical trials in different ways than we interpret them;
•	if regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution; and
•	the FDA may change their approval policies and/or adopt new regulations.

18

Failure to comply with these or other regulatory requirements of the FDA may subject us to administrative or judicially imposed sanctions, including:

•	warning letters;
•	civil penalties;
•	criminal penalties;
•	injunctions;
•	product seizure or detention;
•	product recalls; and
•	total or partial suspension of productions.

 Delays in successfully completing our planned clinical trials could jeopardize our ability to obtain regulatory approval.

Our business prospects will depend on our ability to complete studies, clinical trials, obtain satisfactory results, obtain required regulatory approvals and successfully commercialize our Hemopurifier product candidate. Completion of our clinical trials, announcement of results of the trials and our ability to obtain regulatory approvals could be delayed for a variety of reasons, including:

•	slow patient enrollment;
•	serious adverse events related to our medical device candidates;
•	unsatisfactory results of any clinical trial;
•	the failure of our principal third-party investigators to perform our clinical trials on our anticipated schedules; and
•	different interpretations of our pre-clinical and clinical data, which could initially lead to inconclusive results.

Our development costs will increase if we have material delays in any clinical trial or if we need to perform more or larger clinical trials than planned. If the delays are significant, or if any of our product candidates do not prove to be safe or effective or do not receive required regulatory approvals, our financial results and the commercial prospects for our product candidates will be harmed. Furthermore, our inability to complete our clinical trials in a timely manner could jeopardize our ability to obtain regulatory approval.

If we or our suppliers fail to comply with ongoing FDA or foreign regulatory authority requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Any product for which we obtain clearance or approval, and the manufacturing processes, reporting requirements, post-approval clinical data and promotional activities for such product, will be subject to continued regulatory review, oversight and periodic inspections by the FDA and other domestic and foreign regulatory bodies. In particular, we and our third-party suppliers may be required to comply with the FDA’s Quality System Regulation, or QSR. These FDA regulations cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our products. Compliance with applicable regulatory requirements is subject to continual review and is monitored rigorously through periodic inspections by the FDA. If we, or our manufacturers, fail to adhere to QSR requirements in the U.S., this could delay production of our products and lead to fines, difficulties in obtaining regulatory clearances, recalls, enforcement actions, including injunctive relief or consent decrees, or other consequences, which could, in turn, have a material adverse effect on our financial condition or results of operations.

19

In addition, the FDA assesses compliance with the QSR through periodic announced and unannounced inspections of manufacturing and other facilities. The failure by us or one of our suppliers to comply with applicable statutes and regulations administered by the FDA, or the failure to timely and adequately respond to any adverse inspectional observations or product safety issues, could result in any of the following enforcement actions:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;
•	unanticipated expenditures to address or defend such actions;
•	customer notifications or repair, replacement, refunds, recall, detention or seizure of our products;
•	operating restrictions or partial suspension or total shutdown of production;
•	refusing or delaying our requests for 510(k) clearance or premarket approval of new products or modified products;
•	withdrawing 510(k) clearances or premarket approvals that have already been granted;
•	refusal to grant export approval for our products; or
•	criminal prosecution.

Moreover, the FDA strictly regulates the promotional claims that may be made about approved products. In particular, a product may not be promoted for uses that are not approved by the FDA as reflected in the product’s approved labeling. However, companies may share truthful and not misleading information that is otherwise consistent with a product’s FDA approved labeling. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant civil, criminal and administrative penalties.

Any of these sanctions could have a material adverse effect on our reputation, business, results of operations and financial condition. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with all applicable regulatory requirements, which could result in our failure to produce our products on a timely basis and in the required quantities, if at all.

If our products, or malfunction of our products, cause or contribute to a death or a serious injury, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA medical device reporting regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or one of our similar devices were to recur. If we fail to report these events to the FDA within the required timeframes, or at all, FDA could take enforcement action against us. Any such adverse event involving our products also could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

We outsource almost all of our operational and development activities, and if any party to which we have outsourced certain essential functions fails to perform its obligations under agreements with us, the development and commercialization of our lead product candidate and any future product candidates that we may develop could be delayed or terminated.

We generally rely on third-party consultants or other vendors to manage and implement the day-to-day conduct of our operations, including conducting clinical trials and manufacturing our current product candidates and any future product candidates that we may develop. Accordingly, we are and will continue to be dependent on the timeliness and effectiveness of their efforts. Our dependence on third parties includes key suppliers and third-party service providers supporting the development, manufacture and regulatory approval of our products as well as support for our information technology systems and other infrastructure. While our management team oversees these vendors, failure of any of these third parties to meet their contractual, regulatory and other obligations or the development of factors that materially disrupt the performance of these third parties could have a material adverse effect on our business. For example, all of the key oversight responsibilities for the development and manufacture of our lead product candidate are conducted by our management team, but all other activities are the responsibility of third-party vendors.

20

If a clinical research organization that we utilize is unable to allocate sufficient qualified personnel to our studies in a timely manner or if the work performed by it does not fully satisfy the requirements of the FDA or other regulatory agencies, we may encounter substantial delays and increased costs in completing our development efforts. Any manufacturer that we select may encounter difficulties in the manufacture of new products in commercial quantities, including problems involving product yields, product stability or shelf life, quality control, adequacy of control procedures and policies, compliance with FDA regulations and the need for further FDA approval of any new manufacturing processes and facilities. If any of these occur, the development and commercialization of our product candidates could be delayed, curtailed or terminated because we may not have sufficient financial resources or capabilities to continue such development and commercialization on our own. If we rely on only one source for the manufacture of the clinical or commercial supplies of any of our product candidates or products, any production problems or supply constraints with that manufacturer could adversely impact the development or commercialization of that product candidate or product.

If we or our contractors or service providers fail to comply with regulatory laws and regulations, we or they could be subject to regulatory actions, which could affect our ability to develop, market and sell our product candidates and any other or future product candidates that we may develop and may harm our reputation.

If we or our manufacturers or other third-party contractors fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to regulatory actions, which could affect our ability to develop, market and sell our current product candidates or any future product candidates under development successfully and could harm our reputation and lead to reduced or non-acceptance of our proposed product candidates by the market. Even technical recommendations or evidence by the FDA through letters, site visits, and overall recommendations to academia or biotechnology companies may make the manufacturing of a clinical product extremely labor intensive or expensive, making the product candidate no longer viable to manufacture in a cost-efficient manner. The mode of administration may make the product candidate not commercially viable. The required testing of the product candidate may make that candidate no longer commercially viable. The conduct of clinical trials may be critiqued by the FDA, or a clinical trial site’s Institutional Review Board or Institutional Biosafety Committee, which may delay or make impossible clinical testing of a product candidate. The Institutional Review Board for a clinical trial may stop a trial or deem a product candidate unsafe to continue testing. This would have a material adverse effect on the value of the product candidate and our business prospects.

We will need to outsource and rely on third parties for the clinical development and manufacture, sales and marketing of our current product candidates or any future product candidates that we may develop, and our future success will be dependent on the timeliness and effectiveness of the efforts of these third parties.

We do not have the required financial and human resources to carry out on our own all the pre-clinical and clinical development for our current product candidates or any other or future product candidates that we may develop, and do not have the capability and resources to manufacture, market or sell our current product candidates or any future product candidates that we may develop. Our business model calls for the partial or full outsourcing of the clinical and other development and manufacturing, sales and marketing of our product candidates in order to reduce our capital and infrastructure costs as a means of potentially improving our financial position. Our success will depend on the performance of these outsourced providers. If these providers fail to perform adequately, our development of product candidates may be delayed and any delay in the development of our product candidates would have a material and adverse effect on our business prospects.

We are and will be exposed to product liability risks, and clinical and preclinical liability risks, which could place a substantial financial burden upon us should we be sued.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of medical devices. Claims may be asserted against us. A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations. We may not be able to continue to obtain or maintain adequate product liability insurance on acceptable terms, if at all, and such insurance may not provide adequate coverage against potential liabilities. Claims or losses in excess of any product liability insurance coverage that we may obtain could have a material adverse effect on our business, financial condition and results of operations.

21

Our Hemopurifier product may be used in connection with medical procedures in which it is important that those products function with precision and accuracy. If our products do not function as designed, or are designed improperly, we may be forced by regulatory agencies to withdraw such products from the market. In addition, if medical personnel or their patients suffer injury as a result of any failure of our products to function as designed, or our products are designed inappropriately, we may be subject to lawsuits seeking significant compensatory and punitive damages. The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We have recently obtained general clinical trial liability insurance coverage. However, our insurance coverage may not be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any product recall or lawsuit seeking significant monetary damages may have a material effect on our business and financial condition. Any liability for mandatory damages could exceed the amount of our coverage. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

We have not received, and may never receive, approval from the FDA to market a medical device in the United States.

Before a new medical device can be marketed in the U.S., it must first receive either premarket approval, or a PMA, or 510(k) clearance from the FDA, unless an exemption applies. A PMA submission, which is a higher standard than a 510(k) clearance, is used to demonstrate to the FDA that a new or modified device is safe and effective. The 510(k) is used to demonstrate that a device is “substantially equivalent” to a predicate device (one that has been cleared by the FDA). We expect that any product we seek regulatory approval for will require a PMA. The FDA approval process involves, among other things, successfully completing clinical trials and filing for and obtaining a PMA. The PMA process requires us to prove the safety and effectiveness of our products to the FDA’s satisfaction. This process, which includes preclinical studies and clinical trials, can take many years and requires the expenditure of substantial resources and may include post-marketing surveillance to establish the safety and efficacy of the product. Notwithstanding the effort and expense incurred, the process may never result in the FDA granting a PMA. Data obtained from preclinical studies and clinical trials are subject to varying interpretations that could delay, limit or prevent regulatory approval. Delays or rejections may also be encountered based upon changes in governmental policies for medical devices during the period of product development. The FDA can delay, limit or deny approval of a PMA application for many reasons, including:

•	our inability to demonstrate safety or effectiveness to the FDA’s satisfaction;
•	insufficient data from our preclinical studies and clinical trials to support approval;
•	failure of the facilities of our third-party manufacturer or suppliers to meet applicable requirements;
•	inadequate compliance with preclinical, clinical or other regulations;
•	our failure to meet the FDA’s statistical requirements for approval; and
•	changes in the FDA’s approval policies, or the adoption of new regulations that require additional data or additional clinical studies.

Modifications to products that are approved through a PMA application generally need FDA approval. Similarly, some modifications made to products cleared through a 510(k) may require a new 510(k). The FDA’s 510(k) clearance process usually takes from three to 12 months, but may last longer. The process of obtaining a PMA is much costlier and more uncertain than the 510(k) clearance process and generally takes from one to three years, or even longer, from the time the application is submitted to the FDA until an approval is obtained. Any of our products considered to be a class III device, which are considered to pose the greatest risk and the approval of which is governed by the strictest guidelines, will require the submission and approval of a PMA in order for us to market it in the U.S. We also may design new products in the future that could require the clearance of a 510(k).

22

Although we have received approval to proceed with clinical trials in the U.S. under the investigational device exemption, the current approval from the FDA to proceed could be revoked, the study could be unsuccessful, or the FDA PMA approval may not be obtained or could be revoked. Even if we obtain approval, the FDA or other regulatory authorities may require expensive or burdensome post-market testing or controls. Any delay in, or failure to receive or maintain, clearance or approval for our future products could prevent us from generating revenue from these products or achieving profitability. Additionally, the FDA and other regulatory authorities have broad enforcement powers. Regulatory enforcement or inquiries, or other increased scrutiny on us, could dissuade some physicians from using our products and adversely affect our reputation and the perceived safety and efficacy of our products.

The approval requirements for medical products used to fight bioterrorism are still evolving, and any products we develop for such uses may not meet these requirements.

We are advancing product candidates under governmental policies that regulate the development and commercialization of medical treatment countermeasures against bioterror and pandemic threats.  While we intend to pursue FDA market clearance to treat infectious bioterror and pandemic threats, it is often not feasible to conduct human studies against these deadly high threat pathogens. Thus, we may not be able to demonstrate the effectiveness of our treatment countermeasures through controlled human efficacy studies. Additionally, a change in government policies could impair our ability to obtain regulatory approval and the FDA may not approve any of our product candidates.

The results of our clinical trials may not support our product candidate claims or may result in the discovery of adverse side effects.

Any research and development, pre-clinical testing and clinical trial activities involving any products that we are developing or may develop will be subject to extensive regulation and review by numerous governmental authorities both in the U.S. and abroad. In the future, we may conduct clinical trials to support approval of new products. Clinical studies must be conducted in compliance with FDA regulations or the FDA may take enforcement action. The data collected from these clinical studies may ultimately be used to support market clearance for these products. Even if our clinical trials are completed as planned, the results of these trials may not support our product candidate claims and the FDA may not agree with our conclusions regarding the trial results. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and the later trials may not replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our product candidates are safe and effective for the proposed indicated uses, which could cause us to abandon a product candidate and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our product submissions and, ultimately, our ability to commercialize our product candidates and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

U.S. legislative or FDA regulatory reforms may make it more difficult and costly for us to obtain regulatory approval of our product candidates and to manufacture, market and distribute our products after approval is obtained.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of future products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be or new product development efforts.

23

Our current and future business activities may be subject, directly or indirectly, to applicable anti-kickback, fraud and abuse, false claims, physician payment transparency, health information privacy and security and other healthcare laws and regulations, which could expose us to significant penalties.

We are currently or will in the future be subject to healthcare regulation and enforcement by the U.S. federal government and the states in which we will conduct our business once our product candidates are approved by the FDA and commercialized in the United States. In addition to the FDA’s restrictions on marketing of approved products, the U.S. healthcare laws and regulations that may affect our ability to operate include: the federal fraud and abuse laws, including the federal anti-kickback and false claims laws; federal data privacy and security laws; and federal transparency laws related to payments and/or other transfers of value made to physicians and other healthcare professionals and teaching hospitals. Many states have similar laws and regulations that may differ from each other and federal law in significant ways, thus complicating compliance efforts. These laws may adversely affect our sales, marketing and other activities with respect to any product candidate for which we receive approval to market in the United States by imposing administrative and compliance burdens on us.

Because of the breadth of these laws and the narrowness of available statutory exceptions and regulatory safe harbors, it is possible that some of our business activities, particularly any sales and marketing activities after a product candidate has been approved for marketing in the United States, could be subject to legal challenge and enforcement actions. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to significant civil, criminal, and administrative penalties, including, without limitation, damages, fines, imprisonment, exclusion from participation in government healthcare programs, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

Should our products be approved for commercialization, lack of third-party coverage and reimbursement for our devices could delay or limit their adoption.

In both the U.S. and international markets, the use of medical devices is dependent in part on the availability of reimbursement from third-party payors, such as government and private insurance plans. Healthcare providers that use medical devices generally rely on third-party payors to pay for all or part of the costs and fees associated with the medical procedures being performed or to compensate them for their patient care services. Should our products under development be approved for commercialization by the FDA, any such products may not be considered cost-effective, reimbursement may not be available in the U.S. or other countries, if approved, and reimbursement may not be sufficient to allow sales of our future products on a profitable basis. The coverage decisions of third-party payors will be significantly influenced by the assessment of our future products by health technology assessment bodies. These assessments are outside our control and any such evaluations may not be conducted or have a favorable outcome.

If approved for use in the U.S., we expect that any products that we develop will be purchased primarily by medical institutions, which will in turn bill various third-party payors for the health care services provided to patients at their facility. Payors may include the Centers for Medicare & Medicaid Services, or CMS, which administers the Medicare program and works in partnership with state governments to administer Medicaid, other government programs and private insurance plans. The process involved in applying for coverage and incremental reimbursement from CMS is lengthy and expensive. Further, Medicare coverage is based on our ability to demonstrate that the treatment is “reasonable and necessary” for Medicare beneficiaries. Even if products utilizing our Aethlon Hemopurifier technology receive FDA and other regulatory clearance or approval, they may not be granted coverage and reimbursement by any payor, including by CMS. For some governmental programs, such as Medicaid, coverage and adequate reimbursement differ from state to state and some state Medicaid programs may not pay adequate amounts for the procedure necessary to utilize products utilizing our technology system, or any payment at all. Moreover, many private payors use coverage decisions and payment amounts determined by CMS as guidelines in setting their coverage and reimbursement policies and amounts. However, no uniform policy requirement for coverage and reimbursement for drug products exists among third-party payors in the United States. Therefore, coverage and reimbursement can differ significantly from payor to payor. If CMS or other agencies limit coverage or decrease or limit reimbursement payments for doctors and hospitals, this may affect coverage and reimbursement determinations by many private payors for any products that we develop.

24

Should our products be approved for commercialization, adverse changes in reimbursement policies and procedures by payors may impact our ability to market and sell our products.

Healthcare costs have risen significantly over the past decade, and there have been and continue to be proposals by legislators, regulators and third-party payors to decrease costs. Third-party payors are increasingly challenging the prices charged for medical products and services and instituting cost containment measures to control or significantly influence the purchase of medical products and services.

For example, in the U.S., the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, PPACA, among other things, reduced and/or limited Medicare reimbursement to certain providers. However, on December 14, 2018, a Texas U.S. District Court Judge ruled that the Affordable Care Act is unconstitutional in its entirety because the “individual mandate” was repealed by Congress as part of the Tax Cuts and Jobs Act of 2017. While the Texas U.S. District Court Judge, as well as the Trump administration and CMS, have stated that the ruling will have no immediate effect pending appeal of the decision, it is unclear how this decision, subsequent appeals, and other efforts to repeal and replace the Affordable Care Act will impact the Affordable Care Act. The Budget Control Act of 2011, as amended by subsequent legislation, further reduces Medicare’s payments to providers by two percent through fiscal year 2027. These reductions may reduce providers’ revenues or profits, which could affect their ability to purchase new technologies. Furthermore, the healthcare industry in the U.S. has experienced a trend toward cost containment as government and private insurers seek to control healthcare costs by imposing lower payment rates and negotiating reduced contract rates with service providers. Legislation could be adopted in the future that limits payments for our products from governmental payors. In addition, commercial payors such as insurance companies, could adopt similar policies that limit reimbursement for medical device manufacturers’ products. Therefore, it is possible that our product or the procedures or patient care performed using our product will not be reimbursed at a cost-effective level. We face similar risks relating to adverse changes in reimbursement procedures and policies in other countries where we may market our products. Reimbursement and healthcare payment systems vary significantly among international markets. Our inability to obtain international reimbursement approval, or any adverse changes in the reimbursement policies of foreign payors, could negatively affect our ability to sell our products and have a material adverse effect on our business and financial condition.

Should our products be approved for commercialization, our financial performance may be adversely affected by medical device tax provisions in the healthcare reform laws.

PPACA currently imposes, among other things, an excise tax of 2.3% on any entity that manufactures or imports medical devices offered for sale in the U.S. Under these provisions, the Congressional Research Service predicts that the total cost to the medical device industry may be up to $20 billion over the next decade. The Internal Revenue Service issued final regulations implementing the tax in December 2012, which requires, among other things, bi-monthly payments and quarterly reporting.

The Consolidated Appropriations Act, 2016 (Pub. L. 114-113), signed into law on Dec. 18, 2015, included a two-year moratorium on the medical device excise tax imposed by Internal Revenue Code section 4191. This moratorium was then extended by an additional two years in January 2018. Currently, the medical device excise tax does not apply to the sale of a taxable medical device by the manufacturer, producer, or importer of the device until January 1, 2020, unless the moratorium is further extended.

Once we market products, if this regulation is not repealed, we will be subject to this or any future excise tax on our sales of certain medical devices in the U.S. We anticipate that primarily all of our sales, once commenced, of medical devices in the U.S. will be subject to this 2.3% excise tax.

25

Our use of hazardous materials, chemicals and viruses exposes us to potential liabilities for which we may not have adequate insurance.

Our research and development involves the controlled use of hazardous materials, chemicals and viruses. The primary hazardous materials include chemicals needed to construct the Hemopurifier cartridges and the infected plasma samples used in preclinical testing of the Hemopurifier. All other chemicals are fully inventoried and reported to the appropriate authorities, such as the fire department, who inspect the facility on a regular basis. We are subject to federal, state, local and foreign laws governing the use, manufacture, storage, handling and disposal of such materials. Although we believe that our safety procedures for the use, manufacture, storage, handling and disposal of such materials comply with the standards prescribed by federal, state, local and foreign regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. We have had no incidents or problems involving hazardous chemicals or biological samples. In the event of such an accident, we could be held liable for significant damages or fines.

We currently carry a limited amount of insurance to protect us from damages arising from hazardous materials. Our product liability policy has a $3,000,000 limit of liability that would cover certain releases of hazardous substances away from our facilities. For our facilities, our property policy provides $25,000 in coverage for contaminant clean-up or removal and $50,000 in coverage for damages to the premises resulting from contamination. Should we violate any regulations concerning the handling or use of hazardous materials, or should any injuries or death result from our use or handling of hazardous materials, we could be the subject of substantial lawsuits by governmental agencies or individuals. We may not have adequate insurance to cover all or any of such claims, if any. If we were responsible to pay significant damages for violations or injuries, if any, we might be forced to cease operations since such payments could deplete our available resources.

Our products may in the future be subject to product recalls. A recall of our products, either voluntarily or at the direction of the FDA or another governmental authority, including a third-country authority, or the discovery of serious safety issues with our products, could have a significant adverse impact on us.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. For the FDA, the authority to require a recall must be based on a finding that there is reasonable probability that the device would cause serious injury or death. In addition, foreign governmental bodies have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. A government-mandated or voluntary recall by us or one of our international distributors could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our reputation, results of operations and financial condition, which could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. We may also be subject to liability claims, be required to bear other costs, or take other actions that may have a negative impact on our future sales and our ability to generate profits. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA or another third-country competent authority. We may initiate voluntary recalls involving our products in the future that we determine do not require notification of the FDA or another third-country competent authority. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA could take enforcement action for failing to report recalls. We are also required to follow detailed recordkeeping requirements for all firm-initiated medical device corrections and removals.

Risks Related to Our Intellectual Property and Related Litigation

We rely upon licenses and patent rights from third parties which are subject to termination or expiration.

We rely upon third-party licenses and ownership rights assigned from third parties for the development of specific uses for our Hemopurifier devices. For example, we are researching, developing and testing cancer-related applications for our devices under patents assigned from the London Health Science Center Research, Inc. Should any of our licenses be prematurely terminated for any reason, or if the patents and intellectual property assigned to us or owned by such entities that we have licensed are challenged or defeated by third parties, our research efforts could be materially and adversely affected. Our licenses and patents assigned to us may not continue in force for as long as we require for our research, development and testing of cancer treatments. It is possible that, if our licenses terminate or the underlying patents and intellectual property is challenged or defeated or the patents and intellectual property assigned to us is challenged or defeated, suitable replacements may not be obtained or developed on terms acceptable to us, if at all. There is also the related risk that we may not be able to make the required payments under any patent license or assignment agreement, in which case we may lose to ability to use one or more of the licensed or assigned patents.

26

We could become subject to intellectual property litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages, prevent us from selling our commercially available products and/or reduce the margins we may realize from our products.

The medical devices industry is characterized by extensive litigation and administrative proceedings over patent and other intellectual property rights. Whether a product infringes a patent involves complex legal and factual issues, and the determination is often uncertain. There may be existing patents of which we are unaware that our products under development may inadvertently infringe. The likelihood that patent infringement claims may be brought against us increases as the number of participants in the infectious market increases and as we achieve more visibility in the market place and introduce products to market.

Any infringement claim against us, even if without merit, may cause us to incur substantial costs, and would place a significant strain on our financial resources, divert the attention of management from our core business, and harm our reputation. In some cases, litigation may be threatened or brought by a patent holding company or other adverse patent owner who has no relevant product revenues and against whom our patents may provide little or no deterrence. If we are found to infringe any patents, we could be required to pay substantial damages, including triple damages if an infringement is found to be willful. We also could be required to pay royalties and could be prevented from selling our products unless we obtain a license or are able to redesign our products to avoid infringement. We may not be able to obtain a license enabling us to sell our products on reasonable terms, or at all. If we fail to obtain any required licenses or make any necessary changes to our technologies or the products, we may be unable to commercialize one or more of our products or may have to withdraw products from the market, all of which would have a material adverse effect on our business, financial condition and results of operations.

If the combination of patents, trade secrets and contractual provisions upon which we rely to protect our intellectual property is inadequate, our ability to commercialize our products successfully will be harmed.

Our success depends significantly on our ability to protect our proprietary rights to the technologies incorporated in our products. We currently have five issued U.S. patents and seven pending U.S. patent applications. We also have 26 issued foreign patents and have applied for nine additional international patents. Our issued patents begin to expire in 2019, with the last of these patents expiring in 2029, although terminal disclaimers, patent term extension or patent term adjustment can shorten or lengthen the patent term. We rely on a combination of patent protection, trade secret laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology. However, these may not adequately protect our rights or permit us to gain or keep any competitive advantage.

The issuance of a patent is not conclusive as to its scope, validity or enforceability. The scope, validity or enforceability of our issued patents can be challenged in litigation or proceedings before the U.S. Patent and Trademark Office or foreign patent offices where our applications are pending. The U.S. Patent and Trademark Office or foreign offices may deny or require significant narrowing of claims in our pending patent applications. Patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. Proceedings before the U.S. Patent and Trademark Office or foreign offices could result in adverse decisions as to the priority of our inventions and the narrowing or invalidation of claims in issued patents. The laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S., if at all. Some of our patents may expire before we receive FDA approval to market our products in the U.S. or we receive approval to market our products in a foreign country. Although we believe that certain patent applications and/or other patents issued more recently will help protect the proprietary nature of the Hemopurifier treatment technology, this protection may not be sufficient to protect us during the development of that technology.

Our competitors may successfully challenge and invalidate or render unenforceable our issued patents, including any patents that may issue in the future, which could prevent or limit our ability to market our products and could limit our ability to stop competitors from marketing products that are substantially equivalent to ours. In addition, competitors may be able to design around our patents or develop products that provide outcomes that are comparable to our products but that are not covered by our patents.

27

We have also entered into confidentiality and assignment of intellectual property agreements with all of our employees, consultants and advisors directly involved in the development of our technology as one of the ways we seek to protect our intellectual property and other proprietary technology. However, these agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements.

In the event a competitor infringes upon any of our patents or other intellectual property rights, enforcing our rights may be difficult, time consuming and expensive, and would divert management’s attention from managing our business. We may not be successful on the merits in any enforcement effort. In addition, we may not have sufficient resources to litigate, enforce or defend our intellectual property rights.

We may rely on licenses for new technology, which may affect our continued operations with respect thereto.

As we develop our technology, we may need to license additional technologies to optimize the performance of our products. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our proposed products. Our inability to obtain any necessary licenses could delay our product development and testing until alternative technologies can be identified, licensed and integrated. The inability to obtain any necessary third-party licenses could cause us to abandon a particular development path, which could seriously harm our business, financial position and results of our operations.

New technology may lead to our competitors developing superior products which would reduce demand for our products.

Research into technologies similar to ours is proceeding at a rapid pace, and many private and public companies and research institutions are actively engaged in the development of products similar to ours. These new technologies may, if successfully developed, offer significant performance or price advantages when compared with our technologies. Our existing patents or our pending and proposed patent applications may not offer meaningful protection if a competitor develops a novel product based on a new technology.

If we are unable to protect our proprietary technology and preserve our trade secrets, we will increase our vulnerability to competitors which could materially adversely impact our ability to remain in business.

Our ability to successfully commercialize our products will depend on our ability to protect those products and our technology with domestic and foreign patents. We will also need to continue to preserve our trade secrets. The issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patent positions of technology companies, including us, are uncertain and involve complex legal and factual issues. Our patents may not prevent other companies from developing similar products or products which produce benefits substantially the same as our products, and other companies may be issued patents that may prevent the sale of our products or require us to pay significant licensing fees in order to market our products.

From time to time, we may need to obtain licenses to patents and other proprietary rights held by third parties in order to develop, manufacture and market our products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially exploit such products may be inhibited or prevented. Our pending patent applications may not result in issued patents, patent protection may not be secured for any particular technology, and our issued patents may not be valid or enforceable or provide us with meaningful protection.

28

If we are required to engage in expensive and lengthy litigation to enforce our intellectual property rights, such litigation could be very costly and the results of such litigation may not be satisfactory.

Although we have entered into invention assignment agreements with our employees and with certain advisors, and we routinely enter into confidentiality agreements with our contract partners, if those employees, advisors or contract partners develop inventions or processes independently that may relate to products or technology under development by us, disputes may arise about the ownership of those inventions or processes. Time-consuming and costly litigation could be necessary to enforce and determine the scope of our rights under these agreements. In addition, we may be required to commence litigation to enforce such agreements if they are violated, and it is certainly possible that we will not have adequate remedies for breaches of our confidentiality agreements as monetary damages may not be sufficient to compensate us. We may be unable to fund the costs of any such litigation to a satisfactory conclusion, which could leave us without recourse to enforce contracts that protect our intellectual property rights.

Other companies may claim that our technology infringes on their intellectual property or proprietary rights and commence legal proceedings against us which could be time-consuming and expensive and could result in our being prohibited from developing, marketing, selling or distributing our products.

Because of the complex and difficult legal and factual questions that relate to patent positions in our industry, it is possible that our products or technology could be found to infringe upon the intellectual property or proprietary rights of others. Third parties may claim that our products or technology infringe on their patents, copyrights, trademarks or other proprietary rights and demand that we cease development or marketing of those products or technology or pay license fees. We may not be able to avoid costly patent infringement litigation, which will divert the attention of management away from the development of new products and the operation of our business. We may not prevail in any such litigation. If we are found to have infringed on a third-party’s intellectual property rights, we may be liable for money damages, encounter significant delays in bringing products to market or be precluded from manufacturing particular products or using particular technology.

Other parties may challenge certain of our foreign patent applications. If any such parties are successful in opposing our foreign patent applications, we may not gain the protection afforded by those patent applications in particular jurisdictions and may face additional proceedings with respect to similar patents in other jurisdictions, as well as related patents. The loss of patent protection in one jurisdiction may influence our ability to maintain patent protection for the same technology in other jurisdictions.

Risks Related to U.S. Government Contracts

We may not obtain additional U.S. Government contracts to further develop our technology.

We may not be successful in obtaining additional government grants or contracts. The process of obtaining government contracts is lengthy with the uncertainty that we will be successful in obtaining announced grants or contracts for therapeutics as a medical device technology. Accordingly, we may not be awarded any additional U.S. Government grants or contracts utilizing our Hemopurifier platform technology.

29

U.S. Government agencies have special contracting requirements, including a right to audit us which create additional risks; a negative audit would be detrimental to us.

Our business plan to utilize the Aethlon Hemopurifier technology is likely to continue to involve contracts with the U.S. Government. Such contracts typically contain unfavorable termination provisions and are subject to audit and modification by the government at its sole discretion, which subjects us to additional risks. These risks include the ability of the U.S. Government to unilaterally:

•	suspend or prevent us for a period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;
•	audit and object to our contract-related costs and fees, including allocated indirect costs;
•	control and potentially prohibit the export of our products; and
•	change certain terms and conditions in our contracts.

As a U.S. Government contractor, we are required to comply with applicable laws, regulations and standards relating to our accounting practices and would be subject to periodic audits and reviews. As part of any such audit or review, the U.S. Government may review the adequacy of, and our compliance with, our internal control systems and policies, including those relating to our purchasing, property, estimating, compensation and management information systems. Based on the results of its audits, the U.S. Government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, if an audit or review uncovers any improper or illegal activity, we would possibly be subject to civil and criminal penalties and administrative sanctions, including termination of our contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government. We could also suffer serious harm to our reputation if allegations of impropriety were made against us. Although we have not had any government audits and reviews to date, future audits and reviews could cause adverse effects. In addition, under U.S. Government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our research and development costs, and some marketing expenses, would possibly not be reimbursable or allowed under such contracts. Further, as a U.S. Government contractor, we would be subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities.

As a U.S. Government contractor, we are subject to a number of procurement rules and regulations.

Government contractors must comply with specific procurement regulations and other requirements. These requirements, although customary in government contracts, impact our performance and compliance costs. In addition, current U.S. Government budgetary constraints could lead to changes in the procurement environment, including the Department of Defense’s recent initiative focused on efficiencies, affordability and cost growth and other changes to its procurement practices. If and to the extent such changes occur, they could impact our results of operations and liquidity, and could affect whether and, if so, how we pursue certain opportunities and the terms under which we are able to do so.

In addition, failure to comply with these regulations and requirements could result in reductions of the value of contracts, contract modifications or termination, and the assessment of penalties and fines, which could negatively impact our results of operations and financial condition. Our failure to comply with these regulations and requirements could also lead to suspension or debarment, for cause, from government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various statutes, including those related to procurement integrity, export control, government security regulations, employment practices, protection of the environment, accuracy of records and the recording of costs, and foreign corruption. The termination of our government contract as a result of any of these acts could have a negative impact on our results of operations and financial condition and could have a negative impact on our reputation and ability to procure other government contracts in the future.

30

Risks Relating to Our Common Stock and Our Corporate Governance

Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a de-listing of our common stock.

If we fail to satisfy the continued listing requirements of The Nasdaq Capital Market, or Nasdaq, such as the minimum stockholders’ equity requirement or the minimum closing bid price requirement, Nasdaq may take steps to de-list our common stock. For example, in May 2019 we received a letter from Nasdaq indicating that Nasdaq has determined that we have failed to comply with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). Nasdaq Listing Rule 5550(a)(2) requires that companies listed on the Nasdaq Capital Market maintain a minimum closing bid price of at least $1.00 per share.  If we fail to regain and maintain compliance with this, or any other of the continued listing requirements of The Nasdaq Capital Market, Nasdaq may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with Nasdaq’s listing requirements, but any such action taken by us may not be successful.

Historically we have not paid dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We intend to retain our future earnings, if any, to fund operational and capital expenditure needs of our business, and do not anticipate paying any cash dividends in the foreseeable future. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for our common stockholders in the foreseeable future.

Our stock price is speculative, and there is a risk of litigation.

The trading price of our common stock has in the past and may in the future be subject to wide fluctuations in response to factors such as the following:

•	failure to raise additional funds when needed;
•	failure to maintain our listing on Nasdaq;
•	results of operations or revenue in any quarter failing to meet the expectations, published or otherwise, of the investment community;
•	reduced investor confidence in equity markets;
•	speculation in the press or analyst community;
•	wide fluctuations in stock prices, particularly with respect to the stock prices for other medical device companies;
•	announcements of technological innovations by us or our competitors;
•	new products or the acquisition of significant customers by us or our competitors;
•	changes in interest rates;
•	changes in investors’ beliefs as to the appropriate price-earnings ratios for us and our competitors;
•	changes in recommendations or financial estimates by securities analysts who track our common stock or the stock of other medical device companies;
•	changes in management;
•	sales of common stock by directors and executive officers;
•	rumors or dissemination of false or misleading information, particularly through Internet chat rooms, instant messaging, and other rapid-dissemination methods;
•	conditions and trends in the medical device industry generally;
•	the announcement of acquisitions or other significant transactions by us or our competitors;
•	adoption of new accounting standards affecting our industry;
•	general market conditions;
•	domestic or international terrorism and other factors; and
•	the other factors described in this section.

31

Fluctuations in the price of our common stock may expose us to the risk of securities class action lawsuits. Although no such lawsuits are currently pending against us and we are not aware that any such lawsuit is threatened to be filed in the future, future lawsuits are possible as a result of fluctuations in the price of our common stock. Defending against any such suits could result in substantial cost and divert management’s attention and resources. In addition, any settlement or adverse determination of such lawsuits could subject us to significant liability.

If at any time our common stock is subject to the Securities and Exchange Commission’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time our common stock is not listed on a national securities exchange or we have net tangible assets of $2,000,000 or less, or we have an average revenue of less than $6,000,000 for the last three years, and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the Securities and Exchange Commission’s, or SEC’s, “penny stock” rules. If our common stock is subject to the “penny stock” rules promulgated under the Exchange Act, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks;
•	furnish the investor a disclosure document describing the risks of investing in penny stocks;
•	disclose to the investor the current market quotation, if any, for the penny stock;
•	disclose to the investor the amount of compensation the firm and its broker will receive for the trade; and
•	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

32

Our common stock has had an unpredictable trading volume which means you may not be able to sell our shares at or near trading prices or at all.

Trading in our common shares historically has been volatile and often has been thin, meaning that the number of persons interested in purchasing our common shares at or near trading prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broader or more active public trading market for our common shares may not develop or be sustained, and current trading levels may decrease.

The market price for our common stock is volatile; you may not be able to sell our common stock at or above the price you have paid for them, which may result in losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. During the 52-week period ended March 31, 2019, the high and low closing sale prices of a share of our common stock were $1.66 and $0.93, respectively. The volatility in our share price is attributable to a number of factors. First, as noted above, trading in our common shares often has been thin. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to our limited operating history, limited amount of cash and revenue, lack of profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

The following factors also may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our proprietary technology as a viable method of augmenting the immune response of clearing viruses and toxins from human blood; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Our directors and officers own or control approximately 6.5% of our outstanding common shares which may limit your ability to propose new management or influence the overall direction of the business; this concentration of control may also discourage potential takeovers that could otherwise provide a premium to you.

As of June 27, 2019, our officers and directors beneficially owned or controlled approximately 6.5% of our outstanding common shares, assuming the exercise of all outstanding options, restricted stock units and warrants held by our officers and directors. These persons will have the ability to substantially influence all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions.

33

A large number of our common shares are issuable upon exercise of outstanding convertible securities which, if exercised or converted, would be dilutive to your holdings.

As of March 31, 2019, there were outstanding purchase options and warrants entitling the holders to purchase 6,031,545 common shares at a weighted average exercise price of $2.12 per share. Additionally, as of March 31, 2019, we had reserved 184,500 shares of common stock for issuance under our restricted stock unit equity compensation plans.

The exercise price for all of our outstanding options and warrants, or the conversion price of our convertible notes, may be less than your cost to acquire our common shares. In the event of the exercise or conversion of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in us as well as the book value of your common shares. In addition, the holders of the convertible notes, common share purchase options or warrants may sell common shares in tandem with their exercise or conversion of those securities to finance that exercise or conversion, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their exercise of the options or warrants or conversion of the notes.

Our issuance of additional common shares, or convertible securities, would be dilutive to your holdings.

We are entitled under our articles of incorporation to issue up to 30,000,000 shares of common stock. We have reserved for issuance 6,566,766 of those shares of common stock for outstanding restricted stock units, options, warrants and convertible notes. As of March 31, 2019, we had issued and outstanding 19,004,253 shares of common stock. As a result, as of March 31, 2019 we had 4,428,981 common shares available for issuance to new investors or for use to satisfy indebtedness or pay service providers.

Our Board of Directors may generally issue shares of common stock, restricted stock units or options or warrants to purchase those shares, without further approval by our stockholders based upon such factors as our Board of Directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans.

Our issuance of additional shares of common stock in satisfaction of services, or to repay indebtedness, would be dilutive to your holdings.

Subject to compliance with Nasdaq rules, our Board of Directors may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors that our Board of Directors may deem relevant at that time. For the past four fiscal years, ending March 31, 2018, we issued a total of 1,102,741 shares of common stock to pay for debt to reduce our obligations. In the fiscal year ended March 31, 2018, we issued 120,922 shares of common stock to pay for debt to reduce our obligations.

Our officers and directors are entitled to indemnification from us for liabilities under our articles of incorporation, which could be costly to us and may discourage the exercise of stockholder rights.

Our articles of incorporation provide that we possess and may exercise all powers of indemnification of our officers, directors, employees, agents and other persons and our bylaws also require us to indemnify our officers and directors as permitted under the provisions of the Nevada Revised Statutes (“NRS”). We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and stockholders.

34

Our bylaws and Nevada law may discourage, delay or prevent a change of control of our company or changes in our management, would have the result of depressing the trading price of our common stock.

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” A Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We did not make such an election in our original articles of incorporation and have not amended our articles of incorporation to so elect.

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws would apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Various provisions of our bylaws may delay, defer or prevent a tender offer or takeover attempt of us that a stockholder might consider in his or her best interest. Our bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our Board of Directors shall have the power to adopt, amend or repeal the bylaws by a vote of not less than a majority of our directors. The interests of these stockholders and directors may not be consistent with your interests, and they may make changes to the bylaws that are not in line with your concerns.

35

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

We incur substantial costs as a result of being a public company and our management expects to devote substantial time to public company compliance programs.

As a public company, we incur significant legal, insurance, accounting and other expenses, including costs associated with public company reporting. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention from product development and commercialization activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed. These laws and regulations could make it more difficult and costly for us to obtain director and officer liability insurance for our directors and officers, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our Board of Directors, particularly to serve on our audit and compensation committees. In addition, if we are unable to continue to meet the legal, regulatory and other requirements related to being a public company, we may not be able to maintain the quotation of our common stock on the Nasdaq Capital Market or on any other senior market to which we may apply for listing, which would likely have a material adverse effect on the trading price of our common stock.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our research coverage by industry and financial analysts is currently limited. Even if our analyst coverage increases, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 2. PROPERTIES

We currently lease approximately 2,600 square feet of executive office space at 9635 Granite Ridge Drive, Suite 100, San Diego, California 92123 under a 39-month gross plus utilities lease that commenced on December 1, 2014 and was extended in May 2018. The initial rental rate under the lease extension is $7,986 per month. Such lease expires in on August 31, 2021. We believe this leased facility will be satisfactory for our office needs over the term of the lease.

We also lease approximately 1,700 square feet of laboratory space at 11585 Sorrento Valley Road, Suite 109, San Diego, California 92121 at the rate of $4,700 per month on a one-year lease that expires on November 30, 2019. Our current plans are to renew the lease prior to expiration or to secure alternative lab space in the San Diego area.

36

ITEM 3. LEGAL PROCEEDINGS

We may be involved from time to time in various claims, lawsuits, and/or disputes with third parties or breach of contract actions incidental to the normal course of our business operations. We are currently not involved in any litigation or any pending legal proceedings.

ITEM 4. MINE SAFETY DISCLOSURES

We have no disclosure applicable to this item.

37

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Nasdaq Capital Market under the trading symbol “AEMD.” Trading in our common stock historically has been volatile and often has been thin. On July 7, 2015, The Nasdaq Stock Market LLC approved our application for listing our common stock on the Nasdaq Capital Market under the symbol “AEMD,” and we commenced trading on the Nasdaq Capital Market on July 13, 2015. Previously, our common stock was quoted on the OTCQB Marketplace under the trading symbol “AEMD.”

The following table sets forth for the calendar periods indicated the quarterly high and low closing or bid, as applicable, prices for our common stock as reported by the Nasdaq Capital Market and/or the OTCQB Marketplace. The prices represent quotations between dealers, without adjustment for retail markup, mark down or commission, and do not necessarily represent actual transactions.

	CLOSING/BID PRICE
PERIOD	HIGH	LOW

Calendar 2019:
First Quarter	$1.58	$0.94

Calendar 2018:
Fourth Quarter	$1.66	$1.01
Third Quarter	1.34	0.93
Second Quarter	1.45	1.20
First Quarter	1.90	1.13

Calendar 2017:
Fourth Quarter	$1.45	$0.80
Third Quarter	2.70	1.14
Second Quarter	3.03	1.60
First Quarter	4.75	3.19

There were approximately 86 record holders of our common stock at June 24, 2019. The number of registered stockholders includes any beneficial owners of common shares held in street name.

The transfer agent and registrar for our common stock is Computershare Investor Services, located at 350 Indiana Street, Suite 800, Golden, Colorado 80401.

We have not paid any dividends on our common stock to date and do not anticipate that we will pay dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that the board of directors may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future.

38

Recent Sales of Unregistered Securities

We have sold or issued the following equity securities not registered under the Securities Act of 1933, or Securities Act, in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act or Regulation D of the Securities Act during the fiscal year ended March 31, 2019 and subsequent thereto through the date of filing this report. Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions.

Aethlon Medical, Inc. Equity Transactions in the Fiscal Year Ended March 31, 2019.

Common Stock Sales Agreement with H.C. Wainwright

On June 28, 2016, we entered into a Common Stock Sales Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“H.C. Wainwright”) which establishes an at-the-market equity program pursuant to which we may offer and sell shares of our common stock from time to time as set forth in the Agreement. The Agreement provides for the sale of shares of our common stock having an aggregate offering price of up to $12,500,000 (the “Shares”).

Subject to the terms and conditions set forth in the Agreement, H.C. Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon our instructions. We have provided H.C. Wainwright with customary indemnification rights, and H.C. Wainwright will be entitled to a commission at a fixed rate equal to three percent (3.0%) of the gross proceeds per Share sold. In addition, we have agreed to pay certain expenses incurred by H.C. Wainwright in connection with the Agreement, including up to $50,000 of the fees and disbursements of their counsel. The Agreement will terminate upon the sale of all of the Shares under the Agreement unless terminated earlier by either party as permitted under the Agreement.

Sales of the Shares, if any, under the Agreement shall be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Capital Market, at market prices or as otherwise agreed with H.C. Wainwright. We have no obligation to sell any of the Shares, and, at any time, we may suspend offers under the Agreement or terminate the Agreement.

In the fiscal year ended March 31, 2019, we raised aggregate net proceeds of $1,048,371 (net of $32,471 in commissions to H.C. Wainwright and $5,447 in other offering expenses) under this Agreement through the sale of 773,221 shares at an average price of $1.36 per share of net proceeds.

Warrant Exercises

In the fiscal year ended March 31, 2019, investors that participated in our October 2017 public offering exercised 283,300 warrants for aggregate cash proceeds to us of $311,630 before expenses.

Restricted Shares Issued for Services

During the fiscal year ended March 31, 2019, we issued 15,000 shares of restricted common stock at a price of $1.29 per share, the market price at time of issuance, in payment for investor relations consulting services. The aggregate value of this share issuance was $19,350.

Stock Option Issuances

During the fiscal year ended March 31, 2019, we issued an option to our new Chief Executive Officer (“CEO”) to purchase 552,625 shares of common stock at a price of $1.25 per share, the closing price on the date of the option grant.

Restricted Stock Unit Grants to Directors and Executive Officers

On August 9, 2016, our Board of Directors established a restricted stock unit program as a tool to provide stock-based compensation to our officers and directors. The RSUs represent the right to be issued on a future date shares of our common stock for vested RSUs.

39

During the fiscal year ended March 31, 2019, 207,471 vested RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSU’s in exchange for the Company paying the related withholding taxes on the share issuance, 112,260 of the RSUs were cancelled and we issued a net 95,211 shares to our executives.

During the fiscal year ended March 31, 2019, 145,481 RSUs held by our outside directors were exchanged into the same number of shares of our common stock. As four of our five independent directors elected to return 40% of their RSUs in exchange for cash in order to pay their withholding taxes on the share issuances, 47,471 of the RSUs were cancelled and we paid $54,278 in cash to those independent directors.

EQUITY COMPENSATION PLANS

SUMMARY EQUITY COMPENSATION PLAN DATA

Equity Compensation Plans

Summary equity compensation plan data

The following table sets forth information, as of March 31, 2019, about our equity compensation plans in effect as of that date:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)	(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (3)(4)(5)	672,202	$1.27	1,711,050

Equity compensation plans not approved by security holders (1)	214,470	$11.70	9,800

Totals	886,672	$3.79	1,720,850

_____________

(1) The description of the material terms of non-plan issuances of equity instruments is discussed in Note 5 to the accompanying consolidated financial statements.

(2) Net of equity instruments forfeited, exercised or expired.

(3) Includes restricted stock unit grants to our officers and directors during the fiscal year ended March 31, 2019.

(4) On March 31, 2019 we had 1,711,050 shares available under our 2010 Stock Incentive Plan.

(5) On March 28, 2016 the stockholders approved an increase of 3,000,000 shares of common stock authorized for issuance under the 2010 Stock Incentive Plan.

40

2010 Stock Incentive Plan

In August 2010, we adopted the 2010 Stock Incentive Plan, to provide incentives to attract, retain and motivate employees, directors and consultants, whose present and potential contributions are important to our success, by offering them an opportunity to participate in our future performance through awards of options, the right to purchase common stock, stock bonuses and stock appreciation rights and other awards. We initially authorized a total of 70,000 common shares for issuance under the 2010 Stock Incentive Plan.

On January 26, 2016, our Board of Directors approved an amendment to the 2010 Stock Incentive Plan to increase the total number of shares of common stock authorized for issuance under the plan to 3,170,000 shares, subject to amendment of our Articles of Incorporation to increase our authorized common stock. On March 29, 2016, at which our stockholders approved the Amended 2010 Stock Incentive Plan and an amendment of our Articles of Incorporation to increase our authorized common stock to 30,000,000 shares. On March 31, 2016, we filed a Certificate of Amendment to our Articles of Incorporation to effect the increase in our authorized common stock. As a result of such amendment, the Amended 2010 Stock Incentive Plan became effective on March 31, 2016. At March 31, 2019, we had 1,711,050 shares available for issuance under this plan.

2012 Directors Compensation Program

In July 2012, our Board of Directors approved a board compensation program that modified and superseded the Company’s 2005 Directors Compensation Program (the “Non-Employee Director Plan”), which was previously in effect for our non-employee Directors. Under the Non-Employee Director Plan, an eligible director will receive initial and annual equity grants and cash compensation.

In June 2014 and August 2016, our Board of Directors approved further amendments to the Non-Employee Director Plan. Under this modified program, a new eligible director will receive an initial grant of $50,000 worth of RSUs or, at the discretion of our Board of Directors, options to acquire shares of common stock. RSUs granted under this provision will be valued based on the average of the closing prices of the common stock for the five trading days preceding and including the date of grant and will vest at a rate determined by our Board of Directors in its discretion, typically over one year, partially on the date of grant and in equal quarterly installments thereafter. Options granted under this plan will have an exercise price equal to the fair market value on the date of grant. Such options will have a term of ten years and will vest at a rate determined by our Board of Directors in its discretion.

In addition, under the Non-Employee Director Plan, at the beginning of each fiscal year, each existing director eligible to participate will receive a grant of $35,000 worth of RSUs or, at the discretion of our Board of Directors, options to acquire shares of common stock. RSUs granted under this provision will be valued based on the average of the closing prices of the common stock for the five trading days preceding and including the first day of the fiscal year (or preceding and including the date of grant, if such grant is not made on the first day of the fiscal year) and will vest at a rate determined by our Board of Directors in its discretion, typically in equal quarterly installments over one year. Options granted under this plan will have an exercise price equal to the Fair Market value on the date of grant. Such options will have a term of ten years and will vest at a rate determined by our Board of Directors in its discretion.

Stand-alone grants

From time to time our Board of Directors grants common stock or common share purchase options or warrants to selected directors, officers, employees and consultants as equity compensation to such persons on a stand-alone basis outside of any of our formal stock plans. The terms of these grants are individually negotiated. There were no stock option grants on a stand-alone basis to either employees or directors during the fiscal years ended March 31, 2019 and March 31, 2018.

41

ITEM 6. SELECTED FINANCIAL DATA

As a Smaller Reporting Company, we are not required to furnish information under this Item 6.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the consolidated Financial Statements and Notes thereto appearing elsewhere in this Annual Report.

Overview

Aethlon Medical, Inc., and its subsidiary, is a medical technology company focused on addressing unmet needs in global health and biodefense. The Aethlon Hemopurifier® is a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier depletes the presence of circulating tumor-derived exosomes that promote immune suppression, seed the spread of metastasis and inhibit the benefit of leading cancer therapies. The U.S. Food and Drug Administration (FDA) has designated the Hemopurifier as a “Breakthrough Device” related to the following two indications:

•	the treatment of life-threatening viruses that are not addressed with approved therapies; and
•	the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease.

We believe the Hemopurifier can be a substantial advance in the treatment of patients with advanced and metastatic cancer through the clearance of exosomes that promote the growth and spread of tumors through multiple mechanisms. We are currently preparing for the initiation of clinical trials in patients with advanced and metastatic cancers. We are initially focused on the treatment of solid tumors, including head and neck cancer, gastrointestinal cancers and other cancers. We are in active communication with FDA in preparation for the initiation of an early clinical trial in one of these areas.

In addition, we believe the Hemopurifier can be part of the treatment of life-threatening viruses that are not addressed with an already approved treatment. In small-scale or early feasibility human studies, the Hemopurifier has been administered to individuals infected with HIV, hepatitis-C, and Ebola. Additionally, the Hemopurifier has been validated to capture Zika virus, Lassa virus, MERS-CoV, cytomegalovirus, Epstein-Barr virus, Herpes simplex virus, Chikungunya virus, Dengue virus, West Nile virus, smallpox-related viruses, H1N1 swine flu virus, H5N1 bird flu virus, and the reconstructed Spanish flu virus of 1918. In several cases, these validations were conducted in collaboration with leading government or non-government research institutes. Domestically, we are focused on the clinical advancement of the Hemopurifier through an investigational device exemption (“IDE”) approved by the FDA. We recently concluded a feasibility study to demonstrate the safety of our device in health-compromised individuals infected with a viral pathogen.

We are also the majority owner of Exosome Sciences, Inc. (ESI), a company focused on the discovery of exosomal biomarkers to diagnose and monitor life-threatening diseases. Included among ESI’s endeavors is the advancement of a TauSomeTM biomarker candidate to diagnose chronic traumatic encephalopathy (CTE) in the living. ESI previously documented TauSome levels in former NFL players to be nine times higher than same age-group control subjects. We consolidate ESI’s activities in our consolidated financial statements.

Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we intend to sell the Hemopurifier. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued more recently will help protect the proprietary nature of the Hemopurifier treatment technology.

42

Our executive offices are located at 9635 Granite Ridge Drive, Suite 100, San Diego, California 92123. Our telephone number is (858) 459-7800. Our website address is www.aethlonmedical.com.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AEMD.”

Fiscal Years Ended March 31, 2019 and 2018

Results of Operations

Revenues

We recorded government contract revenue in the fiscal years ended March 31, 2019 and 2018.  This revenue arose from work performed under our two government contracts with the NIH as follows:

	Fiscal Year Ended 3/31/19	Fiscal year Ended 3/31/18	Change in Dollars
Melanoma Cancer Contract	$149,625	$149,625	$–
Breast Cancer Grant	80,000	–	80,000
Total Government Contract and Grant Revenue	$229,625	$149,625	$80,000

We have entered into the following two contracts/grants with the National Cancer Institute (NCI), part of the NIH over the past two years:

Breast Cancer Grant

In September 2018, the NCI awarded us a government grant (number 1R43CA232977-01). The title of this Small Business Innovation Research (SBIR) Phase I grant is “The Hemopurifier Device for Targeted Removal of Breast Cancer Exosomes from the Blood Circulation.”

This NCI Phase I grant period runs from September 14, 2018 through August 31, 2019. The total amount of the firm grant is $298,444. The grant calls for two subcontractors to work with us. Those subcontractors are University of Pittsburgh and Massachusetts General Hospital.

During the fiscal year ended March 31, 2019, we recognized $80,000 in government contract revenue under this grant as a result of the work involved in completing one of the three technical objectives of the contract (Aim 1. “To evaluate Hemopurifier-mediated capture of breast cancer exosomes”).

Melanoma Cancer Contract

We entered into a contract with the NCI in September 2017. This award was under the NIH’s SBIR program. The title of the award is “SBIR Topic 359 Phase 1 Device Strategy for Selective Isolation of Oncosomes and Non-Malignant Exosomes.”

The award from NIH was a firm, fixed-price contract with potential total payments to us of $299,250 over the course of nine months.

Fixed price contracts require the achievement of multiple, incremental milestones to receive the full award during each period of the contract. The NIH also had the unilateral right to require us to perform additional work under an option period for an additional fixed amount of $49,800.

43

Under the terms of the contract, we were required to perform certain incremental work towards the achievement of specific milestones against which we will invoice the government for fixed payment amounts.

In the fiscal year ended March 31, 2019, we performed work under the contract covering the remainder of the technical objectives of the contract (Aim 1: To validate the Hemopurifier as a device for capture and recovery of melanoma exosomes from plasma, and Aim 2: To validate a method of melanoma exosome isolation consisting of the Hemopurifier followed by mab-based immunocapture to select out the tumor-derived exosomes from non-malignant exosomes, and Aim 3: To evaluate the functional integrity of melanoma exosomes purified by the Hemopurifier and immunocapture isolation steps). As a result we invoiced NIH for $149,625 during the fiscal year ended March 31, 2019. The Melanoma Cancer Contract is now completed.

Operating Costs and Expenses

Consolidated operating expenses were $6,228,642 for the fiscal year ended March 31, 2019 compared to $4,980,741 for the fiscal year ended March 31, 2018, an increase of $1,247,901. The $1,247,901 increase was due to increases in professional fees of $638,844, in payroll and related expenses of $448,179 and in general and administrative expense of $160,878.

The $638,844 increase in our professional fees was primarily arose from increases of $195,160 in scientific consulting fees, $177,744 in legal fees, and $134,900 in directors’ fees.

The $448,179 increase in payroll and related expenses was primarily due to a $472,639 accrual for the separation payments over calendar 2019 for our former CEO and President. Our stock-based compensation increased by $58,232 due to the vesting of restricted stock units granted during the fiscal year and to vesting of the stock option grant awarded to our new CEO.

The $160,878 increase in general and administrative expenses primarily arose from increases of $80,647 in our insurance expenses, $59,126 in our clinical trial expenses, $49,759 in laboratory supplies, and $32,760 in our rent expense.

Other Expense

In the fiscal year ended March 31, 2019, we recognized other expenses of $220,487 compared to $868,721 of other expense in the fiscal year ended March 31, 2018. The following table breaks out the various components of our other expense over the fiscal years ended March 31, 2019 and 2018:

	Components of Other Expense in Fiscal Year Ended
	March 31, 2019	March 31, 2018	Change

Loss on debt extinguishment	$–	$376,909	$(376,909)

Loss on share for warrant exchanges	–	130,215	(130,215)

Interest and other debt expenses	220,487	361,597	(141,110)

Total other expense	$220,487	$868,721	$(648,234)

44

Loss on Debt Extinguishment

Our loss on debt extinguishment for the fiscal year ended March 31, 2018 arose from a $376,909 loss associated with the June 2017 amendments to our convertible notes - see below for additional information. There was no comparable loss for the fiscal year ended March 31, 2019.

June 2017 Amendments – The $376,909 loss on debt extinguishment in the fiscal year ended March 31, 218 arose from an Exchange Agreement with two institutional investors under which we issued 57,844 restricted shares in exchange for the cancellation of 77,125 warrants held by those investors (see Loss on Share for Warrant Exchanges below). Additionally, we agreed with those investors that they would extend the expiration dates of the convertible notes held by those investors from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share. The modification of the notes was evaluated under FASB Accounting Standards Codification (“ASC”) Topic No. 470-50-40, “Debt Modification and Extinguishments”. Therefore, according to the guidance, the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting.

This modification of the notes was also evaluated under ASC Topic No. 470-50-40, “Debt Modification and Extinguishments”. Therefore, according to the guidance, the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting.

Loss on Share for Warrant Exchanges

During the fiscal year ended March 31, 2018, we agreed with two individual investors to exchange 11,497 restricted shares for the cancellation of 22,993 warrants and we entered into an Exchange Agreement with two institutional investors under which we issued 57,844 restricted shares in exchange for the cancellation of 77,125 warrants held by those investors. Additionally, we entered into an agreement with a former placement agent to issue 5,500 restricted shares in exchange for the cancellation of 11,000 warrants held by that placement agent. We measured the fair value of the shares issued and the fair value of the warrants exchanged for those shares and recorded losses for each of those exchanges based on the changes in fair value between the instruments exchanged. There was no comparable loss for the fiscal year ended March 31, 2019.

Interest and other debt expenses

Our interest and other debt expense decreased by $141,110 from the fiscal year ended March 31, 2018 to the fiscal year ended March 31, 2019. The following table breaks out the various components of our interest expense over the fiscal years ended March 31, 2019 and 2018:

	Components of Interest Expense and Other Debt Expenses in Fiscal Year Ended
	March 31, 2019	March 31, 2018	Change

Interest expense and financing charges	$99,339	$115,934	$(16,595)

Amortization of note discounts	121,148	245,663	(124,515)

Total interest and other debt expenses	$220,487	$361,597	$(141,110)

As noted in the above table, the factors in the $141,110 overall decrease in interest and other debt expenses were a $124,515 decrease in the amortization of note discounts and a $16,595 decrease in interest expense.

45

As a result of the above factors, our net loss before noncontrolling interests increased from $5,699,837 for the fiscal year ended March 31, 2018 to $6,219,503 for the fiscal year ended March 31, 2019.

Liquidity and Capital Resources

At March 31, 2019, we had a cash balance of $3,828,074 and working capital of $2,214,230. This compares to a cash balance of $6,974,070 and working capital of $6,752,293 at March 31, 2018. Significant additional financing must be obtained in order to provide a sufficient source of operating capital and to allow us to continue to operate as a going concern. In addition, we will need to raise capital to complete anticipated future human clinical trials in the U.S. We anticipate the primary sources of this additional financing will be from proceeds of our at-the-market offering program, debt financing and other forms of equity placements.

Our primary sources of capital during the fiscal year ended March 31, 2019 were the Common Stock Sales Agreement with H.C. Wainwright and exercises of certain of the warrants from the October 2017 public offering for cash. The cash raised from those activities is noted below:

Common Stock Sales Agreement with H.C. Wainwright

On June 28, 2016, we entered into a Common Stock Sales Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“H.C. Wainwright”) which establishes an at-the-market equity program pursuant to which we may offer and sell shares of our common stock from time to time as set forth in the Agreement. The Agreement provides for the sale of shares of our common stock having an aggregate offering price of up to $12,500,000 (the “Shares”).

Subject to the terms and conditions set forth in the Agreement, H.C. Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon our instructions. We have provided H.C. Wainwright with customary indemnification rights, and H.C. Wainwright will be entitled to a commission at a fixed rate equal to three percent (3.0%) of the gross proceeds per Share sold. In addition, we have agreed to pay certain expenses incurred by H.C. Wainwright in connection with the Agreement, including up to $50,000 of the fees and disbursements of their counsel. The Agreement will terminate upon the sale of all of the Shares under the Agreement unless terminated earlier by either party as permitted under the Agreement.

Sales of the Shares, if any, under the Agreement shall be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Capital Market, at market prices or as otherwise agreed with H.C. Wainwright. We have no obligation to sell any of the Shares, and, at any time, we may suspend offers under the Agreement or terminate the Agreement.

In the fiscal year ended March 31, 2019, we raised aggregate net proceeds of $1,048,371 (net of $32,471 in commissions to H.C. Wainwright and $5,447 in other offering expenses) under this Agreement through the sale of 773,221 shares at an average price of $1.36 per share of net proceeds. As of the date of the filing of this Form 10-K, we had approximately $5.0 million available under this Agreement.

October 2017 Public Offering

On October 4, 2017, we consummated a public offering of 5,454,546 shares of common stock and warrants to purchase 5,454,546 shares of common stock, for total gross proceeds of $6.0 million. The offering was priced at $1.10 per unit with each unit comprised of one share of common stock and one common stock purchase warrant. Neither the warrants nor the units are listed on an exchange and therefore do not trade. The warrants carry a five-year term with an exercise price of $1.10 per share. The net proceeds of the offering were $5,289,735. H.C. Wainwright acted as exclusive placement agent for the offering.

46

Warrant Exercises

In fiscal year ended March 31, 2019, investors that participated in the October 2017 public offering exercised 283,300 warrants for aggregate cash proceeds to us of $311,630 before expenses.

Future capital requirements will depend upon many factors, including progress with pre-clinical testing and clinical trials, the number and breadth of our clinical programs, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the time and costs involved in obtaining regulatory approvals, competing technological and market developments, as well as our ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements. We expect to continue to incur increasing negative cash flows and net losses for the foreseeable future.

Cash Flows

Cash flows from operating, investing and financing activities, as reflected in the accompanying Consolidated Statements of Cash Flows, are summarized as follows (in thousands):

	(In thousands) For the year ended
	March 31, 2019	March 31, 2018
Cash (used in) provided by:
Operating activities	$(4,293)	$(3,911)
Investing activities	–	(25)
Financing activities	1,147	9,350
Net (decrease) increase in cash	$(3,146)	$5,414

Net Cash Used in Operating Activities

We used cash in our operating activities due to our losses from operations. Net cash used in operating activities was approximately $4,293,000 in fiscal 2019 compared to net cash used in operating activities of approximately $3,911,000 in fiscal 2018, an increase of approximately $382,000.

Net Cash Used in Investing Activities

During the fiscal year ended March 31, 2019, we did not purchase any equipment while in the fiscal year ended March 31, 2018, we purchased approximately $25,000 of equipment.

Net Cash from Financing Activities

Net cash generated from financing activities decreased from approximately $9,350,000 in the fiscal year ended March 31, 2018 to approximately $1,147,000 in the fiscal year ended March 31, 2019. In fiscal 2018, we raised approximately $9,629,000 from the issuance of common stock. That source of cash from our financing activities was partially offset by the use of approximately $279,000 to pay for the tax withholding on restricted stock units.

47

In fiscal 2019, we raised approximately $1,341,000 from the issuance of common stock. That source of cash from our financing activities was partially offset by the use of approximately $194,000 to pay for the tax withholding on restricted stock units.

Recent Events

NCI Breast Cancer Grant – In May 2019, we invoiced NCI for $30,000 the Breast Cancer Grant and received that $30,000 amount.

Restricted Stock Unit (“RSU”) Issuances – In April 2019, 46,125 RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSUs in exchange for the Company paying the related withholding taxes on the share issuance, 34,174 of the RSUs were cancelled, and we issued a net 21,701 shares to our executives.

In June 2019, 46,053 RSUs held by our outside directors were exchanged into the same number of shares of our common stock. As four of our five independent directors elected to return 40% of their RSUs in exchange for cash in order to pay their withholding taxes on the share issuances, 14,737 of the RSUs were cancelled and we paid $5,453 in cash to those independent directors.

RSU Grants – In April 2019, per the amended 2012 Directors Compensation Program (the “Program”) we issued 36,842 RSUs to each of our five independent directors for an aggregate grant of 184,210 RSUs. Those RSU grants reflected the annual $35,000 in stock-based compensation element of the Program. The fair value of the grants were based on the closing price of our common stock on the day prior to the grant date, which was $0.95.

Sales Under ATM Facility – Subsequent to March 31, 2019, we sold 46,300 shares of our common stock under our Common Stock Sales Agreement with H.C. Wainwright and from those sales raised net proceeds of $36,622 (after deducting $1,141 in commissions to H.C. Wainwright and $266 in other offering expenses), at an average price of $0.79 per share of net proceeds.

Convertible Notes – In May 2019, we executed an agreement with the holders of the outstanding Convertible Notes to reduce the conversion price on the Convertible Notes to $0.68 per share. Also in May 2019, we made a partial principal payment of $100,000 in aggregate on the outstanding Convertible Notes. As the Convertible Notes are due on July 1, 2019, we plan to either repay the Convertible Notes with cash or to satisfy some or all of the indebtedness through share conversions.

Strategic Cross-License Agreement – On June 30, 2019, we entered into a strategic joint cross-licensing agreement with SeaStar Medical, Inc. (“SeaStar”) to jointly develop our and SeaStar’s respective combined medical devices to address the care and management of critically ill patients.

Critical Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of expenses during the reporting period. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions. We believe that the estimates and assumptions that are most important to the portrayal of our financial condition and results of operations, in that they require the most difficult, subjective or complex judgments, form the basis for the accounting policies deemed to be most critical to us. These critical accounting estimates relate to revenue recognition, stock purchase warrants issued with notes payable, beneficial conversion feature of convertible notes payable, impairment of intangible assets and long lived assets, stock compensation, deferred tax asset valuation allowance, and contingencies.

48

Revenue Recognition

With respect to revenue recognition, we entered into two government contracts with NCI and have recognized revenue during the fiscal years ended March 31, 2019 and 2018 of $229,625 and $149,625, respectively, under such contracts. We adopted the Milestone method of revenue recognition under Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 605-28 “Revenue Recognition – Milestone Method” and we believe we meet the requirements under ASC 605-28 for reporting contract revenue under the Milestone Method for the fiscal years ended March 31, 2019 and 2018. As the government contracts are not within the scope of ASC Topic 606, the Company has elected to continue to account for the revenues related to these agreements under the milestone method legacy revenue guidance of ASC 605-28.

Stock Purchase Warrants

We grant warrants in connection with the issuance of certain notes payable and other financing transactions. When such warrants are classified as equity, we measure the relative estimated fair value of such warrants which represents a discount from the face amount of the notes payable. Such discounts are amortized to interest expense over the term of the notes. We analyze such warrants for classification as either equity or derivative liabilities and value them based on binomial lattice models.

Beneficial Conversion Feature of Notes Payable

The convertible feature of certain notes payable provides for a rate of conversion that is below market value. Such feature is normally characterized as a “beneficial conversion feature” of which we measure the estimated fair value in circumstances in which the conversion feature is not required to be separated from the host instrument and accounted for separately, and record that value in the consolidated financial statements as a discount from the face amount of the notes. Such discounts are amortized to interest expense over the term of the notes.

Share-based Compensation

We account for share-based compensation awards using the fair-value method and record such expense based on the grant date fair value in the consolidated financial statements over the requisite service period.

Derivative Instruments

We evaluate free-standing derivative instruments (or embedded derivatives) to properly classify such instruments within equity or as liabilities in our financial statements. Our policy is to settle instruments indexed to our common shares on a first-in-first-out basis.

49

The classification of a derivative instrument is reassessed at each reporting date. If the classification changes as a result of events during a reporting period, the instrument is reclassified as of the date of the event that caused the reclassification. There is no limit on the number of times a contract may be reclassified.

Instruments classified as derivative liabilities are remeasured each reporting period (or upon reclassification) and the change in fair value is recorded on our consolidated statement of operations in other expense (income). We had no derivative instruments at March 31, 2019 and at March 31, 2018.

Income Taxes

Deferred tax assets are recognized for the future tax consequences attributable to the difference between the consolidated financial statements and their respective tax basis. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes, and (b) tax credit carryforwards. We record a valuation allowance for deferred tax assets when, based on our best estimate of taxable income (if any) in the foreseeable future, it is more likely than not that some portion of the deferred tax assets may not be realized.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Convertible Notes Payable and Warrants

NOVEMBER 2014 10% CONVERTIBLE NOTES

In November 2014, we entered into a subscription agreement with two accredited investors providing for the issuance and sale of (i) convertible promissory notes in the aggregate principal amount of $527,780 (the “Notes”) and (ii) five year warrants to purchase up to 47,125 shares of common stock at a fixed exercise price of $8.40 per share (the “Warrants”). These Notes bear interest at the annual rate of 10% and originally matured on April 1, 2016.

The aggregate gross cash proceeds to us were $415,000 after subtracting legal fees of $35,000, a $27,780 due diligence fee and an original issuance discount of $50,000. We recorded deferred financing costs of $112,780 to reflect the legal fees, due diligence fee and original issuance discount and will amortize those costs over the life of the Notes using the effective interest method.

These Notes are convertible at the option of the holders into shares of our common stock at a fixed price of $5.60 per share, for up to an aggregate of 94,246 shares of common stock. There are no registration requirements with respect to the shares of common stock underlying the Notes or the Warrants.

The estimated relative fair value of Warrants issued in connection with the Notes was recorded as a debt discount and is amortized as additional interest expense over the term of the underlying debt. We recorded debt discount of $240,133 based on the relative fair value of these Warrants. In addition, as the effective conversion price of the Notes was less than market price of the underlying common stock on the date of issuance, we recorded an additional debt discount of $287,647 related to the beneficial conversion feature.

50

Initial Amendment of the November 2014 10% Convertible Note Terms

On November 12, 2015, we entered into an amendment of terms (“Amendment of Terms”) with the two investors that participated in the November 2014 10% Convertible Notes. The Amendment of Terms modified the terms of the subscription agreement, Notes and Warrants held by those investors to, among other things, extended the maturity date of the Notes from April 1, 2016 to June 1, 2016, temporarily reduced the number of shares that we must reserve with respect to conversion of the Notes, and temporarily suspended the time period during which one of the investors may exercise its Warrants. In exchange for the investors’ agreements in the Amendment of Terms, we paid one of the investors a cash fee of $90,000, which we recorded as deferred financing costs and amortized over the remaining term of the notes.

Second Amendment and Extension of the November 2014 10% Convertible Notes

On June 27, 2016, we and certain investors entered into further Amendments (the “Amendments”) to the Notes and the Warrants. The Amendments provide that the Maturity Date (as defined in the Notes) was extended from June 1, 2016 to July 1, 2017 and that the conversion price per share of the Notes was reduced from $5.60 per share of common stock to $5.00 per share of common stock. In addition, we reduced the purchase price (as defined in the Warrants) from $8.40 per share to $5.00 per share of common stock. In connection with these modifications, each of the investors signed a Consent and Waiver providing its consent under certain restrictive provisions, and waiving certain rights, including a right to participate in certain offerings made by us, under a Securities Purchase Agreement dated June 23, 2015, (the “2015 SPA”) to which we, the investors and certain other investors are parties, in order to facilitate an at-the-market equity program (see Note 6).

The Amendments also increase the principal amount of the Notes to $692,811 (in the aggregate) to (i) include accrued and unpaid interest through June 15, 2016, and (ii) increase the principal amount by $80,000 (in the aggregate) as an extension fee for the extended maturity date of the Notes. With respect to each Note, we entered into an Allonge to Convertible Promissory Note (each, an “Allonge”) reflecting the changes in the principal amount, Maturity Date and conversion price of the Note.

We also issued to the investors new warrants (the “New Warrants”) to purchase an aggregate of 30,000 shares of common stock with a Purchase Price (as defined in the New Warrants) of $5.00 per share of common stock. We issued the New Warrants in substantially the same form as the prior Warrants, and the New Warrants will expire on November 6, 2019, the same date on which the prior Warrants will expire.

The modification of the Notes was evaluated under FASB Accounting Standards Codification (“ASC”) Topic No. 470-50-40, “Debt Modification and Extinguishments” (“ASC 470-50-40”). Therefore, according to the guidance, the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. As a result, we recorded a loss on debt extinguishment of $536,889 and recognized an extension fee expense of $80,000, which are included in other (income) expenses in the accompanying condensed consolidated statements of operations. The debt extinguishment is comprised from the fair value of prior warrants issued in connection with the Notes of $287,676, as well as $325,206 related to beneficial conversion feature and offset by debt discount of $75,993. The beneficial conversion feature is a result of the effective conversion price of the new Notes being less than the market price of the underlying common stock on the date of modification.

Third Amendment and Extension of the November 2014 10% Convertible Notes

In connection with the issuance of the December 2016 10% Convertible Notes, the conversion price of the November 2014 10% Convertible Notes was reduced from $5.00 to $4.00 per share and the expiration date of the November 2014 10% Convertible Notes was extended from July 1, 2017 to July 1, 2018.

The modification of the Notes was evaluated under ASC 470-50-40 and the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. As a result, we recorded a gain on debt extinguishment of $58,691, which is included in other (income) expenses in the accompanying condensed consolidated statements of operations. The recording of the modified Notes resulted in a beneficial conversion of $233,748 which is the result of the effective conversion price of the new Notes being less than the market price of the underlying common stock on the date of modification.

51

June 2017 Amendment to the November 2014 10% Convertible Notes

In June 2017, we agreed with the holders of the November 2014 10% Convertible Notes to an extension of the expiration dates of the notes from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share. The modification of the Notes was evaluated under ASC 470-50-40 and the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. Under the extinguishment accounting we recorded a loss on debt extinguishment of $178,655 and recalculated a revised debt discount on the notes.

The following table shows the changes to the principal balance of the November 2014 10% Convertible Notes:

Activity in the November 2014 10% Convertible Notes
Initial principal balance	$527,780
Increase in principal balance under the second amendment (see above)	165,031
Conversions during the fiscal year ended March 31, 2017	(80,000)
Balance as of March 31, 2018 and March 31, 2019	$612,811

DECEMBER 2016 10% CONVERTIBLE NOTES

In December 2016, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two accredited investors (collectively, the “Holders”), pursuant to which the Holders purchased an aggregate of $680,400 principal amount of Notes (inclusive of due diligence fee of $30,000 deemed paid as a subscription amount in the form of a Note in the principal amount of $32,400) for an aggregate cash subscription amount of $600,000 and (b) warrants to purchase 127,575 shares of Common Stock (collectively, the “Warrants”).

The Notes bear interest at the rate of 10% per annum, and the principal amount and all accrued and unpaid interest thereon is convertible into shares of our common stock at a $4.00 per share conversion price, which is subject to customary adjustment provisions for stock splits, dividends, recapitalizations and the like. The Notes mature on July 1, 2018 and are subject to customary and usual terms for events of default and the like. Each Holder has contractually agreed to restrict its ability to convert its Note such that the number of shares of the Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of our then issued and outstanding shares of Common Stock.

The Warrants issued to the Holders are exercisable for a period of five years from the date of issuance at an exercise price of $4.50, subject to adjustment. A Holder may exercise a Warrant by paying the exercise price in cash or by exercising the Warrant on a cashless basis. In the event a Holder exercises a Warrant on a cashless basis, we will not receive any proceeds. The exercise price of the Warrants is subject to customary adjustments provision for stock splits, stock dividends, recapitalizations and the like. Each Holder has contractually agreed to restrict its ability to exercise its Warrant such that the number of shares of the Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of our then issued and outstanding shares of Common Stock.

The estimated relative fair value of Warrants issued in connection with the Notes was recorded as a debt discount and is being amortized as additional interest expense over the term of the underlying debt. We recorded debt discount of $232,718 based on the relative fair value of these Warrants. In addition, as the effective conversion price of the Notes was less than market price of the underlying common stock on the date of issuance, we recorded an additional debt discount of $262,718 related to the beneficial conversion feature. We also recorded deferred financing costs of $102,940, which was composed of an 8% original issue discount of $50,400, a $30,000 due diligence fee (which was paid in the form of a note), $22,500 in legal fees, and a $40 bank charge. The combination of the above items led to a combined discount against the convertible notes of $598,376.

52

June 2017 Amendment to the December 2016 10% Convertible Notes

In June 2017, we agreed with the holders of the December 2016 10% Convertible Notes to an extension of the expiration dates of the notes from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share. The modification of the notes was evaluated under ASC 470-50-40 and the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. Under the extinguishment accounting we recorded a loss on debt extinguishment of $198,254 and recalculated a revised debt discount on the notes.

The following table shows the changes to the principal balance of the December 2016 10% Convertible Notes:

Activity in the December 2016 10% Convertible Notes
Initial principal balance	$680,400
Conversions during the fiscal year ended March 31, 2018	(300,620)
Balance as of March 31, 2018 and March 31, 2019	$379,780

Aethlon Medical, Inc. Equity Transactions in the Fiscal Year Ended March 31, 2019.

Common Stock Sales Agreement with H.C. Wainwright

On June 28, 2016, we entered into a Common Stock Sales Agreement (the “Agreement”) with H.C. Wainwright which establishes an at-the-market equity program pursuant to which we may offer and sell shares of our common stock from time to time as set forth in the Agreement. The Agreement provides for the sale of shares of our common stock having an aggregate offering price of up to $12,500,000 (the “Shares”).

Subject to the terms and conditions set forth in the Agreement, H.C. Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon our instructions. We have provided H.C. Wainwright with customary indemnification rights, and H.C. Wainwright will be entitled to a commission at a fixed rate equal to three percent (3.0%) of the gross proceeds per Share sold. In addition, we have agreed to pay certain expenses incurred by H.C. Wainwright in connection with the Agreement, including up to $50,000 of the fees and disbursements of their counsel. The Agreement will terminate upon the sale of all of the Shares under the Agreement unless terminated earlier by either party as permitted under the Agreement.

Sales of the Shares, if any, under the Agreement shall be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Capital Market, at market prices or as otherwise agreed with H.C. Wainwright. We have no obligation to sell any of the Shares, and, at any time, we may suspend offers under the Agreement or terminate the Agreement.

In the fiscal year ended March 31, 2019, we raised aggregate net proceeds of $1,048,371 (net of $32,471 in commissions to H.C. Wainwright and $5,447 in other offering expenses) under this Agreement through the sale of 773,221 shares at an average price of $1.36 per share of net proceeds.

Warrant Exercises

In the fiscal year ended March 31, 2019, investors that participated in our October 2017 public offering exercised 283,300 warrants for aggregate cash proceeds to us of $311,630 before expenses.

53

Restricted Shares Issued for Services

During the fiscal year ended March 31, 2019, we issued 15,000 shares of restricted common stock at a price of $1.29 per share, the market price at time of issuance, in payment for investor relations consulting services. The aggregate value of this share issuance was $19,350.

Stock Option Issuances

During the fiscal year ended March 31, 2019, we issued an option to our new CEO to purchase 552,625 shares of common stock at a price of $1.25 per share, the closing price on the date of the option grant.

Restricted Stock Unit Grants to Directors and Executive Officers

On August 9, 2016, our Board of Directors established a restricted stock unit program as a tool to provide stock-based compensation to our officers and directors. The RSUs represent the right to be issued on a future date shares of our common stock for vested RSUs.

During the fiscal year ended March 31, 2019, 207,471 vested RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSU’s in exchange for the Company paying the related withholding taxes on the share issuance, 112,260 of the RSUs were cancelled and we issued a net 95,211 shares to our executives.

During the fiscal year ended March 31, 2019, 145,481 RSUs held by our outside directors were exchanged into the same number of shares of our common stock. As four of our five independent directors elected to return 40% of their RSUs in exchange for cash in order to pay their withholding taxes on the share issuances, 47,471 of the RSUs were cancelled and we paid $54,278 in cash to those independent directors.

Securities Issued for Debt

Historically, we have issued securities for debt to reduce our obligations to avoid using our cash resources. In the fiscal year ended March 31, 2018 we issued 120,922 unregistered common shares for repayment in full of notes, including accrued interest, in the aggregate amount of $362,763. In the fiscal year ended March 31, 2019 we did not issue any securities for debt.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a Smaller Reporting Company, we are not required to furnish information under this Item 7A.

ITEM 8. FINANCIAL STATEMENTS

The consolidated financial statements listed in the accompanying Index to Financial Statements are attached hereto and filed as a part of this Report under Item 15.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

54

ITEM 9A. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

We maintain “disclosure controls and procedures,” (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the Exchange Act)), that are designed to ensure that information required to be disclosed, in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and our principal financial officer, as appropriate, to allow timely decisions regarding required disclosures.

In designing and evaluating the disclosure controls and procedures, we recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and we were required to apply our judgment in evaluating the cost-benefit relationship of possible controls and procedures. We have carried out an evaluation as of the end of the period covered by this report under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures.

Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of the period covered by this report, our disclosure controls and procedures were effective.

Internal Control over Financial Reporting

(a)	Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of March 31, 2019. According to the guidelines established by Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, one or more material weaknesses renders a company’s internal control over financial reporting ineffective. Based on this evaluation, we have concluded that our internal control over financial reporting was effective as of March 31, 2019.

(b)	Changes in Internal Control Over Financial Reporting

There was no change in our internal control over financial reporting during the last fiscal quarter ended March 31, 2019 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

We have no disclosure applicable to this item.

55

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish our Company with copies of all Section 16(a) forms they file. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended March 31, 2018, we believe that all filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with, except as follows: One report on Form 4 covering two transaction was not filed by Mr. Frakes to report the vesting and the withholding of shares for payment of taxes upon vesting of RSU’s that were previously reported on Form 4. The transactions will be reported on Form 5. One report on her initial Form 3 was filed late and two reports on Form 4 were not filed by Ms. Johnson, covering two transactions each, which were required to report the vesting of RSU’s previously reported on Form 4, and the related sale of shares to the Company for tax payments payable by Ms. Johnson upon the vesting of a portion of those shares. These will be reported on Form 5. One report on his initial Form 3 was filed late and three reports on Form 4 were not filed by Dr. Fisher, covering two transactions each, which were required to report the vesting of RSU’s previously reported incorrectly on Form 3, and the related sale of shares to the Company for tax payments payable by Dr. Fisher upon the vesting of a portion of those shares. These will be reported on Form 5. Two reports on Form 4 were not filed by Mr. Broenniman, covering two transactions each, which were required to report the vesting of RSU’s previously reported on Form 4, and the related sale of shares to the Company for tax payments payable by Mr. Broenniman upon the vesting of a portion of those shares. These will be reported on Form 5. Two reports on Form 4 were not filed by Dr. Shah, covering two transactions each, which were required to report the vesting of RSU’s previously reported on Form 4, and the related sale of shares to the Company for tax payments payable by Dr. Shah upon the vesting of a portion of those shares. These will be reported on Form 5.

DIRECTORS AND EXECUTIVE OFFICERS

The names, ages and positions of our directors and executive officers as of June 27, 2019 are listed below:

NAMES	TITLE OR POSITION (1)	AGE
Timothy C. Rodell, MD, FCCP (2)	Interim Chief Executive Officer and Director	68

Charles J. Fisher, Jr.	Chairman and Director	72

James B. Frakes	Chief Financial Officer, Senior Vice President – Finance and Secretary	62

Sabrina Martucci Johnson	Director	53

Edward G. Broenniman	Director	82

Chetan S. Shah, MD	Director	50
Guy F. Cipriani (3)	Director	49

_______________

(1) Our Board of Directors has determined that Messrs. Broenniman and Cipriani, Drs. Fisher and Shah and Ms. Johnson meet the requirements to be determined as “independent directors” for all purposes, including Compensation Committee and Audit Committee purposes, under the Nasdaq rules and for federal securities law purposes. Dr. Rodell is not independent as he also functions as an executive officer.

(2) Effective December 10, 2018, Dr. Rodell was appointed as our Interim Chief Executive Officer and as a member of our Board of Directors.

(3) Mr. Cipriani was appointed to our Board of Directors on June 19, 2018.

56

Certain additional information concerning the individuals named above is set forth below. This information is based on information furnished us by each individual noted.

Timothy C. Rodell, M.D., FCCP, Interim Chief Executive Officer and Director

Dr. Rodell joined Aethlon Medical, Inc. as Interim Executive Officer and Director in December 2018. Prior to joining our Company, Dr. Rodell served as President, Chief Executive Officer and a Director of GlobeImmune, Inc., a public company developing immunotherapeutics for cancer, hepatitis and other viral diseases, from April 2002 to November 2016, and as a Director and consultant to GlobeImmune, Inc. from November 2016 to present. Dr. Rodell has been a managing partner at SMG, Inc., a company that provides pharmaceutical product evaluation and development, clinical and regulatory strategy, and evaluation of technology services for financial institutions, from 1999 to present. From 1999 to February 2002, Dr. Rodell was President, Chief Executive Officer and a Director of RxKinetix, Inc., a private drug delivery company. Previously Dr. Rodell held senior management positions at OXIS International, Inc. and Cortech, Inc. Dr. Rodell holds an M.D. from the University of North Carolina, Chapel Hill and is board certified in Internal Medicine and Pulmonary Medicine.

Charles J. Fisher, Jr., M.D., Chairman and Director

Dr. Fisher became a Director of Aethlon Medical, Inc. in November 2017 and was appointed as our Chairman on November 27, 2017. Dr. Fisher has been Executive Chairman of Seastar Medical, Inc., a biotechnology company, since 2013 and Chief Executive Officer of Margaux Biologics, Inc. since 2010. Prior to founding Margaux Biologics, he was Chief Medical Officer and Executive Vice President of Cardiome Pharma Corp. from 2005 to 2010, where he led the team that invented, developed, registered vernakalant, a novel, first in class, multi-ion channel drug for atrial fibrillation, Brinavess. Dr. Fisher served as Head, Section of Critical Care Medicine at The Cleveland Clinic Foundation, and has held Professor, Division Chief and Director positions at the University of California at Davis Medical Center, Case Western Reserve University and The Cleveland Clinic Foundation. His research in sepsis, inflammation, host defense and endothelial dysfunction led to his recruitment to Eli Lilly & Co., where he led the Xigris (activated Protein C) Global Product Team and successfully registered the first drug approved for the treatment of sepsis. Previously, he was Vice President for Global Pharmaceutical Development at Abbott Laboratories where, among other accomplishments, he guided the registration of Humira. Additionally, Fisher is a multi-tour combat veteran, with extensive military experience in Special Operations. He has served as a member of the Defense Science Research Council and on DARPA panels, including one focused on universal host defense.

James B. Frakes, Chief Financial Officer and Senior Vice President – Finance

Mr. Frakes joined Aethlon Medical, Inc. in January 2008 and brought sixteen consecutive years of financial experience with publicly traded companies, as well as specific knowledge and experience in equity and debt transactions, acquisitions, public reporting and Sarbanes-Oxley Section 404 internal control requirements. Mr. Frakes also serves as the Chief Financial Officer of Exosome Sciences, Inc., our majority-owned subsidiary. He previously served as the Chief Financial Officer for Left Behind Games Inc., a start-up video game company. Prior to 2006, he served as Chief Financial Officer of NTN Buzztime, Inc., an interactive entertainment company. Mr. Frakes received an MBA from the University of Southern California and completed his BA with Honors at Stanford University.

Sabrina Martucci Johnson, Director

Ms. Johnson became a Director of Aethlon Medical, Inc. in January 2018. Ms. Johnson founded Daré Bioscience, Inc., a biopharmaceutical company dedicated to advancement of innovative products for women’s reproductive health, in 2015 and has served as its President, Chief Executive Officer and a member of its Board of Directors since its inception. Prior to founding Daré, Ms. Johnson was President of WomanCare Global Trading, a specialty pharmaceutical company in female reproductive healthcare with commercial product distribution in over 100 countries, from October of 2014 to May of 2015. Before serving as President of WomanCare Global Trading, Ms. Johnson provided financial consulting services to the WomanCare Global family of companies, including the for-profit Trading division as well as the United Kingdom-based non-profit division, from November of 2012 to July of 2013, when she joined full time as WomanCare’s Chief Financial Officer and Chief Operating Officer until becoming President of the Trading division. Ms. Johnson currently serves on the YWCA of San Diego County Board of Directors, Athena San Diego Board of Directors, BIOCOM Board of Directors, Clearity Foundation Board of Directors, Tulane University School of Science & Engineering Board of Advisors, and Project Concern International Audit Committee. She holds an MIM from the American Graduate School of International Management (Thunderbird) with honors, a MSc. in Biochemical Engineering from the University of London, University College London, and a BSc. in Biomedical Engineering from Tulane University, where she graduated magna cum laude.

57

Edward G. Broenniman, Director

Mr. Broenniman became a director of Aethlon Medical, Inc. in March 1999. He has been the Managing Director of The Piedmont Group, LLC, a venture advisory firm, since 1978. Mr. Broenniman recently served on the Board of Directors of publicly traded QuesTech (acquired by CACI International), and currently serves on the Boards of two privately held firms. He serves on the Boards of the nonprofit entities, the Dingman Center for Entrepreneurship’s Board of Advisors at the University of Maryland, the National Association of Corporate Directors, National Capital Chapter (Founder, Chair from 2003 to 2005 and Director from 2001 to 2014) and the Board of the Association for Corporate Growth, National Capital Chapter. Mr. Broenniman received his MBA from Stanford Graduate School of Business and his BA from Yale University.

Chetan S. Shah, MD, Director

Dr. Shah became a Director of Aethlon Medical, Inc. in June 2013. Dr. Shah is a board certified Otolaryngologist. He is an Advisory Board Member at The Bank of Princeton, and a partner and Board member of the Surgery Center at Hamilton, as well as Physician Management Systems and Princeton Eye & Ear, which he founded in 2009. Dr. Shah serves on the Board of two other private companies. He holds teaching positions and serves on multiple hospital committees in the area and is on the Audiology and Speech Language Pathology Committee for the State of New Jersey. Dr. Shah also was a member of the Board of Medical Examiners for the State of New Jersey. Dr. Shah received his Bachelor’s degree and Medical Degree from Rutgers University and Robert Wood Johnson Medical School.

Guy F. Cipriani, Director

Mr. Cipriani became a Director of Aethlon Medical, Inc. in June 2018. Since July 2017, Mr. Cipriani has served as Chief Business Officer at Microbion Corporation, a company focused on the development of a new class of antibiotic therapies for difficult to treat and resistant infections. From July 2012 to July 2017, he served as Vice President of Business Development at Cascadian Therapeutics and prior to that role, Mr. Cipriani served as Vice President of Business Development at Cardiome Pharma Corp. Prior to Cardiome, Mr. Cipriani served as Senior Director of Business Development for TransForm Pharmaceuticals, Inc. Mr. Cipriani began his pharmaceutical industry career at Eli Lilly & Company as a member of their Corporate Business Development team where he completed multiple in-licensing and out-licensing transactions for commercial, clinical and preclinical state assets. Mr. Cipriani holds a B.S.E.E., High Honors from Rochester Institute of Technology and an MBA from the Kellogg Graduate School of Management at Northwestern University.

Board of Directors

Our Board of Directors has the responsibility for establishing broad corporate policies and for overseeing our overall performance. Members of our Board of Directors are kept informed of our business activities through discussions with the Chief Executive Officer, President and other officers, by reviewing analyses and reports sent to them, and by participating in Board and committee meetings. Dr. Fisher serves as Chairman of our Board and Dr. Rodell as our Interim Chief Executive Officer, and we have not designated a lead independent director. We believe that having the offices of Chairman of our Board and Chief Executive Officer held by two different people is appropriate for a company of our size and stage of development in order to maximize efficiencies of our limited available personnel resources. Our bylaws provide that each of the directors serves for a term that extends to our next annual meeting of stockholders. Our Board of Directors presently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, on each of which Drs. Fisher and Shah, Mr. Broenniman and Ms. Johnson serve as independent directors. Mr. Broenniman is Chairman of the Audit Committee, Dr. Shah is Chairman of the Compensation Committee and Mr. Broenniman is Chairman of the Nominating and Corporate Governance Committee.

58

2012 DIRECTORS COMPENSATION PROGRAM

In July 2012, our Board of Directors approved a board compensation program that modified and superseded the Company’s 2005 Directors Compensation Program (the “Non-Employee Director Plan”), which was previously in effect for our non-employee Directors. Under the Non-Employee Director Plan, an eligible director will receive initial and annual equity grants and cash compensation.

 In June 2014 and August 2016, our Board of Directors approved further amendments to the Non-Employee Director Plan. Under this modified program, a new eligible director will receive an initial grant of $50,000 worth of RSUs or, at the discretion of our Board of Directors, options to acquire shares of common stock. RSUs granted under this provision will be valued based on the average of the closing prices of the common stock for the five trading days preceding and including the date of grant and will vest at a rate determined by our Board of Directors in its discretion, typically over one year, partially on the date of grant and in equal quarterly installments thereafter. Options granted under this plan will have an exercise price equal to the fair market value on the date of grant. Such options will have a term of ten years and will vest at a rate determined by our Board of Directors in its discretion.

In addition, under the Non-Employee Director Plan, at the beginning of each fiscal year, each existing director eligible to participate will receive a grant of $35,000 worth of RSUs or, at the discretion of our Board of Directors, options to acquire shares of common stock. RSUs granted under this provision will be valued based on the average of the closing prices of the common stock for the five trading days preceding and including the first day of the fiscal year (or preceding and including the date of grant, if such grant is not made on the first day of the fiscal year) and will vest at a rate determined by our Board of Directors in its discretion, typically in equal quarterly installments over one year. Options granted under this plan will have an exercise price equal to the Fair Market value on the date of grant. Such options will have a term of ten years and will vest at a rate determined by our Board of Directors in its discretion.

In lieu of per meeting fees, eligible directors receive an annual board retainer fee of $30,000. The Non-Employee Director Plan also provides for the following annual retainer fees: Audit Committee Chair - $5,000, Compensation Committee chair - $5,000, Nominating Committee chair - $5,000, Audit Committee member - $4,000, Compensation Committee member - $4,000, Nominating Committee member - $4,000 and lead independent director - $15,000.

The RSU grants and the changes to the Non-Employee Director Plan were approved and recommended by our Compensation Committee prior to approval by our Board of Directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

There are no arrangements or understandings between any two or more of our directors or executive officers or between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current Board of Directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

59

Involvement in Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director or executive officer of our company: (1) any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and (5) being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies or law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or associated persons.

Code of Ethics

On February 23, 2005, the Board of Directors approved a “Code of Business Conduct and Ethics,” which applies to our principal executive officer, our principal financial officer, our principal accounting officer and persons performing similar tasks. Our Code of Business Conduct and Ethics is available on our company website at www.aethlonmedical.com.

Audit Committee and Audit Committee Financial Expert

Our Board of Directors formed an Audit Committee in May of 1999. Mr. Edward Broenniman (the Chairman of the Audit Committee), Dr. Charles J. Fisher, Jr., Ms. Sabrina Martucci Johnson and Dr. Chetan S. Shah serve as members of the Audit Committee. The Board of Directors has determined that Mr. Broenniman is an “audit committee financial expert” as that term is defined by Item 407 of Regulation S-K. Mr. Broenniman, Ms. Johnson and Dr. Shah meet the Nasdaq Stock Market’s independence standards for members of such audit committees.

ITEM 11. EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the fiscal years ended March 31, 2019 and March 31, 2018. The following table summarizes all compensation for fiscal years 2019 and 2018 received by our Chief Executive Officer, and our two most highly compensated executive officers who earned more than $100,000 in fiscal year 2019.

60

SUMMARY COMPENSATION TABLE FOR 2019 AND 2018 FISCAL YEARS

NAMED EXECUTIVE OFFICER AND PRINCIPAL POSITION	FISCAL YEAR ENDED MARCH 31,	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (5)	OPTION AWARDS ($)	NON- EQUITY INCENTIVE PLAN COMPEN- SATION ($)	NON- QUALIFIED DEFERRED COMPEN- SATION EARNINGS ($)	ALL OTHER COMP. ($)	TOTAL ($)
James A. Joyce (1)	2019	$272,708	$–	$–	$–	$–	$–	$–	$272,708
FORMER CHIEF EXECUTIVE OFFICER	2018	$385,000	$–	$–	$–	$–	$–	$–	$385,000

James B. Frakes (2)	2019	$255,833	$–	$30,000	$–	$–	$–	$–	$285,833
CHIEF FINANCIAL OFFICER, SECRETARY AND SVP-FINANCE	2018	$235,000	$–	$–	$–	$–	$–	$–	$235,000

Rodney S. Kenley (3)	2019	$183,333	$–	$–	$–	$–	$–	$–	$183,333
FORMER PRESIDENT	2018	$275,000	$–	$–	$–	$–	$–	$–	$275,000

Timothy S. Rodell, M.D. (4) INTERIM CHIEF EXECUTIVE OFFICER	2019	$121,250	$–	$–	$607,888	$–	$–	$–	$729,138

 _______________

(1) The aggregate number of stock awards and stock option awards issued to Mr. Joyce and outstanding as of March 31, 2019 is 158,500 and 120,000, respectively. Effective December 10, 2018, Mr. Joyce resigned from his position as Chief Executive Officer.

(2) The aggregate number of stock awards and stock option awards issued to Mr. Frakes and outstanding as of March 31, 2019 is 13,000 and 25,000, respectively.

(3) The aggregate number of stock awards and stock option awards issued to Mr. Kenley and outstanding as of March 31, 2019 is 13,000 and 35,000, respectively. Effective November 30, 2018, Mr. Kenley was terminated from his position as President.

(4) Dr. Rodell was appointed interim Chief Executive Officer on December 10, 2018. The aggregate number of stock option awards issued to Dr. Rodell and outstanding as of March 31, 2019 is 552,625.

(5) See note 5 to our financial statements for the years ended March 31, 2019 and 2018 regarding the assumptions made in valuing the restricted stock unit awards in the above table.

61

EMPLOYMENT CONTRACTS

We entered into an employment agreement with Mr. Joyce on April 1, 1999. The agreement, which was cancelable by either party upon sixty days’ notice, was in effect until Mr. Joyce retired or ceased to be employed by us. Under the terms of the agreement, if Mr. Joyce was terminated without cause, he was to receive twelve payments equal to twelve months’ base salary. Mr. Joyce’s employment agreement also provided for medical insurance and disability benefits, if his employment was terminated by us without cause or due to a change in our control before the expiration of the agreement, and allowed for bonus compensation and stock option grants as determined by our Board of Directors. The agreement also contained restrictive covenants preventing competition with us and the use of confidential business information, except in connection with the performance of his duties for us, for a period of two years following the termination of his employment with us.

Effective December 10, 2018, Mr. Joyce resigned from his position on our Board of Directors and as Chief Executive Officer. In connection with Mr. Joyce’s resignation, on December 12, 2018, we entered into a Separation and Consulting Agreement with Mr. Joyce. The Separation and Consulting Agreement provides that, pursuant to the terms of Mr. Joyce’s employment agreement, we will provide him with the termination benefits specified in that agreement, which include, (i) commencing on the 30th day following his December 10, 2018 separation date, continued payment of his current base salary for twelve (12) months, and (ii) payment of COBRA premiums for up to twelve (12) months. The agreement also provides for a full general release of claims and continued compliance by Mr. Joyce with his post-employment obligations under the employment agreement. The agreement additionally provides that Mr. Joyce will provide consulting services to us for up to 10 hours per month for up to 12 months, for which we will pay Mr. Joyce $5,000 per month. The consulting relationship will continue until the earlier of: (i) the date that is twelve (12) months from the separation date; (ii) in the event of a breach by Mr. Joyce of his post-employment obligations (as set forth in the employment agreement), the date of any such breach; or (iii) a date mutually agreed between us and Mr. Joyce.

We did not pay any bonus compensation to Mr. Joyce during the fiscal years ended March 31, 2019 and 2018. Mr. Joyce received bonus compensation totaling $45,000 and $60,000 from Exosome Sciences, Inc., a majority-owned subsidiary of ours, for services rendered during the fiscal years ended March 31, 2019 and 2018, respectively. That bonus was based upon targets established by our compensation committee.

On December 12, 2018, we entered into an employment agreement with Mr. Frakes, providing for continuation of his annual base salary of $260,000. In addition, the agreement provides that Mr. Frakes is eligible for an annual cash performance bonus for each year. Whether Mr. Frakes receives an annual bonus for any given year, and the amount of any such annual bonus, will be determined in the discretion of our Board of Directors (or the Compensation Committee thereof). The agreement also provides that if Mr. Frakes’ employment is terminated without cause, or if he resigns for good reason (each as defined in the agreement), then Mr. Frakes will be entitled under his agreement to continue to receive his annual base salary and payment of premiums for continuation of healthcare benefits for a period of 12 months following such termination. We did not pay any bonuses to Mr. Frakes during the fiscal years ended March 31, 2019 and 2018.

Mr. Kenley was appointed our President on October 27, 2010. Pursuant to a written offer of employment executed by us and Mr. Kenley, he received an annual salary initially set at $240,000 and medical insurance benefits. We did not pay any bonuses to Mr. Kenley during the fiscal years ended March 31, 2018 and 2017. Effective November 30, 2018, Mr. Kenley was terminated from his position as President and on December 12, 2018, Mr. Kenley resigned from our Board of Directors.

We entered into an employment agreement in connection with Dr. Rodell’s appointment as Interim Chief Executive Officer on December 10, 2018. Among other things, the employment agreement provides for (i) an annual base salary of $390,000, (ii) at the sole discretion of the Compensation Committee or our Board of Directors, an annual target cash performance bonus and (iii) an option to purchase 552,625 shares of our common stock, at an exercise price equal to the fair market value on the date of grant, which will vest over a four-year period, with 25% vesting on the one-year anniversary of the commencement of employment and the remainder vesting monthly thereafter in equal increments for 36 months, subject to acceleration of vesting in the event of a change in control (as defined in the employment agreement). In addition, in the event of a strategic transaction, as defined in the employment agreement, completed within two years of Dr. Rodell’s commencement of employment, he will receive a cash bonus equal to 50% of his then annual base salary and an additional equity grant such that Dr. Rodell’s equity interest in the Company is then equal to three percent. The option will be subject to standard four-year vesting, subject to full vesting if Dr. Rodell is terminated in connection with the strategic transaction.

62

RESTRICTED STOCK UNIT GRANTS TO DIRECTORS AND EXECUTIVE OFFICERS

On August 9, 2016, our Board of Directors established a restricted stock unit program as a tool to provide stock-based compensation to our officers and directors. The RSUs represent the right to be issued on a future date shares of our common stock for vested RSUs.

During the fiscal year ended March 31, 2019, 207,471 vested RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSU’s in exchange for the Company paying the related withholding taxes on the share issuance, 112,260 of the RSUs were cancelled and we issued a net 95,211 shares to our executives.

During the fiscal year ended March 31, 2019, 145,481 RSUs held by our outside directors were exchanged into the same number of shares of our common stock. As four of our five independent directors elected to return 40% of their RSUs in exchange for cash in order to pay their withholding taxes on the share issuances, 47,471 of the RSUs were cancelled and we paid $54,278 in cash to those independent directors.

RSUs outstanding that have vested and are expected to vest as of March 31, 2019 are as follows:

Number of RSUs
Vested	46,125
Expected to vest	138,375
Total	184,500

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth certain information concerning stock option awards granted to our named executive officers.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR END

OPTIONS AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)		RESTRICTED STOCK UNITS EXERCISED (#)	RESTRICTED STOCK UNITS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	DATE OF OPTION EXPIRATION
James A. Joyce	50,000	(1)	–	–	$12.50	09/27/20
	40,000	(2)	–	–	$5.00	07/01/23
	30,000	(3)	–	–	$9.50	06/06/24
	–		475,500	158,500	N/A	N/A

James B. Frakes	10,000	(3)	–	–	$12.50	09/27/20
	10,000	(4)	–	–	$5.00	07/01/23
	5,000	(3)	–		$9.50	06/06/24
	–		39,000	13,000	N/A	N/A

Rodney S. Kenley	20,000	(5)	–	–	$12.50	10/27/20
	10,000	(4)	–	–	$5.00	7/01/23
	5,000	(3)	–	–	$9.50	06/06/24
	–		39,000	13,000	N/A	N/A

Timothy S. Rodell, M.D.	–	(6)	–	–	$1.25	12/10/28

63

(1) This option was fully vested as of September 27, 2013.

(2) This option was fully vested as of July 1, 2017.

(3) This option was fully vested as of June 6, 2016.

(5) This option was fully vested as of October 27, 2014.

(6) An option to purchase 552,625 shares of common stock at a price of $1.25 per share was issued on December 10, 2018. This option has not yet begun to vest.

Director Compensation for 2019 Fiscal Year

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended March 31, 2019.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James A. Joyce (1)	$–	$–	–	–	–	–	$–
Rodney S. Kenley (2)	$–	$–	–	–	–	–	$–
Timothy S. Rodell, M.D. (3)	$–	$–	–	–	–	–	$–
Charles J. Fisher, Jr., M.D. (4)	$124,000	$35,000	–	–	–	–	$159,000
Edward G. Broenniman (5)	$44,000	$35,000	–	–	–	–	$79,000
Chetan S. Shah, M.D. (6)	$43,000	$35,000	–	–	–	–	$78,000
Sabrina M. Johnson (7)	$34,000	$35,000					$69,000
Guy Cipriani (8)	$25,500	$50,000					$75,500

(1) All compensation received by Mr. Joyce in fiscal year 2019 is disclosed in the Summary Compensation Table above. Mr. Joyce received no compensation as a director in fiscal year 2019. Mr. Joyce resigned from the Board in December 2018.

(2) All compensation received by Mr. Kenley in fiscal year 2018 is disclosed in the Summary Compensation Table above. Mr. Kenley received no compensation as a director in fiscal year 2018. Mr. Kenley resigned from the Board in December 2018.

(3) All compensation received by Dr. Rodell in fiscal year 2019 is disclosed in the Summary Compensation Table above. Dr. Rodell received no compensation as a director in fiscal year 2019.

(4) In the fiscal year ended March 31, 2019, Dr. Fisher earned $90,000 in cash compensation for his services to us as non-executive Chairman and $34,000 in Board fees related to his role as a director and a member of our Audit Committee for an aggregate amount of $159,000. Dr. Fisher also received RSU’s valued at $35,000 for his ongoing service as a Board member per the 2012 Directors Compensation Program.

64

(5) In the fiscal year ended March 31, 2019, Mr. Broenniman earned $44,000 related to his role as a director, a member of our Compensation Committee, and as the chair of our Audit Committee and of our Nominating and Corporate Governance Committee. Mr. Broenniman also received RSU’s valued at $35,000 for his ongoing service as a Board member per the 2012 Directors Compensation Program. Mr. Broenniman had 33,431 stock option awards issued and outstanding as of March 31, 2019. Mr. Broenniman received stock option grants of 12,000 shares on September 27, 2010, 3,684 shares on June 6, 2014, 8,537 shares on March 14, 2014, and 9,211 shares on July 24, 2012 for his service as an outside director. All of those stock option grants are fully vested.

(6) In the fiscal year ended March 31, 2019, Dr. Shah earned $43,000 related to his role as a director, a member of our Audit Committee, and as the chair of our Compensation Committee. Dr. Shah also received RSU’s valued at $35,000 for his ongoing service as a Board member per the 2012 Directors Compensation Program. Dr. Shah had 11,205 stock option awards issued and outstanding as of March 31, 2019. Dr. Shah received stock option grants of 3,684 on June 6, 2014 and 7,520 shares on July 24, 2012 for his service as an outside director. The June 2014 option vested 3,684 shares on March 31, 2015, and the 2014 option vested all 7,520 shares at grant.

(7) In the fiscal year ended March 31, 2019, Ms. Johnson earned $34,000 for her roles as a director and a member of our audit committee. Ms. Johnson also received RSU’s valued at $35,000 for her ongoing service as a Board member per the 2012 Directors Compensation Program.

(8) In the fiscal year ended March 31, 2019, Mr. Cipriani earned $25,500 related to his role as a director, a member of our Nominating and Corporate Governance Committee. Mr. Cipriani also received RSU’s valued at $50,000 for joining our Board per the 2012 Directors Compensation Program.

Directors Compensation Program

We maintain a board compensation program, in which only non-employee directors may participate. Please see the “Equity Compensation Plans – 2012 Directors Compensation Program” section of this Report for more information on the program.

Dr. Fisher additionally is compensated $90,000 per year for his services as Chairman of our Board, which our Board of Directors considers to be fees payable as a member of our Board of Directors or a Committee of our Board for purposes of Section 10A-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended. To the extent payment of such fees are construed to not be fees payable as a member of our Board of Directors or a Committee of our Board, then our Board of Directors considers that Dr. Fisher may act as a member of its Audit Committee under Nasdaq Rule 5605(c)(2)(B) as our Board of Directors has determined that it is in the best interests of our Company and its stockholders for Dr. Fisher to continue to serve on its Audit Committee. The Board has awarded compensation to non-employee directors in the past outside of the Non-Employee Director Plan.

65

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of June 27, 2019, with respect to the ownership of our common stock, by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of each class of our capital stock, (ii) each of our directors and director nominees (if any), (iii) each of our named executive officers and (iv) all of our executive officers and directors as a group. As of such date, we had 19,103,570 shares of our common stock issued and outstanding. The term “executive officer” is defined as the President/Chief Executive Officer, Secretary, Chief Financial Officer/Treasurer, any vice-president in charge of a principal business function (such as administration or finance), or any other person who performs similar policy making functions for us. We believe that each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws where applicable, excepted where otherwise noted:

NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1) (2)	PERCENT OF BENEFICIAL OWNERSHIP
Timothy C. Rodell, MD, FCCP, Interim Chief Executive Officer and Director
9635 Granite Ridge Drive, Suite 100
San Diego, CA 92123	-- (3)	*
James B. Frakes, Chief Financial Officer
9635 Granite Ridge Drive, Suite 100
San Diego, CA 92123	59,363 (4)	*
Charles J. Fisher, Jr., MD, Chairman and Director
9635 Granite Ridge Drive, Suite 100,
San Diego, CA 92123	53,521	*
Edward G. Broenniman, Director
9635 Granite Ridge Drive, Suite 100
San Diego, CA 92123	122,178 (5)	*
Chetan Shah, MD, Director
9635 Granite Ridge Drive, Suite 100
San Diego, CA 92123	436,904 (6)	2.3%
Sabrina Martucci Johnson, Director 9635 Granite Ridge Drive, Suite 100 San Diego, CA 92123	45,996	*
Guy F. Cipriani, Director 9635 Granite Ridge Drive, Suite 100 San Diego, CA 92123	28,498	*
James A. Joyce, Former Chief Executive Officer
9635 Granite Ridge Drive, Suite 100
San Diego, CA 92123	463,829 (7)	2.4%
Rodney S. Kenley, Former President
9635 Granite Ridge Drive, Suite 100
San Diego, CA 92123	58,844 (8)	*
Sachs Investment Group, LLC (9)
1346 S. Third St., Louisville, KY 40208	1,908,113	10.0%
All Current Directors and Executive Officers as a Group (7 members)	1,269,132 shares	6.5%

 ____________________

*	Less than 1%

66

(1)	Based on 19,103,570 shares of common stock outstanding on our transfer records as of June 27, 2019.

(2)	Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable by a person within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except where otherwise noted, we believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by such person, subject to community property laws, where applicable.

(3)	Timothy C. Rodell, MD, FCCP, was appointed interim Chief Executive Officer and director on December 10, 2018. In connection with Dr. Rodell’s appointment, he received an option to purchase 552,625 shares of our common stock, at an exercise price equal to the fair market value on the date of grant, which will vest over a four-year period, with 25% vesting on the one-year anniversary of the commencement of employment and the remainder vesting monthly thereafter in equal increments for 36 months. As the above table was based on options vesting within 60 days of June 27, 2019, no share ownership is presented for Dr. Rodell.

(4)	Includes 10,000 stock options exercisable at $12.50 per share, 10,000 stock options exercisable at $5.00 per share and 5,000 stock options exercisable at $9.50 per share.

(5)	Includes 12,000 stock options exercisable at $12.50 per share, 9,211 stock options exercisable at $3.80 per share, 8,537 stock options exercisable at $4.10 per share and 3,684 stock options exercisable at $9.50 per share.

(6)	Includes warrants to purchase 90,572 shares of common stock at exercise prices ranging from $4.65 per share to $6.60 per share, and 7,521 stock options exercisable at $4.10 per share and 3,684 stock options exercisable at $9.50 per share.
(7)	Includes 50,000 stock options exercisable at $12.50 per share, 40,000 stock options exercisable at $5.00 per share and 30,000 stock options exercisable at $9.50 per share.

(8)	Includes 20,000 stock options exercisable at $12.50 per share, 10,000 stock options exercisable at $5.00 per share and 5,000 stock options exercisable at $9.50 per share.

(9)	More-than-5% stockholder.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The following describes all transactions since April 1, 2017, and all proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. In making such decisions our Audit Committee considers and approves or disapproves any related party transaction as defined under SEC Regulation Item 404, to the extent required by SEC regulations.

Strategic Cross-License Agreement

On June 30, 2019, we entered into a strategic joint cross-licensing agreement with SeaStar to jointly develop our and SeaStar’s respective combined medical devices to address the care and management of critically ill patients. Dr. Charles J. Fisher, Jr., our Chairman of the Board, is also the Executive Chairman and CEO of SeaStar.

67

Other Transactions

Mr. Joyce received bonus compensation totaling $45,000 and $60,000 from Exosome Sciences, Inc., a majority-owned subsidiary of ours, for services rendered during the fiscal years ended March 31, 2019 and 2018, respectively. Each bonus was based upon targets established by our compensation committee.

Director Independence

Ms. Johnson, Dr. Fisher, Mr. Broenniman, Mr. Cipriani and Dr. Shah are independent directors as that term is defined by Nasdaq Stock Market Rule 5605(a)(2). We currently have a compensation committee, a nominating and corporate governance committee and an audit committee. Of the members of our Board of Directors, Ms. Johnson, Dr. Fisher, Mr. Broenniman, Mr. Cipriani and Dr. Shah meet the Nasdaq Stock Market’s independence standards for members of such committees.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table presents fees for professional services billed by Squar Milner LLP (“Squar Milner”) during the fiscal years ended March 31, 2019 and 2018:

	Fiscal Year	Fiscal Year
	2019	2018
Audit Fees (1)	$113,503	$111,780
Audit Related Fees (2)	16,740	61,407
Tax Fees (3)	8,146	7,818
All Other Fees (4)	–	–
	$138,389	$181,005

(1) Audit Fees include fees and expenses for professional services rendered in connection with the audit of our financial statements for fiscal 2019 and 2018 and for reviews of the financial statements included in each of our quarterly reports on Form 10-Q during fiscal 2019 and 2018.

(2) Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Included in Audit Related Fees for fiscal 2019 and 2018 are fees and expenses related to reviews of registration statements and SEC filings other than Forms 10-K and 10-Q.

(3) Tax Fees include the aggregate fees billed during fiscal year 2019 and 2018 for professional services for preparation of income tax returns.

(4) All Other Fees consist of fees paid for products and services other than the services reported above.  No such fees were billed by Squar Milner for fiscal 2019 or 2018.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor

Our audit committee of the Board of Directors is responsible for pre-approving all audit, audit-related, tax and other permitted non-audit services to be performed for us by our independent auditor. The audit committee approved all of the services for which Squar Milner billed us as set forth in the above table.

68

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENTS

The following documents are filed as part of this report on Form 10-K:

1. Consolidated Financial Statements for the years ended March 31, 2019 and 2018:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Stockholders’ Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

2. Exhibits

3.1	Articles of Incorporation of Aethlon Medical, Inc., as amended (1)

3.2	Bylaws of Aethlon Medical, Inc., as amended (27)

4.1	Form of Common Stock Certificate (2)

4.2	Form of Common Stock Purchase Warrant dated March 29, 2012 and April 5, 2012 (8)

4.3	Form of Common Stock Purchase Warrant dated June 19, 2012 (9)

4.4	Form of Common Stock Purchase Warrant dated August 29, 2012 (10)

4.5	Form of Common Stock Purchase Warrant dated October, November and December 2012 (11)

4.6	Form of Common Stock Purchase Warrant dated June 14, 2013 (12)

4.7	Form of Amendment to Notes and Warrants dated March 31, 2014 (17)

4.8	Form of Common Stock Purchase Warrant dated June 24, 2014 (18)

4.9	Form of Common Stock Purchase Warrant dated July 24, 2014 (20)

4.10	Form of Common Stock Purchase Warrant issued August and September 2014 (21)

4.11	Form of Convertible Promissory Note dated November 6, 2014 (21)

4.12	Form of Warrant to Purchase Common Stock issued June 25, 2015 (25)

69

4.13	Form of Purchase Agent Warrant issued June 25, 2015 (26)

4.14	Form of Amendment to Notes and Warrants dated June 27, 2016 (30)

4.15	Form of Allonge to Convertible Promissory Note dated June 27, 2016 (30)

4.16	Form of Consent and Waiver and Amendment dated June 27, 2016 (30)

4.17	Form of Warrant Agreement issued March 27, 2017 (33)

4.18	Form of Warrant (36)

4.19	Form of Placement Agent Warrant (37)

4.20	Form of Pre-Funded Warrant (36)

10.1	Amended 2010 Stock Incentive Plan (3) ++

10.2	Patent License Agreement by and amongst Aethlon Medical, Inc., Hemex, Inc., Dr. Julian L. Ambrus and Dr. David O. Scamurra (4)

10.3	Standard Industrial Net Lease by and between Sorrento Business Complex and Aethlon Medical, Inc. dated September 28, 2009 (6)

10.4	Stock Option Agreement of Rodney S. Kenley dated October 27, 2010 (7) ++

10.5	Unit Subscription Agreement dated June 19, 2012 (8)

10.6	Unit Subscription Agreement dated August 29, 2012 (9)

10.7	Unit Subscription Agreement dated October, November and December 2012 (10)

10.8	Unit Subscription Agreement dated June 14, 2013 (11)

10.9	Form of Unit Purchase Agreement dated October 30, 2013 (43)

10.10	Form of Subscription Agreement October 30, 2013 (12)

10.11	Form of Unit Purchase Agreement dated November 12, 2013 (13)

10.12	Form of Subscription Agreement November 12, 2013 (13)

10.13	Form of Unit Purchase Agreement dated December 10, 2013 (14)

10.14	Form of Subscription Agreement December 10, 2013 (15)

70

10.15	Form of Unit Purchase Agreement dated December 30, 2013 (16)

10.16	Form of Subscription Agreement December 30, 2013 (16)

10.17	Form of Restructuring Agreement dated June 24, 2014 (18)

10.18	Form of Restructuring Agreement dated June 24, 2014 (18)

10.19	Form of Restructuring Agreement dated July 8, 2014 (19)

10.20	Second Amendment to Standard Industrial Net Lease by and between Sorrento Business Complex and Aethlon Medical, Inc. dated October 10, 2014 (2)

10.21	Form of Subscription Agreement dated November 6, 2014 (21)

10.22	Office Lease between T-C Stonecrest LLC and Aethlon Medical, Inc. dated November 13, 2014 (22)

10.23	Securities Purchase Agreement dated November 26, 2014 (23)

10.24	Registration Rights Agreement dated November 26, 2014 (23)

10.25	UCI Clinical Trial Agreement signed April 9, 2015 (24)

10.26	Protocol for UCI Clinical Trial (24)

10.27	Budget for UCI Clinical Trial (24)

10.28	Securities Purchase Agreement dated June 23, 2015 (25)

10.29	Registration Rights Agreement dated June 23, 2015 (25)

10.30	Third Amendment to Standard Industrial Net Lease dated October 21, 2015 (28)

10.31	Amendment of Terms dated November 12, 2015 (28)

10.32	Consulting Agreement dated February 9, 2016 (29)

10.33	Common Stock Sales Agreement dated June 28, 2016 between Aethlon Medical, Inc. and H.C. Wainwright & Co., LLC (30)

10.34	Form of Consent and Waiver dated June 27, 2016 (30)

10.35	Aethlon Medical, Inc. 2012 Non-Employee Directors Compensation Program, as Modified on August 9, 2016 (31) ++

71

10.36	Stock Unit Agreement by and between Aethlon Medical, Inc. and James A. Joyce dated August 29, 2016 (34) ++

10.37	Stock Unit Agreement by and between Aethlon Medical, Inc. and James B. Frakes dated August 29, 2016 (34) ++

10.38	Fourth Amendment to Standard Industrial Net Lease by and between AGP Sorrento Business Complex, L.P. and Aethlon Medical, Inc. dated October 5, 2016 (34)

10.39	Form of Securities Purchase Agreement, dated March 22, 2017 (33) ++

10.40	Form of Engagement Letter, dated March 15, 2017 (33) ++

10.41	Form of Exchange Agreement (34)

10.42	Form of Securities Purchase Agreement (38)

10.43	Fifth Amendment to Standard Industrial Net Lease (39)

10.44	Amendment to Convertible Notes, dated May 6, 2019, by and among Aethlon Medical, Inc., Alpha Capital Anstalt and Osher Capital Partners, LLC (40)

10.45	Sixth Amendment to Standard Industrial Net Lease (41)

10.46	Separation and Consulting Agreement by and between Aethlon Medical, Inc. and James Joyce dated December 10, 2018. (42) ++

10.47	Employment Agreement by and between Aethlon Medical, Inc. and Timothy C. Rodell dated December 10, 2018. (42) ++

10.48	Employment Agreement by and between Aethlon Medical, Inc. and James Frakes dated December 12, 2018. (42) ++

10.49	Form of Indemnification Agreement for Officers and Directors (42) ++

10.50	Form of Option Grant Agreement for Officers and Directors (42) ++

10.51	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Directors (42) ++

10.52	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Executives (42) ++

14	Code of Ethics (34)

21.1	List of subsidiaries (2)

23.1	Consent of Independent Registered Public Accounting Firm (Squar Milner LLP) *

72

31.1	Certification of our Chief Executive Officer, pursuant to Securities Exchange Act rules 13a-14(a) and 15d-14(a) as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.*

31.2	Certification of our Chief Financial Officer, pursuant to Securities Exchange Act rules 13a-14(a) and 15d-14(a) as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.*

32.1	Statement of our Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)*

32.2	Statement of our Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)*

99.1	Letter from FDA to Registrant dated September 8, 2018 (35)

101.INS	XBRL Instance Document*
101.SCH	XBRL Schema Document*
101.CAL	XBRL Calculation Linkbase Document*
101.DEF	XBRL Definition Linkbase Document*
101.LAB	XBRL Label Linkbase Document*
101.PRE	XBRL Presentation Linkbase Document*

* Filed herewith

++ Indicates a management contract or compensatory plan or arrangement

(1) Filed with the Company’s Registration Statement on Form S-3 (File No. 333-211151) filed on May 5, 2016 and incorporated by reference.

(2) Filed with the Company’s Registration Statement on Form S-1 (File No. 333-201334) filed on December 31, 2014 and incorporated by reference.

(3) Filed with the Company’s Current Report on Form 8-K dated March 30, 2016 and incorporated by reference.

(4) Filed with the Company’s Annual Report on Form 10-KSB/A filed on September 10, 2004 for the year ended March 31, 2004 and incorporated by reference.

(5) Filed with the Company’s Current Report on Form 8-K dated December 19, 2008 and incorporated by reference.

(6) Filed with the Company’s Quarterly Report on Form 10-Q filed on November 16, 2009 for the period ended September 30, 2009 and incorporated by reference.

(7) Filed with the Company’s Current Report on Form 8-K dated November 1, 2010 and incorporated by reference.

(8) Filed with the Company’s Current Report on Form 8-K dated April 6, 2012 and incorporated by reference.

(9) Filed with the Company’s Current Report on Form 8-K dated June 27, 2012 and incorporated by reference.

(10) Filed with the Company’s Current Report on Form 8-K dated September 6, 2012 and incorporated by reference.

73

(11) Filed with the Company’s Quarterly Report on Form 10-Q filed on February 12, 2013 for the period ended December 31, 2012 and incorporated by reference.

(12) Filed with the Company’s Quarterly Report on Form 10-Q filed on August 13, 2013 for the period ended June 30, 2013 and incorporated by reference.

(13) Filed with the Company’s Current Report on Form 8-K dated November 6, 2013 and incorporated by reference.

(14)  Filed with the Company’s Current Report on Form 8-K dated November 20, 2013 and incorporated by reference.

(15) Filed with the Company’s Current Report on Form 8-K dated December 16, 2013 and incorporated by reference.

(16) Filed with the Company’s Current Report on Form 8-K dated January 7, 2014 and incorporated by reference.

(17) Filed with the Company’s Current Report on Form 8-K dated April 4, 2014 and incorporated by reference.

(18) Filed with the Company’s Current Report on Form 8-K dated June 30, 2014 and incorporated by reference.

(19) Filed with the Company’s Current Report on Form 8-K dated July 10, 2014 and incorporated by reference.

(20) Filed with the Company’s Current Report on Form 8-K dated July 28, 2014 and incorporated by reference.

(21) Filed with the Company’s Quarterly Report on Form 10-Q filed on November 10, 2014 for the period ended September 30, 2014 and incorporated by reference.

(22) Filed with the Company’s Current Report on Form 8-K/A dated November 19, 2014 and incorporated by reference.

(23) Filed with the Company’s Current Report on Form 8-K dated November 28, 2014 and incorporated by reference.

(24) Filed with the Company’s Current Report on Form 8-K dated April 15, 2015 and incorporated by reference.

(25) Filed with the Company’s Current Report on Form 8-K dated June 24, 2015 and incorporated by reference.

(26) Filed with the Company’s Current Report on Form 8-K dated June 26, 2015 and incorporated by reference.

(27) Filed with the Company’s Annual Report on Form 10-K filed on June 26, 2015 for the year ended March 31, 2015 and incorporated by reference.

(28) Filed with the Company’s Quarterly Report on Form 10-Q filed on November 16, 2015 for the period ended September 30, 2015 and incorporated by reference.

(29) Filed with the Company’s Current Report on Form 8-K dated February 16, 2016 and incorporated by reference.

(30) Filed with the Company’s Current Report on Form 8-K dated June 28, 2016 and incorporated by reference.

(31) Filed with the Company’s Current Report on Form 8-K dated August 10, 2016 and incorporated by reference.

74

(32) Filed with the Company’s Quarterly Report for the quarter ended September 30, 2016 dated November 10, 2016 and incorporated by reference.

(33) Filed with the Company’s Current Report on Form 8-K dated March 22, 2017 and incorporated by reference.

(34) Filed with the Company’s Annual Report for the year ended March 31, 2017, dated June 28, 2017 and incorporated herein by reference.

(35) Filed with the Company’s Current Report on Form 8-K dated September 12, 2017 and incorporated herein by reference.

(36) Filed with the Company’s Amendment No. 1 to Registration Statement on Form S-1, dated September 18, 2017 and incorporated herein by reference.

(37) Filed with the Company’s Amendment No. 2 to Registration Statement on Form S-1, dated September 22, 2017 and incorporated herein by reference.

(38) Filed with the Company’s Amendment No. 4 to Registration Statement on Form S-1, dated September 29, 2017 and incorporated herein by reference.

(39) Filed with the Company’s Quarterly Report for the quarter ended September 30, 2017, dated November 2, 2017 and incorporated herein by reference.

(40) Filed with the Company’s Current Report on Form 8-K dated May 8, 2019 and incorporated by reference.

(41) Filed with the Company’s Quarterly Report for the quarter ended September 30, 2018, dated November 11, 2016 and incorporated herein by reference.

(42) Filed with the Company’s Quarterly Report for the quarter ended December 31, 2018, dated February 11, 2019 and incorporated herein by reference.

(43) Filed with the Company’s Current Report on Form 8-K filed on November 6, 2013 and incorporated by reference.

75

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1 day of July, 2019.

By:	/s/ TIMOTHY C. RODELL, M.D.
Timothy C. Rodell, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James B. Frakes and Timothy C. Rodell, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY C. RODELL	Chief Executive Officer and Principal Executive Officer	July 1, 2019
Timothy C. Rodell, M.D.

/s/ JAMES B. FRAKES	Chief Financial Officer and Principal Accounting Officer	July 1, 2019
James B. Frakes

/s/ EDWARD G. BROENNIMAN	Director	July 1, 2019
Edward G. Broenniman

/s/ CHETAN S. SHAH	Director	July 1, 2019
Chetan S. Shah

/s/ CHARLES J. FISHER, JR., MD	Chairman and Director	July 1, 2019
Charles J. Fisher, Jr., MD

/s/ SABRINA MARTUCCI JOHNSON	Director	July 1, 2019
Sabrina Martucci Johnson

/s/ GUY CIPRIANI	Director	July 1, 2019
Guy Cipriani

76

AETHLON MEDICAL, INC. AND SUBSIDIARY

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Aethlon Medical, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Aethlon Medical, Inc. and its subsidiary (the Company) as of March 31, 2019 and 2018, the related consolidated statements of operations, equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a history of recurring losses from operations through March 31, 2019, had an accumulated deficit of approximately $105,652,000 as of March 31, 2019 and does not have sufficient working capital to fund its planned operations during the twelve-month period subsequent to the issuance of these financial statements. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Squar Milner LLP

We have served as the Company’s auditor since 2001.

San Diego, California

July 1, 2019

F-2

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	March 31, 2019	March 31, 2018
ASSETS
CURRENT ASSETS
Cash	$3,828,074	$6,974,070
Accounts receivable	–	74,813
Prepaid expenses and other current assets	210,042	181,367

TOTAL CURRENT ASSETS	4,038,116	7,230,250

Property and equipment, net	6,021	27,552
Patents, net	66,668	75,832
Deposits	12,159	18,270

TOTAL ASSETS	$4,122,964	$7,351,904

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$131,931	$124,450
Due to related parties	83,654	90,366
Convertible notes payable, net	962,301	–
Other current liabilities	646,000	263,141

TOTAL CURRENT LIABILITIES	1,823,886	477,957

Convertible notes payable, net	–	841,153

TOTAL LIABILITIES	1,823,886	1,319,110

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 30,000,000 shares authorized at March 31, 2019 and 2018; 19,004,253 and 17,739,511 issued and outstanding at March 31, 2019 and 2018, respectively	19,004	17,740
Additional paid-in capital	108,058,538	105,574,014
Accumulated deficit	(105,652,433)	(99,457,714)

TOTAL AETHLON MEDICAL, INC. STOCKHOLDERS’ EQUITY BEFORE NONCONTROLLING INTERESTS	2,425,109	6,134,040

NONCONTROLLING INTERESTS	(126,031)	(101,246)

TOTAL STOCKHOLDERS’ EQUITY	2,299,078	6,032,794

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,122,964	$7,351,904

See accompanying notes to the consolidated financial statements.

F-3

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended March 31,
	2019	2018
REVENUES:
Government contract and grant revenue	$229,625	$149,625
Total revenues	229,625	149,625

OPERATING COSTS AND EXPENSES
Professional fees	2,192,048	1,553,204
Payroll and related expenses	3,083,116	2,634,937
General and administrative	953,478	792,600
Total operating expenses	6,228,642	4,980,741

OPERATING LOSS	(5,999,017)	(4,831,116)

OTHER EXPENSE
Loss on debt extinguishment	–	376,909
Loss on share for warrant exchanges	–	130,215
Interest and other expenses	220,487	361,597
Total other expense	220,487	868,721

NET LOSS BEFORE NONCONTROLLING INTERESTS	(6,219,504)	(5,699,837)

LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(24,785)	(20,279)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,194,719)	$(5,679,558)

Basic and diluted net loss per share available to common stockholders	$(0.34)	$(0.46)

Weighted average number of common shares outstanding - basic and diluted	18,124,707	12,317,074

See accompanying notes to the consolidated financial statements.

F-4

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

	ATTRIBUTABLE TO AETHLON MEDICAL, INC.
	COMMON STOCK		ADDITIONAL PAID IN	ACCUMULATED	NON- CONTROLLING	TOTAL
	SHARES	AMOUNT	CAPITAL	DEFICIT	INTERESTS	EQUITY
BALANCE - MARCH 31, 2017	8,797,086	$8,796	$94,445,739	$(93,778,156)	$(80,967)	$595,412

Issuances of common stock for cash under at the market program	941,504	941	2,104,027	–	–	2,104,968

Issuances of common stock for cash under warrant exercises	2,160,350	2,160	2,231,642	–	–	2,233,802

Issuances of common stock under conversions of convertible notes and related accrued interest	120,922	121	362,642	–	–	362,763

Issuance of common stock in public offering	5,454,546	5,455	5,284,280	–	–	5,289,735

Issuance of common shares for repurchase of restricted stock units.	175,262	175	(278,808)	–	–	(278,633)

Common stock issued for services	15,000	15	33,585	–	–	33,600

Issuance of common shares pursuant to warrant exchanges	74,841	77	130,138	–	–	130,215

Stock-based compensation expense	–	–	1,260,769	–	–	1,260,769

Net loss	–	–	–	(5,679,558)	(20,279)	(5,699,837)

BALANCE - MARCH 31, 2018	17,739,511	17,740	105,574,014	(99,457,714)	(101,246)	6,032,794

Issuances of common stock for cash under at the market program	773,221	773	1,047,598	–	–	1,048,371

Issuances of common stock for cash under warrant exercises	283,300	283	292,649	–	–	292,932

Issuance of common shares for repurchase of restricted stock units.	193,221	193	(194,059)	–	–	(193,866)

Common stock issued for services	15,000	15	19,335	–	–	19,350

Stock-based compensation expense	–	–	1,319,001	–	–	1,319,001

Net loss	–	–	–	(6,194,719)	(24,785)	(6,219,504)

BALANCE - MARCH 31, 2019	19,004,253	$19,004	$108,058,538	$(105,652,433)	$(126,031)	$2,299,078

See accompanying notes to the consolidated financial statements.

F-5

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

	2019	2018
Cash flows from operating activities:
Net loss	$(6,219,504)	$(5,699,837)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30,695	35,658
Loss on share for warrant exchanges	–	130,215
Loss on debt extinguishment	–	376,909
Stock based compensation	1,319,001	1,260,769
Amortization of debt discount and deferred financing costs	121,148	245,663
Fair market value of common stock issued for services	19,350	33,600

Changes in operating assets and liabilities:
Accounts receivable	74,813	(74,813)
Prepaid expenses and other current assets	(28,675)	(143,816)
Other assets	6,111	(3,374)
Accounts payable and other current liabilities	390,340	(104,154)
Due to related parties	(6,712)	32,500
Net cash used in operating activities	(4,293,433)	(3,910,680)

Cash flows from investing activities:
Purchases of property and equipment	–	(24,823)
Net cash used in investing activities	–	(24,823)

Cash flows from financing activities:
Cash paid for repurchase of restricted stock units	(193,866)	(278,633)
Net proceeds from the issuance of common stock and exercise of warrants	1,341,303	9,628,505
Net cash provided by financing activities	1,147,437	9,349,872

Net (decrease) increase in cash	(3,145,996)	5,414,369

Cash at beginning of year	6,974,070	1,559,701

Cash at end of year	$3,828,074	$6,974,070

Supplemental disclosures of cash flow information:

Cash paid during the period for:

Interest	$95,388	$–

Supplemental information of non-cash investing and financing activities:
Conversion of debt, accrued liabilities and accrued interest to common stock	$–	$362,763
Issuance of shares under vested restricted stock units	$193	$211

See accompanying notes to the consolidated financial statements.

F-6

Aethlon Medical, Inc. and Subsidiary

Notes to Consolidated Financial Statements

1. ORGANIZATION, LIQUIDITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Aethlon Medical, Inc., and its subsidiary, is a medical technology company focused on addressing unmet needs in global health and biodefense. The Aethlon Hemopurifier® is a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier depletes the presence of circulating tumor-derived exosomes that promote immune suppression, seed the spread of metastasis and inhibit the benefit of leading cancer therapies. The U.S. Food and Drug Administration (FDA) has designated the Hemopurifier as a “Breakthrough Device” related to the following two indications:

•	the treatment of life-threatening viruses that are not addressed with approved therapies; and
•	the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease.

We believe the Hemopurifier can be a part of the broad-spectrum treatment of life-threatening highly glycosylated viruses that are not addressed with an already approved treatment countermeasure objective set forth by the U.S. Government to protect citizens from bioterror and pandemic threats. In small-scale or early feasibility human studies, the Hemopurifier has been administered to individuals infected with HIV, hepatitis-C, and Ebola. Additionally, the Hemopurifier has been validated to capture Zika virus, Lassa virus, MERS-CoV, cytomegalovirus, Epstein-Barr virus, Herpes simplex virus, Chikungunya virus, Dengue virus, West Nile virus, smallpox-related viruses, H1N1 swine flu virus, H5N1 bird flu virus, and the reconstructed Spanish flu virus of 1918. In several cases, these validations were conducted in collaboration with leading government or non-government research institutes. Domestically, we are focused on the clinical advancement of the Hemopurifier through investigational device exemptions (IDEs) approved by the FDA. We recently concluded a feasibility study to demonstrate the safety of our device in health-compromised individuals infected with a viral pathogen.

We are also the majority owner of Exosome Sciences, Inc. (ESI), a company focused on the discovery of exosomal biomarkers to diagnose and monitor life-threatening diseases. Included among ESI’s endeavors is the advancement of a TauSomeTM biomarker candidate to diagnose chronic traumatic encephalopathy (CTE) in the living. ESI previously documented TauSome levels in former NFL players to be nine times higher than same age-group control subjects. We consolidate ESI’s activities in our consolidated financial statements.

Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we intend to sell the Hemopurifier. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued more recently will help protect the proprietary nature of the Hemopurifier treatment technology.

Our executive offices are located at 9635 Granite Ridge Drive, Suite 100, San Diego, California 92123. Our telephone number is (858) 459-7800. Our website address is www.aethlonmedical.com.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AEMD.”

F-7

LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. We have incurred continuing losses from operations and at March 31, 2019 had an accumulated deficit of approximately $105,652,000. These factors, among other matters, raise substantial doubt about our ability to continue as a going concern for the twelve months from the issuance of these financial statements. A significant amount of additional capital will be necessary to advance the development of our products to the point at which they may become commercially viable. We intend to fund operations, working capital and other cash requirements for the fiscal year ending March 31, 2020 through debt and/or equity financing arrangements as well as through revenues and related cash receipts under our government contract (see Note 9).

We are currently addressing our liquidity issue by seeking additional investment capital through issuances of common stock under our existing S-3 registration statement and by applying for additional grants issued by government agencies in the United States. We believe that our cash on hand and funds expected to be received from additional debt and equity financing arrangements will be sufficient to meet our liquidity needs for the fiscal year ending 2020. However, no assurance can be given that we will receive any funds in addition to the funds we have received to date.

The successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.

The consolidated financial statements do not include any adjustments related to this uncertainty and as to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Aethlon Medical, Inc. and its majority-owned (80% ownership) and controlled subsidiary, Exosome Sciences, Inc. (ESI). All significant intercompany balances and transactions have been eliminated in consolidation. The Company has classified the (20% ownership) noncontrolling interests in ESI as part of consolidated net loss in the fiscal years ended March 31, 2019 and 2018 and includes the accumulated amount of noncontrolling interests as part of equity.

The losses at ESI during the fiscal year ended March 31, 2019 reduced the noncontrolling interests on our consolidated balance sheet by $24,785 from $(101,246) at March 31, 2018 to $(126,031) at March 31, 2019.

RISKS AND UNCERTAINTIES

We operate in an industry that is subject to intense competition, government regulation and rapid technological change. Our operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory, and including the potential risk of business failure.

F-8

USE OF ESTIMATES

We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, realization of long-lived assets, estimating fair value associated with debt and equity transactions and valuation of deferred tax assets. Actual results, whether in the near, medium or long-term future, could differ from those estimates.

CASH AND CASH EQUIVALENTS

Accounting standards define “cash and cash equivalents” as any short-term, highly liquid investment that is both readily convertible to known amounts of cash and so near their maturity that they present insignificant risk of changes in value because of changes in interest rates. For the purpose of financial statement presentation, we consider all highly liquid investment instruments with original maturities of three months or less when purchased, or any investment redeemable without penalty or loss of interest to be cash equivalents. As of March 31, 2019 and 2018, we had no assets that were classified as cash equivalents.

CONCENTRATIONS OF CREDIT RISKS

Cash is maintained at one financial institution in checking accounts. Accounts at this institution are secured by the Federal Deposit Insurance Corporation up to $250,000. Our March 31, 2019 cash balances were approximately $3,724,000 over such insured amount. We do not believe that the Company is exposed to any significant risk with respect to its cash.

We did not have any accounts receivable at March 31, 2019. All of our accounts receivable at March 31, 2018 and all of our revenue in the fiscal years ended March 31, 2019 and 2018 were directly from the National Cancer Institute part of the U.S. Department of Health and Human Services.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from two to five years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation with any gain or loss included in the consolidated statements of operations.

F-9

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the consolidated financial statements and their respective tax basis. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes, and (b) tax credit carryforwards. We record a valuation allowance for deferred tax assets when, based on our best estimate of taxable income (if any) in the foreseeable future, it is more likely than not that some portion of the deferred tax assets may not be realized.

LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. We believe no impairment charges were necessary during the fiscal years ended March 31, 2019 and 2018.

LOSS PER SHARE

Basic loss per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period of computation. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potential common shares had been issued, if such additional common shares were dilutive. Since we had net losses for all periods presented, basic and diluted loss per share are the same, and additional potential common shares have been excluded as their effect would be antidilutive.

As of March 31, 2019 and 2018, a total of 6,566,766 and 7,050,049 potential common shares, consisting of shares underlying outstanding stock options, restricted stock units, warrants and convertible notes payable were excluded as their inclusion would be antidilutive.

SEGMENTS

Historically, we operated in one segment that was based on our development of therapeutic devices. However, in the December 2013 quarter, we initiated the operations of ESI to develop diagnostic tests. As a result, we now operate in two segments, Aethlon for therapeutic applications and ESI for diagnostic applications (See Note 10).

We record discrete financial information for ESI and our chief operating decision maker reviews ESI’s operating results in order to make decisions about resources to be allocated to the ESI segment and to assess its performance.

F-10

DEFERRED FINANCING COSTS

Costs related to the issuance of debt are capitalized as a deduction to our convertible notes based on the new accounting standard on imputation of interest, and amortized to interest expense over the life of the related debt using the effective interest method. There was no amortization related to our deferred financing costs in the fiscal years ended March 31, 2019 and 2018.

REVENUE RECOGNITION

For our contracts and grants with the National Institutes of Health (“NIH”), we adopted the Milestone Method of revenue recognition under ASC 605-28 “Revenue Recognition – Milestone Method” (“ASC 605-28”) and we believe we met the requirements under ASC 605-28 for reporting contract revenue under the Milestone Method for the fiscal years ended March 31, 2019 and 2018. As the government contracts are not within the scope of ASC Topic 606, the Company has elected to continue to account for the revenues related to these agreements under the milestone method legacy revenue guidance of ASC 605-28.

We identify the deliverables included within the contract and evaluate which deliverables represent separate units of accounting based on if certain criteria are met, including whether the delivered element has standalone value to the collaborator. The consideration received is allocated among the separate units of accounting, and the applicable revenue recognition criteria are applied to each of the separate units.

A milestone is an event having all of the following characteristics:

(1) There is substantive uncertainty at the date the arrangement is entered into that the event will be achieved. A vendor’s assessment that it expects to achieve a milestone does not necessarily mean that there is not substantive uncertainty associated with achieving the milestone.

(2) The event can only be achieved based in whole or in part on either: (a) the vendor’s performance; or (b) a specific outcome resulting from the vendor’s performance.

(3) If achieved, the event would result in additional payments being due to the vendor.

A milestone does not include events for which the occurrence is either: (a) contingent solely upon the passage of time; or (b) the result of a counterparty’s performance.

The policy for recognizing deliverable consideration contingent upon achievement of a milestone must be applied consistently to similar deliverables.

The assessment of whether a milestone is substantive is performed at the inception of the arrangement. The consideration earned from the achievement of a milestone must meet all of the following for the milestone to be considered substantive:

(1) The consideration is commensurate with either: (a) the vendor’s performance to achieve the milestone; or (b) the enhancement of the value of the delivered item or items as a result of a specific outcome resulting from the vendor’s performance to achieve the milestone;

(2) The consideration relates solely to past performance; and

(3) The consideration is reasonable relative to all of the deliverables and payment terms (including other potential milestone consideration) within the arrangement.

F-11

A milestone is not considered substantive if any portion of the associated milestone consideration relates to the remaining deliverables in the unit of accounting (i.e., it does not relate solely to past performance). To recognize the milestone consideration in its entirety as revenue in the period in which the milestone is achieved, the milestone must be substantive in its entirety. Milestone consideration cannot be bifurcated into substantive and nonsubstantive components. In addition, if a portion of the consideration earned from achieving a milestone may be refunded or adjusted based on future performance, the related milestone is not considered substantive.

We have entered into the following two contracts/grants with the National Cancer Institute (NCI), part of the NIH over the past two years:

Breast Cancer Grant

In September 2018, the NCI awarded us a government grant (number 1R43CA232977-01). The title of this Small Business Innovation Research (SBIR) Phase I grant is “The Hemopurifier Device for Targeted Removal of Breast Cancer Exosomes from the Blood Circulation.”

This NCI Phase I grant period runs from September 14, 2018 through August 31, 2019. The total amount of the firm grant is $298,444. The grant calls for two subcontractors to work with us. Those subcontractors are University of Pittsburgh and Massachusetts General Hospital.

During the fiscal year ended March 31, 2019, we recognized $80,000 in government contract revenue under this grant as a result of the work involved in completing one of the three technical objectives of the contract (Aim 1. “To evaluate Hemopurifier-mediated capture of breast cancer exosomes”).

Melanoma Cancer Contract

We entered into a contract with the NCI in September 2017. This award was under the NIH’s SBIR program. The title of the award is “SBIR Topic 359 Phase 1 Device Strategy for Selective Isolation of Oncosomes and Non-Malignant Exosomes.”

The award from NIH was a firm, fixed-price contract with potential total payments to us of $299,250 over the course of nine months.

Fixed price contracts require the achievement of multiple, incremental milestones to receive the full award during each period of the contract.

Under the terms of the contract, we were required to perform certain incremental work towards the achievement of specific milestones against which we would invoice the government for fixed payment amounts.

In the fiscal year ended March 31, 2019, we performed work under the contract covering the remainder of the technical objectives of the contract (Aim 1: To validate the Hemopurifier as a device for capture and recovery of melanoma exosomes from plasma and Aim 2: To validate a method of melanoma exosome isolation consisting of the Hemopurifier followed by mab-based immunocapture to select out the tumor-derived exosomes from non-malignant exosomes and Aim 3: To evaluate the functional integrity of melanoma exosomes purified by the Hemopurifier and immunocapture isolation steps). As a result, we invoiced NIH for $149,625 during the fiscal year ended March 31, 2019.

In the fiscal year ended March 31, 2018, we performed work under the contract completing the majority of the first two technical objectives of the contract (Aim 1: To validate the Hemopurifier as a device for capture and recovery of melanoma exosomes from plasma and Aim 2: To validate a method of melanoma exosome isolation consisting of the Hemopurifier followed by mab-based immunocapture to select out the tumor-derived exosomes from non-malignant exosomes). As a result we invoiced NIH for $149,625 during the fiscal year ended March 31, 2018.

The Melanoma Cancer Contract is now completed.

F-12

STOCK-BASED COMPENSATION

Employee stock options and rights to purchase shares under stock participation plans are accounted for under the fair value method. Accordingly, share-based compensation is measured when all granting activities have been completed, generally the grant date, based on the fair value of the award. The exercise price of options is generally equal to the market price of the Company’s common stock (defined as the closing price as quoted on the Nasdaq Capital Market or OTCBB on the date of grant). Compensation cost recognized by the Company includes (a) compensation cost for all equity incentive awards granted prior to April 1, 2006, but not yet vested, based on the grant-date fair value estimated in accordance with the original provisions of the then current accounting standards, and (b) compensation cost for all equity incentive awards granted subsequent to March 31, 2006, based on the grant-date fair value estimated in accordance with the provisions of subsequent accounting standards. We use a Binomial Lattice option pricing model for estimating fair value of options granted (see Note 5).

The following table summarizes share-based compensation expenses relating to shares and options granted and the effect on loss per common share during the years ended March 31, 2019 and 2018:

Our total stock-based compensation for fiscal years ended March 31, 2019 and 2018 included the following:

	Fiscal Years Ended
	March 31, 2019	March 31, 2018
Vesting of Stock Options and Restricted Stock Units	$1,319,001	$1,260,769
Total Stock-Based Compensation Expense	$1,319,001	$1,260,769

Weighted average number of common shares outstanding – basic and diluted	18,124,707	12,317,074

Basic and diluted loss per common share	$(0.07)	$(0.10)

We account for transactions involving services provided by third parties where we issue equity instruments as part of the total consideration using the fair value of the consideration received (i.e. the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable. In transactions, when the value of the goods and/or services are not readily determinable and (1) the fair value of the equity instruments is more reliably measurable and (2) the counterparty receives equity instruments in full or partial settlement of the transactions, we use the following methodology:

a) For transactions where goods have already been delivered or services rendered, the equity instruments are issued on or about the date the performance is complete (and valued on the date of issuance).

b) For transactions where the instruments are issued on a fully vested, non-forfeitable basis, the equity instruments are valued on or about the date of the contract.

c) For any transactions not meeting the criteria in (a) or (b) above, we re-measure the consideration at each reporting date based on its then current stock value.

We review share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate for all expense amortization after March 31, 2007 is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments for the fiscal year ended March 31, 2019 was insignificant.

F-13

PATENTS

Patents include both foreign and domestic patents. We capitalize the cost of patents, some of which were acquired, and amortize such costs over the shorter of the remaining legal life or their estimated economic life, upon issuance of the patent. The unamortized costs of patents are subject to our review for impairment under our long-lived asset policy above.

STOCK PURCHASE WARRANTS

We grant warrants in connection with the issuance of convertible notes payable and the issuance of common stock for cash. When such warrants are classified as equity and issued in connection with debt, we measure the relative estimated fair value of such warrants and record it as a discount from the face amount of the convertible notes payable. Such discounts are amortized to interest expense over the term of the notes using the effective interest method. Warrants issued in connection with common stock for cash, if classified as equity, are considered issued in connection with equity transactions and the warrant fair value is recorded to additional paid-in-capital.

BENEFICIAL CONVERSION FEATURE OF CONVERTIBLE NOTES PAYABLE

The convertible feature of certain notes payable provides for a rate of conversion that is below market value. Such feature is normally characterized as a “Beneficial Conversion Feature” (“BCF”). We measure the estimated fair value of the BCF in circumstances in which the conversion feature is not required to be separated from the host instrument and accounted for separately, and record that value in the consolidated financial statements as a discount from the face amount of the notes. Such discounts are amortized to interest expense over the term of the notes.

RESEARCH AND DEVELOPMENT EXPENSES

Our research and development costs are expensed as incurred. We incurred approximately $896,000 and $586,000 of research and development expenses for the years ended March 31, 2019 and 2018, respectively, which are included in various operating expenses in the accompanying consolidated statements of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our consolidated financial statements.

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

During the fiscal year ended March 31, 2018, we adopted FASB ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which amended Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. This pronouncement simplified several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. We adopted this ASU effective April 1, 2017 and the adoption did not have a material impact on our consolidated financial statements.

F-14

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In addition, the standard provided guidance for recognizing gains and losses from the transfer of nonfinancial assets in contracts with noncustomers upon transfer of control. ASU 2014-09 supersedes the revenue requirements in Revenue Recognition (Topic 605) and most industry-specific guidance throughout the Industry Topics of the Codification. ASU 2014-09 was to be effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and is to be applied retrospectively, with early application not permitted. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date (“ASU 2015-14”), which deferred the effective date of ASU 2014-09 by one year. We elected to adopt the standard effective April 1, 2017, and the adoption did not have a material impact on our financial statements as existing government contracts and grants with non-customers are not in scope of Topic 606. As the government contracts are not within the scope of ASC Topic 606, the Company has elected to continue to account for the revenues related to these agreements under the milestone method legacy revenue guidance of ASC 605-28.

ASU 2016-02, Leases (Topic 842) changes the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. We are evaluating the impact the adoption of ASU 2016-02 will have on our financial statements and disclosures. We expect to record a right of use asset and corresponding liability which are not expected to be material to the consolidated financial statements.

2. PROPERTY AND EQUIPMENT

Property and equipment, net, consist of the following:

	March 31, 2019	March 31, 2018
Furniture and office equipment, at cost	$374,364	$376,907
Accumulated depreciation	(368,343)	(349,355)
	$6,021	$27,552

Depreciation expense for the years ended March 31, 2019 and 2018 was $21,531 and $26,494, respectively.

3. PATENTS

Patents consist of the following:

	March 31, 2019	March 31, 2018
Patents	$211,645	$211,645
Accumulated amortization	(144,977)	(135,813)
	$66,668	$75,832

Amortization expense for patents for each of the years ended March 31, 2019 and 2018 was $9,164. Future amortization expense on patents is estimated to be approximately $9,000 per year based on the estimated life of the patents. The weighted average remaining life of our patents is approximately 2.1 years.

F-15

4. CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable, Net consisted of the following at March 31, 2019:

	Principal	Unamortized Discount	Net Amount	Accrued Interest
Convertible Notes Payable, Net:
November 2014 10% Convertible Notes (due July 1, 2019)	$612,811	$(18,701)	$594,110	$37,309
December 2016 10% Convertible Notes (due July 1, 2019)	379,780	(11,589)	368,191	22,264
Total Convertible Notes Payable, Net	$992,591	$(30,290)	$962,301	$59,573

During the fiscal year ended March 31, 2019, we recorded interest expense of $99,260 related to the contractual interest rates of our convertible notes and interest expense of $121,148 related to the amortization of the note discount for a total interest expense of $220,408 related to our convertible notes in the fiscal year ended March 31, 2019. All of the unamortized discount at March 31, 2019 related to the note discount established upon the second amendment to the November 2014 10% Convertible Notes and to the December 2016 10% Convertible Notes (see below). Accrued interest is included in other current liabilities (see Note 7).

As the Convertible Notes are due on July 1, 2019, we plan to either repay the Convertible Notes with cash or to satisfy some or all of the indebtedness through share conversions (see Note 11).

Convertible Notes Payable, Net consisted of the following at March 31, 2018:

	Principal	Unamortized Discount	Net Amount	Accrued Interest
Convertible Notes Payable, Net – Non-Current Portion:
November 2014 10% Convertible Notes (due July 1, 2019)	$612,811	$(93,590)	$519,221	$34,386
December 2016 10% Convertible Notes (due July 1, 2019)	379,780	(57,848)	321,932	21,315
Total Convertible Notes Payable, Net	$992,591	$(151,438)	$841,153	$55,701

During the fiscal year ended March 31, 2018, we recorded interest expense of $112,456 related to the contractual interest rates of our convertible notes and interest expense of $245,664 related to the amortization of the note discount for a total interest expense of $358,120 related to our convertible notes in the fiscal year ended March 31, 2018. All of the unamortized discount at March 31, 2018 related to the note discount established upon the second amendment to the November 2014 10% Convertible Notes and to the December 2016 10% Convertible Notes (see below). Accrued interest is included in other current liabilities (see Note 7).

NOVEMBER 2014 10% CONVERTIBLE NOTES

In November 2014, we entered into a subscription agreement with two accredited investors providing for the issuance and sale of (i) convertible promissory notes in the aggregate principal amount of $527,780 (the “Notes”) and (ii) five year warrants to purchase up to 47,125 shares of common stock at a fixed exercise price of $8.40 per share (the “Warrants”). These Notes bear interest at the annual rate of 10% and originally matured on April 1, 2016.

The aggregate gross cash proceeds to us were $415,000 after subtracting legal fees of $35,000, a $27,780 due diligence fee and an original issuance discount of $50,000. We recorded deferred financing costs of $112,780 to reflect the legal fees, due diligence fee and original issuance discount and will amortize those costs over the life of the Notes using the effective interest method.

F-16

These Notes are convertible at the option of the holders into shares of our common stock at a fixed price of $5.60 per share, for up to an aggregate of 94,246 shares of common stock. There are no registration requirements with respect to the shares of common stock underlying the Notes or the Warrants.

The estimated relative fair value of Warrants issued in connection with the Notes was recorded as a debt discount and is amortized as additional interest expense over the term of the underlying debt. We recorded debt discount of $240,133 based on the relative fair value of these Warrants. In addition, as the effective conversion price of the Notes was less than market price of the underlying common stock on the date of issuance, we recorded an additional debt discount of $287,647 related to the beneficial conversion feature.

Initial Amendment of the November 2014 10% Convertible Note Terms

On November 12, 2015, we entered into an amendment of terms (“Amendment of Terms”) with the two investors that participated in the November 2014 10% Convertible Notes. The Amendment of Terms modified the terms of the subscription agreement, Notes and Warrants held by those investors to, among other things, extended the maturity date of the Notes from April 1, 2016 to June 1, 2016, temporarily reduced the number of shares that we must reserve with respect to conversion of the Notes, and temporarily suspended the time period during which one of the investors may exercise its Warrants. In exchange for the investors’ agreements in the Amendment of Terms, we paid one of the investors a cash fee of $90,000, which we recorded as deferred financing costs and amortized over the remaining term of the notes.

Second Amendment and Extension of the November 2014 10% Convertible Notes

On June 27, 2016, we and certain investors entered into further Amendments (the “Amendments”) to the Notes and the Warrants. The Amendments provide that the Maturity Date (as defined in the Notes) was extended from June 1, 2016 to July 1, 2017 and that the conversion price per share of the Notes was reduced from $5.60 per share of common stock to $5.00 per share of common stock. In addition, we reduced the purchase price (as defined in the Warrants) from $8.40 per share to $5.00 per share of common stock. In connection with these modifications, each of the investors signed a Consent and Waiver providing its consent under certain restrictive provisions, and waiving certain rights, including a right to participate in certain offerings made by us, under a Securities Purchase Agreement dated June 23, 2015, (the “2015 SPA”) to which we, the investors and certain other investors are parties, in order to facilitate an at-the-market equity program (see Note 6).

The Amendments also increase the principal amount of the Notes to $692,811 (in the aggregate) to (i) include accrued and unpaid interest through June 15, 2016, and (ii) increase the principal amount by $80,000 (in the aggregate) as an extension fee for the extended maturity date of the Notes. With respect to each Note, we entered into an Allonge to Convertible Promissory Note (each, an “Allonge”) reflecting the changes in the principal amount, Maturity Date and conversion price of the Note.

We also issued to the investors new warrants (the “New Warrants”) to purchase an aggregate of 30,000 shares of common stock with a Purchase Price (as defined in the New Warrants) of $5.00 per share of common stock. We issued the New Warrants in substantially the same form as the prior Warrants, and the New Warrants will expire on November 6, 2019, the same date on which the prior Warrants will expire.

The modification of the Notes was evaluated under FASB Accounting Standards Codification (“ASC”) Topic No. 470-50-40, “Debt Modification and Extinguishments” (“ASC 470-50-40”). Therefore, according to the guidance, the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. As a result, we recorded a loss on debt extinguishment of $536,889 and recognized an extension fee expense of $80,000, which are included in other (income) expenses in the accompanying condensed consolidated statements of operations. The debt extinguishment is comprised from the fair value of prior warrants issued in connection with the Notes of $287,676, as well as $325,206 related to beneficial conversion feature and offset by debt discount of $75,993. The beneficial conversion feature is a result of the effective conversion price of the new Notes being less than the market price of the underlying common stock on the date of modification.

F-17

Third Amendment and Extension of the November 2014 10% Convertible Notes

In connection with the issuance of the December 2016 10% Convertible Notes, the conversion price of the November 2014 10% Convertible Notes was reduced from $5.00 to $4.00 per share and the expiration date of the November 2014 10% Convertible Notes was extended from July 1, 2017 to July 1, 2018.

The modification of the Notes was evaluated under ASC 470-50-40 and the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. As a result, we recorded a gain on debt extinguishment of $58,691, which is included in other (income) expenses in the accompanying condensed consolidated statements of operations. The recording of the modified Notes resulted in a beneficial conversion of $233,748 which is the result of the effective conversion price of the new Notes being less than the market price of the underlying common stock on the date of modification.

June 2017 Amendment to the November 2014 10% Convertible Notes

In June 2017, we agreed with the holders of the November 2014 10% Convertible Notes to an extension of the expiration dates of the notes from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share. The modification of the Notes was evaluated under ASC 470-50-40 and the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. Under the extinguishment accounting we recorded a loss on debt extinguishment of $178,655 and recalculated a revised debt discount on the notes.

The following table shows the changes to the principal balance of the November 2014 10% Convertible Notes:

Activity in the November 2014 10% Convertible Notes
Initial principal balance	$527,780
Increase in principal balance under the second amendment (see above)	165,031
Conversions during the fiscal year ended March 31, 2017	(80,000)
Balance as of March 31, 2018 & March 31, 2019	$612,811

DECEMBER 2016 10% CONVERTIBLE NOTES

In December 2016, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two accredited investors (collectively, the “Holders”), pursuant to which the Holders purchased an aggregate of $680,400 principal amount of Notes (inclusive of due diligence fee of $30,000 deemed paid as a subscription amount in the form of a Note in the principal amount of $32,400) for an aggregate cash subscription amount of $600,000 and (b) warrants to purchase 127,575 shares of Common Stock (collectively, the “Warrants”).

The Notes bear interest at the rate of 10% per annum, and the principal amount and all accrued and unpaid interest thereon is convertible into shares of our common stock at a $4.00 per share conversion price, which is subject to customary adjustment provisions for stock splits, dividends, recapitalizations and the like. The Notes mature on July 1, 2018 and are subject to customary and usual terms for events of default and the like. Each Holder has contractually agreed to restrict its ability to convert its Note such that the number of shares of the Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of our then issued and outstanding shares of Common Stock.

The Warrants issued to the Holders are exercisable for a period of five years from the date of issuance at an exercise price of $4.50, subject to adjustment. A Holder may exercise a Warrant by paying the exercise price in cash or by exercising the Warrant on a cashless basis. In the event a Holder exercises a Warrant on a cashless basis, we will not receive any proceeds. The exercise price of the Warrants is subject to customary adjustments provision for stock splits, stock dividends, recapitalizations and the like. Each Holder has contractually agreed to restrict its ability to exercise its Warrant such that the number of shares of the Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of our then issued and outstanding shares of Common Stock.

F-18

The estimated relative fair value of Warrants issued in connection with the Notes was recorded as a debt discount and is being amortized as additional interest expense over the term of the underlying debt. We recorded debt discount of $232,718 based on the relative fair value of these Warrants. In addition, as the effective conversion price of the Notes was less than market price of the underlying common stock on the date of issuance, we recorded an additional debt discount of $262,718 related to the beneficial conversion feature. We also recorded deferred financing costs of $102,940, which was composed of an 8% original issue discount of $50,400, a $30,000 due diligence fee (which was paid in the form of a note), $22,500 in legal fees, and a $40 bank charge. The combination of the above items led to a combined discount against the convertible notes of $598,376.

June 2017 Amendment to the December 2016 10% Convertible Notes

In June 2017, we agreed with the holders of the December 2016 10% Convertible Notes to an extension of the expiration dates of the notes from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share. The modification of the notes was evaluated under ASC 470-50-40 and the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. Under the extinguishment accounting we recorded a loss on debt extinguishment of $198,254 and recalculated a revised debt discount on the notes.

The following table shows the changes to the principal balance of the December 2016 10% Convertible Notes:

Activity in the December 2016 10% Convertible Notes
Initial principal balance	$680,400
Conversions during the fiscal year ended March 31, 2018	(300,620)
Balance as of March 31, 2018 & March 31, 2019	$379,780

5. EQUITY TRANSACTIONS

ISSUANCES OF COMMON STOCK AND WARRANTS

Equity Transactions in the Fiscal Year Ended March 31, 2019.

Common Stock Sales Agreement with H.C. Wainwright

On June 28, 2016, we entered into a Common Stock Sales Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“H.C. Wainwright”) which establishes an at-the-market equity program pursuant to which we may offer and sell shares of our common stock from time to time as set forth in the Agreement. The Agreement provides for the sale of shares of our common stock having an aggregate offering price of up to $12,500,000 (the “Shares”).

Subject to the terms and conditions set forth in the Agreement, H.C. Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon our instructions. We have provided H.C. Wainwright with customary indemnification rights, and H.C. Wainwright will be entitled to a commission at a fixed rate equal to three percent (3.0%) of the gross proceeds per Share sold. In addition, we have agreed to pay certain expenses incurred by H.C. Wainwright in connection with the Agreement, including up to $50,000 of the fees and disbursements of their counsel. The Agreement will terminate upon the sale of all of the Shares under the Agreement unless terminated earlier by either party as permitted under the Agreement.

F-19

Sales of the Shares, if any, under the Agreement shall be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Capital Market, at market prices or as otherwise agreed with H.C. Wainwright. We have no obligation to sell any of the Shares, and, at any time, we may suspend offers under the Agreement or terminate the Agreement.

In the fiscal year ended March 31, 2019, we raised aggregate net proceeds of $1,048,371 (net of $32,471 in commissions to H.C. Wainwright and $5,447 in other offering expenses) under this Agreement through the sale of 773,221 shares at an average price of $1.36 per share of net proceeds.

Warrant Exercises

In the fiscal year ended March 31, 2019, investors that participated in our October 2017 public offering exercised 283,300 warrants for aggregate cash proceeds to us of $311,630 before expenses.

Restricted Shares Issued for Services

During the fiscal year ended March 31, 2019, we issued 15,000 shares of restricted common stock at a price of $1.29 per share, the market price at time of issuance, in payment for investor relations consulting services. The aggregate value of this share issuance was $19,350.

Stock Option Issuances

During the fiscal year ended March 31, 2019, we issued an option to our new CEO to purchase 552,625 shares of common stock at a price of $1.25 per share, the closing price on the date of the option grant.

Restricted Stock Unit Grants to Directors and Executive Officers

On August 9, 2016, our Board of Directors established a restricted stock unit program as a tool to provide stock-based compensation to our officers and directors. The RSUs represent the right to be issued on a future date shares of our common stock for vested RSUs.

During the fiscal year ended March 31, 2019, 207,471 vested RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSU’s in exchange for the Company paying the related withholding taxes on the share issuance, 112,260 of the RSUs were cancelled and we issued a net 95,211 shares to our executives.

During the fiscal year ended March 31, 2019, 145,481 RSUs held by our outside directors were exchanged into the same number of shares of our common stock. As four of our five independent directors elected to return 40% of their RSUs in exchange for cash in order to pay their withholding taxes on the share issuances, 47,471 of the RSUs were cancelled and we paid $54,278 in cash to those independent directors.

Equity Transactions in the Fiscal Year Ended March 31, 2018.

Common Stock Sales Agreement with H.C. Wainwright

On June 28, 2016, we entered into a Common Stock Sales Agreement (the “Agreement”) with H.C. Wainwright which establishes an at-the-market equity program pursuant to which we may offer and sell shares of our common stock from time to time as set forth in the Agreement. The Agreement provides for the sale of shares of our common stock having an aggregate offering price of up to $12,500,000 (the “Shares”).

F-20

Subject to the terms and conditions set forth in the Agreement, H.C. Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon our instructions. We have provided H.C. Wainwright with customary indemnification rights, and H.C. Wainwright will be entitled to a commission at a fixed rate equal to three percent (3.0%) of the gross proceeds per Share sold. In addition, we have agreed to pay certain expenses incurred by H.C. Wainwright in connection with the Agreement, including up to $50,000 of the fees and disbursements of their counsel. The Agreement will terminate upon the sale of all of the Shares under the Agreement unless terminated earlier by either party as permitted under the Agreement.

Sales of the Shares, if any, under the Agreement shall be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Capital Market, at market prices or as otherwise agreed with H.C. Wainwright. We have no obligation to sell any of the Shares, and, at any time, we may suspend offers under the Agreement or terminate the Agreement.

In the fiscal year ended March 31, 2018, we raised aggregate net proceeds of $2,104,968 (net of $65,280 in commissions to H.C. Wainwright and $5,748 in other offering expenses) under this Agreement through the sale of 941,504 shares at an average price of $2.24 per share of net proceeds.

October 2017 Public Offering

On October 4, 2017, we consummated a public offering of 5,454,546 shares of common stock and warrants to purchase 5,454,546 shares of common stock, for total gross proceeds of $6.0 million. The offering was priced at $1.10 per unit with each unit comprised of one share of common stock and one common stock purchase warrant. Neither the warrants nor the units are listed on an exchange and therefore do not trade. The warrants carry a five-year term with an exercise price of $1.10 per share. The net proceeds of the offering were $5,289,735. H.C. Wainwright & Co. acted as exclusive placement agent for the offering.

Warrant Exercises

In fiscal year ended March 31, 2018, investors that participated in the October 2017 public offering exercised 2,160,350 warrants for aggregate cash proceeds to us of $2,233,802 before expenses.

Restricted Shares Issued for Services

During the fiscal year ended March 31, 2018, we issued 15,000 shares of restricted common stock at a price of $2.24 per share, the market price at time of issuance, in payment for investor relations consulting services valued at $33,600 based on the grant date closing market price of our common stock.

Share for Warrant Exchanges

During the fiscal year ended March 31, 2018, we agreed with two individual investors to exchange 11,497 restricted shares for the cancellation of 22,993 warrants and we entered into an Exchange Agreement with two institutional investors under which we issued 57,844 restricted shares in exchange for the cancellation of 77,125 warrants held by those investors. We also agreed with those institutional investors that they would extend the expiration dates of convertible notes held by those investors from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share (see Note 5).

Additionally, we entered into an agreement with a former placement agent to issue 5,500 restricted shares in exchange for the cancellation of 11,000 warrants held by that placement agent. We measured the fair value of the shares issued and the fair value of the warrants exchanged for those shares and recorded losses for each of those exchanges based on the changes in fair value between the instruments exchanged. Based upon the fair value of the shares issued and warrants exchanged, we recorded a loss of $130,215 during the fiscal year ended March 31, 2018 for all of the above share for warrant exchanges.

F-21

Stock Option Issuances

During the fiscal year ended March 31, 2018, we issued options to four of our employees to purchase 34,500 shares of common stock at an exercise price of $1.68 per share, the closing price on the date of the approval of the option grants by our compensation committee (see Note 9).

Termination of Restricted Share Grant

During the fiscal year ended March 31, 2018, we terminated a previously recorded but unissued share issuance of 68,000 shares under a fully vested restricted stock grant to our CEO and issued to him 32,674 shares as a net settlement of shares and the Company paid the withholding taxes associated with that share issuance in return for the cancellation of 35,326 shares. The compensation cost of that restricted stock grant had been fully recorded over prior fiscal years, therefore no expense was recorded regarding this net issuance.

Restricted Stock Unit Grants to Directors and Executive Officers

On August 9, 2016, our Board of Directors established a restricted stock unit program as a tool to provide stock-based compensation to our officers and directors. The RSUs represent the right to be issued on a future date shares of our common stock for vested RSUs.

During the fiscal year ended March 31, 2018, 184,500 vested RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSU’s in exchange for the Company paying the related withholding taxes on the share issuance, 97,238 of the RSUs were cancelled and we issued a net 87,262 shares to our executives.

During the fiscal year ended March 31, 2018, 168,309 RSUs held by our outside directors were exchanged into the same number of shares of our common stock. As three of our four independent directors elected to return 40% of their RSUs in exchange for cash in order to pay their withholding taxes on the share issuances, 44,983 of the RSUs were cancelled and we paid $52,998 in cash to those independent directors.

WARRANTS:

During the fiscal year ended March 31, 2019, we did not issue any warrants.

During the fiscal year ended March 31, 2018, we issued 5,618,182 warrants, including 163,636 warrants issued to the placement agent, H.C. Wainwright, in connection with our October 2017 public offering (see Note 6). Those warrants have a five year term and have an exercise price of $1.10 per share.

Based on the above assumptions, we valued the warrants issued during the fiscal year ended March 31, 2018 as follows:

•	The 5,618,182 warrants issued in our October 2017 public offering were valued at $3,988,909 and we classified that fair value as equity.

F-22

A summary of the aggregate warrant activity for the years ended March 31, 2019 and 2018 is presented below:

	Fiscal Year Ended March 31,
	2019		2018
	Warrants	Weighted Average Exercise Price	Warrants	Weighted Average Exercise Price
Outstanding, beginning of year	5,922,571	$1.80	2,604,096	$3.64
Granted	–	N/A	5,618,182	$1.10
Exercised	(283,300)	$1.10	(2,160,350)	$1.10
Cancelled/Forfeited	(494,396)	$2.84	(139,357)	$6.52
Outstanding, end of year	5,144,875	$1.80	5,922,571	$1.80
Exercisable, end of year	5,144,875	$1.80	5,922,571	$1.80
Weighted average estimated fair value of warrants granted		N/A		$0.71

The following outlines the significant weighted average assumptions used to estimate the fair value of warrants granted in the fiscal year ended March 31, 2018 utilizing the Binomial Lattice option pricing model:

Fiscal Year Ended
March 31, 2018
Risk free interest rate	1.38% - 1.92%
Average expected life	5 years
Expected volatility	100.2% - 111.1%
Expected dividends	None

The expected volatility was based on the historic volatility. The expected life of options granted was based on the “simplified method” as described in the SEC’s guidance due to changes in the vesting terms and contractual life of current option grants compared to our historical grants.

The detail of the warrants outstanding and exercisable as of March 31, 2019 is as follows:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$2.10 or Below	3,174,532	3.58	$1.10	3,174,532	$1.10
$3.95 - $4.94	1,377,087	2.59	$4.06	1,377,087	$4.06
$5.20 - $12.05	593,256	1.30	$6.62	593,256	$6.62
	5,144,875			5,144,875

F-23

STOCK-BASED COMPENSATION:

2010 STOCK INCENTIVE PLAN

In August 2010, we adopted the 2010 Stock Incentive Plan, to provide incentives to attract, retain and motivate employees, directors and consultants, whose present and potential contributions are important to our success, by offering them an opportunity to participate in our future performance through awards of options, the right to purchase common stock, stock bonuses and stock appreciation rights and other awards. We initially authorized a total of 70,000 common shares for issuance under the 2010 Stock Incentive Plan.

On January 26, 2016, our Board of Directors approved an amendment to the 2010 Stock Incentive Plan to increase the total number of shares of common stock authorized for issuance under the plan to 3,170,000 shares, subject to amendment of our Articles of Incorporation to increase our authorized common stock. On March 29, 2016, at which our stockholders approved the Amended 2010 Stock Incentive Plan and an amendment of our Articles of Incorporation to increase our authorized common stock to 30,000,000 shares. On March 31, 2016, we filed a Certificate of Amendment to our Articles of Incorporation to effect the increase in our authorized common stock. As a result of such amendment, the Amended 2010 Stock Incentive Plan became effective on March 31, 2016. At March 31, 2019, we had 1,711,050 shares available for issuance under this plan.

RESTRICTED STOCK UNIT GRANTS TO DIRECTORS AND EXECUTIVE OFFICERS

On August 9, 2016, our Board of Directors established a restricted stock unit program as a tool to provide stock-based compensation to our officers and directors. The RSUs represent the right to be issued on a future date shares of our common stock for vested RSUs.

During the fiscal year ended March 31, 2019, 207,471 vested RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSU’s in exchange for the Company paying the related withholding taxes on the share issuance, 112,260 of the RSUs were cancelled and we issued a net 95,211 shares to our executives.

During the fiscal year ended March 31, 2019, 145,481 RSUs held by our outside directors were exchanged into the same number of shares of our common stock. As four of our five independent directors elected to return 40% of their RSUs in exchange for cash in order to pay their withholding taxes on the share issuances, 47,471 of the RSUs were cancelled and we paid $54,278 in cash to those independent directors.

2012 NON-EMPLOYEE DIRECTORS COMPENSATION PROGRAM

In July 2012, our Board of Directors approved a board compensation program that modified and superseded the Company’s 2005 Directors Compensation Program (the “Non-Employee Director Plan”), which was previously in effect for our non-employee Directors. Under the Non-Employee Director Plan, an eligible director will receive initial and annual equity grants and cash compensation.

In June 2014 and August 2016, our Board of Directors approved further amendments to the Non-Employee Director Plan. Under this modified program, a new eligible director will receive an initial grant of $50,000 worth of RSUs or, at the discretion of our Board of Directors, options to acquire shares of common stock. RSUs granted under this provision will be valued based on the average of the closing prices of the common stock for the five trading days preceding and including the date of grant and will vest at a rate determined by our Board of Directors in its discretion, typically over one year, partially on the date of grant and in equal quarterly installments thereafter. Options granted under this plan will have an exercise price equal to the fair market value on the date of grant. Such options will have a term of ten years and will vest at a rate determined by our Board of Directors in its discretion.

F-24

In addition, under the Non-Employee Director Plan, at the beginning of each fiscal year, each existing director eligible to participate will receive a grant of $35,000 worth of RSUs or, at the discretion of our Board of Directors, options to acquire shares of common stock. RSUs granted under this provision will be valued based on the average of the closing prices of the common stock for the five trading days preceding and including the first day of the fiscal year (or preceding and including the date of grant, if such grant is not made on the first day of the fiscal year) and will vest at a rate determined by our Board of Directors in its discretion, typically in equal quarterly installments over one year. Options granted under this plan will have an exercise price equal to the Fair Market value on the date of grant. Such options will have a term of ten years and will vest at a rate determined by our Board of Directors in its discretion.

In lieu of per meeting fees, eligible directors receive an annual board retainer fee of $30,000. The Non-Employee Director Plan also provides for the following annual retainer fees: Audit Committee Chair - $5,000, Compensation Committee chair - $5,000, Nominating Committee chair - $5,000, Audit Committee member - $4,000, Compensation Committee member - $4,000, Nominating Committee member - $4,000 and lead independent director - $15,000.

The RSU grants and the changes to the Non-Employee Director Plan were approved and recommended by our Compensation Committee prior to approval by our Board of Directors.

Dr. Fisher additionally is compensated $90,000 per year for his services as Chairman of our Board, which our Board of Directors considers to be fees payable as a member of our Board of Directors or a Committee of our Board for purposes of Section 10A-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended. To the extent payment of such fees are construed to not be fees payable as a member of our Board of Directors or a Committee of our Board, then our Board of Directors considers that Dr. Fisher may act as a member of its Audit Committee under Nasdaq Rule 5605(c)(2)(B) as our Board of Directors has determined that it is in the best interests of our Company and its stockholders for Dr. Fisher to continue to serve on its Audit Committee. The Board has awarded compensation to non-employee directors in the past outside of the Non-Employee Director Plan.

RSUs outstanding that have vested and are expected to vest as of March 31, 2019 are as follows:

Number of RSUs
Vested	46,125
Expected to vest	138,375
Total	184,500

Additionally, during the fiscal year ended March 31, 2018, we terminated a previously recorded but unissued share issuance of 68,000 shares under a fully vested restricted stock grant to our CEO and issued to him 32,674 shares as a net settlement of shares and the Company paid the withholding taxes associated with that share issuance in return for the cancellation of 35,326 shares. The compensation cost of that restricted stock grant had been fully recorded over prior fiscal years, therefore no expense was recorded regarding this net issuance.

During the fiscal year ended March 31, 2019, 207,471 vested RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSU’s in exchange for the Company paying the related withholding taxes on the share issuance, 112,260 of the RSUs were cancelled and we issued a net 95,211 shares to our executives.

During the fiscal year ended March 31, 2019, 145,481 RSUs held by our outside directors were exchanged into the same number of shares of our common stock. As four of our five independent directors elected to return 40% of their RSUs in exchange for cash in order to pay their withholding taxes on the share issuances, 47,471 of the RSUs were cancelled and we paid $54,278 in cash to those independent directors.

F-25

STAND-ALONE GRANTS

From time to time our Board of Directors grants common stock or common share purchase options or warrants to selected directors, officers, employees and consultants as equity compensation to such persons on a stand-alone basis outside of any of our formal stock plans. The terms of these grants are individually negotiated.

STOCK OPTION ACTIVITY

During the fiscal year ended March 31, 2019, we issued an option to our new CEO to purchase 552,625 shares of common stock at a price of $1.25 per share, the closing price on the date of the option grant. During the fiscal year ended March 31, 2018, we issued options to four of our employees to purchase 34,500 shares of common stock at a price of $1.68 per share, the closing price on the date of the approval of the option grants by our compensation committee.

The following is a summary of the stock options outstanding at March 31, 2019 and 2018 and the changes during the years then ended:

	Fiscal Year Ended March 31,
	2019		2018
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding, beginning of year	415,047	$9.67	388,047	$10.23
Granted	552,625	$1.25	34,500	$1.68
Exercised	–	N/A	–	N/A
Cancelled/Forfeited	(81,000)	$16.55	(7,500)	$1.68
Outstanding, end of year	886,672	$3.79	415,047	$9.67
Exercisable, end of year	316,047	$8.36	388,047	$10.23
Weighted average estimated fair value of options granted		$1.10		$1.46

The detail of the options outstanding and exercisable as of March 31, 2019 is as follows:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$1.25 - $1.68	579,625	9.68 years	$1.27	9,000	$1.68
$3.80 - $9.50	184,047	4.82 years	$5.93	184,047	$5.93
$12.50	123,000	1.76 years	$12.50	123,000	$12.50
	886,672			316,047

We recorded stock-based compensation expense related to restricted stock unit issuances and to options granted totaling $1,319,001 and $1,260,769 for the fiscal years ended March 31, 2019 and 2018, respectively. These expenses were recorded as stock compensation included in payroll and related expenses in the accompanying consolidated statement of operations for the years ended March 31, 2019 and 2018.

F-26

Our total stock-based compensation for fiscal years ended March 31, 2019 and 2018 included the following:

	Fiscal Year Ended
	March 31, 2019	March 31, 2018
Vesting of restricted stock units	$1,262,794	$1,212,794
Vesting of stock options	56,207	47,975
Total Stock-Based Compensation	$1,319,001	$1,260,769

We review share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The cumulative effect of adjusting the forfeiture rate for all expense amortization is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments for the fiscal year ended March 31, 2019 was insignificant.

As of March 31, 2019, we had $1,998,802 of remaining unrecognized stock-based compensation expense, which is expected to be recognized over a weighted average remaining vesting period of 1.33 years.

On March 31, 2019, our stock options had a negative intrinsic value since the closing price on that date of $0.95 per share was below the weighted average exercise price of our stock options.

6. RELATED PARTY TRANSACTIONS

DUE TO RELATED PARTIES

Historically, certain of our officers and other related parties have advanced us funds, agreed to defer compensation and/or paid expenses on our behalf to cover working capital deficiencies. There were no such related party transactions during the fiscal year ended March 31, 2019 except that we had accrued unpaid Board fees of $69,750 owed to our outside directors as of March 31, 2019.

As a result of entering into a Separation and Consulting Agreement with our former CEO, we paid out accrued vacation of $32,083 to that former executive in December 2018 (see Note 8 and Note 13). That accrued vacation was previously recorded in the due to related parties account.

Due to related parties were comprised of the following items:

	March 31, 2019	March 31, 2018
Accrued board fees	$69,750	$60,750
Accrued vacation	13,904	29,616
Total due to related parties	$83,654	$90,366

7. OTHER CURRENT LIABILITIES

Other current liabilities were comprised of the following items:

	March 31, 2019	March 31, 2018
Accrued interest	$59,573	$55,701
Accrued separation expenses for former executives (see Note 6 and Note 12)	355,189	–
Accrued professional fees	231,238	207,440
Total other current liabilities	$646,000	$263,141

F-27

8. INCOME TAXES

On December 22, 2017, Public Law No. 115-97, commonly referred to as the 2017 Tax Act, was enacted into law. The 2017 Tax Act includes a number of changes to existing U.S. tax laws that impact the Company, most notably a reduction of the U.S. corporate income tax rate from 35% to 21% for tax years beginning after December 31, 2017.

ASC 740 requires the Company to recognize the effect of the 2017 Tax Act in the first interim period including the date of enactment. The tax rate change was administratively effective at the beginning of the Company’s 2018 fiscal year utilizing a blended statutory federal rate for the annual period. As a result, the blended federal statutory tax rate for fiscal year 2018 is 30.75%. The lower federal corporate tax rate also required the Company to remeasure its U.S. deferred tax assets and liabilities as well as reassess the realizability of its deferred tax assets and liabilities. The Company recognized the income tax effects in its financial statements for the fiscal year ended March 31, 2018 in accordance with SAB 118 as described in Note 2. In accordance with SAB 118, the Company recorded a decrease in its net deferred tax assets of $7.6 million with a corresponding decrease to its valuation allowance to account for this rate reduction.

For the years ended March 31, 2019 and 2018, we had no income tax expense due to our net operating losses and 100% deferred tax asset valuation allowance.

At March 31, 2019 and 2018, we had net deferred tax assets as detailed below. These deferred tax assets are primarily composed of capitalized research and development costs and tax net operating loss carryforwards. Due to uncertainties surrounding our ability to generate future taxable income to realize these assets, a 100% valuation has been established to offset the net deferred tax assets.

Significant components of our net deferred tax assets at March 31, 2019 and 2018 are shown below:

	YEAR ENDED MARCH 31,
	2019	2018
Deferred tax assets:
Capitalized research and development	$3,442,000	$3,442,000
Net operating loss carryforwards	17,221,000	16,257,000
Stock compensation	944,000	575,000
Total deferred tax assets	21,607,000	20,274,000

Total deferred tax liabilities	–	–

Net deferred tax assets	21,607,000	20,274,000
Valuation allowance for deferred tax assets	(21,607,000)	(20,274,000)

Net deferred tax assets	$–	$–

At March 31, 2019, we had tax net operating loss carryforwards for federal and state purposes approximating $66 million and $48 million, which begin to expire in the year 2021.

F-28

The provision for income taxes on earnings subject to income taxes differs from the statutory federal rate for the years ended March 31, 2019 and 2018 due to the following:

	2019	2018

Income taxes (benefit) at federal statutory rate of 21.00%	$(1,306,000)	$(1,753,000)
State income tax, net of federal benefit	(434,000)	(349,000)
Tax effect on non-deductible expenses and credits	41,000	74,000
True up items	(41,000)	0
Expiration of state net operating loss carryforwards	407,000	0
Change in valuation allowance[1]	1,333,000	(5,546,000)
Change in tax rate	0	7,574,000
	$–	$–

 ______________

(1) Pursuant to Internal Revenue Code Sections 382, use of our tax net operating loss carryforwards may be limited.

ASC 740, “Income Taxes”, clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements, and prescribes recognition thresholds and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense. During the years ended March 31, 2019 and 2018, we did not recognize any interest or penalties relating to tax matters.

At and for the years ended March 31, 2019 and 2018, management does not believe the Company has any uncertain tax positions. Accordingly, there are no unrecognized tax benefits at March 31, 2019 or March 31, 2018.

Our tax returns remain open for examination by the applicable authorities, generally 3 years for federal and 4 years for state. We are currently not under examination by any taxing authorities.

9. GOVERNMENT CONTRACTS AND GRANTS AND RELATED REVENUE RECOGNITION

We have entered into the following two contracts/grants with the National Cancer Institute (NCI), part of the National Institutes of Health (NIH) over the past two years:

Breast Cancer Grant

In September 2018, the NCI awarded us a government grant (number 1R43CA232977-01). The title of this Small Business Innovation Research (SBIR) Phase I grant is “The Hemopurifier Device for Targeted Removal of Breast Cancer Exosomes from the Blood Circulation.”

F-29

This NCI Phase I grant period runs from September 14, 2018 through August 31, 2019. The total amount of the firm grant is $298,444. The grant calls for two subcontractors to work with us. Those subcontractors are University of Pittsburgh and Massachusetts General Hospital.

During the fiscal year ended March 31, 2019, we recognized $80,000 in government contract revenue under this grant as a result of the work involved in completing one of the three technical objectives of the contract (Aim 1. “To evaluate Hemopurifier-mediated capture of breast cancer exosomes”).

Melanoma Cancer Contract

We entered into a contract with the NCI in September 2017. This award was under the NIH’s SBIR program. The title of the award is “SBIR Topic 359 Phase 1 Device Strategy for Selective Isolation of Oncosomes and Non-Malignant Exosomes.”

The award from NIH was a firm, fixed-price contract with potential total payments to us of $299,250 over the course of nine months.

Fixed price contracts require the achievement of multiple, incremental milestones to receive the full award during each period of the contract.

Under the terms of the contract, we were required to perform certain incremental work towards the achievement of specific milestones against which we would invoice the government for fixed payment amounts.

In the fiscal year ended March 31, 2019, we performed work under the contract covering the remainder of the technical objectives of the contract (Aim 1: To validate the Hemopurifier as a device for capture and recovery of melanoma exosomes from plasma and Aim 2: To validate a method of melanoma exosome isolation consisting of the Hemopurifier followed by mab-based immunocapture to select out the tumor-derived exosomes from non-malignant exosomes and Aim 3: To evaluate the functional integrity of melanoma exosomes purified by the Hemopurifier and immunocapture isolation steps). As a result, we invoiced NIH for $149,625 during the fiscal year ended March 31, 2019.

In the fiscal year ended March 31, 2018, we performed work under the contract completing the majority of the first two technical objectives of the contract (Aim 1: To validate the Hemopurifier as a device for capture and recovery of melanoma exosomes from plasma and Aim 2: To validate a method of melanoma exosome isolation consisting of the Hemopurifier followed by mab-based immunocapture to select out the tumor-derived exosomes from non-malignant exosomes). As a result we invoiced NIH for $149,625 during the fiscal year ended March 31, 2018.

The Melanoma Cancer Contract is now completed.

10. SEGMENTS

We operate our businesses principally through two reportable segments: Aethlon, which represents our therapeutic business activities, and ESI, which represents our diagnostic business activities. Our reportable segments have been determined based on the nature of the potential products being developed. We record discrete financial information for ESI and our chief operating decision maker reviews ESI’s operating results in order to make decisions about resources to be allocated to the ESI segment and to assess its performance.

Aethlon’s revenue is generated primarily from government contracts to date and ESI does not yet have any revenues. We have not included any allocation of corporate overhead to the ESI segment.

F-30

The following tables set forth certain information regarding our segments:

	Fiscal Years Ended March 31,
	2019	2018
Revenues:
Aethlon	$229,625	$149,625
ESI	–	–
Total Revenues	$229,625	$149,625

Operating Losses:
Aethlon	$(5,875,094)	$(4,729,719)
ESI	(123,923)	(101,397)
Total Operating Loss	$(5,999,017)	$(4,831,116)

Net Losses:
Aethlon	$(6,095,581)	$(5,598,440)
ESI	(123,923)	(101,397)
Net Loss Before Non-Controlling Interests	$(6,219,504)	$(5,699,837)

Cash:
Aethlon	$3,827,555	$6,972,450
ESI	519	1,620
Total Cash	$3,828,074	$6,974,070

Total Assets:
Aethlon	$4,122,445	$7,350,284
ESI	519	1,620
Total Assets	$4,122,964	$7,351,904

Capital Expenditures:
Aethlon	$–	$24,823
ESI	–	–
Capital Expenditures	$–	$24,823

Depreciation and Amortization:
Aethlon	$30,695	$35,658
ESI	–	–
Total Depreciation and Amortization	$30,695	$35,658

Interest Expense:
Aethlon	$220,487	$361,597
ESI	–	–
Total Interest Expense	$220,487	$361,597

F-31

11. SUBSEQUENT EVENTS

Management has evaluated events subsequent to March 31, 2019 through the date that the accompanying consolidated financial statements were filed with the Securities and Exchange Commission for transactions and other events which may require adjustment of and/or disclosure in such financial statements.

NIH Contract -- In May 2019, we invoiced NIH for $30,000 under the NCI grant and received that $30,000 amount.

Restricted Stock Unit (“RSU”) Grants and Issuances – In April 2019, per the 2012 Non-Employee Directors Compensation Program (the “2012 Program”), we issued additional RSUs of $35,000 in value to each of our independent directors as the stock-based compensation element of their overall directors’ compensation for the fiscal year ending March 31, 2020. Those grants were based on the closing price on the one business day prior to the grant date. That price was $0.95 per share for the RSU calculations. Therefore, a 36,842 RSUs were issued to each of our five independent directors, or a total of 184,210 RSUs. All of those RSUs will vest ratably on June 30, 2019, September 30, 2019, December 31, 2019 and March 31, 2020.

In June 2019 under the above noted vesting program, 46,053 RSUs held by our outside directors were exchanged into the same number of shares of our common stock. As four of our five independent directors elected to return 40% of their RSUs in exchange for cash in order to pay their withholding taxes on the share issuances, 14,737 of the RSUs were cancelled and we paid $5,453 in cash to those independent directors.

In April 2019, 46,125 RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSUs in exchange for the Company paying the related withholding taxes on the share issuance, 34,174 of the RSUs were cancelled, and we issued a net 21,701 shares to our executives.

ATM Sales - Subsequent to March 31, 2019, we sold 46,300 shares of our common stock under our Common Stock Sales Agreement with H.C. Wainwright (see Note 6) and from those sales raised net proceeds of $36,622 (after deducting $1,141 in commissions to H.C. Wainwright and $266 in other offering expenses), at an average price of $0.79 per share of net proceeds.

Convertible Notes – In May 2019, we executed an agreement with the holders of the outstanding Convertible Notes to reduce the conversion price on the Convertible Notes to $0.68 per share. Also in May 2019, we made a partial principal payment of $100,000 in aggregate on the outstanding Convertible Notes. As the Convertible Notes are due on July 1, 2019, we plan to either repay the Convertible Notes with cash or to satisfy some or all of the indebtedness through share conversions (see Note 4).

Strategic Cross-License Agreement – On June 30, 2019, we entered into a strategic joint cross-licensing agreement with SeaStar Medical, Inc. (“SeaStar”) to jointly develop our and SeaStar’s respective combined medical devices to address the care and management of critically ill patients. Dr. Charles J. Fisher, Jr., our Chairman of the Board, is also the Executive Chairman and CEO of SeaStar.

12. COMMITMENTS AND CONTINGENCIES

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

We have had the following material changes to our contractual obligations and commitments outside the ordinary course of business during the fiscal year ended March 31, 2019:

On December 10, 2018, we entered into a Separation and Consulting Agreement with James A. Joyce, our former CEO. Under this agreement, we have a contractual obligation to pay Mr. Joyce a total of $385,000 and to cover his medical insurance costs over a twelve month period that began on January 10, 2019. We also paid Mr. Joyce accrued vacation of $32,083 in December 2018. In addition, we entered into a twelve month consulting arrangement with Mr. Joyce with agreed compensation of $5,000 per month over calendar 2019. Mr. Joyce’s existing RSU’s will continue vesting over the term of the consulting arrangement.

F-32

The total expense accrued at December 31, 2018, the month of the separations, relating to the separation agreements with Mr. Joyce and our former President, Rodney Kenley, was $505,609 (see Note 7 and Note 8). Following cash expenditures related to the separation agreements subsequent to the creation of the accrual, the balance at March 31, 2019 was $355,189 (see Note 7).

In December 2018, we entered into employment agreements with Timothy C. Rodell, M.D., our current interim Chief Executive Officer (“CEO”) and James B. Frakes, our Chief Financial Officer. Those agreements will be in effect until the CEO or CFO retire or cease to be employed by us. Under the terms of the agreement, if the CEO or CFO are terminated they may become eligible to receive a salary continuation payment in the amount of at least twelve months’ base salary, which were $390,000 and $260,000, respectively.

LEASE COMMITMENTS

We currently lease approximately 2,600 square feet of executive office space at 9635 Granite Ridge Drive, Suite 100, San Diego, California 92123 under a 39-month gross plus utilities lease that commenced on December 1, 2014 and was extended in May 2018. The initial rental rate under the lease extension is $7,986 per month. Such lease expires in on August 31, 2021. We believe this leased facility will be satisfactory for our office needs over the term of the lease.

We also rent approximately 1,700 square feet of laboratory space at 11585 Sorrento Valley Road, Suite 109, San Diego, California 92121 at the rate of $4,700 per month on a one-year lease that expires on November 30, 2019. Our current plans are to renew the lease prior to expiration or to secure alternative lab space in the San Diego area.

Rent expense, which is included in general and administrative expenses, approximated $169,000 and $136,000 for the fiscal years ended March 31, 2019 and 2018, respectively.

As of March 31, 2019, our commitments under the lease agreements are as follows:

	2020	2021	2022	Totals
9635 Granite Ridge Drive, Suite 100, San Diego, CA 92123 office lease	$98,622	$102,074	$43,670	$244,366

11585 Sorrento Valley Road, Suite 109, San Diego, CA 92121 office lease	37,602	–	–	37,602
Total Lease Commitments	$136,224	$102,074	$43,670	$281,968

LEGAL MATTERS

From time to time, claims are made against us in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting us from selling one or more products or engaging in other activities.

The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on our results of operations for that period or future periods. We are not presently a party to any pending or threatened legal proceedings.

F-33

Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

(MARK ONE)

[X]     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended March 31, 2018

OR

[_]     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________ to __________

COMMISSION FILE NUMBER 001-37487

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA	13-3632859
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9635 Granite Ridge Drive, Suite 100
San Diego, California	92123
(Address of principal executive office)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 459-7800

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE EXCHANGE ACT:

TITLE OF EACH CLASS COMMON STOCK, $.001 PAR VALUE	NAME OF EACH EXCHANGE ON WHICH REGISTERED THE NASDAQ STOCK MARKET LLC

SECURITIES REGISTERED UNDER SECTION 12(g) OF THE EXCHANGE ACT:

NONE

(TITLE OF CLASS)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes [_]  No [X]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes [_]  No [X]

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X]  No [_]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes [X]  No [_]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [_]	Smaller reporting company [X]
Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes [_]  No [X]

The aggregate market value of the common stock held by non-affiliates of the registrant as of September 30, 2017 was approximately $11 million, computed by reference to the closing sale price of the common stock of $1.54 per share on the Nasdaq Capital Market on September 30, 2017. Shares of common stock held by each executive officer and director and by each person who owns 10% or more of the outstanding common stock have been excluded in that such persons may be deemed to be affiliates. The determination of affiliate status is not necessarily a conclusive determination for other purposes.

The number of shares of the common stock of the registrant outstanding as of June 8, 2018 was 17,761,206.

i

PART I

ITEM 1. DESCRIPTION OF BUSINESS

Overview and Corporate History

We are a therapeutic technology company focused on addressing unmet needs in global health and biodefense. In the field of infectious disease therapeutics, a majority of viruses that transmit human infections are not addressed with approved antiviral therapies. To address this significant unmet need, the Aethlon Hemopurifier® is an affinity hemofiltration device developed for the single-use elimination of life-threatening viruses from the human circulatory system. In the United States, we are advancing the Hemopurifier under a “Breakthrough Device” designation from The United States Food and Drug Administration (FDA).

Under the “Breakthrough Device” program, the FDA has permitted the proposed “Indication for Use” for our device to include: “The Hemopurifier is a single-use device indicated for the treatment of life-threatening glycosylated viruses that are not addressed with an approved therapy.” We are currently in discussions with FDA to determine the pathway to clinically advance this “Indication for Use” under the “Breakthrough Device” program.

The “Indication for Use” under the “Breakthrough Device” program also aligns with our goal to fulfill the broad-spectrum countermeasure objective set forth by the U.S. Government to protect citizens from life-threatening bioterror and pandemic threat viruses that are not addressed with approved therapies. Based on previous human treatment outcomes, we believe our Hemopurifier may also augment the benefit of approved antiviral drug agents.

In human studies, the Hemopurifier has been administered to individuals infected with the following glycosylated viruses: The Human Immunodeficiency Virus (HIV), Hepatitis-C Virus (HCV) and Ebola Virus (EBV). Additionally, the Hemopurifier has been validated in vitro to capture a broad-spectrum of glycosylated viral threats including; Marburg virus, Zika virus, Lassa virus, MERS-CoV, Cytomegalovirus, Epstein-Barr virus, Herpes Simplex virus, Chikungunya virus, Dengue virus, West Nile virus, Smallpox related viruses, H1N1 Swine Flu virus, H5N1 Bird Flu virus, and the reconstructed Spanish flu virus of 1918. In many cases, these validations were conducted in collaboration with leading government or non-government research institutes.

In collaboration with the FDA, we are focused on the clinical advancement of our Hemopurifier in the U.S. In March of 2017, we concluded an Investigational Device Exemption (IDE) feasibility study that was previously approved by FDA. The feasibility study demonstrated safety of our device in health-compromised dialysis patients infected with HCV. The protocol of the IDE study was originally recommended by FDA as a surrogate model to advance the Hemopurifier as a broad-spectrum candidate to treat virulent viruses that are often classified as bioterror or pandemic threats. Prior to FDA approval of our IDE feasibility study, we conducted several clinical studies in virally infected individuals outside of the U.S.

In September of 2017, our Hemopurifier received an Expedited Access Pathway (EAP) program designation from FDA to support an accelerated clinical advancement of our device. Subsequent to the EAP designation, the Hemopurifier was transitioned to the “Breakthrough Device” program that was established under the 21st Century Cures Act, which was signed into law in December of 2016.

We are also investigating the ability of the Hemopurifier to capture glycosylated bacterial toxins and tumor-derived exosomes that promote cancer progression and treatment resistance. Additionally, we are the majority owner of Exosome Sciences, Inc. (ESI), a Company that is focused on the discovery of exosomal biomarkers to diagnose and monitor life-threatening disease conditions that may be current or future therapeutic targets for Aethlon Medical.

We (Aethlon Medical, Inc.) were formed on March 10, 1999. Our executive offices are located at 9635 Granite Ridge Drive, Suite 100, San Diego, California 92123. Our telephone number is (858) 459-7800. All references to “us” or “we” are references to Aethlon Medical, Inc., combined with its majority-owned subsidiary, Exosome Sciences, Inc.

1

The Mechanism of the Hemopurifier

The Aethlon Hemopurifier is an affinity hemofiltration device designed for the single-use removal of life-threatening viruses from the human circulatory system. In the United States, the Hemopurifier is classified as a combination product whose regulatory jurisdiction is The Center for Devices and Radiological Health (CDRH), the branch of FDA responsible for the premarket approval of all medical devices.

In application, our Hemopurifier is deployed for use on the established infrastructure of continuous renal replacement therapy (CRRT) and dialysis instruments located in hospitals and clinics worldwide. Incorporated within the Hemopurifier is an active affinity lectin that binds to a glycosylated structure with which infectious viruses cloak themselves to evade the surveillance of the immune system as a means to promote replication of progeny viruses. In mechanism, the Hemopurifier eliminates circulatory viruses prior to cell infection as a means to interrupt the replication of progeny viruses.

We have demonstrated that the Hemopurifier affinity mechanism provides for the capture of a broad-spectrum of strains, species and families of viral pathogens. We are also investigating the utility of our Hemopurifier to capture glycosylated bacterial toxins as well as circulating tumor-derived exosomes that promote cancer progression and treatment resistance.

The Hemopurifier - U.S. Clinical Trials

On March 13, 2017, we concluded an FDA-approved Investigational Device Exemption (IDE) feasibility study of Hemopurifier therapy. In the study, safety of the Hemopurifier was demonstrated in health-compromised individuals infected with a viral pathogen. Based on guidance from FDA, the study served as a surrogate model to advance our device as a broad-spectrum treatment countermeasure against highly virulent viruses that are often considered bioterror or pandemic threats. The feasibility study was conducted on Hepatitis C virus (HCV) infected dialysis patients at DaVita MedCenter Dialysis in Houston, Texas. The principal investigator of the study was Dr. Ronald Ralph. We reported that there were no device-related adverse events in enrolled subjects who met the study inclusion-exclusion criteria. We also reported that an average capture of 154 million copies of HCV (in International Units, I.U.) within the Hemopurifier® during 4-hour treatments. The FDA approved the IDE feasibility study protocol in June of 2013. Prior to this approval, we collected supporting Hemopurifier data through investigational human studies conducted overseas.

The Hemopurifier – Clinical Trials Conducted Overseas

EBOLA Virus

In December of 2014, Time Magazine named the Hemopurifier® a “Top 25 Invention” as the result of treating an ebola-infected physician at Frankfurt University Hospital in Germany. The physician was comatose with multiple organ failure at the time of treatment with the Hemopurifier®. At the American Society of Nephrology Annual Meeting, Dr. Helmut Geiger, Chief of Nephrology at Frankfurt University Hospital reported that the patient received a single 6.5 hour Hemopurifier® treatment. Prior to treatment, viral load was measured at 400,000 c/ml. Post-treatment viral load at reported to be 1,000 c/ml. Dr. Geiger also reported that 242 million copies of Ebola virus were measured to be captured within the Hemopurifier® during treatment. The patient made a full recovery.

Hepatitis C Virus (HCV)

Prior to FDA approval of the IDE feasibility study, we conducted investigational HCV treatment studies at the Apollo Hospital, Fortis Hospital and the Medanta Medicity Institute in India. The treatment protocol of the studies conducted at the Apollo and Fortis Hospital was similar to what had been proposed in our IDE feasibility study submission to FDA. Whereas the Medanta Medicity study was conducted to demonstrate the ability of the Hemopurifier to be combined with an established HCV drug regimen.

2

In the Medanta Medicity Institute study, twelve HCV-infected individuals were enrolled to receive three six-hour Hemopurifier treatments during the first three days of a 48-week peginterferon+ribavirin treatment regimen. The study was conducted under the leadership of Dr. Vijay Kher at the Medanta Medicity Institute. Dr. Kher’s staff reported that Hemopurifier therapy was well tolerated and without device-related adverse events in the twelve treated patients.

Of these twelve patients, ten completed the Hemopurifier-peginterferon+ribavirin treatment protocol, including eight genotype-1 patients and two genotype-3 patients. Eight of the ten patients achieved a sustained virologic response, which is the clinical definition of treatment cure and is defined as undetectable HCV in the blood 24 weeks after the completion of the 48-week peginterferon+ribavirin drug regimen. Both genotype-3 patients achieved a sustained virologic response, while six of the eight genotype-1 patients achieved a sustained virologic response.

Of the ten patients who completed the full treatment protocol, five also achieved a rapid virologic response, defined as undetectable HCV in the blood at day 30 of therapy. Rapid virologic response represents the clinical endpoint that best predicts sustained virologic response cure rates resulting from peginterferon+ribavirin therapy. As a point of reference, the landmark Individualized Dosing Efficacy vs Flat Dosing to Assess Optimal Pegylated Interferon Therapy study of 3,070 HCV genotype-1 patients documented that 10.35% (n=318/3070) of peginterferon+ribavirin-treated patients achieved a rapid virologic response. Patients who achieved a rapid virologic response had sustained virologic response rates of 86.2% (n=274/318) versus sustained virologic response rates of 32.5% (n=897/2752) in non-rapid virologic response patients.  Two of the genotype-1 patients who achieved a rapid virologic response also achieved an immediate virologic response, defined as undetectable HCV in the blood seven days after initiation of Hemopurifier-peginterferon+ribavirin treatment protocol. The earliest measured report of undetectable HCV in blood in the Individualized Dosing Efficacy vs Flat Dosing to Assess Optimal Pegylated Interferon Therapy study was on day 14 of the study.

Data from two patients was not included in the reported Hemopurifier-peginterferon+ribavirin dataset. One of these patients was a genotype-5 patient who discontinued peginterferon+ribavirin therapy at day 180, yet still achieved a sustained virologic response. The second patient was a genotype-3 patient who also achieved a sustained virologic response, yet was unable to tolerate peginterferon+ribavirin therapy and discontinued therapy at day 90. Overall, ten of the twelve patients who enrolled in the study achieved a sustained virologic response and seven of the twelve patients achieved a rapid virologic response.

Hemopurifier - Human Immunodeficiency Virus (HIV)

In addition to treating Ebola and HCV-infected individuals, we also conducted a single proof-of-principle treatment study at the Sigma New Life Hospital related to the treatment of HIV-infected AIDS patient who was not be administered HIV antiviral drug agents. In the study, Hemopurifier therapy reduced viral load by 93% as the result of 12 Hemopurifier treatments (each four hours in duration) that were administered over the course of one month.

Exosome Sciences, Inc. – Majority Owned Biomarker Discovery Company

We are the majority owner of Exosome Sciences, Inc. (ESI), a Company focused on the discovery of exosomal biomarkers to diagnose and monitor life-threatening disease conditions that may be current or future therapeutic targets for Aethlon Medical. At present, the priority of ESI is directed toward exosomal biomarkers to diagnose and monitor cancer and neurological disorders.

Since it began operations in 2013, ESI researchers disclosed the discovery of an exosomal biomarker that may be associated with neurological tauopathies, which involve the abnormal accumulation of tau protein in the brain. Tauopathies are a family of 21 different neurological disorders that include Alzheimer's disease and Chronic Traumatic Encephalopathy (CTE).  Related to CTE, the ESI team was invited to participate in an NIH-funded research study with The Boston University CTE Center. In the study, ESI researchers investigated an exosomal tau biomarker (TauSome) as a candidate to diagnose and monitor CTE in living individuals. At present, CTE can only be diagnosed through post-mortem brain autopsy.

3

The results of the study indicated that TauSome levels (in blood) of former professional American football players (high CTE risk group) were significantly higher as compared to same-age group control subjects who did not participate in activities that involved repetitive head trauma. Additionally, high TauSome levels also correlated with poor performance in cognitive decline testing. These results were published in an article entitled “Preliminary Study of Plasma Exosomal Tau as a Potential Biomarker for Chronic Traumatic Encephalopathy” in the Journal of Alzheimer's Disease on April 12, 2016.

To further validate these observations, ESI has initiated a follow-on study to evaluate TauSome levels in up to 200 former professional football players and control subjects. If fully enrolled, the study would be the largest study to date related to the advancement of a candidate biomarker to diagnose and monitor CTE in the living. Enrollment of study participants began in March 2018 at the Translational Genomics Research Institute (TGEN) in Phoenix, AZ.  Kendall Van Keuren-Jensen, Ph.D., Co-Director of TGEN’s Center for Noninvasive Diagnostics is the principal investigator at this site location. Dr. Van Keuren-Jensen is neurodegenerative disease thought leader whose research includes discovery and detection of biomarkers for central nervous system disorders. Additional site locations are anticipated.

U.S. GOVERNMENT CONTRACTS

We are a proven performer under U.S. Government Contracts. We recently completed two Department of Defense (DOD) contracts with the Defense Advanced Research Projects Agency (DARPA) related to the treatment of sepsis and other disease conditions. In these programs, we completed 29 out of 29 milestone opportunities, which generated approximately $6 million of revenue for our Company.

National Institutes of Health (“NIH”)

At present, we are operating under a National Institutes of Health (NIH) contract with the National Cancer Institute (NCI) related to the study of our Hemopurifier to capture tumor-derived exosomes. We entered into this contract on September 15, 2017. This contract award is under the NIH’s Small Business Innovation Research (SBIR) program and is entitled: SBIR Topic 359 Phase 1 Device Strategy for Selective Isolation of Oncosomes and Non-Malignant Exosomes. The contract award is a firm, fixed-price contract with potential total payments of $299,250 over the course of nine months.

Fixed price contracts require the achievement of multiple, incremental milestones to receive the full award during each period of the contract. The NIH also has the unilateral right to require us to perform additional work under an option period for an additional fixed amount of $49,800. Under the terms of the contract, we must perform certain incremental work towards the achievement of specific milestones against which we will invoice the government for fixed payment amounts.

In the fiscal year ended March 31, 2018, we performed work under the contract completing the majority of the first two technical objectives of the contract (Aim 1: To validate the Hemopurifier as a device for capture and recovery of melanoma exosomes from plasma and Aim 2: To validate a method of melanoma exosome isolation consisting of the Hemopurifier followed by mab-based immunocapture to select out the tumor-derived exosomes from non-malignant exosomes). As a result we invoiced NIH for $149,625.

Upon completion of this contract award, we plan to submit a Phase 2 contract proposal under the program. If awarded, the Phase 2 SBIR would pay $1.5 million over two years.

Defense Advanced Research Projects Agency (“DARPA”)

We entered into a contract with DARPA on September 30, 2011. Under the DARPA award, we have been engaged to develop a therapeutic device to reduce the incidence of sepsis, a fatal bloodstream infection that often results in the death of combat-injured soldiers. The award from DARPA was a fixed-price contract with potential total payments to us of $6,794,389 over the course of five years. Fixed price contracts require the achievement of multiple, incremental milestones to receive the full award during each year of the contract. Under the terms of the contract, we performed certain incremental work towards the achievement of specific milestones against which we invoiced the government for fixed payment amounts.

4

Originally, only the base year (year one of the contract) was effective for the parties; however, DARPA subsequently exercised its option on the remaining years of the contract. The milestones were comprised of planning, engineering and clinical targets, the achievement of which in some cases required the participation and contribution of third-party participants under the contract. We commenced work under the contract in October 2011 and completed the contract in September 2016.

In February 2014, DARPA reduced the scope of our contract in years three through five of the contract. The reduction in scope focused our research on exosomes, viruses and blood processing instrumentation. This scope reduction reduced the possible payments under the contract by $858,469 over years three through five.

In the fiscal year ended March 31, 2017, we invoiced the U.S. Government for the final two milestones under our DARPA contract in the aggregate amount of $387,438. As the DARPA contract was completed on September 30, 2016, we do not expect to record any future revenue related to that contract.

Subcontract with Battelle Memorial Institute

We entered into a subcontract agreement with Battelle in March 2013. Battelle was chosen by DARPA to be the prime contractor on the systems integration portion of the original DARPA contract, and we were one of several subcontractors on that systems integration project. The Battelle subcontract was under a time and materials basis, and we began generating revenues under the subcontract in the three months ended September 30, 2013. That contract has now concluded. The Battelle subcontract was our first cost-reimbursable contract.

Our revenue under this contract was a function of cost reimbursement plus an overhead mark-up for hours devoted to the project by specific employees (with specific hourly rates for those employees), for travel expenses related to the project, for any equipment purchased for the project and for the cost of any consultants hired by us to perform work on the project. Each payment required approval by the program manager at Battelle.

Research and Development Costs

A substantial portion of our operating budget is used for research and development activities. The cost of research and development, all of which has been charged to operations, amounted to approximately $586,000 and $673,000 in the fiscal years ended March 31, 2018 and 2017, respectively.

Intellectual Property

We currently own or have license rights to a number of U.S. and foreign patents and patent applications and endeavor to continually improve our intellectual property position. We consider the protection of our technology, whether owned or licensed, to the exclusion of use by others, to be vital to our business. While we intend to focus primarily on patented or patentable technology, we may also rely on trade secrets, unpatented property, know-how, regulatory exclusivity, patent extensions and continuing technological innovation to develop our competitive position. We also own certain trademarks.

Patents

The following table lists all of our issued patents and patent applications, including their ownership status:

Patents Issued in the United States

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
9,707,333	Extracorporeal removal of microvesicular particles	7/18/17	Owned	1/6/29
9,364,601	Extracorporeal removal of microvesicular particles	6/14/16	Owned	10/2/29
8,288,172	Extracorporeal removal of microvesicular particles (exosomes) (method patent)	10/16/12	Owned	3/30/29
7,226,429	Method for removal of viruses from blood by lectin affinity hemodialysis	6/5/07	Owned	1/20/24
6,528,057	Method for removal of HIV and other viruses from blood	3/4/03	Licensed	8/30/19

5

Patent Applications Pending in the United States

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
15/866780	Affinity capture of circulating biomarkers	1/10/18	Owned
15/567500	Methods for delivering regional citrate anticoagulation (RCA) during extracorporeal blood treatments	10/18/17	Owned
15/121736	Brain specific exosome based diagnostics and extracorporeal therapies	8/25/16	Owned
62/541538	Multiplex cerebrospinal fluid processing system	8/04/17	Owned
14/856361	Device and method for purifying virally infected blood	9/16/15	Owned
14/490418	Method for removal of viruses from blood by lectin affinity hemodialysis	9/18/14	Owned
13/808561	Methods and compositions for quantifying exosomes	8/14/13	Owned

Foreign Patents

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Denmark)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (France)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Germany)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Ireland)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Great Britain)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Sweden)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Netherlands)	5/16/18	Owned	9/12/36
3110977	Brain specific exosome based diagnostics and extracorporeal therapies (Switzerland)	5/16/18	Owned	9/12/36
2353399	Method for removal of viruses from blood by lectin affinity hemodialysis (Russia)	4/27/09	Owned	1/20/24
770344	Method for removal of HIV and other viruses from blood (Australia)	6/3/04	Licensed	8/30/19
DE69929986	Method for removal of HIV and other viruses from blood (Germany)	2/22/06	Licensed	8/30/19
1109564	Method for removal of HIV and other viruses from blood (France)	2/22/06	Licensed	8/30/19
1109564	Method for removal of HIV and other viruses from blood (Great Britain)	2/22/06	Licensed	8/30/19
1109564	Method for removal of HIV and other viruses from blood (Italy)	2/22/06	Licensed	8/30/19
2342203	Method for removal of HIV and other viruses from blood (Canada)	3/1/11	Licensed	8/30/19
1624785	Method for removal of viruses from blood by lectin affinity hemodialysis (Belgium)	7/17/13	Owned	1/20/24
1624785	Method for removal of viruses from blood by lectin affinity hemodialysis (Ireland)	7/17/13	Owned	1/20/24
1624785	Method for removal of viruses from blood by lectin affinity hemodialysis (Italy)	7/17/13	Owned	1/20/24
1624785	Method for removal of viruses from blood by lectin affinity hemodialysis (Great Britain)	7/17/13	Owned	1/20/24
1624785	Method for removal of viruses from blood by lectin affinity hemodialysis (France)	7/17/13	Owned	1/20/24
1624785	Method for removal of viruses from blood by lectin affinity hemodialysis (Germany)	7/17/13	Owned	1/20/24
2516403	Method for removal of viruses from blood by lectin affinity hemodialysis (Canada)	8/12/14	Owned	1/20/24
2591359	Methods for quantifying exosomes (Germany)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (France)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (Great Britain)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (Spain)	3/01/17	Owned	7/07/31

6

Foreign Patent Applications

		FILING	OWNED OR
APPLICATION #	APPLICATION NAME	DATE	LICENSED
DE 112016001400.7	Methods of delivering regional citrate anticoagulation (RCA) during extracorporeal blood treatments	10/23/17	Owned
EP20070752778	Extracorporeal removal of microvesicular particles (exosomes) (Europe)	3/9/07	Owned
9104740.6	Extracorporeal removal of microvesicular particles (exosomes) (Hong Kong)	3/9/07	Owned
8139/DELNP/2008	Extracorporeal removal of microvesicular particles (exosomes) (India)	3/9/07	Owned
2644855	Extracorporeal removal of microvesicular particles (Canada)	3/9/07	Owned

2939652	Brain specific exosome based diagnostics and extracorporeal therapies (Canada)	8/12/06	Owned
18166085.3	Brain specific exosome based diagnostics and extracorporeal therapies (Europe)	4/6/18	Owned

International Patent Applications

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
PCT/US2016/062194	Exosomal tau as a biomarker for brain disorders	11/16/16	Owned
PCT/US2016/ 028482	Methods for delivering regional citrate anticoagulation during extracorporeal blood treatments	4/20/16	Owned

We expect that our ability to enforce our patents and proprietary rights in many countries will be adversely impacted due to possible changes in law, our lack of familiarity with foreign law, or our lack of professional resources in jurisdictions outside the U.S. We cannot guarantee that any patents issued or licensed to us, including within the U.S., will provide us with competitive advantages or will not be challenged by others, or will not expire prior to our successful commercialization of our products. Furthermore, we cannot be certain that others will not independently develop similar products or will not design around patents issued or licensed to us. We cannot guarantee that patents that are issued will not be challenged, invalidated or infringed upon or designed around by others, or that the claims contained in such patents will not infringe the patent claims of others, or provide us with significant protection against competitive products, or otherwise be commercially valuable. We may need to acquire licenses under patents belonging to others for technology potentially useful or necessary to us. If any such licenses are required, we cannot be certain that they will be available on terms acceptable to us, if at all. To the extent that we are unable to obtain patent protection for our products or technology, our business may be materially adversely affected by competitors who develop substantially equivalent technology.

Trademarks

We have obtained trademark registrations in the U.S. for Hemopurifier, Aethlon Medical, Inc., and the Exosome Sciences Logo and obtained a trademark registration in India for Hemopurifier. Exosome Sciences, Inc. has applied for the Tausome trademark in the U.S., which application is currently pending. We also have common law trademark rights in Aethlon ADAPT™ and ELLSA™.

Licensing and Assignment Agreements

Effective January 1, 2000, we entered into an agreement with a related party under which an invention and related patent rights for a method of removing Human Immunodeficiency and other viruses from the blood were assigned to us by the inventors in exchange for an 8.75% royalty to be paid on future net sales of the patented product or process and shares of our common stock. On March 4, 2003, the related patent (patent #6,528,057) was issued, and we issued 3,922 shares of unregistered common stock to that related party. The license runs for the life of the patent, which expires in August 2019.

7

On November 7, 2006, we entered into an exclusive assignment agreement with the London Health Science Center Research, Inc. under which an invention and related patent rights for a method to treat cancer were assigned to us. The invention provides for the "Extracorporeal removal of microvesicular particles" for which the U.S. Patent and Trademark Office allowed a patent (patent #8,288,172) in the U.S. as of October 2012. The agreement provides for an upfront payment of 800 shares of unregistered common stock and a 2% royalty on any future net sales. We are also responsible for paying certain patent application and filing costs. Under the assignment agreement, we own the patents outright for the life of the patent, which expires in March 2029. Under certain circumstances, ownership of the patents may revert to the London Health Science Center Research, Inc. if there is an uncured substantial breach of the assignment agreement.

Industry & Competition

The industry for treating infectious disease and cancer is extremely competitive, and companies developing new treatment procedures face significant capital and regulatory challenges. As our Hemopurifier is a clinical-stage device, we have the additional challenge of establishing medical industry support, which will be driven by treatment data resulting from human clinical studies. Should our device become market cleared by FDA or the regulatory body of another country, we may face significant competition from well-funded pharmaceutical organizations. Additionally, we would likely need to establish large-scale production of our device in order to be competitive. We believe that our Hemopurifier is a first-in-class therapeutic candidate and we are not aware of any affinity hemofiltration device being market cleared in any country for the single-use removal of circulating viruses or tumor-derived exosomes.

Government Regulation of Medical Devices

The Hemopurifier is subject to regulation by numerous regulatory bodies, primarily the FDA, and comparable international regulatory agencies. These agencies require manufacturers of medical devices to comply with applicable laws and regulations governing the development, testing, manufacturing, labeling, marketing, storage, distribution, advertising and promotion, and post-marketing surveillance reporting of medical devices. Devices are generally subject to varying levels of regulatory control, the most comprehensive of which requires that a clinical evaluation program be conducted before a device receives approval for commercial distribution. Failure to obtain approval or clearance to market our product and products under development and to meet the ongoing requirements of these regulatory authorities could prevent us from commercializing the Hemopurifier and future products in the U.S. and elsewhere.

Hemopurifier Investigational Device Exemption and Supplement

In 2013, the FDA approved our investigational device exemption to initiate human clinical studies in the U.S. as a feasibility study entitled “A Clinical Safety Study of the Aethlon Hemopurifier® in Chronic ESRD Patients With HCV Infection.” We were required to reach agreement with the internal review board of DaVita MedCenter Dialysis prior to beginning our U.S. clinical trial. We are also required to obtain patients' informed consent that complies with both FDA requirements and state and federal privacy regulations. We, the FDA or the internal review board at each site at which a clinical trial is being performed may suspend a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and efficacy of the device, may be equivocal or may otherwise not be sufficient to obtain approval of the product. The investigational device exemption is part of the FDA’s clearance process. This process is discussed in detail in the “Pre-Marketing Regulations in the U.S.” section below.

In December 2014, the FDA approved our request for a supplement to our investigational device exemption to establish a protocol to clinically investigate the use of the Hemopurifier for the treatment of Ebola-infected patients in the U.S. Under the supplement, we may treat up to 20 Ebola-infected persons, at no more than 10 institutions in the U.S., using the supplement protocol; however, this is not a clinical trial. We must clearly distinguish data collected in the supplement protocol from data collected in our IDE feasibility study (discussed above). Prior to treating Ebola-infected patients, we must comply with specified patient protection procedures established by the applicable institution including its institutional review board. Also, we must report any unanticipated device-related adverse events resulting from the supplement protocol to the FDA within 10 working days. Even if the protocol is established, and patients are treated, the results of such treatments may not demonstrate the safety and efficacy of the device.

DaVita MedCenter Dialysis treated a total of eight patients per the IDE feasibility study protocol and then notified us that it was unlikely that they would be able to locate additional subjects who would meet the study inclusion criteria. Therefore on April 11, 2017, we notified the FDA that we were concluding the trial with the eight patients treated. The FDA accepted that decision to terminate the trial with eight patients completed. We subsequently submitted preliminary and final clinical study reports, which were accepted by FDA.

8

Pre-Marketing Regulations in the U.S.

Unless an exemption applies, each medical device distributed commercially in the U.S. requires either prior 510(k) clearance or premarket approval, or PMA, from the FDA. The FDA classifies medical devices into one of three classes. Class I devices are subject to only general controls, such as establishment registration and device listing, labeling, medical device reporting, and prohibitions against adulteration and misbranding. Class II medical devices generally require prior 510(k) clearance before they may be commercially marketed in the U.S. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a predicate device, are placed in Class III, generally requiring submission of a PMA supported by clinical trial data.

In the United States, our Hemopurifier is classified as a combination product whose regulatory jurisdiction is The Center for Devices and Radiological Health (CDRH), the branch of FDA responsible for the premarket approval of all medical devices. It is anticipated that the Hemopurifier will generally require the submission of a PMA supported by clinical trial data. In the future, we may develop new therapeutic candidates that are considered 510(k), Class II or Class III products.

510(k) Clearance Pathway

To obtain 510(k) clearance, a premarket notification must be submitted to FDA demonstrating that the proposed device is substantially equivalent to a previously cleared 510(k) device or a device that was in commercial distribution before May 28, 1976 for which the FDA has not yet called for the submission of premarket approval applications. FDA’s 510(k) clearance pathway usually takes from three to twelve months, but it can take significantly longer. The FDA may require additional information, including clinical data, to make a determination regarding substantial equivalence.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a new or major change in its intended use, will require a new 510(k) clearance or, depending on the modification, require premarket approval. The FDA requires each manufacturer to determine whether the proposed change requires submission of a 510(k), or a premarket approval, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or premarket approval is obtained. If the FDA requires a 510(k) holder to seek 510(k) clearance or premarket approval for any modifications to a previously cleared product, the 510(k) holder also may be required to cease marketing or recall the modified device until this clearance or approval is obtained.

Premarket Approval Pathway

A PMA must be supported by extensive data, including but not limited to data obtained from technical, preclinical and clinical studies and relating to manufacturing and labeling to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device.

After a PMA submission is sufficiently complete, the FDA will accept the application and begin an in-depth review, which generally takes between one and three years, but may take significantly longer. During this review period, the FDA will typically request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. The FDA may or may not accept the panel’s recommendation. In addition, the FDA will conduct a pre-approval inspection of the manufacturing facility to ensure compliance with Quality System Regulation, or QSR. New PMA applications or PMA supplements are required for modifications that affect the safety or effectiveness of the device, including, for example, certain types of modifications to the device’s indication for use, manufacturing process, labeling and design. PMA supplements often require submission of the same type of information as a PMA application, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA application and may not require as extensive clinical data or the convening of an advisory panel.

9

Clinical Trials

Clinical trials are almost always required to support a PMA. To perform a clinical trial in the U.S. for a significant risk device, FDA requires the device sponsor to file an Investigational Device Exemption, or IDE, application with the FDA and obtain IDE approval prior to commencing the human clinical trial. An IDE amendment or supplement must also be submitted before initiating a significant change to the clinical protocol or device under an existing IDE. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, and any available data on human clinical experience, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound.

The IDE must be approved in advance by the FDA for a specific number of patients. Clinical trials conducted in the U.S. for significant risk devices may begin once the IDE application is approved by the FDA and the appropriate institutional review boards, or IRBs, overseeing the welfare of the research subjects and responsible for that particular clinical trial. Under its regulations, the FDA responds to an IDE or an IDE amendment within 30 days. The FDA may approve the IDE or amendment, grant an approval with certain conditions, or identify deficiencies and request additional information. It is common for the FDA to require additional information before approving an IDE or amendment for a new trial, and thus final FDA approval on a submission may require more than the initial 30 days. The FDA may also require that a small-scale feasibility study be conducted before a pivotal trial may commence. In a feasibility trial, the FDA limits the number of patients, sites and investigators that may participate. Feasibility trials are typically structured to obtain information on safety and to help determine how large a pivotal trial should be to obtain statistically significant results.

Clinical trials are subject to extensive recordkeeping and reporting requirements. Our clinical trials must be conducted under the oversight of an IRB for the relevant clinical trial sites and must comply with FDA regulations, including but not limited to those relating to good clinical practices. We are also required to obtain the patients’ informed consent in form and substance that complies with both FDA requirements and state and federal privacy and human subject protection regulations. We, the FDA or the IRB may suspend a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the anticipated benefits. Even if a trial is completed, the results of clinical testing may not adequately demonstrate the safety and effectiveness of the device or may otherwise not be sufficient to obtain FDA approval to market the product in the U.S.

Post-Marketing Regulations in the U.S.

Should our Hemopurifier device be cleared for market use in the U.S. by the FDA, numerous regulatory requirements continue to apply. These include:

•	the FDA's Quality System Regulation which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

•	labeling regulations and FDA prohibitions against the promotion of products for un-cleared, unapproved or off-label uses;

•	clearance or approval of product modifications that could significantly affect safety or efficacy or that would constitute a major change in intended use;

•	medical device reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur;

•	product listing and establishment registration, which helps facilitate FDA inspections and other regulatory action; and

•	post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

10

The regulations also require that we report to the FDA any incident in which our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury.

We will also be required to register with FDA as a medical device manufacturer within 30 days of commercial distribution of our products and must obtain all necessary state permits or licenses to operate our business. As a manufacturer, we are subject to announced and unannounced inspections by FDA to determine our compliance with quality system regulation and other regulations, and these inspections may include the manufacturing facilities of our suppliers. Failure by us or by our suppliers to comply with applicable regulatory requirements can result in enforcement action by the FDA or state authorities, which may include any of the following sanctions:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;
•	unanticipated expenditures to address or defend such actions;
•	customer notifications for repair, replacement, refunds;
•	recall, detention or seizure of our products;
•	operating restrictions or partial suspension or total shutdown of production;
•	refusing or delaying our requests for premarket approval of new products or modified products;
•	operating restrictions;
•	withdrawing PMA approvals that have already been granted;
•	refusal to grant export approval for our products; or
•	criminal prosecution.

Compliance with U.S. Health Care Laws

Should our Hemopurifier device be cleared for market use in the U.S. by the FDA, we must comply with various U.S. federal and state laws, rules and regulations pertaining to healthcare fraud and abuse, including anti-kickback regulations, as well as other healthcare laws in connection with the commercialization of our products. Fraud and abuse laws are interpreted broadly and enforced aggressively by various state and federal agencies, including the U.S. Department of Justice, the U.S. Office of Inspector General for the Department of Health and Human Services and various state agencies.

The U.S. federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b, as amended, prohibits persons, including a medical device manufacturer (or a party acting on its behalf), from knowingly or willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for a service or product or the purchasing, ordering, arranging for, or recommending the ordering of, any service or product for which payment may be made by Medicare, Medicaid or any other federal healthcare program. This statute has been interpreted to apply to arrangements between medical device manufacturers on one hand and healthcare providers on the other. The term “remuneration” is not defined in the federal Anti-Kickback Statute and has been broadly interpreted to include anything of value, such as cash payments, gifts or gift certificates, discounts, waiver of payments, credit arrangements, ownership interests, the furnishing of services, supplies or equipment, and the provision of anything at less than its fair market value. Courts have broadly interpreted the scope of the law, holding that it may be violated if merely one purpose of an arrangement is to induce referrals, irrespective of the existence of other legitimate purposes. The Anti-Kickback Statute prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain business arrangements from prosecution, the exemptions and safe harbors are drawn narrowly, and practices that involve remuneration intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exemption or safe harbor. Our practices may not in all cases meet all of the criteria for safe harbor protection from federal Anti-Kickback Statute liability. The reach of the Anti-Kickback Statute was broadened by the recently enacted Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Affordability Reconciliation Act of 2010, collectively, the Affordable Care Act or ACA, which, among other things, amends the intent requirement of the federal Anti-Kickback Statute such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act (discussed below) or the civil monetary penalties statute, which imposes fines against any person who is determined to have presented or caused to be presented claims to a federal healthcare program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent. In addition to the federal Anti-Kickback Statute, many states have their own anti-kickback laws. Often, these laws closely follow the language of the federal law, although they do not always have the same scope, exceptions, safe harbors or sanctions. In some states, these anti-kickback laws apply not only to payments made by government healthcare programs but also to payments made by other third-party payors, including commercial insurance companies.

11

We may also be subject to various federal and state marketing laws, such as the federal Physician Payments Sunshine Act, which generally require certain types of expenditures in the U.S. and the particular states to be tracked and reported. The federal Physician Payment Sunshine Act, being implemented as the Open Payments Program, requires certain pharmaceutical and medical device manufacturers to engage in extensive tracking of payments or transfers of value to physicians and teaching hospitals, maintenance of a payments database, and public reporting of the payment data. Device manufacturers with products for which payment is available under Medicare, Medicaid or the State Children’s Health Insurance Program are required to track and report such payments. Moreover, several states have enacted legislation requiring pharmaceutical and medical device companies to establish marketing compliance programs or even prohibit providing meals to prescribers or other marketing related activities. Compliance with such requirements may require investment in infrastructure to ensure that tracking and reporting is performed properly. Although compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, the risks cannot be entirely eliminated.

International Regulation

International development and sales of medical devices are subject to foreign government regulations, which may vary substantially from country to country. The time required to obtain approval by a foreign country may be longer or shorter than that required for FDA approval, and the requirements may be significantly different. At present, we are not seeking market clearance of our device in any region beyond the United States.

Manufacturing

Manufacturing of our Hemopurifier occurs in collaboration with a contract manufacturer based in San Diego, California that is compliant with the Good Manufacturing Practice regulations promulgated by the FDA.  Our contract manufacturer is registered with the FDA. Previously, we did receive an export license from FDA that allows for the export of our Hemopurifier to support clinical studies in India. To date, our manufacture of the Hemopurifier has been limited to quantities necessary to support our clinical studies.

Sources and Suppliers

We are not dependent on any specific vendors for the materials used in our Hemopurifier. The key raw materials in the Hemopurifier include the affinity lectin Galanthus nivalis agglutinin, pharmaceutical grade diatomaceous earth, plasmapheresis cartridges and certain chemical binding agents. The affinity lectin is available from several life science supply companies in the U.S. Diatomaceous earth is available from several life science supply companies in the U.S. To date, we have purchased plasmapheresis cartridges from one vendor in Europe however similar cartridges are commercially available from vendors on a worldwide basis should that European vendor cease to be available for any reason, including prohibitive pricing. The chemical binding agents are available from several life science supply companies on a worldwide basis. We typically purchase our raw materials on purchase order basis. Therefore, we remain subject to risks of supply shortages and price increases that potentially could materially adversely affect our financial condition and operating results if and when we begin large-scale manufacture of the Hemopurifier.

The key raw materials used by Exosome Sciences, Inc. in its research are blood samples supplied by research partners and a number of chemical and lab products commercially available from vendors on a worldwide basis. Exosome Sciences, Inc. is not dependent on any specific vendors for the materials used in its research activities.

Sales and Marketing

We do not currently have any sales and marketing capability. With respect to commercialization efforts in the future, we intend to build or contract for distribution, sales and marketing capabilities for any product candidate that is approved. From time to time, we have had and are having strategic discussions with potential collaboration partners for our product candidates, although no assurance can be given that we will be able to enter into one or more collaboration agreements for our product candidates on acceptable terms, if at all.

12

Product Liability

The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We have limited clinical trial liability insurance coverage. We cannot assure you that future insurance coverage will be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability for mandatory damages could exceed the amount of our coverage. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

Employees

We have six full-time employees consisting of our Chief Executive Officer, our President, our Chief Financial Officer, two research scientists and an executive assistant. We utilize, whenever appropriate, consultants in order to conserve cash and resources.

We believe our employee relations are good. None of our employees are represented by a labor union or are subject to collective-bargaining agreements.

ITEM 1A. RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as the other information in this Annual Report before deciding to invest in or maintain your investment in our company. The risks described below are not intended to be an all-inclusive list of all of the potential risks relating to an investment in our securities. Any of the risk factors described below could significantly and adversely affect our business, prospects, financial condition and results of operations. Additional risks and uncertainties not currently known or that are currently considered to be immaterial may also materially and adversely affect our business. As a result, the trading price or value of our securities could be materially adversely affected and you may lose all or part of your investment.

Risks Relating to Our Financial Position and Need for Additional Capital

We have incurred significant losses and expect to continue to incur losses for the foreseeable future.

We have never been profitable. We have generated revenues during the fiscal years ended March 31, 2018 and March 31, 2017, in the amounts of $149,625, and $392,073, respectively, primarily from our contract with the National Institute of Health, or NIH, in the fiscal year ended March 31, 2018 and from the Defense Advanced Research Projects Agency, or DARPA in the fiscal year ended March 31, 2017. However, our revenues continue to be insufficient to cover our cost of operations. Additionally, our contracts with DARPA have now ended, and we cannot be assured when, if at all, we will be able to enter into future government contracts beyond the current NIH contract. Future profitability, if any, will require the successful commercialization of our Hemopurifier technology, other products that may emerge from our potential diagnostic products or from additional government contract or grant income. We cannot assure you when or if we will be able to successfully commercialize one or more of our products, or if commercialization is successful, whether we will ever be profitable.

We may require additional financing to sustain our operations, and without it, if such financing becomes necessary, we would not be able to continue operations.

We raised $9,628,505 in net proceeds from sales of common stock during the fiscal year ended March 31, 2018 and we expect those proceeds will support our operations for the ensuing twelve months. However, we will likely require significant additional financing for expected additional future clinical trials in the U.S., as well as fund all of our continued research and development activities for the Hemopurifier and other future products in future fiscal years. In addition, as we expand our activities, our overhead costs to support personnel, laboratory materials and infrastructure will increase. Should the financing we may require to sustain our working capital needs be unavailable to us on reasonable terms, if at all, when we require it, we may be unable to support our research and FDA clearance activities including our planned clinical trials. The failure to implement our research and clearance activities would have a material adverse effect on our ability to commercialize our products.

13

We will need to raise additional funds through debt or equity financings in the future to achieve our business objectives and to satisfy our cash obligations, which would dilute the ownership of our existing stockholders.

We will need to raise additional funds through debt and/or equity financings in order to complete our ultimate business objectives, including funding working capital to support development and regulatory clearance of our products. We also may choose to raise additional funds in debt or equity financings if they are available to us on reasonable terms to increase our working capital and to strengthen our financial position. Any sales of additional equity or convertible debt securities would result in dilution of the equity interests of our existing stockholders, which could be substantial. Also, new investors may require that we and certain of our stockholders enter into voting arrangements that give them additional voting control or representation on our Board of Directors.

Risks Related to Our Business Operations

We face intense competition in the medical device industry.

We compete with numerous U.S. and foreign companies in the medical device industry, and many of our competitors have greater financial, personnel, operational and research and development resources than we do. Our competitors are developing vaccine candidates, which could compete with the Hemopurifier medical device candidates we are developing. Our commercial opportunities will be reduced or eliminated if our competitors develop and market products for any of the diseases we target that:

•	are more effective;

•	have fewer or less severe adverse side effects;

•	are better tolerated;

•	are more adaptable to various modes of dosing;

•	are easier to administer; or

•	are less expensive than the products or product candidates we are developing.

Even if we are successful in developing the Hemopurifier and potential diagnostic products, and obtain FDA and other regulatory approvals necessary for commercializing them, our products may not compete effectively with other successful products. Researchers are continually learning more about diseases, which may lead to new technologies for treatment. Our competitors may succeed in developing and marketing products that are either more effective than those that we may develop, alone or with our collaborators, or that are marketed before any products we develop are marketed. Our competitors include fully integrated pharmaceutical companies and biotechnology companies as well as universities and public and private research institutions. Many of the organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, greater experience in product development and in obtaining regulatory approvals, and greater marketing capabilities than we do. If our competitors develop more effective pharmaceutical treatments for infectious disease or cancer, or bring those treatments to market before we can commercialize the Hemopurifier for such uses, we may be unable to obtain any market traction for our products, or the diseases we seek to treat may be substantially addressed by competing treatments. If we are unable to successfully compete against larger companies in the pharmaceutical industry, we may never generate significant revenue or be profitable.

14

We have limited experience in identifying and working with large-scale contracts with medical device manufacturers; manufacture of our devices must comply with good manufacturing practices in the U.S.

To achieve the levels of production necessary to commercialize our Hemopurifier and other future products, we will need to secure large-scale manufacturing agreements with contract manufacturers which comply with good manufacturing practice standards and other standards prescribed by various federal, state and local regulatory agencies in the U.S. and any other country of use. We have limited experience coordinating and overseeing the manufacture of medical device products on a large-scale. We cannot assure you that manufacturing and control problems will not arise as we attempt to commercialize our products or that such manufacturing can be completed in a timely manner or at a commercially reasonable cost. In addition, we cannot assure you that we will be able to adequately finance the manufacture and distribution of our products on terms acceptable to us, if at all. If we cannot successfully oversee and finance the manufacture of our products when they have obtained regulatory clearances, we may never generate revenue from product sales and we may never be profitable.

Our Aethlon Hemopurifier technology may become obsolete.

Our Aethlon Hemopurifier products may be made unmarketable by new scientific or technological developments where new treatment modalities are introduced that are more efficacious and/or more economical than our products. The homeland security industry is growing rapidly with many competitors that are trying to develop products or vaccines to protect against infectious disease. Any one of our competitors could develop a more effective product which would render our technology obsolete. Further, our ability to achieve significant and sustained penetration of our key target markets will depend upon our success in developing or acquiring technologies developed by other companies, either independently, through joint ventures or through acquisitions. If we fail to develop or acquire, and manufacture and sell, products that satisfy our customers’ demands, or we fail to respond effectively to new product announcements by our competitors by quickly introducing competitive products, then market acceptance of our products could be reduced and our business could be adversely affected. We cannot assure you that our products will remain competitive with products based on new technologies.

Our use of hazardous materials, chemicals and viruses exposes us to potential liabilities for which we may not have adequate insurance.

Our research and development involves the controlled use of hazardous materials, chemicals and viruses. The primary hazardous materials include chemicals needed to construct the Hemopurifier cartridges and the infected plasma samples used in preclinical testing of the Hemopurifier. All other chemicals are fully inventoried and reported to the appropriate authorities, such as the fire department, who inspect the facility on a regular basis. We are subject to federal, state, local and foreign laws governing the use, manufacture, storage, handling and disposal of such materials. Although we believe that our safety procedures for the use, manufacture, storage, handling and disposal of such materials comply with the standards prescribed by federal, state, local and foreign regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. We have had no incidents or problems involving hazardous chemicals or biological samples. In the event of such an accident, we could be held liable for significant damages or fines.

We currently carry a limited amount of insurance to protect us from damages arising from hazardous materials. Our product liability policy has a $3,000,000 limit of liability that would cover certain releases of hazardous substances away from our facilities. For our facilities, our property policy provides $25,000 in coverage for contaminant clean-up or removal and $50,000 in coverage for damages to the premises resulting from contamination. Should we violate any regulations concerning the handling or use of hazardous materials, or should any injuries or death result from our use or handling of hazardous materials, we could be the subject of substantial lawsuits by governmental agencies or individuals. We may not have adequate insurance to cover all or any of such claims, if any. If we were responsible to pay significant damages for violations or injuries, if any, we might be forced to cease operations since such payments could deplete our available resources.

15

Our success is dependent in part on a few key executive officers.

Our success depends to a critical extent on the continued services of our Chief Executive Officer, James A. Joyce, and our Chief Financial Officer, James B. Frakes. If one or both of these key executive officers were to leave us, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. The unique knowledge and expertise of these individuals would be difficult to replace within the biotechnology field. We can give you no assurances that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to us. Although Mr. Joyce has signed an employment agreement providing for his continued service to us, that agreement will not preclude him from leaving us should we be unable to compete with offers for employment he may receive from other companies. We do not currently carry key man life insurance policies on any of our key executive officers which would assist us in recouping our costs in the event of the loss of those officers. If either of our key officers were to leave us, it could make it impossible, if not cause substantial delays and costs, to implement our long-term business objectives and growth.

Our inability to attract and retain qualified personnel could impede our ability to achieve our business objectives.

We have six full-time employees consisting of our Chief Executive Officer, our President, our Chief Financial Officer, two research scientists and an executive assistant. We utilize, whenever appropriate, consultants in order to conserve cash and resources.

Although we believe that these employees and consultants will be able to handle most of our additional administrative, research and development and business development in the near term, we will nevertheless be required over the longer-term to hire highly skilled managerial, scientific and administrative personnel to fully implement our business plan and growth strategies, including to mitigate the material weakness in our internal control over financial reporting described above. Due to the specialized scientific nature of our business, we are highly dependent upon our ability to attract and retain qualified scientific, technical and managerial personnel. Competition for these individuals, especially in San Diego, California, where many biotechnology companies are located, is intense and we may not be able to attract, assimilate or retain additional highly qualified personnel in the future. We cannot assure you that we will be able to engage the services of such qualified personnel at competitive prices or at all, particularly given the risks of employment attributable to our limited financial resources and lack of an established track record. Also, if we are required to attract personnel from other parts of the U.S. or abroad, we may have significant difficulty doing so due to the high cost of living in the Southern California area and due to the costs incurred with transferring personnel to the area. If we cannot attract and retain qualified staff and executives, we will be unable to develop our products and achieve regulatory clearance, and our business could fail.

We plan to grow rapidly which will strain our resources; our inability to manage our growth could delay or derail implementation of our business objectives.

We will need to significantly expand our operations to implement our longer-term business plan and growth strategies. We will also be required to manage multiple relationships with various strategic partners, technology licensors, customers, manufacturers and suppliers, consultants and other third parties. This expansion and these expanded relationships will require us to significantly improve or replace our existing managerial, operational and financial systems, procedures and controls; to improve the coordination between our various corporate functions; and to manage, train, motivate and maintain a growing employee base. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We cannot assure you that we will institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased levels of operations and to coordinate our various corporate functions, or that we will be able to properly manage, train, motivate and retain our anticipated increased employee base. If we cannot manage our growth initiatives, we will be unable to commercialize our products on a large-scale in a timely manner, if at all, and our business could fail.

16

As a public company with limited financial resources undertaking the launch of new medical technologies, we may have difficulty attracting and retaining executive management and directors.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims. While we currently carry directors’ and officers’ liability insurance, such insurance is expensive and difficult to obtain. If we are unable to continue or provide directors’ and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our Board of Directors. We may lose potential independent board members and management candidates to other companies in the biotechnology field that have greater directors’ and officers’ liability insurance to insure them from liability or to biotechnology companies that have revenues or have received greater funding to date which can offer greater compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities. In addition, our products could potentially be harmful to users, and we are exposed to claims of product liability including for injury or death. We have limited insurance and may not be able to afford robust coverage even as our products are introduced into the market. As a company with limited resources and potential exposures to management, we will have a more difficult time attracting and retaining management and outside independent directors than a more established public or private company due to these enhanced duties, obligations and potential liabilities.

If we fail to comply with extensive regulations of U.S. and foreign regulatory agencies, the commercialization of our products could be delayed or prevented entirely.

Our Hemopurifier products are subject to extensive government regulations related to development, testing, manufacturing and commercialization in the U.S. and other countries. The determination of when and whether a product is ready for large-scale purchase and potential use will be made by the U.S. Government through consultation with a number of governmental agencies, including the FDA, the National Institutes of Health, the Centers for Disease Control and Prevention and the Department of Homeland Security. Our product candidates are in the pre-clinical and clinical stages of development and have not received required regulatory approval from the FDA, or any foreign regulatory agencies, to be commercially marketed and sold. The process of obtaining and complying with FDA and other governmental regulatory approvals and regulations in the U.S. and in foreign countries is costly, time consuming, uncertain and subject to unanticipated delays. Obtaining such regulatory approvals, if any, can take several years. Despite the time and expense exerted, regulatory approval is never guaranteed. We also are subject to the following risks and obligations, among others:

•	the FDA may refuse to approve an application if they believe that applicable regulatory criteria are not satisfied;

•	the FDA may require additional testing for safety and effectiveness;

•	the FDA may interpret data from pre-clinical testing and clinical trials in different ways than we interpret them;

•	if regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution; and

•	the FDA may change their approval policies and/or adopt new regulations.

17

Failure to comply with these or other regulatory requirements of the FDA may subject us to administrative or judicially imposed sanctions, including:

•	warning letters;

•	civil penalties;

•	criminal penalties;

•	injunctions;

•	product seizure or detention;

•	product recalls; and

•	total or partial suspension of productions.

Delays in successfully completing our planned clinical trials could jeopardize our ability to obtain regulatory approval.

Our business prospects will depend on our ability to complete studies, clinical trials, obtain satisfactory results, obtain required regulatory approvals and successfully commercialize our Hemopurifier product candidates. Completion of our clinical trials, announcement of results of the trials and our ability to obtain regulatory approvals could be delayed for a variety of reasons, including:

•	serious adverse events related to our medical device candidates;

•	unsatisfactory results of any clinical trial;

•	the failure of our principal third-party investigators to perform our clinical trials on our anticipated schedules; and

•	different interpretations of our pre-clinical and clinical data, which could initially lead to inconclusive results.

Our development costs will increase if we have material delays in any clinical trial or if we need to perform more or larger clinical trials than planned. If the delays are significant, or if any of our product candidates do not prove to be safe or effective or do not receive required regulatory approvals, our financial results and the commercial prospects for our product candidates will be harmed. Furthermore, our inability to complete our clinical trials in a timely manner could jeopardize our ability to obtain regulatory approval.

If we or our suppliers fail to comply with ongoing FDA or foreign regulatory authority requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Any product for which we obtain clearance or approval, and the manufacturing processes, reporting requirements, post-approval clinical data and promotional activities for such product, will be subject to continued regulatory review, oversight and periodic inspections by the FDA and other domestic and foreign regulatory bodies. In particular, we and our third-party suppliers may be required to comply with the FDA’s Quality System Regulation, or QSR. These FDA regulations cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our products. Compliance with applicable regulatory requirements is subject to continual review and is monitored rigorously through periodic inspections by the FDA. If we, or our manufacturers, fail to adhere to QSR requirements in the U.S., this could delay production of our products and lead to fines, difficulties in obtaining regulatory clearances, recalls, enforcement actions, including injunctive relief or consent decrees, or other consequences, which could, in turn, have a material adverse effect on our financial condition or results of operations.

18

In addition, the FDA assesses compliance with the QSR through periodic announced and unannounced inspections of manufacturing and other facilities. The failure by us or one of our suppliers to comply with applicable statutes and regulations administered by the FDA, or the failure to timely and adequately respond to any adverse inspectional observations or product safety issues, could result in any of the following enforcement actions:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;
•	unanticipated expenditures to address or defend such actions;
•	customer notifications or repair, replacement, refunds, recall, detention or seizure of our products;
•	operating restrictions or partial suspension or total shutdown of production;
•	refusing or delaying our requests for 510(k) clearance or premarket approval of new products or modified products;
•	withdrawing 510(k) clearances or premarket approvals that have already been granted;
•	refusal to grant export approval for our products; or
•	criminal prosecution.

Any of these sanctions could have a material adverse effect on our reputation, business, results of operations and financial condition. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with all applicable regulatory requirements, which could result in our failure to produce our products on a timely basis and in the required quantities, if at all.

If our products, or malfunction of our products, cause or contribute to a death or a serious injury, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA medical device reporting regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or one of our similar devices were to recur. If we fail to report these events to the FDA within the required timeframes, or at all, FDA could take enforcement action against us. Any such adverse event involving our products also could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

Our products may in the future be subject to product recalls. A recall of our products, either voluntarily or at the direction of the FDA or another governmental authority, including a third-country authority, or the discovery of serious safety issues with our products, could have a significant adverse impact on us.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. In this case, the FDA, the authority to require a recall must be based on an FDA finding that there is reasonable probability that the device would cause serious injury or death. In addition, foreign governmental bodies have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. A government-mandated or voluntary recall by us or one of our international distributors could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our reputation, results of operations and financial condition, which could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. We may also be subject to liability claims, be required to bear other costs, or take other actions that may have a negative impact on our future sales and our ability to generate profits. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA or another third-country competent authority. We may initiate voluntary recalls involving our products in the future that we determine do not require notification of the FDA or another third-country competent authority. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA could take enforcement action for failing to report the recalls when they were.

19

We are also required to follow detailed recordkeeping requirements for all firm-initiated medical device corrections and removals. In addition, in December of 2012, the FDA issued a draft guidance intended to assist the FDA and industry in distinguishing medical device recalls from product enhancements. Per the guidance, if any change or group of changes to a device addresses a violation of the Federal Food, Drug, and Cosmetic Act, that change would generally constitute a medical device recall and require submission of a recall report to the FDA.

We outsource almost all of our operational and development activities, and if any party to which we have outsourced certain essential functions fails to perform its obligations under agreements with us, the development and commercialization of our lead product candidate and any future product candidates that we may develop could be delayed or terminated.

We generally rely on third-party consultants or other vendors to manage and implement the day-to-day conduct of our operations, including conducting clinical trials and manufacturing our current product candidates and any future product candidates that we may develop. Accordingly, we are and will continue to be dependent on the timeliness and effectiveness of their efforts. Our dependence on third parties includes key suppliers and third-party service providers supporting the development, manufacture and regulatory approval of our products as well as support for our information technology systems and other infrastructure. While our management team oversees these vendors, failure of any of these third parties to meet their contractual, regulatory and other obligations or the development of factors that materially disrupt the performance of these third parties could have a material adverse effect on our business. For example, all of the key oversight responsibilities for the development and manufacture of our lead product candidate are conducted by our management team but all activities are the responsibility of third-party vendors.

If a clinical research organization that we utilize is unable to allocate sufficient qualified personnel to our studies in a timely manner or if the work performed by it does not fully satisfy the requirements of the FDA or other regulatory agencies, we may encounter substantial delays and increased costs in completing our development efforts. Any manufacturer that we select may encounter difficulties in the manufacture of new products in commercial quantities, including problems involving product yields, product stability or shelf life, quality control, adequacy of control procedures and policies, compliance with FDA regulations and the need for further FDA approval of any new manufacturing processes and facilities. If any of these occur, the development and commercialization of our product candidates could be delayed, curtailed or terminated because we may not have sufficient financial resources or capabilities to continue such development and commercialization on our own. If we rely on only one source for the manufacture of the clinical or commercial supplies of any of our product candidates or products, any production problems or supply constraints with that manufacturer could adversely impact the development or commercialization of that product candidate or product.

If we or our contractors or service providers fail to comply with regulatory laws and regulations, we or they could be subject to regulatory actions, which could affect our ability to develop, market and sell our product candidates and any other or future product candidates that we may develop and may harm our reputation.

If we or our manufacturers or other third-party contractors fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to regulatory actions, which could affect our ability to develop, market and sell our current product candidates or any future product candidates under development successfully and could harm our reputation and lead to reduced or non-acceptance of our proposed product candidates by the market. Even technical recommendations or evidence by the FDA through letters, site visits, and overall recommendations to academia or biotechnology companies may make the manufacturing of a clinical product extremely labor intensive or expensive, making the product candidate no longer viable to manufacture in a cost-efficient manner. The mode of administration may make the product candidate not commercially viable. The required testing of the product candidate may make that candidate no longer commercially viable. The conduct of clinical trials may be critiqued by the FDA, or a clinical trial site’s Institutional Review Board or Institutional Biosafety Committee, which may delay or make impossible clinical testing of a product candidate. The Institutional Review Board for a clinical trial may stop a trial or deem a product candidate unsafe to continue testing. This may have a material adverse effect on the value of the product candidate and our business prospects.

20

We will need to outsource and rely on third parties for the clinical development and manufacture, sales and marketing of our current product candidates or any future product candidates that we may develop, and our future success will be dependent on the timeliness and effectiveness of the efforts of these third parties.

We do not have the required financial and human resources to carry out on our own all the pre-clinical and clinical development for our current product candidates or any other or future product candidates that we may develop, and do not have the capability and resources to manufacture, market or sell our current product candidates or any future product candidates that we may develop. Our business model calls for the partial or full outsourcing of the clinical and other development and manufacturing, sales and marketing of our product candidates in order to reduce our capital and infrastructure costs as a means of potentially improving our financial position. Our success will depend on the performance of these outsourced providers. If such providers fail to perform adequately, our development of product candidates may be delayed and any delay in the development of our product candidates would have a material and adverse effect on our business prospects.

We are and will be exposed to product liability risks, and clinical and preclinical liability risks, which could place a substantial financial burden upon us should we be sued.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of medical devices. We cannot be sure that claims will not be asserted against us. A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations.

We cannot give assurances that we will be able to continue to obtain or maintain adequate product liability insurance on acceptable terms, if at all, or that such insurance will provide adequate coverage against potential liabilities. Claims or losses in excess of any product liability insurance coverage that we may obtain could have a material adverse effect on our business, financial condition and results of operations.

Our Hemopurifier products may be used in connection with medical procedures in which it is important that those products function with precision and accuracy. If our products do not function as designed, or are designed improperly, we may be forced by regulatory agencies to withdraw such products from the market. In addition, if medical personnel or their patients suffer injury as a result of any failure of our products to function as designed, or our products are designed inappropriately, we may be subject to lawsuits seeking significant compensatory and punitive damages. The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We have recently obtained general clinical trial liability insurance coverage. We cannot give assurances that our insurance coverage will to be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any product recall or lawsuit seeking significant monetary damages may have a material effect on our business and financial condition. Any liability for mandatory damages could exceed the amount of our coverage. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

We have not received, and may never receive, approval from the FDA to market a medical device in the United States.

Before a new medical device can be marketed in the U.S., it must first receive either premarket approval, or a PMA, or 510(k) clearance from the FDA, unless an exemption exists. A PMA submission, which is a higher standard than a 501(k) clearance, is used to demonstrate to the FDA that a new or modified device is safe and effective. The 510(k) is used to demonstrate that a device is “substantially equivalent” to a predicate device (one that has been cleared by the FDA). We expect that any product we seek regulatory approval for will require a PMA. The FDA approval process involves, among other things, successfully completing clinical trials and filing for and obtaining a PMA. The PMA process requires us to prove the safety and effectiveness of our products to the FDA’s satisfaction. This process, which includes preclinical studies and clinical trials, can take many years and requires the expenditure of substantial resources and may include post-marketing surveillance to establish the safety and efficacy of the product. Notwithstanding the effort and expense incurred, the process may never result in the FDA granting a PMA. Data obtained from preclinical studies and clinical trials are subject to varying interpretations that could delay, limit or prevent regulatory approval. Delays or rejections may also be encountered based upon changes in governmental policies for medical devices during the period of product development. The FDA can delay, limit or deny approval of a PMA application for many reasons, including:

•	our inability to demonstrate safety or effectiveness to the FDA’s satisfaction;
•	insufficient data from our preclinical studies and clinical trials to support approval;
•	failure of the facilities of our third-party manufacturer or suppliers to meet applicable requirements;
•	inadequate compliance with preclinical, clinical or other regulations;
•	our failure to meet the FDA’s statistical requirements for approval; and
•	changes in the FDA’s approval policies, or the adoption of new regulations that require additional data or additional clinical studies.

21

Modifications to products that are approved through a PMA application generally need FDA approval. Similarly, some modifications made to products cleared through a 510(k) may require a new 510(k). The FDA’s 510(k) clearance process usually takes from three to 12 months, but may last longer. The process of obtaining a PMA is much costlier and uncertain than the 510(k) clearance process and generally takes from one to three years, or even longer, from the time the application is submitted to the FDA until an approval is obtained. Any of our products considered to be a class III device, which are considered to pose the greatest risk and the approval of which is governed by the strictest guidelines, will require the submission and approval of a PMA in order for us to market it in the U.S. We also may design new products in the future that could require the clearance of a 510(k).

Although we have received approval to proceed with clinical trials in the U.S. under the investigational device exemption, we cannot assure you that the current approval from the FDA to proceed will not be revoked, that the study will be successful, or that the FDA PMA approval will eventually be obtained and not revoked. Even if we obtain approval, the FDA or other regulatory authorities may require expensive or burdensome post-market testing or controls. Any delay in, or failure to receive or maintain, clearance or approval for our future products could prevent us from generating revenue from these products or achieving profitability. Additionally, the FDA and other regulatory authorities have broad enforcement powers. Regulatory enforcement or inquiries, or other increased scrutiny on us, could dissuade some physicians from using our products and adversely affect our reputation and the perceived safety and efficacy of our products.

The approval requirements for medical products used to fight bioterrorism are still evolving, and we cannot be certain any products we develop for such uses would meet these requirements.

We are advancing product candidates under governmental policies that regulate the development and commercialization of medical treatment countermeasures against bioterror and pandemic threats.  While we intend to pursue FDA market clearance to treat infectious bioterror and pandemic threats, it is often not feasible to conduct human studies against these deadly high threat pathogens. Thus, we may not be able to demonstrate the effectiveness of our treatment countermeasures through controlled human efficacy studies. Additionally, a change in government policies could impair our ability to obtain regulatory approval and there is no assurance that the FDA will approve any of our product candidates.

The results of our clinical trials may not support our product candidate claims or may result in the discovery of adverse side effects.

Any research and development, pre-clinical testing and clinical trial activities involving any products that we are or may develop will be subject to extensive regulation and review by numerous governmental authorities both in the U.S. and abroad. In the future, we may conduct clinical trials to support approval of new products. Clinical studies must be conducted in compliance with FDA regulations or the FDA may take enforcement action. The data collected from these clinical studies may ultimately be used to support market clearance for these products. Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product candidate claims or that the FDA will agree with our conclusions regarding them. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the later trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our product candidates are safe and effective for the proposed indicated uses, which could cause us to abandon a product candidate and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our product submissions and, ultimately, our ability to commercialize our product candidates and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

U.S. legislative or FDA regulatory reforms may make it more difficult and costly for us to obtain regulatory approval of our product candidates and to manufacture, market and distribute our products after approval is obtained.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of future products. In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be.

22

Should our products be approved for commercialization, lack of third-party coverage and reimbursement for our devices could delay or limit their adoption.

In both the U.S. and international markets, the use of medical devices is dependent in part on the availability of reimbursement from third-party payors, such as government and private insurance plans. Healthcare providers that use medical devices generally rely on third-party payors to pay for all or part of the costs and fees associated with the medical procedures being performed or to compensate them for their patient care services. Should our products be approved for commercialization by the FDA, we cannot assure you that our future products will be considered cost-effective, that reimbursement will be available in other sites or in other countries, including the U.S., if approved, or that reimbursement will be sufficient to allow sales of our future products on a profitable basis. The coverage decisions of third-party payors will be significantly influenced by the assessment of our future products by health technology assessment bodies. Such assessments are outside our control and we cannot assure you that such evaluations will be conducted or that they will have a favorable outcome.

If approved for use in the U.S., we expect that any products that we develop will be purchased primarily by medical institutions, which will in turn bill various third-party payors for the health care services provided to patients at their facility. Payors may include the Centers for Medicare & Medicaid Services, or CMS, which administers the Medicare program and works in partnership with state governments to administer Medicaid, other government programs and private insurance plans. The process involved in applying for coverage and incremental reimbursement from CMS is lengthy and expensive. Further, Medicare coverage is based on our ability to demonstrate the treatment is “reasonable and necessary” for Medicare beneficiaries. Even if products utilizing our Aethlon Hemopurifier technology receive FDA and other regulatory clearance or approval, they may not be granted coverage and reimbursement by any payor, including by CMS. For some governmental programs, such as Medicaid, coverage and reimbursement differ from state to state and some state Medicaid programs may not pay adequate amounts for the procedure necessary to utilize products utilizing our technology system, or any payment at all. Moreover, many private payors use coverage decisions and payment amounts determined by CMS as guidelines in setting their coverage and reimbursement policies and amounts. If CMS or other agencies limit coverage or decrease or limit reimbursement payments for doctors and hospitals, this may affect coverage and reimbursement determinations by many private payors.

Should our products be approved for commercialization, adverse changes in reimbursement policies and procedures by payors may impact our ability to market and sell our products.

Healthcare costs have risen significantly over the past decade, and there have been and continue to be proposals by legislators, regulators and third-party payors to decrease costs. Third-party payors are increasingly challenging the prices charged for medical products and services and instituting cost containment measures to control or significantly influence the purchase of medical products and services.

For example, in the U.S., the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, PPACA, among other things, reduced and/or limited Medicare reimbursement to certain providers. The Budget Control Act of 2011, as amended by subsequent legislation, further reduces Medicare’s payments to providers by 2 percent through fiscal year 2024. These reductions may reduce providers’ revenues or profits, which could affect their ability to purchase new technologies. Furthermore, the healthcare industry in the U.S. has experienced a trend toward cost containment as government and private insurers seek to control healthcare costs by imposing lower payment rates and negotiating reduced contract rates with service providers. Legislation could be adopted in the future that limits payments for our products from governmental payors. In addition, commercial payors such as insurance companies, could adopt similar policies that limit reimbursement for medical device manufacturers’ products. Therefore, we cannot be certain that our product or the procedures or patient care performed using our product will be reimbursed at a cost-effective level. We face similar risks relating to adverse changes in reimbursement procedures and policies in other countries where we may market our products. Reimbursement and healthcare payment systems vary significantly among international markets. Our inability to obtain international reimbursement approval, or any adverse changes in the reimbursement policies of foreign payors, could negatively affect our ability to sell our products and have a material adverse effect on our business and financial condition.

23

Should our products be approved for commercialization, our financial performance may be adversely affected by medical device tax provisions in the healthcare reform laws.

PPACA currently imposes, among other things, an excise tax of 2.3% on any entity that manufactures or imports medical devices offered for sale in the U.S. Under these provisions, the Congressional Research Service predicts that the total cost to the medical device industry may be up to $20 billion over the next decade. The Internal Revenue Service issued final regulations implementing the tax in December 2012, which requires, among other things, bi-monthly payments and quarterly reporting.

The Consolidated Appropriations Act, 2016 (Pub. L. 114-113), signed into law on Dec. 18, 2015, included a two-year moratorium on the medical device excise tax imposed by Internal Revenue Code section 4191. This moratorium was then extended by an additional two years in January 2018. Currently, the medical device excise tax does not apply to the sale of a taxable medical device by the manufacturer, producer, or importer of the device until January 1, 2020.

Once we market products, if this regulation is not repealed, we will be subject to this or any future excise tax on our sales of certain medical devices in the U.S. We anticipate that primarily all of our sales, once commenced, of medical devices in the U.S. will be subject to this 2.3% excise tax.

Risks Related to Our Intellectual Property and Related Litigation

We rely upon licenses and patent rights from third parties which are subject to termination or expiration.

We rely upon third-party licenses and ownership rights assigned from third parties for the development of specific uses for our Hemopurifier devices. For example, we are researching, developing and testing cancer-related applications for our devices under patents assigned from the London Health Science Center Research, Inc. Should any of our licenses be prematurely terminated for any reason, or if the patents and intellectual property assigned to us or owned by such entities that we have licensed should be challenged or defeated by third parties, our research efforts could be materially and adversely affected. We cannot assure you that any of our licenses or patents assigned to us will continue in force for as long as we require for our research, development and testing of cancer treatments. We cannot assure you that, should our licenses terminate, should the underlying patents and intellectual property be challenged or defeated, or should patents and intellectual property assigned to us be challenged or defeated, suitable replacements can be obtained or developed on terms acceptable to us, if at all. There is also the related risk that we may not be able to make the required payments under any patent license or assignment agreement, in which case we may lose to ability to use one or more of the licensed or assigned patents.

We could become subject to intellectual property litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages, prevent us from selling our commercially available products and/or reduce the margins we may realize from our products.

The medical devices industry is characterized by extensive litigation and administrative proceedings over patent and other intellectual property rights. Whether a product infringes a patent involves complex legal and factual issues, and the determination is often uncertain. There may be existing patents of which we are unaware that our products under development may inadvertently infringe. The likelihood that patent infringement claims may be brought against us increases as the number of participants in the infectious market increases and as we achieve more visibility in the market place and introduce products to market.

Any infringement claim against us, even if without merit, may cause us to incur substantial costs, and would place a significant strain on our financial resources, divert the attention of management from our core business, and harm our reputation. In some cases, litigation may be threatened or brought by a patent holding company or other adverse patent owner who has no relevant product revenues and against whom our patents may provide little or no deterrence. If we were found to infringe any patents, we could be required to pay substantial damages, including triple damages if an infringement is found to be willful. We also could be required to pay royalties and could be prevented from selling our products unless we obtain a license or are able to redesign our products to avoid infringement. We may not be able to obtain a license enabling us to sell our products on reasonable terms, or at all, and we cannot assure you that we would be able to redesign our products in a way that would not infringe those patents. If we fail to obtain any required licenses or make any necessary changes to our technologies or the products that incorporate them, we may be unable to commercialize one or more of our products or may have to withdraw products from the market, all of which would have a material adverse effect on our business, financial condition and results of operations.

24

If the combination of patents, trade secrets and contractual provisions upon which we rely to protect our intellectual property is inadequate, our ability to commercialize our products successfully will be harmed.

Our success depends significantly on our ability to protect our proprietary rights to the technologies incorporated in our products. We currently have five issued U.S. patents and seven pending U.S. patent applications. We also have twenty six issued foreign patents and have applied for nine additional international patents. Our issued patents begin to expire in 2019, with the last of these patents expiring in 2029, although terminal disclaimers, patent term extension or patent term adjustment can shorten or lengthen the patent term. We rely on a combination of patent protection, trade secret laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology. However, these may not adequately protect our rights or permit us to gain or keep any competitive advantage.

The issuance of a patent is not conclusive as to its scope, validity or enforceability. The scope, validity or enforceability of our issued patents can be challenged in litigation or proceedings before the U.S. Patent and Trademark Office or foreign patent offices where our applications are pending. The U.S. Patent and Trademark Office or foreign offices may deny or require significant narrowing of claims in our pending patent applications. Patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. Proceedings before the U.S. Patent and Trademark Office or foreign offices could result in adverse decisions as to the priority of our inventions and the narrowing or invalidation of claims in issued patents. The laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S., if at all. Some of our patents may expire before we receive FDA approval to market our products in the U.S. or we receive approval to market our products in a foreign country. Although we believe that certain patent applications and/or other patents issued more recently will help protect the proprietary nature of the Hemopurifier treatment technology, we cannot assure you that this protection will be sufficient to protect us during the development of that technology.

Our competitors may successfully challenge and invalidate or render unenforceable our issued patents, including any patents that may issue in the future, which could prevent or limit our ability to market our products and could limit our ability to stop competitors from marketing products that are substantially equivalent to ours. In addition, competitors may be able to design around our patents or develop products that provide outcomes that are comparable to our products but that are not covered by our patents.

We have also entered into confidentiality and assignment of intellectual property agreements with all of our employees, consultants and advisors directly involved in the development of our technology as one of the ways we seek to protect our intellectual property and other proprietary technology. However, these agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements.

In the event a competitor infringes upon any of our patents or other intellectual property rights, enforcing our rights may be difficult, time consuming and expensive, and would divert management’s attention from managing our business. We cannot assure you that we will be successful on the merits in any enforcement effort. In addition, we may not have sufficient resources to litigate, enforce or defend our intellectual property rights.

We may rely on licenses for new technology, which may affect our continued operations with respect thereto.

As we develop our technology, we may need to license additional technologies to optimize the performance of our products. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our proposed products. Our inability to obtain any necessary licenses could delay our product development and testing until alternative technologies can be identified, licensed and integrated. The inability to obtain any necessary third-party licenses could cause us to abandon a particular development path, which could seriously harm our business, financial position and results of our operations.

New technology may lead to our competitors developing superior products which would reduce demand for our products.

Research into technologies similar to ours is proceeding at a rapid pace, and many private and public companies and research institutions are actively engaged in the development of products similar to ours. These new technologies may, if successfully developed, offer significant performance or price advantages when compared with our technologies. There is no assurance that our existing patents or our pending and proposed patent applications will offer meaningful protection if a competitor develops a novel product based on a new technology.

25

If we are unable to protect our proprietary technology and preserve our trade secrets, we will increase our vulnerability to competitors which could materially adversely impact our ability to remain in business.

Our ability to successfully commercialize our products will depend on our ability to protect those products and our technology with domestic and foreign patents. We will also need to continue to preserve our trade secrets. The issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patent positions of technology companies, including us, are uncertain and involve complex legal and factual issues. We cannot assure you that our patents will prevent other companies from developing similar products or products which produce benefits substantially the same as our products, or that other companies will not be issued patents that may prevent the sale of our products or require us to pay significant licensing fees in order to market our products.

From time to time, we may need to obtain licenses to patents and other proprietary rights held by third parties in order to develop, manufacture and market our products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially exploit such products may be inhibited or prevented. Additionally, we cannot assure investors that any of our products or technology will be patentable or that any future patents we obtain will give us an exclusive position in the subject matter claimed by those patents. Furthermore, we cannot assure investors that our pending patent applications will result in issued patents, that patent protection will be secured for any particular technology, or that our issued patents will be valid or enforceable or provide us with meaningful protection.

If we are required to engage in expensive and lengthy litigation to enforce our intellectual property rights, such litigation could be very costly and the results of such litigation may not be satisfactory.

Although we have entered into invention assignment agreements with our employees and with certain advisors, and we routinely enter into confidentiality agreements with our contract partners, if those employees, advisors or contract partners develop inventions or processes independently that may relate to products or technology under development by us, disputes may arise about the ownership of those inventions or processes. Time-consuming and costly litigation could be necessary to enforce and determine the scope of our rights under these agreements. In addition, we may be required to commence litigation to enforce such agreements if they are violated, and it is certainly possible that we will not have adequate remedies for breaches of our confidentiality agreements as monetary damages may not be sufficient to compensate us. In addition, we may be unable to fund the costs of such litigation to a satisfactory conclusion, which could leave us without recourse to enforce contracts that protect our intellectual property rights.

Other companies may claim that our technology infringes on their intellectual property or proprietary rights and commence legal proceedings against us which could be time-consuming and expensive and could result in our being prohibited from developing, marketing, selling or distributing our products.

Because of the complex and difficult legal and factual questions that relate to patent positions in our industry, we cannot assure you that our products or technology will not be found to infringe upon the intellectual property or proprietary rights of others. Third parties may claim that our products or technology infringe on their patents, copyrights, trademarks or other proprietary rights and demand that we cease development or marketing of those products or technology or pay license fees. We may not be able to avoid costly patent infringement litigation, which will divert the attention of management away from the development of new products and the operation of our business. We cannot assure investors that we would prevail in any such litigation. If we are found to have infringed on a third-party’s intellectual property rights, we may be liable for money damages, encounter significant delays in bringing products to market or be precluded from manufacturing particular products or using particular technology.

Other parties may challenge certain of our foreign patent applications. If such parties are successful in opposing our foreign patent applications, we may not gain the protection afforded by those patent applications in particular jurisdictions and may face additional proceedings with respect to similar patents in other jurisdictions, as well as related patents. The loss of patent protection in one jurisdiction may influence our ability to maintain patent protection for the same technology in other jurisdictions.

26

Risks Related to U.S. Government Contracts

We may not obtain additional U.S. Government contracts to further develop our technology.

We can give no assurances that we will be successful in obtaining additional government grants or contracts. The process of obtaining government contracts is lengthy with the uncertainty that we will be successful in obtaining announced grants or contracts for therapeutics as a medical device technology. Accordingly, we cannot be certain that we will be awarded any additional U.S. Government grants or contracts utilizing our Hemopurifier platform technology.

U.S. Government agencies have special contracting requirements including a right to audit us which create additional risks; a negative audit would be detrimental to us.

Our business plan to utilize the Aethlon Hemopurifier technology is likely to continue to involve contracts with the U.S. Government. Such contracts typically contain unfavorable termination provisions and are subject to audit and modification by the government at its sole discretion, which subjects us to additional risks. These risks include the ability of the U.S. Government to unilaterally:

•	suspend or prevent us for a period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;

•	audit and object to our contract-related costs and fees, including allocated indirect costs;

•	control and potentially prohibit the export of our products; and

•	change certain terms and conditions in our contracts.

As a U.S. Government contractor, we are required to comply with applicable laws, regulations and standards relating to our accounting practices and would be subject to periodic audits and reviews. As part of any such audit or review, the U.S. Government may review the adequacy of, and our compliance with, our internal control systems and policies, including those relating to our purchasing, property, estimating, compensation and management information systems. Based on the results of its audits, the U.S. Government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, if an audit or review uncovers any improper or illegal activity, we would possibly be subject to civil and criminal penalties and administrative sanctions, including termination of our contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government. We could also suffer serious harm to our reputation if allegations of impropriety were made against us. Although we have not had any government audits and reviews to date, future audits and reviews could cause adverse effects. In addition, under U.S. Government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our research and development costs, and some marketing expenses, would possibly not be reimbursable or allowed under such contracts. Further, as a U.S. Government contractor, we would be subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which purely private sector companies are not.

As a U.S. Government contractor, we are subject to a number of procurement rules and regulations.

Government contractors must comply with specific procurement regulations and other requirements. These requirements, although customary in government contracts, impact our performance and compliance costs. In addition, current U.S. Government budgetary constraints could lead to changes in the procurement environment, including the Department of Defense’s recent initiative focused on efficiencies, affordability and cost growth and other changes to its procurement practices. If and to the extent such changes occur, they could impact our results of operations and liquidity, and could affect whether and, if so, how we pursue certain opportunities and the terms under which we are able to do so.

In addition, failure to comply with these regulations and requirements could result in reductions of the value of contracts, contract modifications or termination, and the assessment of penalties and fines, which could negatively impact our results of operations and financial condition. Our failure to comply with these regulations and requirements could also lead to suspension or debarment, for cause, from government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various statutes, including those related to procurement integrity, export control, government security regulations, employment practices, protection of the environment, accuracy of records and the recording of costs, and foreign corruption. The termination of our government contract as a result of any of these acts could have a negative impact on our results of operations and financial condition and could have a negative impact on our reputation and ability to procure other government contracts in the future.

27

Risks Relating to Our Common Stock and Our Corporate Governance

Historically we have not paid dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We intend to retain our future earnings, if any, to fund operational and capital expenditure needs of our business, and do not anticipate paying any cash dividends in the foreseeable future. Furthermore, future financing instruments may do the same. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for our common stockholders in the foreseeable future.

Our stock price is speculative, and there is a risk of litigation.

The trading price of our common stock has in the past and may in the future be subject to wide fluctuations in response to factors such as the following:

•	revenue or results of operations in any quarter failing to meet the expectations, published or otherwise, of the investment community;

•	reduced investor confidence in equity markets, due in part to corporate collapses in recent years;

•	speculation in the press or analyst community;

•	wide fluctuations in stock prices, particularly with respect to the stock prices for other medical device companies;

•	announcements of technological innovations by us or our competitors;

•	new products or the acquisition of significant customers by us or our competitors;

•	changes in interest rates;

•	changes in investors’ beliefs as to the appropriate price-earnings ratios for us and our competitors;

•	changes in recommendations or financial estimates by securities analysts who track our common stock or the stock of other medical device companies;

•	changes in management;

•	sales of common stock by directors and executive officers;

•	rumors or dissemination of false or misleading information, particularly through Internet chat rooms, instant messaging, and other rapid-dissemination methods;

•	conditions and trends in the medical device industry generally;

•	the announcement of acquisitions or other significant transactions by us or our competitors;

•	adoption of new accounting standards affecting our industry;

•	general market conditions;

•	domestic or international terrorism and other factors; and

•	the other factors described in this section.

28

Fluctuations in the price of our common stock may expose us to the risk of securities class action lawsuits. Although no such lawsuits are currently pending against us and we are not aware that any such lawsuit is threatened to be filed in the future, there is no assurance that we will not be sued based on fluctuations in the price of our common stock. Defending against such suits could result in substantial cost and divert management’s attention and resources. In addition, any settlement or adverse determination of such lawsuits could subject us to significant liability.

If at any time our common stock is subject to the Securities and Exchange Commission’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time our common stock is not listed on a national securities exchange or we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the Securities and Exchange Commission’s, or SEC’s, “penny stock” rules. If our common stock is subject to the “penny stock” rules promulgated under the Exchange Act, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

29

Our common stock has had an unpredictable trading volume which means you may not be able to sell our shares at or near trading prices or at all.

Trading in our common shares historically has been volatile and often has been thin, meaning that the number of persons interested in purchasing our common shares at or near trading prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is volatile; you may not be able to sell our common stock at or above the price you have paid for them, which may result in losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In fact, during the 52-week period ended March 31, 2018, the high and low closing sale prices of a share of our common stock were $3.03 and $0.80, respectively. The volatility in our share price is attributable to a number of factors. First, as noted above, trading in our common shares often has been thin. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to our limited operating history, limited amount of revenue, lack of profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our proprietary technology as a viable method of augmenting the immune response of clearing viruses and toxins from human blood; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Our directors and officers own or control approximately 6.0% of our outstanding common shares which may limit your ability to propose new management or influence the overall direction of the business; this concentration of control may also discourage potential takeovers that could otherwise provide a premium to you.

As of June 8, 2018, our officers and directors beneficially own or control approximately 6.0% of our outstanding common shares (assuming the exercise of all outstanding options, restricted stock units and warrants held by our officers and directors). These persons will have the ability to substantially influence all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions.

30

A large number of our common shares are issuable upon exercise of outstanding convertible securities which, if exercised or converted, would be dilutive to your holdings.

As of March 31, 2018, there are outstanding purchase options and warrants entitling the holders to purchase 6,331,618 common shares at a weighted average exercise price of $1.96 per share. This includes 26,105 warrants that are conditional upon the exercise of other warrants. As of March 31, 2018, there are 349,431 shares underlying promissory notes convertible into common stock at a weighted average exercise price of $3.00. Additionally, as of March 31, 2018, we had reserved 369,000 shares of common stock for issuance under our restricted stock unit program.

The exercise price for all of our outstanding options and warrants, or the conversion price of our convertible notes, may be less than your cost to acquire our common shares. In the event of the exercise or conversion of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in us as well as the book value of your common shares. In addition, the holders of the convertible notes, common share purchase options or warrants may sell common shares in tandem with their exercise or conversion of those securities to finance that exercise or conversion, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their exercise of the options or warrants or conversion of the notes.

Our issuance of additional common shares, or convertible securities, would be dilutive to your holdings.

We are entitled under our Articles of Incorporation to issue up to 30,000,000 shares of common stock. We have reserved for issuance 7,160,004 shares of common stock for existing restricted stock units, options, warrants and convertible notes. As of March 31, 2018, we have issued and outstanding 17,739,511 shares of common stock. As a result, as of March 31, 2018 we had 5,100,485 common shares available for issuance to new investors or for use to satisfy indebtedness or pay service providers.

Our Board of Directors may generally issue shares of common stock, restricted stock units or options or warrants to purchase those shares, without further approval by our stockholders based upon such factors as our Board of Directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

Our issuance of additional shares of common stock in satisfaction of services, or to repay indebtedness, would be dilutive to your holdings.

Our Board of Directors may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors that our Board of Directors may deem relevant at that time. For the past four fiscal years (ending March 31, 2018), we issued a total of 1,102,741 shares of common stock to pay for debt to reduce our obligations. In the fiscal year ended March 31, 2018 we issued 120,922 shares of common stock to pay for debt to reduce our obligations.

During the fiscal year ended March 31, 2018, we issued 15,000 shares to pay for services valued at $33,600. While we did not issue any shares as payment for services in the fiscal years ended March 31, 2017 and 2016, it is likely that we will issue additional securities to pay for services and to reduce debt in the future. We cannot give you any assurance that we will not issue additional shares of common stock at various discounts under circumstances we may deem appropriate at the time.

Our officers and directors are entitled to indemnification from us for liabilities under our articles of incorporation, which could be costly to us and may discourage the exercise of stockholder rights.

Our Articles of Incorporation contains provisions which eliminate the liability of our directors for monetary damages to our company and stockholders. Our by-laws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and stockholders.

31

Our by-laws and Nevada law may discourage, delay or prevent a change of control of our company or changes in our management, would have the result of depressing the trading price of our common stock.

Provisions of Nevada anti-takeover law (NRS 78.378 et seq.) could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders. Various provisions of our by-laws may delay, defer or prevent a tender offer or takeover attempt of us that a stockholder might consider in his or her best interest. Our by-laws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our Board of Directors shall have the power to adopt, amend or repeal the by-laws by a vote of not less than a majority of our directors. The interests of these stockholders and directors may not be consistent with your interests, and they may make changes to the by-laws that are not in line with your concerns.

Our authorized but unissued shares of common stock are available for our Board or Directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, however, faced with an attempt to obtain control of us by means of a proxy context, tender offer, merger or other transaction our Board of Directors acting alone and without approval of our stockholders can issue large amounts of capital stock as part of a defense to a take-over challenge.

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

We incur substantial costs as a result of being a public company and our management expects to devote substantial time to public company compliance programs.

As a public company, we incur significant legal, insurance, accounting and other expenses, including costs associated with public company reporting. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention from product development and commercialization activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed. These laws and regulations could make it more difficult and costly for us to obtain director and officer liability insurance for our directors and officers, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our Board of Directors, particularly to serve on our audit and compensation committees. In addition, if we are unable to continue to meet the legal, regulatory and other requirements related to being a public company, we may not be able to maintain the quotation of our common stock on the Nasdaq Capital Market or on any other senior market to which we may apply for listing, which would likely have a material adverse effect on the trading price of our common stock.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our research coverage by industry and financial analysts is currently limited. Even if our analyst coverage increases, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

32

ITEM 2. PROPERTIES

We currently lease approximately 2,600 square feet of executive office space at 9635 Granite Ridge Drive, Suite 100, San Diego, California 92123 under a 39-month gross plus utilities lease that commenced on December 1, 2014 and was extended in May 2018. The initial rental rate under the lease extension is $7,986 per month. Such lease expires in on August 31, 2021. We believe this leased facility will be satisfactory for our office needs over the term of the lease.

We also lease approximately 1,700 square feet of laboratory space at 11585 Sorrento Valley Road, Suite 109, San Diego, California 92121 at the rate of $4,548 per month on a one-year lease that expires on November 30, 2018. We presently intend to renew this lease as we believe this leased facility will be satisfactory for our laboratory needs over the near term.

ITEM 3. LEGAL PROCEEDINGS

We may be involved from time to time in various claims, lawsuits, and/or disputes with third parties or breach of contract actions incidental to the normal course of our business operations. We are currently not involved in any litigation or any pending legal proceedings.

ITEM 4. MINE SAFETY DISCLOSURES

We have no disclosure applicable to this item.

33

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Nasdaq Capital Market under the trading symbol "AEMD." Trading in our common stock historically has been volatile and often has been thin. On July 7, 2015, The NASDAQ Stock Market LLC approved our application for listing our common stock on the Nasdaq Capital Market under the symbol “AEMD,” and we commenced trading on the Nasdaq Capital Market on July 13, 2015. Previously, our common stock was quoted on the OTCQB Marketplace under the trading symbol “AEMD.”

The following table sets forth for the calendar periods indicated the quarterly high and low closing or bid, as applicable, prices for our common stock as reported by the Nasdaq Capital Market and/or the OTCQB Marketplace. The prices represent quotations between dealers, without adjustment for retail markup, mark down or commission, and do not necessarily represent actual transactions.

	CLOSING/BID PRICE
PERIOD	HIGH	LOW

Calendar 2018:
First Quarter	$1.90	$1.13

Calendar 2017:
Fourth Quarter	$1.45	$0.80
Third Quarter	2.70	1.14
Second Quarter	3.03	1.60
First Quarter	4.75	3.19

Calendar 2016:
Fourth Quarter	$5.14	$4.11
Third Quarter	7.70	4.77
Second Quarter	6.14	4.70
First Quarter	7.01	4.34

There were approximately 89 record holders of our common stock at June 8, 2018. The number of registered stockholders includes any beneficial owners of common shares held in street name.

The transfer agent and registrar for our common stock is Computershare Investor Services, located at 350 Indiana Street, Suite 800, Golden, Colorado 80401.

We have not paid any dividends on our common stock to date and do not anticipate that we will pay dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that the board of directors may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future.

34

Recent Sales of Unregistered Securities

We have sold or issued the following equity securities not registered under the Securities Act of 1933, or Securities Act, in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act or Regulation D of the Securities Act during the fiscal year ended March 31, 2018 and subsequent thereto through the date of filing this report. Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions.

Aethlon Medical, Inc. Equity Transactions in the Fiscal Year Ended March 31, 2018.

Common Stock Sales Agreement with H.C. Wainwright

On June 28, 2016, we entered into a Common Stock Sales Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“H.C. Wainwright”) which establishes an at-the-market equity program pursuant to which we may offer and sell shares of our common stock from time to time as set forth in the Agreement. The Agreement provides for the sale of shares of our common stock having an aggregate offering price of up to $12,500,000 (the “Shares”).

Subject to the terms and conditions set forth in the Agreement, H.C. Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon our instructions. We have provided H.C. Wainwright with customary indemnification rights, and H.C. Wainwright will be entitled to a commission at a fixed rate equal to three percent (3.0%) of the gross proceeds per Share sold. In addition, we have agreed to pay certain expenses incurred by H.C. Wainwright in connection with the Agreement, including up to $50,000 of the fees and disbursements of their counsel. The Agreement will terminate upon the sale of all of the Shares under the Agreement unless terminated earlier by either party as permitted under the Agreement.

Sales of the Shares, if any, under the Agreement shall be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Capital Market, at market prices or as otherwise agreed with H.C. Wainwright. We have no obligation to sell any of the Shares, and, at any time, we may suspend offers under the Agreement or terminate the Agreement.

In the fiscal year ended March 31, 2018, we raised aggregate net proceeds of $2,104,968 (net of $65,280 in commissions to H.C. Wainwright and $5,748 in other offering expenses) under this agreement through the sale of 941,504 shares at an average price of $2.24 per share of net proceeds.

October 2017 Public Offering

On October 4, 2017, we consummated a public offering of 5,454,546 shares of common stock and warrants to purchase 5,454,546 shares of common stock, for total gross proceeds of $6.0 million. The offering was priced at $1.10 per unit with each unit comprised of one share of common stock and one common stock purchase warrant. Neither the warrants nor the units are listed on an exchange and therefore do not trade. The warrants carry a five-year term with an exercise price of $1.10 per share. The net proceeds of the offering were $5,289,735. H.C. Wainwright & Co. acted as exclusive placement agent for the offering.

Warrant Exercises

In fiscal year ended March 31, 2018, investors that participated in the October 2017 Public Offering exercised 2,160,350 warrants for aggregate cash proceeds to us of $2,160,350 before expenses.

Restricted Shares Issued for Services

During the nine months ended December 31, 2017, we issued 15,000 shares of restricted common stock at a price of $2.24 per share, the market price at time of issuance, in payment for investor relations consulting services valued at $33,600 based on the grant date closing market price of our common stock.

35

Share for Warrant Exchanges

During the fiscal year ended March 31, 2018, we agreed with two individual investors to exchange 11,497 restricted shares for the cancellation of 22,993 warrants and we entered into an Exchange Agreement with two institutional investors under which we issued 57,844 restricted shares in exchange for the cancellation of 77,125 warrants held by those investors. We also agreed with those institutional investors that they would extend the expiration dates of convertible notes held by those investors from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share.

Additionally, we entered into an agreement with a former placement agent to issue 5,500 restricted shares in exchange for the cancellation of 11,000 warrants held by that placement agent. We measured the fair value of the shares issued and the fair value of the warrants exchanged for those shares and recorded losses for each of those exchanges based on the changes in fair value between the instruments exchanged. Based upon the fair value of the shares issued and warrants exchanged, we recorded a loss of $130,215 during the fiscal year ended March 31, 2018 for all of the above share for warrant exchanges.

Stock Option Issuances

During the fiscal year ended March 31, 2018, we issued options to four of our employees to purchase 34,500 shares of common stock at an exercise price of $1.68 per share, the closing price on the date of the approval of the option grants by our compensation committee.

Termination of Restricted Share Grant

During the fiscal year ended March 31, 2018, we terminated a previously recorded but unissued share issuance of 68,000 shares under a fully vested restricted stock grant to our CEO and issued to him 32,674 shares as a net settlement of shares and the Company paid the withholding taxes associated with that share issuance in return for the cancellation of 35,326 shares. The compensation cost of that restricted stock grant had been fully recorded during prior fiscal years, therefore no expense was recorded regarding this net issuance.

Restricted Stock Unit Grants to Directors and Executive Officers

On August 9, 2016, our Board of Directors granted RSUs to certain of our officers and directors and during the fiscal year ended March 31, 2018, 168,309 additional RSUs were granted to our directors pursuant to the 2012 Non-Employee Directors Compensation Program. The RSUs represent the right to be issued on a future date shares of our common stock for vested RSUs.

During the fiscal year ended March 31, 2018, 184,500 vested RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSU’s in exchange for the Company paying the related withholding taxes on the share issuance, 97,238 of the RSUs were cancelled and we issued a net 87,262 shares to our executives (see Note 9).

During the fiscal year ended March 31, 2018, 168,309 RSUs held by our outside directors were exchanged into the same number of shares of our common stock. As three of our four outside directors elected to return 40% of their RSUs in exchange for cash in order to pay their withholding taxes on the share issuances, 44,983 of the RSUs were cancelled and we paid $52,998 in cash to those outside directors.

36

EQUITY COMPENSATION PLANS

SUMMARY EQUITY COMPENSATION PLAN DATA

Equity Compensation Plans

Summary equity compensation plan data

The following table sets forth information, as of March 31, 2018, about our equity compensation plans (including the potential effect of debt instruments convertible into common stock) in effect as of that date:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)	(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (3)(4)(5)	396,000	$1.68	2,272,393

Equity compensation plans not approved by security holders (1)(3)(4)	295,470	$10.07	9,800

Totals	691,470	$10.07	2,282,193

_____________

(1) The description of the material terms of non-plan issuances of equity instruments is discussed in Note 5 to the accompanying consolidated financial statements.

(2) Net of equity instruments forfeited, exercised or expired.

(3) Includes restricted stock unit grants to our officers and directors in August 2016, and to our directors during the fiscal year ended March 31, 2018.

(4) On March 31, 2018 we had 2,272,393 shares available under our 2010 Stock Incentive Plan.

(5) 3,000,000 share increase to the 2010 Stock Incentive Plan approved by shareholders.

2000 Stock Option Plan

Our 2000 Stock Option Plan provides for the grant of incentive stock options to our full-time employees (who may also be directors) and nonstatutory stock options to non-employee directors, consultants, customers, vendors or providers of significant services. The exercise price of any incentive stock option may not be less than the fair market value of the common stock on the date of grant or, in the case of an optionee who owns more than 10% of the total combined voting power of all classes of our outstanding stock, not be less than 110% of the fair market value on the date of grant. The exercise price, in the case of any nonstatutory stock option, must not be less than 75% of the fair market value of the common stock on the date of grant. The amount reserved under the 2000 Stock Option Plan is 10,000 options.

37

At March 31, 2018, all of the grants previously made under the 2000 Stock Option Plan had expired and 200 common shares had been issued under the plan, with 9,800 available for future issuance.

2010 Stock Incentive Plan

In August 2010, we adopted the 2010 Stock Incentive Plan, which provides incentives to attract, retain and motivate employees and directors whose present and potential contributions are important to our success by offering them an opportunity to participate in our future performance through awards of options, the right to purchase common stock, stock bonuses and stock appreciation rights and other awards. We initially reserved a total of 70,000 common shares for issuance under the 2010 Stock Incentive Plan.

In August 2010, we filed a registration statement on Form S-8 for the purpose of registering 70,000 common shares issuable under this plan under the Securities Act, and in July 2012, we filed a registration statement on Form S-8 for the purpose of registering 100,000 common shares issuable under this plan under the Securities Act.

On January 26, 2016, our Board of Directors approved an amendment to the 2010 Stock Incentive Plan to increase the total number of shares of common stock reserved for issuance under the plan to 3,170,000 shares, subject to amendment of our Articles of Incorporation to increase our authorized common stock. On March 29, 2016, we held an annual stockholders meeting, at which our stockholders approved the Amended 2010 Stock Incentive Plan and an amendment of our Articles of Incorporation to increase our authorized common stock to 30,000,000 shares. On March 31, 2016, we filed a Certificate of Amendment to our Articles of Incorporation to effect the increase in our authorized common stock. As a result of such amendment, the Amended 2010 Stock Incentive Plan became effective on March 31, 2016.

At March 31, 2018, we had 2,272,393 shares available under this plan.

2012 Directors Compensation Program

In July 2012, our Board of Directors approved a board compensation program that modified and superseded the 2005 Directors Compensation Program, which was previously in effect. Under the 2012 program, in which only non-employee directors may participate, an eligible director will receive a grant of $35,000 worth of ten-year options to acquire shares of common stock, with such grant being valued at the exercise price based on the average of the closing bid prices of the common stock for the five trading days preceding the first day of the fiscal year. In addition, under this program, eligible directors will receive cash compensation equal to $500 for each committee meeting attended and $1,000 for each formal board meeting attended.

On June 6, 2014, our Board of Directors approved certain changes to the 2012 program. Under this modified program, a new eligible director will receive an initial grant of $50,000 worth of options to acquire shares of common stock, with such grant being valued at the exercise price based on the average of the closing bid prices of the common stock for the five trading days preceding the first day of the fiscal year. These options will have a term of ten years and will vest 1/3 upon grant and 1/3 upon each of the first two anniversaries of the date of grant. In addition, at the beginning of each fiscal year, each existing director eligible to participate in the modified 2012 program also will receive a grant of $35,000 worth of options valued at the exercise price based on the average of the closing bid prices of the common stock for the five trading days preceding the first day of the fiscal year. Such options will vest on the first anniversary of the date of grant. In lieu of per meeting fees, eligible directors will receive an annual board retainer fee of $30,000. The modified 2012 program also provides for the following annual retainer fees: Audit Committee Chair - $5,000, Compensation Committee chair - $5,000, Nominating Committee Chair - $5,000, Audit Committee member - $4,000, Compensation Committee member - $4,000, Nominating Committee member $4,000 and lead independent director - $15,000.

On August 9, 2016, the Board approved further modifications to the program. Under the modified 2012 Program, in which only non-employee directors may participate, a new eligible director will receive an initial grant of $50,000 worth of RSUs or, at the discretion of the Board, options to acquire shares of Common Stock. RSUs granted under this provision will be valued based on the average of the closing prices of the Common Stock for the five trading days preceding and including the date of grant and will vest at a rate determined by the Board in its discretion. Options granted under this provision will be valued at the exercise price, which will be based on the average of the closing prices of the Common Stock for the five trading days preceding and including the date of grant. Such options will have a term of ten years and will vest at a rate determined by the Board in its discretion.

38

At the beginning of each fiscal year, each existing director eligible to participate in the 2012 Program will receive a grant of $35,000 worth of RSUs or, at the discretion of the Board, options to acquire shares of Common Stock. RSUs granted under this provision will be valued based on the average of the closing prices of the Common Stock for the five trading days preceding and including the first day of the fiscal year (or preceding and including the date of grant, if such grant is not made on the first day of the fiscal year) and will vest at a rate determined by the Board in its discretion. Options granted under this provision will be valued at the exercise price, which will be based on the average of the closing prices of the Common Stock for the five trading days preceding and including the first day of the fiscal year (or preceding and including the date of grant, if such grant is not made on the first day of the fiscal year). Such options will have a term of ten years and will vest at a rate determined by the Board in its discretion.

The RSU grants and the changes to the 2012 Program were approved and recommended by our Compensation Committee prior to approval by the Board.

Dr. Fisher will be compensated $90,000 per year for his services as Chairman of the Board, which the Company’s Board considers to be fees payable as a member of the Board or a Committee of the Board for purposes of Section 10A-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended. To the extent payment of such fees are construed to not be fees payable as a member of the Board or a Committee of the Board, then the Board considers that Dr. Fisher may act as a member of its Audit Committee under Nasdaq Rule 5605(c)(2)(B) as the Board has determined that it is in the best interests of the Company and its stockholders for Dr. Fisher to continue to serve on its Audit Committee.

Stand-alone grants

From time to time our Board of Directors grants common stock or common share purchase options or warrants to selected directors, officers, employees and consultants as equity compensation to such persons on a stand-alone basis outside of any of our formal stock plans. The terms of these grants are individually negotiated. There were no stock option grants on a stand-alone basis to either employees or directors during the fiscal years ended March 31, 2018 and March 31, 2017.

ITEM 6. SELECTED FINANCIAL DATA

As a Smaller Reporting Company, we are not required to furnish information under this Item 6.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the consolidated Financial Statements and Notes thereto appearing elsewhere in this Annual Report.

Overview

We are a medical device company focused on creating innovative devices that address unmet medical needs in global health and biodefense. The Aethlon Hemopurifier® is a clinical-stage therapeutic device that eliminates life-threatening viruses from the circulatory system of infected individuals.

In June 2013, the U.S. Food and Drug Administration, or FDA, approved our investigational device exemption application to initiate a ten-patient human clinical trial in one location in the U.S. to treat dialysis patients who are infected with the Hepatitis C virus. Successful outcomes of that human trial as well as at least one follow-on human trial will be required by the FDA in order to commercialize our products in the U.S. The regulatory agencies of certain foreign countries where we intend to sell this device will also require one or more human clinical trials.

Some of our patents may expire before we receive FDA approval to market our products in the U.S. or we receive approval to market our products in a foreign country. However, we believe that certain patent applications and/or other patents issued more recently will help protect the proprietary nature of the Hemopurifier treatment technology.

Through our majority-owned subsidiary, Exosome Sciences, Inc., or Exosome, we are also studying potential diagnostic techniques for identifying and monitoring neurological conditions and cancer. We consolidate Exosome’s activities in our consolidated financial statements.

39

Fiscal Years Ended March 31, 2018 and 2017

Results of Operations

Revenues

We recorded government contract revenue in the fiscal years ended March 31, 2018 and 2017.  This revenue arose from work performed under our government contracts with the National Institutes of Health, or NIH, with the Defense Advanced Research Projects Agency, or DARPA and our subcontract with Battelle Memorial Institute, or Battelle (both of which are now completed), as follows:

	Fiscal Year Ended 3/31/18	Fiscal year Ended 3/31/17	Change in Dollars
NCI contract	$149,625	$–	$149,625
DARPA contract	–	387,438	(387,438)
Battelle subcontract	–	4,635	(4,635)
Total government contract revenue	$149,625	$392,073	$(242,448)

NCI Contract

We entered into a contract with the NIH on September 15, 2017. This award is under the NIH’s Small Business Innovation Research (SBIR) program which is designed to fund early stage small businesses that are seeking to commercialize innovative biomedical technologies. The title of the award is SBIR Topic 359 Phase 1 Device Strategy for Selective Isolation of Oncosomes and Non-Malignant Exosomes.

The award from NIH is a firm, fixed-price contract with potential total payments to us of $299,250 over the course of nine months.

Fixed price contracts require the achievement of multiple, incremental milestones to receive the full award during each period of the contract. The NIH also has the unilateral right to require us to perform additional work under an option period for an additional fixed amount of $49,800.

Under the terms of the contract, we must perform certain incremental work towards the achievement of specific milestones against which we will invoice the government for fixed payment amounts.

In the fiscal year ended March 31, 2018, we performed work under the contract completing the majority of the first two technical objectives of the contract (Aim 1: To validate the Hemopurifier as a device for capture and recovery of melanoma exosomes from plasma and Aim 2: To validate a method of melanoma exosome isolation consisting of the Hemopurifier followed by mab-based immunocapture to select out the tumor-derived exosomes from non-malignant exosomes). As a result we invoiced NIH for $149,625.

DARPA Contract

We entered into a contract with DARPA on September 30, 2011. Under the DARPA award, we were engaged to develop a therapeutic device to reduce the incidence of sepsis, a fatal bloodstream infection that often results in the death of combat-injured soldiers. The award from DARPA was a fixed-price contract with potential total payments to us of $6,794,389 over the course of five years. Fixed price contracts require the achievement of multiple, incremental milestones to receive the full award during each year of the contract. Under the terms of the contract, we performed certain incremental work towards the achievement of specific milestones against which we invoiced the government for fixed payment amounts.

40

Originally, only the base year (year one of the contract) was effective for the parties; however, DARPA subsequently exercised its option on the remaining years of the contract. The milestones were comprised of planning, engineering and clinical targets, the achievement of which in some cases required the participation and contribution of third-party participants under the contract. We commenced work under the contract in October 2011 and completed the contract in September 2016.

In February 2014, DARPA reduced the scope of our contract in years three through five of the contract. The reduction in scope focused our research on exosomes, viruses and blood processing instrumentation. This scope reduction reduced the possible payments under the contract by $858,469 over years three through five.

In the fiscal year ended March 31, 2017, we invoiced the U.S. Government for the final two milestones under our DARPA contract in the aggregate amount of $387,438. In the fiscal year ended March 31, 2016, we invoiced the U.S. Government for four milestones under our DARPA contract in the amount of $863,011.

Battelle Subcontract

We entered into a subcontract agreement with Battelle in March 2013. Battelle was chosen by DARPA to be the prime contractor on the systems integration portion of the original DARPA contract, and we are one of several subcontractors on that systems integration project. The Battelle subcontract is under a time and materials basis and we began generating revenues under the subcontract in the three months ended September 30, 2013. That contract has now concluded. The Battelle subcontract was our first cost-reimbursable contract.

Our revenue under this contract was a function of cost reimbursement plus an overhead mark-up for hours devoted to the project by specific employees (with specific hourly rates for those employees), for travel expenses related to the project, for any equipment purchased for the project and for the cost of any consultants hired by us to perform work on the project. Each payment required approval by the program manager at Battelle.

Operating Costs and Expenses

Consolidated operating expenses were $4,980,741 for the fiscal year ended March 31, 2018 compared to $6,490,430 in the fiscal year ended March 31, 2017, a decrease of $1,509,689. The $1,509,689 decrease was due to reductions in payroll and related expenses of $844,410, in professional fees of $608,388 and in general and administrative expense of $56,891.

The $844,410 decrease in payroll and related expenses was principally driven by a $925,540 decrease in our stock-based compensation due to the vesting of restricted stock units granted during the fiscal year, which was partially offset by an $81,130 increase in cash payroll and related expenses due to headcount additions in our scientific staff.

The $608,388 decrease in our professional fees was due to reductions in our non-DARPA-related professional fees of $545,694, in our DARPA-related professional fees of $38,928 and in Exosome’s professional fees of $23,766. The primary factors in the $545,694 decrease in our non-DARPA-related professional fees were a $223,636 reduction in legal fees due to a reduction in registration statement and financing activity in FY’18 compared to FY’17, a $145,692 reduction in clinical trial expense due to the conclusion of our clinical trial and a $114,000 reduction in business development expense. The primary factor in our $38,928 decrease in our DARPA-related professional fees was the completion of our DARPA contract in September 2016.

The $56,891 decrease in general and administrative expenses primarily arose from reductions in the general and administrative expenses in our DARPA-related activities of $101,757 and in the general and administrative expenses at Exosome of $29,664, which were partially offset by increases in our non-DARPA-related activities of $74,530.

41

Other Expense

In the fiscal year ended March 31, 2018, we recognized other expenses of $868,721 compared to $1,208,369 of other expense in the fiscal year ended March 31, 2017. The following table breaks out the various components of our other expense over the fiscal years ended March 31, 2018 and 2017:

	Components of Other Expense in Fiscal Year Ended
	March 31, 2018	March 31, 2017	Change

Loss on debt extinguishment	$376,909	$558,198	$(181,289)

Loss on share for warrant exchanges	130,215	–	130,215

Interest and other debt expenses	361,597	304,330	57,267

Warrant repricing expense	–	345,841	(345,841)

Total other expense	$868,721	$1,208,369	$(339,648)

Loss on Debt Extinguishment

Our loss on debt extinguishment for the fiscal year ended March 31, 2018 arose from a $376,909 loss associated with the June 2017 amendments to our convertible notes. This compared to a loss of debt extinguishment of $558,198 for the fiscal year ended March 31, 2017 - see below for additional information.

June 2017 Amendments – The $376,909 loss on debt extinguishment in the six months ended September 30, 2017 arose from an Exchange Agreement with two institutional investors under which we issued 57,844 restricted shares in exchange for the cancellation of 77,125 warrants held by those investors (see Loss on Share for Warrant Exchanges below). Additionally, we agreed with those investors that they would extend the expiration dates of the convertible notes held by those investors from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share. The modification of the notes was evaluated under FASB Accounting Standards Codification (“ASC”) Topic No. 470-50-40, “Debt Modification and Extinguishments”. Therefore, according to the guidance, the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting.

June 2016 Amendments - This loss on debt extinguishment arose from the Amendments (the “Amendments”) to our November 2014 convertible notes The Amendments provided that the maturity date of the notes was extended from June 1, 2016 to July 1, 2017 and that the conversion price was reduced from $5.60 per share of common stock to $5.00 per share of common stock. In addition, we reduced the purchase price of warrants issued in connection with the notes from $8.40 per share to $5.00 per share. In connection with these modifications, each of the Investors signed a consent and waiver providing its consent under certain restrictive provisions, and waiving certain rights, including a right to participate in certain offerings made by us, under a securities purchase agreement dated June 23, 2015, (the “2015 SPA”) to which we, the Investors and certain other investors are parties, in order to facilitate an at-the-market equity program described in the liquidity and capital resources section of this report below. This loss also included an $80,000 fee to extend the November 2014 convertible notes from June 1, 2016 to July 1, 2017. The $80,000 amount was not a cash payment but rather was added to the principal of the notes.

This modification of the notes was also evaluated under ASC Topic No. 470-50-40, “Debt Modification and Extinguishments”. Therefore, according to the guidance, the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting.

42

Loss on Share for Warrant Exchanges

During the fiscal year ended March 31, 2018, we agreed with two individual investors to exchange 11,497 restricted shares for the cancellation of 22,993 warrants and we entered into an Exchange Agreement with two institutional investors under which we issued 57,844 restricted shares in exchange for the cancellation of 77,125 warrants held by those investors. Additionally, we entered into an agreement with a former placement agent to issue 5,500 restricted shares in exchange for the cancellation of 11,000 warrants held by that placement agent. We measured the fair value of the shares issued and the fair value of the warrants exchanged for those shares and recorded losses for each of those exchanges based on the changes in fair value between the instruments exchanged.

Loss on Warrant Repricing

On June 27, 2016, we and certain investors (the “Unit Investors”) entered into Consent and Waiver and Amendment agreements (the “CWAs”), relating to an aggregate of 264,000 Warrants to Purchase Common Stock (the “Unit Warrants”) we had issued to the Unit Investors on December 2, 2014 pursuant to a Securities Purchase Agreement dated November 26, 2014 (the “2014 SPA”). In the CWAs, each of the Unit Investors provided its consent under certain restrictive provisions, and waived certain rights, including a right to participate in certain offerings made by us, under the 2014 SPA in order to facilitate the at-the-market equity program described in the notes to the Financial Statements. Pursuant to the CWAs, we reduced the Exercise Price (as defined in the Unit Warrants) from $15.00 per share of common stock to $5.00 per share of common stock.

On June 27, 2016, each of the Unit Investors also entered into a Consent and Waiver providing its consent under certain provisions, and waiving certain rights, including a right to participate in certain offerings made by us, under the 2015 SPA in order to facilitate the at-the market equity program described in the notes to the Financial Statements.

We measured the change in fair value that arose from the reduction in exercise price from $15.00 to $5.00 and recorded a charge of $345,841 to our other expense to reflect this change.

Interest and other debt expenses

Our interest and other debt expense increased by $57,267 from the fiscal year ended March 31, 2017 to the fiscal year ended March 31, 2018. The following table breaks out the various components of our interest expense over the fiscal years ended March 31, 2018 and 2017:

	Components of Interest Expense and Other Debt Expenses in Fiscal Year Ended
	March 31, 2018	March 31, 2017	Change

Interest expense	$115,934	$83,891	$32,043

Amortization of deferred financing costs	–	27,641	(27,641)

Amortization of note discounts	245,663	192,798	52,865

Total interest and other debt expenses	$361,597	$304,330	$57,267

As noted in the above table, the primary factors in the $57,267 overall increase in interest and other debt expenses were a $52,865 increase in the amortization of note discounts and a $32,043 increase in interest expense, which were partially offset by decrease of $27,641 in the amortization of deferred financing costs.

As a result of the above factors, our net loss before noncontrolling interests decreased from $7,306,726 for the fiscal year ended March 31, 2017 to $5,699,837 for the fiscal year ended March 31, 2018.

43

Liquidity and Capital Resources

At March 31, 2018, we had a cash balance of $6,974,070 and working capital of $6,752,293. This compares to a cash balance of $1,559,701 and working capital of $985,496 at March 31, 2017. While we expect our current cash levels to support our operations for the ensuing twelve months, beyond that timeframe significant additional financing must be obtained in order to provide a sufficient source of operating capital and to allow us to continue to operate as a going concern. In addition, we will need to raise capital to complete anticipated future human clinical trials in the U.S. We anticipate the primary sources of this additional financing will be from proceeds of our at-the-market offering program, debt financing and other forms of equity placements.

Our primary sources of capital during the fiscal year ended March 31, 2018 were the Common Stock Sales Agreement with H.C. Wainwright, our October 2017 Public Offering and exercises of certain of the warrants from the October 2017 Public Offering for cash. The cash raised from those activities is noted below:

Common Stock Sales Agreement with H.C. Wainwright

On June 28, 2016, we entered into a Common Stock Sales Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“H.C. Wainwright”) which establishes an at-the-market equity program pursuant to which we may offer and sell shares of our common stock from time to time as set forth in the Agreement. The Agreement provides for the sale of shares of our common stock having an aggregate offering price of up to $12,500,000 (the “Shares”).

Subject to the terms and conditions set forth in the Agreement, H.C. Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon our instructions. We have provided H.C. Wainwright with customary indemnification rights, and H.C. Wainwright will be entitled to a commission at a fixed rate equal to three percent (3.0%) of the gross proceeds per Share sold. In addition, we have agreed to pay certain expenses incurred by H.C. Wainwright in connection with the Agreement, including up to $50,000 of the fees and disbursements of their counsel. The Agreement will terminate upon the sale of all of the Shares under the Agreement unless terminated earlier by either party as permitted under the Agreement.

Sales of the Shares, if any, under the Agreement shall be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Capital Market, at market prices or as otherwise agreed with H.C. Wainwright. We have no obligation to sell any of the Shares, and, at any time, we may suspend offers under the Agreement or terminate the Agreement.

In the fiscal year ended March 31, 2018, we raised aggregate net proceeds of $2,104,968 (net of $65,280 in commissions to H.C. Wainwright and $5,748 in other offering expenses) under this agreement through the sale of 941,504 shares at an average price of $2.24 per share of net proceeds. As of the date of the filing of this Form 10-K, we had approximately $5.2 million available under this Agreement.

October 2017 Public Offering

On October 4, 2017, we consummated a public offering of 5,454,546 shares of common stock and warrants to purchase 5,454,546 shares of common stock, for total gross proceeds of $6.0 million. The offering was priced at $1.10 per unit with each unit comprised of one share of common stock and one common stock purchase warrant. Neither the warrants nor the units are listed on an exchange and therefore do not trade. The warrants carry a five-year term with an exercise price of $1.10 per share. The net proceeds of the offering were $5,289,735. H.C. Wainwright & Co. acted as exclusive placement agent for the offering.

Warrant Exercises

In fiscal year ended March 31, 2018, investors that participated in the October 2017 Public Offering exercised 2,160,350 warrants for aggregate cash proceeds to us of $2,160,350 before expenses.

44

Future capital requirements will depend upon many factors, including progress with pre-clinical testing and clinical trials, the number and breadth of our clinical programs, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the time and costs involved in obtaining regulatory approvals, competing technological and market developments, as well as our ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements. We expect to continue to incur increasing negative cash flows and net losses for the foreseeable future.

Cash Flows

Cash flows from operating, investing and financing activities, as reflected in the accompanying Consolidated Statements of Cash Flows, are summarized as follows (in thousands):

	(In thousands) For the year ended
	March 31, 2018	March 31, 2017
Cash (used in) provided by:
Operating activities	$(3,911)	$(3,506)
Investing activities	(25)	(16)
Financing activities	9,350	2,958
Net increase (decrease) in cash	$5,414	$(564)

Net Cash from Operating Activities.

We used cash in our operating activities due to our losses from operations. Net cash used in operating activities was approximately $3,911,000 in fiscal 2018 compared to net cash used in operating activities of approximately $3,506,000 in fiscal 2017, an increase of approximately $405,000.

Net Cash from Investing Activities.

During the fiscal year ended March 31, 2018, we purchased approximately $25,000 of equipment while in the fiscal year ended March 31, 2017, we purchased approximately $16,000 of equipment, an increase of approximately $9,000 in our investing activities.

Net Cash from Financing Activities.

Net cash generated from financing activities increased from approximately $2,958,000 in the fiscal year ended March 31, 2017 to approximately $9,350,000 in the fiscal year ended March 31, 2018. In fiscal 2018, we raised approximately $9,629,000 from the issuance of common stock. That source of cash from our financing activities was partially offset by the use of approximately $279,000 to pay for the tax withholding on restricted stock units.

In fiscal 2017, we raised approximately $2,759,000 from the issuance of common stock and approximately $577,000 from the issuance of convertible notes. That source of cash from our financing activities was partially offset by the use of approximately $379,000 to pay for the tax withholding on restricted stock units.

At the date of this filing, we plan to invest significantly into purchases of our raw materials and into our contract manufacturing arrangement.

Current Events

NIH Contract -- In April 2018, we invoiced NIH for $74,813 under the NIH contract and received $74,813 related to an invoice that we billed in the March 2018 quarter. In May 2018, we invoiced NIH an additional $37,406 and also received the $74,813 that we billed in April.

45

Restricted Stock Unit (“RSU”) Issuances – In April 2018, 46,125 RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSUs in exchange for the Company paying the related withholding taxes on the share issuance, 24,430 of the RSUs were cancelled, and we issued a net 21,695 shares to our executives.

Office Lease Extension – In May 2018, we extended our office lease for an additional 39 months (see Note 12). The initial rental rate under the lease extension is $7,986 per month. Such lease expires in on August 31, 2021. We believe this leased facility will be satisfactory for our office needs over the term of the lease.

Critical Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of expenses during the reporting period. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions. We believe that the estimates and assumptions that are most important to the portrayal of our financial condition and results of operations, in that they require the most difficult, subjective or complex judgments, form the basis for the accounting policies deemed to be most critical to us. These critical accounting estimates relate to revenue recognition, stock purchase warrants issued with notes payable, beneficial conversion feature of convertible notes payable, impairment of intangible assets and long lived assets, stock compensation, deferred tax asset valuation allowance, and contingencies.

Fair Value Measurements

We measure the fair value of applicable financial and non-financial instruments based on the following fair value hierarchy:

•	Level 1: Quoted market prices in active markets for identical assets or liabilities.

•	Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.

•	Level 3: Unobservable inputs that are not corroborated by market data.

The hierarchy noted above requires us to minimize the use of unobservable inputs and to use observable market data, if available, when determining fair value.

The fair value of derivative liabilities was determined based on unobservable inputs that are not corroborated by market data, which is a Level 3 classification. We recorded derivative liabilities on our balance sheet at fair value with changes in fair value recorded in our consolidated statements of operations. At March 31, 2018, we had no derivative liabilities.

Revenue Recognition

With respect to revenue recognition, we entered into government contracts with NCI and DARPA and have recognized revenue during the fiscal years ended March 31, 2018 and 2017 of $149,625 and $387,438, respectively, under such contract. We adopted the Milestone method of revenue recognition for the DARPA contract under Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 605-28 “Revenue Recognition – Milestone Method” and we believe we meet the requirements under ASC 605-28 for reporting contract revenue under the Milestone Method for the fiscal years ended March 31, 2018 and 2017.

46

Stock Purchase Warrants

We grant warrants in connection with the issuance of certain notes payable and other financing transactions. When such warrants are classified as equity, we measure the relative estimated fair value of such warrants which represents a discount from the face amount of the notes payable. Such discounts are amortized to interest expense over the term of the notes. We analyze such warrants for classification as either equity or derivative liabilities and value them based on binomial lattice models.

Beneficial Conversion Feature of Notes Payable

The convertible feature of certain notes payable provides for a rate of conversion that is below market value. Such feature is normally characterized as a "beneficial conversion feature” of which we measure the estimated fair value in circumstances in which the conversion feature is not required to be separated from the host instrument and accounted for separately, and record that value in the consolidated financial statements as a discount from the face amount of the notes. Such discounts are amortized to interest expense over the term of the notes.

Share-based Compensation

We account for share-based compensation awards using the fair-value method and record such expense based on the grant date fair value in the consolidated financial statements over the requisite service period.

Derivative Instruments

We evaluate free-standing derivative instruments (or embedded derivatives) to properly classify such instruments within equity or as liabilities in our financial statements. Our policy is to settle instruments indexed to our common shares on a first-in-first-out basis.

The classification of a derivative instrument is reassessed at each reporting date. If the classification changes as a result of events during a reporting period, the instrument is reclassified as of the date of the event that caused the reclassification. There is no limit on the number of times a contract may be reclassified.

Instruments classified as derivative liabilities are remeasured each reporting period (or upon reclassification) and the change in fair value is recorded on our consolidated statement of operations in other expense (income). We had no derivative instruments at March 31, 2018 and at March 31, 2017.

Income Taxes

Deferred tax assets are recognized for the future tax consequences attributable to the difference between the consolidated financial statements and their respective tax basis. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes, and (b) tax credit carryforwards. We record a valuation allowance for deferred tax assets when, based on our best estimate of taxable income (if any) in the foreseeable future, it is more likely than not that some portion of the deferred tax assets may not be realized.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

47

Convertible Notes Payable and Warrants

NOVEMBER 2014 10% CONVERTIBLE NOTES

In November 2014, we entered into a subscription agreement with two accredited investors providing for the issuance and sale of (i) convertible promissory notes in the aggregate principal amount of $527,780 (the “Notes”) and (ii) five year warrants to purchase up to 47,125 shares of common stock at a fixed exercise price of $8.40 per share (the “Warrants”). These Notes bear interest at the annual rate of 10% and originally matured on April 1, 2016.

The aggregate gross cash proceeds to us were $415,000 after subtracting legal fees of $35,000, a $27,780 due diligence fee and an original issuance discount of $50,000. We recorded deferred financing costs of $112,780 to reflect the legal fees, due diligence fee and original issuance discount and will amortize those costs over the life of the Notes using the effective interest method.

These Notes are convertible at the option of the holders into shares of our common stock at a fixed price of $5.60 per share, for up to an aggregate of 94,246 shares of common stock. There are no registration requirements with respect to the shares of common stock underlying the Notes or the Warrants.

The estimated relative fair value of Warrants issued in connection with the Notes was recorded as a debt discount and is amortized as additional interest expense over the term of the underlying debt. We recorded debt discount of $240,133 based on the relative fair value of these Warrants. In addition, as the effective conversion price of the Notes was less than market price of the underlying common stock on the date of issuance, we recorded an additional debt discount of $287,647 related to the beneficial conversion feature.

Initial Amendment of the November 2014 10% Convertible Note Terms

On November 12, 2015, we entered into an amendment of terms (“Amendment of Terms”) with the two investors that participated in the November 2014 10% Convertible Notes. The Amendment of Terms modified the terms of the subscription agreement, Notes and Warrants held by those investors to, among other things, extended the maturity date of the Notes from April 1, 2016 to June 1, 2016, temporarily reduced the number of shares that we must reserve with respect to conversion of the Notes, and temporarily suspended the time period during which one of the investors may exercise its Warrants. In exchange for the investors’ agreements in the Amendment of Terms, we paid one of the investors a cash fee of $90,000, which we recorded as deferred financing costs and amortized over the remaining term of the notes.

Second Amendment and Extension of the November 2014 10% Convertible Notes

On June 27, 2016, we and certain investors entered into further Amendments (the “Amendments”) to the Notes and the Warrants. The Amendments provide that the Maturity Date (as defined in the Notes) was extended from June 1, 2016 to July 1, 2017 and that the conversion price per share of the Notes was reduced from $5.60 per share of common stock to $5.00 per share of common stock. In addition, we reduced the purchase price (as defined in the Warrants) from $8.40 per share to $5.00 per share of common stock. In connection with these modifications, each of the investors signed a Consent and Waiver providing its consent under certain restrictive provisions, and waiving certain rights, including a right to participate in certain offerings made by us, under a Securities Purchase Agreement dated June 23, 2015, (the “2015 SPA”) to which we, the investors and certain other investors are parties, in order to facilitate an at-the-market equity program (see Note 6).

The Amendments also increase the principal amount of the Notes to $692,811 (in the aggregate) to (i) include accrued and unpaid interest through June 15, 2016, and (ii) increase the principal amount by $80,000 (in the aggregate) as an extension fee for the extended maturity date of the Notes. With respect to each Note, we entered into an Allonge to Convertible Promissory Note (each, an “Allonge”) reflecting the changes in the principal amount, Maturity Date and conversion price of the Note.

We also issued to the investors new warrants (the “New Warrants”) to purchase an aggregate of 30,000 shares of common stock with a Purchase Price (as defined in the New Warrants) of $5.00 per share of common stock. We issued the New Warrants in substantially the same form as the prior Warrants, and the New Warrants will expire on November 6, 2019, the same date on which the prior Warrants will expire.

48

The modification of the Notes was evaluated under FASB Accounting Standards Codification (“ASC”) Topic No. 470-50-40, “Debt Modification and Extinguishments” (“ASC 470-50-40”). Therefore, according to the guidance, the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. As a result, we recorded a loss on debt extinguishment of $536,889 and recognized an extension fee expense of $80,000, which are included in other (income) expenses in the accompanying condensed consolidated statements of operations. The debt extinguishment is comprised from the fair value of prior warrants issued in connection with the Notes of $287,676, as well as $325,206 related to beneficial conversion feature and offset by debt discount of $75,993. The beneficial conversion feature is a result of the effective conversion price of the new Notes being less than the market price of the underlying common stock on the date of modification.

Third Amendment and Extension of the November 2014 10% Convertible Notes

In connection with the issuance of the December 2016 10% Convertible Notes, the conversion price of the November 2014 10% Convertible Notes was reduced from $5.00 to $4.00 per share and the expiration date of the November 2014 10% Convertible Notes was extended from July 1, 2017 to July 1, 2018.

The modification of the Notes was evaluated under ASC 470-50-40 and the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. As a result, we recorded a gain on debt extinguishment of $58,691, which is included in other (income) expenses in the accompanying condensed consolidated statements of operations. The recording of the modified Notes resulted in a beneficial conversion of $233,748 which is the result of the effective conversion price of the new Notes being less than the market price of the underlying common stock on the date of modification.

June 2017 Amendment to the November 2014 10% Convertible Notes

In June 2017, we agreed with the holders of the November 2014 10% Convertible Notes to an extension of the expiration dates of the notes from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share. The modification of the Notes was evaluated under ASC 470-50-40 and the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. Under the extinguishment accounting we recorded a loss on debt extinguishment of $178,655 and recalculated a revised debt discount on the notes.

The following table shows the changes to the principal balance of the November 2014 10% Convertible Notes:

Activity in the November 2014 10% Convertible Notes
Initial principal balance	$527,780
Increase in principal balance under the second amendment (see above)	165,031
Conversions during the fiscal year ended March 31, 2017	(80,000)
Balance as of March 31, 2018	$612,811

DECEMBER 2016 10% CONVERTIBLE NOTES

In December 2016, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two accredited investors (collectively, the “Holders”), pursuant to which the Holders purchased an aggregate of $680,400 principal amount of Notes (inclusive of due diligence fee of $30,000 deemed paid as a subscription amount in the form of a Note in the principal amount of $32,400) for an aggregate cash subscription amount of $600,000 and (b) warrants to purchase 127,575 shares of Common Stock (collectively, the “Warrants”).

The Notes bear interest at the rate of 10% per annum, and the principal amount and all accrued and unpaid interest thereon is convertible into shares of our common stock at a $4.00 per share conversion price, which is subject to customary adjustment provisions for stock splits, dividends, recapitalizations and the like. The Notes mature on July 1, 2018 and are subject to customary and usual terms for events of default and the like. Each Holder has contractually agreed to restrict its ability to convert its Note such that the number of shares of the Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of our then issued and outstanding shares of Common Stock.

49

The Warrants issued to the Holders are exercisable for a period of five years from the date of issuance at an exercise price of $4.50, subject to adjustment. A Holder may exercise a Warrant by paying the exercise price in cash or by exercising the Warrant on a cashless basis. In the event a Holder exercises a Warrant on a cashless basis, we will not receive any proceeds. The exercise price of the Warrants is subject to customary adjustments provision for stock splits, stock dividends, recapitalizations and the like. Each Holder has contractually agreed to restrict its ability to exercise its Warrant such that the number of shares of the Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of our then issued and outstanding shares of Common Stock.

The estimated relative fair value of Warrants issued in connection with the Notes was recorded as a debt discount and is being amortized as additional interest expense over the term of the underlying debt. We recorded debt discount of $232,718 based on the relative fair value of these Warrants. In addition, as the effective conversion price of the Notes was less than market price of the underlying common stock on the date of issuance, we recorded an additional debt discount of $262,718 related to the beneficial conversion feature. We also recorded deferred financing costs of $102,940, which was composed of an 8% original issue discount of $50,400, a $30,000 due diligence fee (which was paid in the form of a note), $22,500 in legal fees, and a $40 bank charge. The combination of the above items led to a combined discount against the convertible notes of $598,376.

June 2017 Amendment to the December 2016 10% Convertible Notes

In June 2017, we agreed with the holders of the December 2016 10% Convertible Notes to an extension of the expiration dates of the notes from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share. The modification of the notes was evaluated under ASC 470-50-40 and the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. Under the extinguishment accounting we recorded a loss on debt extinguishment of $198,254 and recalculated a revised debt discount on the notes.

The following table shows the changes to the principal balance of the December 2016 10% Convertible Notes:

Activity in the December 2016 10% Convertible Notes
Initial principal balance	$680,400
Conversions during the fiscal year ended March 31, 2018	(300,620)
Balance as of March 31, 2018	$379,780

Aethlon Medical, Inc. Equity Transactions in the Fiscal Year Ended March 31, 2018.

Common Stock Sales Agreement with H.C. Wainwright

On June 28, 2016, we entered into a Common Stock Sales Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“H.C. Wainwright”) which establishes an at-the-market equity program pursuant to which we may offer and sell shares of our common stock from time to time as set forth in the Agreement. The Agreement provides for the sale of shares of our common stock having an aggregate offering price of up to $12,500,000 (the “Shares”).

Subject to the terms and conditions set forth in the Agreement, H.C. Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon our instructions. We have provided H.C. Wainwright with customary indemnification rights, and H.C. Wainwright will be entitled to a commission at a fixed rate equal to three percent (3.0%) of the gross proceeds per Share sold. In addition, we have agreed to pay certain expenses incurred by H.C. Wainwright in connection with the Agreement, including up to $50,000 of the fees and disbursements of their counsel. The Agreement will terminate upon the sale of all of the Shares under the Agreement unless terminated earlier by either party as permitted under the Agreement.

Sales of the Shares, if any, under the Agreement shall be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Capital Market, at market prices or as otherwise agreed with H.C. Wainwright. We have no obligation to sell any of the Shares, and, at any time, we may suspend offers under the Agreement or terminate the Agreement.

50

In the fiscal year ended March 31, 2018, we raised aggregate net proceeds of $2,104,968 (net of $65,280 in commissions to H.C. Wainwright and $5,748 in other offering expenses) under this agreement through the sale of 941,504 shares at an average price of $2.24 per share of net proceeds.

October 2017 Public Offering

On October 4, 2017, we consummated a public offering of 5,454,546 shares of common stock and warrants to purchase 5,454,546 shares of common stock, for total gross proceeds of $6.0 million. The offering was priced at $1.10 per unit with each unit comprised of one share of common stock and one common stock purchase warrant. Neither the warrants nor the units are listed on an exchange and therefore do not trade. The warrants carry a five-year term with an exercise price of $1.10 per share. The net proceeds of the offering were $5,289,735. H.C. Wainwright & Co. acted as exclusive placement agent for the offering.

Warrant Exercises

In fiscal year ended March 31, 2018, investors that participated in the October 2017 Public Offering exercised 2,160,350 warrants for aggregate cash proceeds to us of $2,160,350 before expenses.

Restricted Shares Issued for Services

During the nine months ended December 31, 2017, we issued 15,000 shares of restricted common stock at a price of $2.24 per share, the market price at time of issuance, in payment for investor relations consulting services valued at $33,600 based on the grant date closing market price of our common stock.

Share for Warrant Exchanges

During the fiscal year ended March 31, 2018, we agreed with two individual investors to exchange 11,497 restricted shares for the cancellation of 22,993 warrants and we entered into an Exchange Agreement with two institutional investors under which we issued 57,844 restricted shares in exchange for the cancellation of 77,125 warrants held by those investors. We also agreed with those institutional investors that they would extend the expiration dates of convertible notes held by those investors from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share.

Additionally, we entered into an agreement with a former placement agent to issue 5,500 restricted shares in exchange for the cancellation of 11,000 warrants held by that placement agent. We measured the fair value of the shares issued and the fair value of the warrants exchanged for those shares and recorded losses for each of those exchanges based on the changes in fair value between the instruments exchanged. Based upon the fair value of the shares issued and warrants exchanged, we recorded a loss of $130,215 during the fiscal year ended March 31, 2018 for all of the above share for warrant exchanges.

Stock Option Issuances

During the fiscal year ended March 31, 2018, we issued options to four of our employees to purchase 34,500 shares of common stock at an exercise price of $1.68 per share, the closing price on the date of the approval of the option grants by our compensation committee.

Termination of Restricted Share Grant

During the fiscal year ended March 31, 2018, we terminated a previously recorded but unissued share issuance of 68,000 shares under a fully vested restricted stock grant to our CEO and issued to him 32,674 shares as a net settlement of shares and the Company paid the withholding taxes associated with that share issuance in return for the cancellation of 35,326 shares. The compensation cost of that restricted stock grant had been fully recorded over prior fiscal years, therefore no expense was recorded regarding this net issuance.

51

Restricted Stock Unit Grants to Directors and Executive Officers

On August 9, 2016, our Board of Directors granted RSUs to certain of our officers and directors and during the fiscal year ended March 31, 2018, 168,309 additional RSUs were granted to our directors pursuant to the 2012 Non-Employee Directors Compensation Program. The RSUs represent the right to be issued on a future date shares of our common stock for vested RSUs.

During the fiscal year ended March 31, 2018, 184,500 vested RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSU’s in exchange for the Company paying the related withholding taxes on the share issuance, 97,238 of the RSUs were cancelled and we issued a net 87,262 shares to our executives.

During the fiscal year ended March 31, 2018, 168,309 RSUs held by our outside directors were exchanged into the same number of shares of our common stock. As three of our four outside directors elected to return 40% of their RSUs in exchange for cash in order to pay their withholding taxes on the share issuances, 44,983 of the RSUs were cancelled and we paid $52,998 in cash to those outside directors.

Securities Issued for Debt

Historically, we have issued securities for debt to reduce our obligations to avoid using our cash resources. In the fiscal year ended March 31, 2018 we issued 120,922 unregistered common shares for repayment in full of notes, including accrued interest, in the aggregate amount of $362,763. In the fiscal year ended March 31, 2017 we issued 33,091 unregistered common shares for repayment in full of notes, including accrued interest, in the aggregate amount of $144,718.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a Smaller Reporting Company, we are not required to furnish information under this Item 7A.

ITEM 8. FINANCIAL STATEMENTS

The consolidated financial statements listed in the accompanying Index to Financial Statements are attached hereto and filed as a part of this Report under Item 15.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

We maintain “disclosure controls and procedures,” (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the Exchange Act)),, that are designed to ensure that information required to be disclosed, in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and our principal financial officer, as appropriate, to allow timely decisions regarding required disclosures.

52

In designing and evaluating the disclosure controls and procedures, we recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and we were required to apply our judgment in evaluating the cost-benefit relationship of possible controls and procedures. We have carried out an evaluation as of the end of the period covered by this report under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures.

Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of the period covered by this report, our disclosure controls and procedures were effective.

Internal Control over Financial Reporting

(a)	Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of March 31, 2017. According to the guidelines established by Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, one or more material weaknesses renders a company’s internal control over financial reporting ineffective. Based on this evaluation, we have concluded that our internal control over financial reporting was effective as of March 31, 2018.

(b)	Changes in Internal Control Over Financial Reporting

There was no change in our internal control over financial reporting during the fiscal year ended March 31, 2018 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

We have no disclosure applicable to this item.

53

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended March 31, 2018, we believe that all filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with.

DIRECTORS AND EXECUTIVE OFFICERS

The names, ages and positions of our directors and executive officers as of June 8, 2018 are listed below:

NAMES	TITLE OR POSITION (6)	AGE
James A. Joyce (1)	Chief Executive Officer and Secretary	56

Charles J. Fisher, Jr. (4)	Chairman and Director	71

Rodney S. Kenley (2)	President and Director	68

James B. Frakes (3)	Chief Financial Officer and Senior Vice President - Finance	61

Sabrina Martucci Johnson (5)	Director	51

Edward G. Broenniman	Director	81

Chetan S. Shah, MD	Director	49

______________

(1) Effective June 1, 2001, Mr. Joyce was appointed our President and Chief Executive Officer. Mr. Joyce resigned from the position of President upon the appointment of Mr. Kenley to such position on October 27, 2010 and as Chairman upon the appointment of Dr. Fisher to such position as of November 27, 2017.

(2) Effective October 27, 2010, Mr. Kenley was appointed as our President.

(3) Effective September 27, 2010, Mr. Frakes was appointed as our Chief Financial Officer.

(4) Charles J. Fisher, Jr., M.D. was appointed to our Board on November 6, 2017 and was appointed as our new Chairman on November 27, 2017.

(5) Ms. Johnson was appointed to our Board on January 4, 2018.

(6) The Board has determined that Mr. Broenniman, Drs. Fisher and Shah and Ms. Johnson meet the requirements to be determined as “independent directors” for all purposes, including compensation committee and audit committee purposes, under the NASDAQ rules and for federal securities law purposes. Messrs. Joyce and Kenley are not independent as they also function as our executive officers.

Certain additional information concerning the individuals named above is set forth below. This information is based on information furnished us by each individual noted.

54

James A. Joyce, Chief Executive Officer and Secretary

Mr. Joyce is the founder of Aethlon Medical, Inc. and had been the Chairman of the Board and Secretary since March 1999 and resigned as Chairman in November 2017 upon appointment of Dr. Fisher to the position. On June 1, 2001, our Board of Directors appointed Mr. Joyce to the additional role of Chief Executive Officer. Mr. Joyce also serves as the Executive Chairman of Exosome Sciences, Inc. In 1992, Mr. Joyce founded and was the sole stockholder of James Joyce & Associates, an organization that provided management consulting and corporate finance advisory services to CEOs and CFOs of publicly traded companies. Previously, from 1989 to 1991, Mr. Joyce was Chairman and Chief Executive Officer of Mission Labs, Inc. Prior to that Mr. Joyce was a principal in charge of U.S. operations for London Zurich Securities, Inc. Mr. Joyce is a graduate of the University of Maryland. We believe that Mr. Joyce is qualified to serve as our director because of his role in founding our company and his prior experience, including his experience in the extracorporeal industry and in the financial markets.

Charles J. Fisher, Jr., M.D., Chairman and Director

Dr. Fisher has been Executive Chairman of CytoPherx, Inc. since 2013 and CEO of Margaux Biologics, Inc. since 2110. Prior to founding Margaux Biologics, he was Chief Medical Officer and Executive Vice President of Cardiome Pharma Corp. from 2005 to 2010 where he led the team that invented, developed, registered vernakalant, a novel, first in class, multi-ion channel drug for atrial fibrillation (Brinavess). Dr. Fisher served as Head, Section of Critical Care Medicine at The Cleveland Clinic Foundation, and has held Professor, Division Chief and Director positions at the University of California at Davis Medical Center, Case Western Reserve University and The Cleveland Clinic Foundation. His research in sepsis, inflammation, host defense and endothelial dysfunction led to his recruitment to Eli Lilly & Co., where he led the Xigris (activated Protein C) Global Product Team and successfully registered the first drug approved for the treatment of sepsis. Previously, he was Vice President for Global Pharmaceutical Development at Abbott Laboratories where, among other accomplishments, he guided the registration of Humira. Additionally, Fisher is a multi-tour combat veteran, with extensive military experience in Special Operations. He has served as a member of the Defense Science Research Council and on DARPA panels, including one focused on universal host defense. We believe Dr. Fisher is qualified to serve as our director because of his strong background and experience in the life sciences industry and with public companies.

Rodney S. Kenley, President and Director

Mr. Kenley has been President and a Director since October 2010. He has 38 years of experience in healthcare, most of which have been spent in the extracorporeal blood purification arena. Mr. Kenley held several positions at Baxter Healthcare (Travenol) from 1977 through 1990 including International Marketing Manager, Business Unit Manager for Peritoneal and Hemodialysis products, Manager of New Business Development, Director of Worldwide Product Planning, Director of Advanced Product Development, and VP of Electronic Drug Infusion. Mr. Kenley founded Aksys Ltd. in January 1991 to develop and commercialize his concept of a daily home hemodialysis system which was commercially launched in 2002 as the PHD system. In 2004, Mr. Kenley initiated the development of a second-generation home hemodialysis system in partnership with DEKA Research & Development Corporation in Manchester, New Hampshire. In 2007, the assets of Aksys Ltd. were acquired by DEKA, where Mr. Kenley was employed prior to joining Aethlon Medical, Inc. Mr. Kenley received his Bachelor of Arts degree in Biology and Chemistry from Wabash College, a Master’s of Science degree in Molecular Biology from Northwestern University and a Masters of Management from the Kellogg School of Management, also at Northwestern University. We believe that Mr. Kenley is qualified to serve as our director as a result of his experience in developing extracorporeal blood purification products.

James B. Frakes, Chief Financial Officer and Senior Vice President – Finance

Mr. Frakes joined Aethlon Medical, Inc. in January 2008 and brought 16 consecutive years of financial responsibility for publicly traded companies, as well as specific knowledge and experience in equity and debt transactions, acquisitions, public reporting and Sarbanes-Oxley Section 404 internal control requirements. Mr. Frakes also serves as the Chief Financial Officer of Exosome Sciences, Inc. He previously served as the CFO for Left Behind Games Inc., a start-up video game company. Prior to 2006, he served as CFO of NTN Buzztime, Inc., an interactive entertainment company. Mr. Frakes received an MBA from the University of Southern California and completed his BA with Honors at Stanford University.

55

Sabrina Martucci Johnson, Director

Ms. Johnson founded Daré Science Operations, Inc. in 2015 and has served as President, CEO and a member of the Board of Directors since its inception. This company was acquired through a reverse merger by Cerulean Pharma Inc. on July 19, 2017, and Ms. Johnson assumed the roles of President, CEO and a member of the Board of Directors of the renamed company, Daré Bioscience, Inc. Prior to founding Daré, Ms. Johnson was President of WomanCare Global Trading, a specialty pharmaceutical company in female reproductive healthcare with commercial product distribution in over 100 countries, from October of 2014 to May of 2015. Before serving as President of WomanCare Global Trading, Ms. Johnson provided financial consulting services to the WomanCare Global family of companies, including the for-profit Trading division as well as the United Kingdom-based non-profit division, from November of 2012 to July of 2013, when she joined full time as WomanCare’s Chief Financial Officer and Chief Operating Officer until becoming President of the Trading division. In addition, Ms. Johnson served as Chief Operating Officer and Chief Financial Officer of Cypress Bioscience, Inc. until its sale in 2010. Ms. Johnson also held marketing and sales positions with Advanced Tissue Sciences and Clonetics Corporation. She began her career in the biotechnology industry as a research scientist with Baxter Healthcare, Hyland Division, working on their recombinant factor VIII program. Ms. Johnson currently serves on the YWCA of San Diego County Board of Directors as Past President, PPPSW Board of Directors, Athena San Diego Board of Directors as Vice Chair, Tulane University School of Science & Engineering Board of Advisors, University of California San Diego (UCSD) Librarian’s Advisory Board as Chair and Project Concern International Audit Committee. Ms. Johnson is also Immediate Past Co-President of Women Give San Diego, which funds non-profit organizations serving women and girls in San Diego. She holds an MIM from the American Graduate School of International Management (Thunderbird) with honors, a MSc. in Biochemical Engineering from the University of London, University College London, and a BSc. in Biomedical Engineering from Tulane University, where she graduated magna cum laude. We believe Ms. Johnson is qualified to serve as our director due to her public company and life sciences background.

Edward G. Broenniman, Director

Mr. Broenniman became a director of Aethlon Medical, Inc. in March 1999. He has been the Managing Director of The Piedmont Group, LLC, a venture advisory firm, since 1978. Mr. Broenniman recently served on the Board of Directors of publicly traded QuesTech (acquired by CACI International), and currently serves on the Boards of two privately held firms. His nonprofit Boards are the Dingman Center for Entrepreneurship's Board of Advisors at the University of Maryland, the National Association of Corporate Directors, National Capital Chapter (Founder, Chair from 2003 to 2005 and Director from 2001 to 2014) and the Board of the Association for Corporate Growth, National Capital Chapter. We believe that Mr. Broenniman is qualified to serve as our director because of his extensive management experience.

Chetan S. Shah, MD, Director

Dr. Shah became a director of Aethlon Medical, Inc. in June 2013. Dr. Shah is a board certified Otolaryngologist. He is an Advisory Board Member at The Bank of Princeton, and a partner and Board member of the Surgery Center at Hamilton as well as Physician Management Systems and Princeton Eye & Ear, which he founded in 2009. Dr. Shah serves on the board of two other private companies. He holds teaching positions and serves on multiple hospital committees in the area and is on the Audiology and Speech Language Pathology Committee for the State of New Jersey. He also is a member of the Board of Medical Examiners for the State of New Jersey. Dr. Shah received his Bachelor’s degree and Medical Degree from Rutgers University and Robert Wood Johnson Medical School. We believe that Dr. Shah is qualified to serve as our director because of his medical background as both a board certified Otolaryngologist and a member of various medical boards and hospital committees in New Jersey.

Board of Directors

Our Board of Directors has the responsibility for establishing broad corporate policies and for overseeing our overall performance. Members of the Board of Directors are kept informed of our business activities through discussions with the CEO, President and other officers, by reviewing analyses and reports sent to them, and by participating in Board and committee meetings. Our bylaws provide that each of the directors serves for a term that extends to our next annual meeting of stockholders. Our Board of Directors presently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, on each of which Mr. Broenniman and Dr. Shah serve. Mr. Broenniman is Chairman of the Audit Committee and the Nominating and Corporate Governance Committee, and Dr. Shah is Chairman of the Compensation Committee.

56

2012 DIRECTORS COMPENSATION PROGRAM

In July 2012, our Board of Directors approved a board compensation program that modified and superseded the 2005 Directors Compensation Program, which was previously in effect. Under the 2012 program, in which only non-employee directors may participate, an eligible director will receive a grant of $35,000 worth of ten-year options to acquire shares of common stock, with such grant being valued at the exercise price based on the average of the closing bid prices of the common stock for the five trading days preceding the first day of the fiscal year. In addition, under this program, eligible directors will receive cash compensation equal to $500 for each committee meeting attended and $1,000 for each formal board meeting attended.

On June 6, 2014, our Board of Directors approved certain changes to the 2012 program. Under this modified program, a new eligible director will receive an initial grant of $50,000 worth of options to acquire shares of common stock, with such grant being valued at the exercise price based on the average of the closing bid prices of the common stock for the five trading days preceding the first day of the fiscal year. These options will have a term of ten years and will vest 1/3 upon grant and 1/3 upon each of the first two anniversaries of the date of grant. In addition, at the beginning of each fiscal year, each existing director eligible to participate in the modified 2012 program also will receive a grant of $35,000 worth of options valued at the exercise price based on the average of the closing bid prices of the common stock for the five trading days preceding the first day of the fiscal year. Such options will vest on the first anniversary of the date of grant. In lieu of per meeting fees, eligible directors will receive an annual board retainer fee of $30,000. The modified 2012 program also provides for the following annual retainer fees: Audit Committee Chair - $5,000, Compensation Committee chair - $5,000, Nominating Committee chair - $5,000, Audit Committee member - $4,000, Compensation Committee member - $4,000, Nominating Committee member - $4,000 and lead independent director - $15,000.

On August 9, 2016, the Board approved further modifications to the program. Under the modified 2012 Program, in which only non-employee directors may participate, a new eligible director will receive an initial grant of $50,000 worth of RSUs or, at the discretion of the Board, options to acquire shares of Common Stock. RSUs granted under this provision will be valued based on the average of the closing prices of the Common Stock for the five trading days preceding and including the date of grant and will vest at a rate determined by the Board in its discretion. Options granted under this provision will be valued at the exercise price, which will be based on the average of the closing prices of the Common Stock for the five trading days preceding and including the date of grant. Such options will have a term of ten years and will vest at a rate determined by the Board in its discretion.

At the beginning of each fiscal year, each existing director eligible to participate in the 2012 Program will receive a grant of $35,000 worth of RSUs or, at the discretion of the Board, options to acquire shares of Common Stock. RSUs granted under this provision will be valued based on the average of the closing prices of the Common Stock for the five trading days preceding and including the first day of the fiscal year (or preceding and including the date of grant, if such grant is not made on the first day of the fiscal year) and will vest at a rate determined by the Board in its discretion. Options granted under this provision will be valued at the exercise price, which will be based on the average of the closing prices of the Common Stock for the five trading days preceding and including the first day of the fiscal year (or preceding and including the date of grant, if such grant is not made on the first day of the fiscal year). Such options will have a term of ten years and will vest at a rate determined by the Board in its discretion.

The RSU grants and the changes to the 2012 Program were approved and recommended by our Compensation Committee prior to approval by the Board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

There are no arrangements or understandings between any two or more of our directors or executive officers or between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current Board of Directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

57

Involvement in Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director or executive officer of our company: (1) any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and (5) being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies or law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or associated persons.

Code of Ethics

On February 23, 2005, the Board of Directors approved a "Code of Business Conduct and Ethics,” which applies to our principal executive officer, our principal financial officer, our principal accounting officer and persons performing similar tasks. Our Code of Business Conduct and Ethics is available on our company website at www.aethlonmedical.com.

Audit Committee and Audit Committee Financial Expert

Our Board of Directors formed an Audit Committee in May of 1999. Mr. Edward Broenniman (the Chairman of the Audit Committee), Dr. Charles J. Fisher, Jr., Ms. Sabrina Martucci Johnson and Dr. Chetan S. Shah serve as members of the Audit Committee. The Board of Directors has determined that Mr. Broenniman and Ms. Johnson are "audit committee financial experts" as that term is defined by Item 407 of Regulation S-K. Mr. Broenniman, Ms. Johnson and Dr. Shah meets the NASDAQ Stock Market's independence standards for members of such audit committees.

ITEM 11. EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the fiscal years ended March 31, 2018 and March 31, 2017. The following table summarizes all compensation for fiscal years 2018 and 2017 received by our Chief Executive Officer, and our three most highly compensated executive officers who earned more than $100,000 in fiscal year 2018.

58

SUMMARY COMPENSATION TABLE FOR 2018 AND 2017 FISCAL YEARS

NAMED EXECUTIVE OFFICER AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (4)	OPTION AWARDS ($)	NON- EQUITY INCENTIVE PLAN COMPEN- SATION ($)	NON- QUALIFIED DEFERRED COMPEN- SATION EARNINGS ($)	ALL OTHER COMP. ($)	TOTAL ($)
James A. Joyce (1)	2018	$385,000	$–	$231,806	$–	$–	$–	$–	$616,806
CHIEF EXECUTIVE OFFICER	2017	$385,000	$–	$678,380	$–	$–	$–	$–	$1,063,380

James B. Frakes (2)	2018	$235,000	$–	$19,013	$–	$–	$–	$–	$254,013
CHIEF FINANCIAL OFFICER AND SVP-FINANCE	2017	$235,000	$–	$55,640	$–	$–	$–	$–	$290,640

Rodney S. Kenley (3)	2018	$275,000	$–	$19,013	$–	$–	$–	$–	$294,013
PRESIDENT	2017	$275,000	$–	$55,640	$–	$–	$–	$–	$330,640

 _______________

(1) The aggregate number of stock awards and stock option awards issued to Mr. Joyce and outstanding as of March 31, 2018 is 160,000 and 317,000, respectively.

(2) Mr. Frakes was appointed as Chief Financial Officer on September 27, 2010 after previously serving as Senior Vice President-Finance on a part-time basis. The aggregate number of stock awards and stock option awards issued to Mr. Frakes and outstanding as of March 31, 2018 is 26,000 and 25,000, respectively.

(3) Mr. Kenley was appointed President on October 27, 2011.  The aggregate number of stock awards and stock option awards issued to Mr. Kenley and outstanding as of March 31, 2018 is 26,000 and 35,000, respectively.

(4) See note 5 to our financial statements for the years ended March 31, 2018 and 2017 regarding the assumptions made in valuing the restricted stock unit awards in the above table.

EMPLOYMENT CONTRACTS

We entered into an employment agreement with Mr. Joyce effective April 1, 1999. The agreement, which is cancelable by either party upon sixty days’ notice, will be in effect until the Mr. Joyce retires or ceases to be employed by us. Under the terms of the agreement, if Mr. Joyce is terminated without cause, he will receive a payment equal to twelve months' base salary, which was increased to $385,000 per year in September 2015 and has not since been adjusted.

Aethlon did not pay any bonus compensation to Mr. Joyce during the fiscal years ended March 31, 2018 and 2017. Mr. Joyce received bonus compensation totaling $60,000 from Exosome for services rendered during the fiscal years ended March 31, 2018 and 2017. That bonus was based upon targets established by our compensation committee.

Mr. Joyce's employment agreement provides for medical insurance and disability benefits, and one year of severance pay if his employment is terminated by us without cause or due to change in our control before the expiration of the agreement, and allows for bonus compensation and stock option grants as determined by our Board of Directors. The agreement also contains restrictive covenants preventing competition with us and the use of confidential business information, except in connection with the performance of his duties for us, for a period of two years following the termination of his employment with us.

On September 27, 2010, Mr. Frakes was appointed our Chief Financial Officer. We have not entered into a written employment agreement with Mr. Frakes. As Chief Financial Officer, Mr. Frakes received an annual salary initially set at $180,000 and medical insurance benefits. In June 2014, his salary was increased from $180,000 to $210,000 per year. In September 2015, Mr. Frakes received a $25,000 salary increase from $210,000 to $235,000.

59

Aethlon did not pay any bonuses to Mr. Frakes during the fiscal years ended March 31, 2018 and 2017.

Mr. Kenley was appointed our President on October 27, 2010. Pursuant to a written offer of employment executed by us and Mr. Kenley, he received an annual salary initially set at $240,000 and medical insurance benefits. In June 2014, his salary was increased from $240,000 to $260,000 per year. In September 2015, Mr. Kenley received a $15,000 salary increase from $260,000 to $275,000.

Aethlon did not pay any bonuses to Mr. Kenley during the fiscal years ended March 31, 2018 and 2017.

Restricted Stock Unit Compensation Program

On August 9, 2016, our Board of Directors (the “Board”) granted RSUs to certain of our officers and directors as set forth below. The RSUs represent the right to be issued on a future date shares of our common stock for vested RSUs. Our Compensation Committee recommended the grants based on a compensation assessment provided by a third-party compensation consulting firm engaged by us that developed a peer group of companies for market assessment and analyzed compensation at such companies. That compensation assessment also recommended annual cash bonus targets of 50% of base salary.

The consultant recommended beneficial ownership targets, which we previously disclosed in our Proxy Statement filed on February 23, 2016, in connection with our Annual Meeting of Stockholders held on March 29, 2016. In connection with the Annual Meeting, our stockholders approved our Amended 2010 Stock Incentive Plan, which included an increase in the number of shares available for grant under the plan in part to accommodate equity awards recommended by the Compensation Committee, and our stockholders approved our executive compensation as disclosed in the Proxy Statement pursuant to Item 402 paragraphs (m) through (q) of Regulation S-K as shown below:

To Mr. James A. Joyce, an aggregate of 634,000 RSUs of which 158,500 were deemed vested upon grant and an additional 39,625 RSUs will vest each quarter beginning on January 1, 2017. This grant is intended to increase Mr. Joyce’s beneficial ownership of our common stock to 9.0%, which long term target was recommended in 2015 and in June 2016 by an independent compensation consulting organization and then subsequently approved by our Board. Previously, in 2004, our Board approved a long term beneficial ownership target of 15% for Mr. Joyce. However, Mr. Joyce agreed to forgo the 15% ownership target in exchange for the Company’s agreement to maintain Mr. Joyce’s long-term beneficial ownership target at 9% of our outstanding shares.

To Mr. Rodney S. Kenley, an aggregate of 52,000 RSUs of which 13,000 were deemed vested upon grant and an additional 3,250 RSUs will vest each quarter beginning on January 1, 2017. This grant is intended to increase Mr. Kenley’s beneficial ownership of our common stock to 0.5%, which long term target was recommended in 2015 and in June 2016 by the compensation consultant engaged by us.

To Mr. James B. Frakes, an aggregate of 52,000 RSUs of which 13,000 were deemed vested upon grant and an additional 3,250 RSUs will vest each quarter beginning on January 1, 2017. This grant is intended to increase Mr. Frakes’ beneficial ownership of our common stock to 0.5%, which long term target was recommended in 2015 and in June 2016 by the compensation consultant engaged by us.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth certain information concerning stock option awards granted to our named executive officers.

60

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR END

OPTIONS AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)		RESTRICTED STOCK UNITS EXERCISED (#)	RESTRICTED STOCK UNITS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	DATE OF OPTION EXPIRATION
James A. Joyce	40,000	(1)	–	–	$12.50	02/21/19
	50,000	(2)	–	–	$12.50	09/27/20
	40,000	(3)	–	–	$5.00	07/01/23
	30,000	(4)	–	–	$9.50	06/06/24
	–		317,000	317,000	N/A	N/A

James B. Frakes	10,000	(2)	–	–	$12.50	09/27/20
	10,000	(3)	–	–	$5.00	07/01/23
	5,000	(4)	–		$9.50	06/06/24
	–		26,000	26,000	N/A	N/A

Rodney S. Kenley	20,000	(5)	–	–	$12.50	10/27/20
	10,000	(3)	–	–	$5.00	7/01/23
	5,000	(4)	–	–	$9.50	06/06/24
	–		26,000	26,000	N/A	N/A

Note: All our stock options are fully vested or will completely vest within 60 days of this report.

(1) This option was fully vested as of December 15, 2010.

(2) This option was fully vested as of September 27, 2013.

(3) This option was fully vested as of July 1, 2017.

(4) This option was fully vested as of June 6, 2016.

(5) This option was fully vested as of October 27, 2014.

61

Director Compensation for 2018 Fiscal Year

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended March 31, 2018.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James A. Joyce (1)	$–	–	–	–	–	–	$–
Rodney S. Kenley (2)	$–	–	–	–	–	–	$–
Charles J. Fisher, Jr., MD (3)	$44,600	$50,000	–	–	–	–	$94,600
Edward G. Broenniman (4)	$42,000	35,000	–	–	–	–	$77,000
Chetan S. Shah, MD (5)	$41,000	35,000	–	–	–	–	$76,000
Sabrina M. Johnson (6)	$8,500	$50,000					$58,500

(1) All compensation received by Mr. Joyce in fiscal year 2018 is disclosed in the Summary Compensation Table above. Mr. Joyce received no compensation as a director in fiscal year 2018.

(2) All compensation received by Mr. Kenley in fiscal year 2018 is disclosed in the Summary Compensation Table above. Mr. Kenley received no compensation as a director in fiscal year 2018.

(3) In the fiscal year ended March 31, 2018, Dr. Fisher earned $31,000 in cash compensation for his services to us as non-executive Chairman and $13,600 in Board fees related to his role as a director and a member of our Audit Committee for an aggregate amount of $44,600. Dr. Fisher also received RSU’s valued at $50,000 for joining our Board per the 2012 Directors Compensation Program.

(4) In the fiscal year ended March 31, 2018, Mr. Broenniman earned $42,000 related to his role as a director, a member of our Compensation Committee, and as the chair of our Audit Committee and of our Nominating and Corporate Governance Committee. The aggregate number of stock awards and options awards issued and outstanding as of March 31, 2018 are 0 and 43,431, respectively. Mr. Broenniman received stock option grants of 3,684 shares on June 6, 2014, 8,537 shares on March 14, 2014, and 9,211 shares on July 24, 2012 for his service as an outside director. The June 2014 option vested 3,684 shares on March 31, 2015, the March 2014 option vested all 8,537 shares at grant and the 2012 option vested 3,961 at grant, with 5,250 vesting in the June 2013 quarter.

(5) In the fiscal year ended March 31, 2018, Dr. Shah earned $41,000 related to his role as a director, a member of our Audit Committee, and as the chair of our Compensation Committee. The aggregate number of stock awards and options awards issued and outstanding as of March 31, 2018 are 0 and 11,205, respectively. Dr. Shah received stock option grants of 3,684 on June 6, 2014 and 7,520 shares on July 24, 2012 for his service as an outside director. The June 2014 option vested 3,684 shares on March 31, 2015, and the 2014 option vested all 7,520 shares at grant.

(6) In the fiscal year ended March 31, 2018, Ms. Johnson earned $8,500 for her roles as a director and a member of our audit committee. Ms. Johnson also received RSU’s valued at $50,000 for joining our Board per the 2012 Directors Compensation Program.

Directors Compensation Program

We maintain a board compensation program, in which only non-employee directors may participate. Please see the “Equity Compensation Plans – 2012 Directors Compensation Program” section of this Report for more information on the program.

Dr. Fisher will be compensated $90,000 per year for his services as Chairman of the Board, which the Company’s Board considers to be fees payable as a member of the Board or a Committee of the Board for purposes of Section 10A-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended. To the extent payment of such fees are construed to not be fees payable as a member of the Board or a Committee of the Board, then the Board considers that Dr. Fisher may act as a member of its Audit Committee under Nasdaq Rule 5605(c)(2)(B) as the Board has determined that it is in the best interests of the Company and its stockholders for Dr. Fisher to continue to serve on its Audit Committee.

62

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of June 8, 2018, with respect to the ownership of our common stock, by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of each class of our capital stock, (ii) each of our directors and director nominees (if any), (iii) each of our named executive officers and (iv) all of our executive officers and directors as a group. As of such date, we had 17,761,206 shares of our common stock issued and outstanding. The term "executive officer" is defined as the President/Chief Executive Officer, Secretary, Chief Financial Officer/Treasurer, any vice-president in charge of a principal business function (such as administration or finance), or any other person who performs similar policy making functions for us. We believe that each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws where applicable, excepted where otherwise noted:

TITLE OF CLASS	NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)	PERCENT OF BENEFICIAL OWNERSHIP
Common Stock	James A. Joyce, Chief Executive Officer and Director 9635 Granite Ridge Drive, Suite 100 San Diego, CA 92123	410,539 shares (3)	2.3%
Common Stock	Rodney S. Kenley, President and Director 9635 Granite Ridge Drive, Suite 100 San Diego, CA 92123	53,789 shares (4)	*
Common Stock	James B. Frakes, Chief Financial Officer 9635 Granite Ridge Drive, Suite 100 San Diego, CA 92123	41,311 shares (5)	*
Common Stock	Charles J. Fisher, Jr., M.D., Non-Executive Chairman 9635 Granite Ridge Drive, Suite 100 San Diego, CA 92123	31,915 shares	*
Common Stock	Edward G. Broenniman, Director 9635 Granite Ridge Drive, Suite 100 San Diego, CA 92123	96,168 shares (6)	*
Common Stock	Chetan Shah, MD, Director 9635 Granite Ridge Drive, Suite 100 San Diego, CA 92123	434,047 shares (7)	2.4%
Common Stock	Sabrina Martucci Johnson, Director 9635 Granite Ridge Drive, Suite 100 San Diego, CA 92123	24,390 shares	*
Common Stock	Sachs Investment Group, LLC (8) 1346 S. Third St., Louisville, KY 40208	1,908,113 shares	10.7%
Common Stock	All Current Directors and Executive Officers as a Group (7 members)	1,092,159 shares	6.0%

*  Less than 1%

63

(1) Based on 17,761,206 shares of common stock outstanding on our transfer records as of June 8, 2018.

(2) Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable by a person within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except where otherwise noted, we believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by such person, subject to community property laws, where applicable.

(3)  Includes 90,000 stock options exercisable at $12.50 per share, 40,000 stock options exercisable at $5.00 per share and 30,000 stock options exercisable at $9.50 per share. Also includes shares underlying 39,625 restricted stock units that will vest and issue on July 31, 2018.

(4) Includes 20,000 stock options exercisable at $12.50 per share, 10,000 stock options exercisable at $5.00 per share and 5,000 stock options exercisable at $9.50 per share. Also includes shares underlying 3,250 restricted stock units that will vest and issue on July 31, 2018.

(5)  Includes 10,000 stock options exercisable at $12.50 per share, 10,000 stock options exercisable at $5.00 per share and 5,000 stock options exercisable at $9.50 per share. Also includes shares underlying 3,250 restricted stock units that will vest and issue on July 31, 2018.

(6) Includes 10,000 stock options exercisable at $20.50 per share, 12,000 stock options exercisable at $12.50 per share, 9,211 stock options exercisable at $3.80 per share, 8,537 stock options exercisable at $4.10 per share and 3,684 stock options exercisable at $9.50 per share.

(7) Includes warrants to purchase 109,322 shares of common stock at exercise prices ranging from $4.65 per share to $6.60 per share, and 7,521 stock options exercisable at $4.10 per share and 3,684 stock options exercisable at $9.50 per share.

(8) More-than-5% stockholder.

64

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The following describes all transactions since April 1, 2016, and all proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Other Transactions

Mr. Joyce received aggregate bonus payments of $60,000 from Exosome throughout the fiscal years ended March 31, 2018 and March 31, 2017 per targets set by the Compensation Committee.

Director Independence

Ms. Johnson, Dr. Fisher, Mr. Broenniman and Dr. Shah are independent directors as that term is defined by NASDAQ Stock Market Rule 5605(a)(2). We currently have a compensation committee, a nominating and corporate governance committee and an audit committee. Of the members of our Board of Directors, Ms. Johnson, Dr. Fisher, Mr. Broenniman and Dr. Shah meet the NASDAQ Stock Market's independence standards for members of such committees.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table presents fees for professional services billed by Squar Milner LLP ("Squar Milner") during the fiscal years ended March 31, 2018 and 2017:

	Fiscal Year	Fiscal Year
	2018	2017
Audit Fees (1)	$111,780	$110,946
Audit Related Fees (2)	61,407	30,500
Tax Fees (3)	7,818	7,265
All Other Fees (4)	–	–
	$181,005	$148,711

(1) Audit Fees include fees and expenses for professional services rendered in connection with the audit of our financial statements for fiscal 2018 and 2017 and for reviews of the financial statements included in each of our quarterly reports on Form 10-Q during fiscal 2018 and 2017.

(2) Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Included in Audit Related Fees for fiscal 2018 and 2017 are fees and expenses related to reviews of registration statements and SEC filings other than Forms 10-K and 10-Q.

(3) Tax Fees include the aggregate fees billed during fiscal year 2018 and 2017 for professional services for preparation of income tax returns.

(4) All Other Fees consist of fees paid for products and services other than the services reported above.  No such fees were billed by Squar Milner for fiscal 2018 or 2017.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor

Our audit committee of the Board of Directors is responsible for pre-approving all audit, audit-related, tax and other permitted non-audit services to be performed for us by our independent auditor. The audit committee approved all of the services for which Squar Milner billed us as set forth in the above table.

65

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENTS

The following documents are filed as part of this report on Form 10-K:

1. Consolidated Financial Statements for the years ended March 31, 2018 and 2017:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Stockholders' Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

2. Exhibits

2.1	Agreement and Plan of Reorganization Between Aethlon Medical, Inc. (formerly, Bishop Equities, Inc.) and Aethlon, Inc. dated March 10, 1999 (1)

2.2	Agreement and Plan of Reorganization Between Aethlon Medical, Inc. (formerly, Bishop Equities, Inc.) and Hemex, Inc. dated March 10, 1999 (1)

3.1	Articles of Incorporation of Aethlon Medical, Inc., as amended (2)

3.2	Bylaws of Aethlon Medical, Inc., as amended (35)

4.1	Form of Common Stock Certificate (3)

4.2	Form of Amended and Restated Warrant dated June 14, 2010 (12)

4.3	Form of Amended and Restated Warrant dated June 14, 2010 (QB) (12)

4.4	Form of Common Stock Purchase Warrant dated March 29, 2012 and April 15, 2012 (14)

4.5	Form of Common Stock Purchase Warrant dated June 19, 2012 (15)

4.6	Form of Common Stock Purchase Warrant dated August 29, 2012 (16)

4.7	Form of Common Stock Purchase Warrant dated October, November and December 2012 (17)

4.8	Form of Common Stock Purchase Warrant dated June 14, 2013 (18)

4.9	Form of Common Stock Purchase Warrant October 30, 2013 (19)

4.10	Form of Common Stock Purchase Warrant November 12, 2013 (20)

4.11	Form of Common Stock Purchase Warrant December 10, 2013 (21)

4.12	Form of Common Stock Purchase Warrant December 30, 2013 (22)

4.13	Form of Amendment to Notes and Warrants dated March 31, 2014 (23)

4.14	Form of Common Stock Purchase Warrant dated June 24, 2014 (24)

66

4.15	Form of Common Stock Purchase Warrant dated July 8, 2014 (25)

4.16	Form of Common Stock Purchase Warrant dated July 24, 2014 (26)

4.17	Form of Common Stock Purchase Warrant issued August and September 2014 (27)

4.18	Form of Class A Common Stock Purchase Warrant dated November 6, 2014 (27)

4.19	Form of Convertible Promissory Note dated November 6, 2014 (27)

4.20	Form of Common Stock Purchase Warrant issued December 2, 2014 (29)

4.21	Form of Purchase Agent Warrant dated December 2, 2014 (30)

4.22	Form of Warrant to Purchase Common Stock issued June 25, 2015 (32)

4.23	Form of Purchase Agent Warrant issued June 25, 2015 (33)

4.24	Form of Amendment to Notes and Warrants dated June 27, 2016 (40)

4.25	Form of Allonge to Convertible Promissory Note dated June 27, 2016 (40)

4.26	Form of Class A Common Stock Purchase Warrant issued June 27, 2016 (40)

4.27	Form of Consent and Waiver and Amendment dated June 27, 2016 (40)

4.28	Form of Warrant Agreement issued March 22, 2017 (43)

4.29	Form of Warrant (48)

4.30	Form of Placement Agent Warrant (49)

4.31	Form of Pre-Funded Warrant (49)

10.1	2000 Stock Option Plan (34)++

10.2	Amended 2010 Stock Incentive Plan (4)

10.3	2005 Directors Compensation Program (34)++

10.4	2012 Directors Compensation Program, as amended on June 6, 2014 (34)++

10.5	Employment Agreement between Aethlon Medical, Inc. and James A. Joyce dated April 1, 1999 (5)++

10.6	Patent License Agreement by and amongst Aethlon Medical, Inc., Hemex, Inc., Dr. Julian L. Ambrus and Dr. David O. Scamurra (6)

10.7	Employment Agreement by and between Aethlon Medical, Inc. and Dr. Richard H. Tullis dated January 10, 2000 (6)++

10.8	Stock Option Agreement by and between Aethlon Medical, Inc. and James A Joyce dated February 23, 2005 (7)++

10.9	Stock Option Agreement by and between Aethlon Medical, Inc. and Richard Tullis dated February 23, 2005 (7)++

10.10	Stock Option Agreement by and between Aethlon Medical, Inc. and Franklyn S. Barry, Jr. dated February 23, 2005 (7)++

10.11	Stock Option Agreement by and between Aethlon Medical, Inc. and Ed Broenniman dated February 23, 2005 (7)++

10.12	Stock Option Agreement by and between Aethlon Medical, Inc. and James A. Joyce dated September 9, 2005 (8)++

67

10.13	Stock Option Agreement by and between Aethlon Medical, Inc. and James A. Joyce dated June 13, 2007 (9)++

10.14	Stock Option Agreement by and between Aethlon Medical, Inc. and James A. Joyce dated December 15, 2008 (10)++

10.15	Stock Option Agreement by and between Aethlon Medical, Inc. and Franklyn S. Barry dated December 15, 2008 (10)++

10.16	Stock Option Agreement by and between Aethlon Medical, Inc. and Edward G. Broenniman dated December 15, 2008 (10)++

10.17	Stock Option Agreement by and between Aethlon Medical, Inc. and Richard H. Tullis dated December 15, 2008 (10)++

10.18	Standard Industrial Net Lease by and between Sorrento Business Complex and Aethlon Medical, Inc. dated September 28, 2009 (11)

10.19	Offer of Employment by and between Aethlon Medical, Inc. and Rodney S. Kenley dated October 27, 2010 (13)++

10.20	Stock Option Agreement of Rodney S. Kenley dated October 27, 2010 (13)++

10.21	Unit Subscription Agreement dated March 29, 2012 and April 5, 2012 (14)

10.22	Unit Subscription Agreement dated June 19, 2012 (15)

10.23	Unit Subscription Agreement dated August 29, 2012 (16)

10.24	Unit Subscription Agreement dated October, November and December 2012 (17)

10.25	Unit Subscription Agreement dated June 14, 2013 (18)

10.26	Form of Unit Purchase Agreement dated October 30, 2013 (19)

10.27	Form of Subscription Agreement October 30, 2013 (19)

10.28	Form of Unit Purchase Agreement dated November 12, 2013 (20)

10.29	Form of Subscription Agreement November 12, 2013 (20)

10.30	Form of Unit Purchase Agreement dated December 10, 2013 (21)

10.31	Form of Subscription Agreement December 10, 2013 (21)

10.32	Form of Unit Purchase Agreement dated December 30, 2013 (22)

10.33	Form of Subscription Agreement December 30, 2013 (22)

10.34	Form of Restructuring Agreement dated June 24, 2014 (24)

10.35	Form of Restructuring Agreement dated June 24, 2014 (24)

10.36	Form of Restructuring Agreement dated July 8, 2014 (25)

10.37	Second Amendment to Standard Industrial Net Lease by and between Sorrento Business Complex and Aethlon Medical, Inc. dated October 10, 2014 (3)

10.38	Form of Subscription Agreement dated November 6, 2014 (27)

10.39	Office Lease between T-C Stonecrest LLC and Aethlon Medical, Inc. dated November 13, 2014 (28)

68

10.40	Securities Purchase Agreement dated November 26, 2014 (29)

10.41	Registration Rights Agreement dated November 26, 2014 (29)

10.42	DARPA Contract dated September 30, 2011 (3) (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

10.43	DARPA Contract Extension dated August 8, 2012 (3)

10.44	DARPA Contract Extension dated September 15, 2013 (3)

10.45	DARPA Contract Extension dated September 29, 2014 (3)

10.46	DARPA Contract Modification dated March 12, 2015 (34) (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

10.47	UCI Clinical Trial Agreement signed April 9, 2015 (31)

10.48	Protocol for UCI Clinical Trial (31)

10.49	Budget for UCI Clinical Trial (31)

10.50	DaVita Master Services Agreement (35)

10.51	First Amendment to DaVita Master Services Agreement (35)

10.52	Work Order #1 under DaVita Master Services Agreement (35) (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

10.53	Securities Purchase Agreement dated June 23, 2015 (32)

10.54	Registration Rights Agreement dated June 23, 2015 (32)

10.55	DARPA Contract Extension dated September 25, 2015 (36)

10.56	Amendment No. 1 to Joyce Employment Agreement dated October 16, 2015 (37)++

10.57	Amendment No. 1 to Kenley Offer Letter dated October 16, 2015 (37)++

10.58	Retention Bonus Agreement dated October 16, 2015 (37)++

10.59	Third Amendment to Standard Industrial Net Lease dated October 21, 2015 (38)

10.60	Amendment of Terms dated November 12, 2015 (38)

10.61	Consulting Agreement dated February 9, 2016 (39)

10.62	Stock Option Agreement by and between Aethlon Medical, Inc. and Richard Tullis dated September 27, 2010 (44)++

10.63	Stock Option Agreement by and between Aethlon Medical, Inc. and Richard Tullis dated July 1, 2013 (44)++

69

10.64	Stock Option Agreement by and between Aethlon Medical, Inc. and Richard Tullis dated June 6, 2014 (44)++

10.65	Amendment No. 1 to Stock Option Agreement by and between Aethlon Medical, Inc. and Richard Tullis dated December 15, 2008 (44)++

10.66	Amendment No. 1 to Stock Option Agreement by and between Aethlon Medical, Inc. and Richard Tullis dated September 27, 2010 (44)++

10.67	Amendment No. 1 to Stock Option Agreement by and between Aethlon Medical, Inc. and Richard Tullis dated July 1, 2013 (44)++

10.68	Amendment No. 1 to Stock Option Agreement by and between Aethlon Medical, Inc. and Richard Tullis dated June 6, 2014 (44)++

10.69	Common Stock Sales Agreement dated June 28, 2016 between Aethlon Medical, Inc. and H.C. Wainwright & Co., LLC (40)

10.70	Form of Consent and Waiver dated June 27, 2016 (40)

10.71	Aethlon Medical, Inc. 2012 Non-Employee Directors Compensation Program, as Modified on August 9, 2016 (41) ++

10.72	DARPA Contract dated September 30, 2011 (42)

10.73	2012 Non-Employee Directors Compensation Program, as amended August 9, 2016 (45) ++

10.74	Stock Unit Agreement by and between Aethlon Medical, Inc. and James A. Joyce dated August 29, 2016 (45) ++

10.75	Stock Unit Agreement by and between Aethlon Medical, Inc. and Rodney S. Kenley dated August 29, 2016 (45) ++

10.76	Stock Unit Agreement by and between Aethlon Medical, Inc. and James B. Frakes dated August 29, 2016 (45) ++

10.77	Stock Unit Agreement by and between Aethlon Medical, Inc. and Franklyn S. Barry, Jr. dated August 29, 2016 (45) ++

10.78	Stock Unit Agreement by and between Aethlon Medical, Inc. and Edward G. Broenniman dated August 29, 2016 (45) ++

10.79	Stock Unit Agreement by and between Aethlon Medical, Inc. and Chetan S. Shah, MD dated August 29, 2016 (45) ++

10.80	Fourth Amendment to Standard Industrial Net Lease by and between AGP Sorrento Business Complex, L.P. and Aethlon Medical, Inc. dated October 5, 2016 (45)

10.81	Form of Securities Purchase Agreement, dated March 22, 2017 (43)

10.82	Form of Engagement Letter, dated March 15, 2017 (43)

10.83	Form of Exchange Agreement (45)

10.84	Form of Securities Purchase Agreement (50)

10.85	Fifth Amendment to Standard Industrial Net Lease (51)

14	Code of Ethics (45)

21.1	List of subsidiaries (3)

23.1	Consent of Independent Registered Public Accounting Firm (Squar Milner LLP) *

70

31.1	Certification of our Chief Executive Officer, pursuant to Securities Exchange Act rules 13a-14(a) and 15d-14(a) as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.*

31.2	Certification of our Chief Financial Officer, pursuant to Securities Exchange Act rules 13a-14(a) and 15d-14(a) as adopted pursuant to Section 302 of the Sarbanes Oxley Act of 2002.*

32.1	Statement of our Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)*

32.2	Statement of our Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)*

99.1	Letter from FDA to Registrant dated September 8, 2018 (47)

101.INS	XBRL Instance Document*
101.SCH	XBRL Schema Document*
101.CAL	XBRL Calculation Linkbase Document*
101.DEF	XBRL Definition Linkbase Document*
101.LAB	XBRL Label Linkbase Document*
101.PRE	XBRL Presentation Linkbase Document*

* Filed herewith

++ Indicates a management contract or compensatory plan or arrangement

(1) Filed with the Company's Current Report on Form 8-K/A dated March 26, 1999 and incorporated by reference.

(2) Filed with the Company's Registration Statement on Form S-3 (File No. 333-211151) filed on May 5, 2016 and incorporated by reference.

(3) Filed with the Company’s Registration Statement on Form S-1 (File No. 333-201334) filed on December 31, 2014 and incorporated by reference.

(4) Filed with the Company’s Current Report on Form 8-K dated March 30, 2016 and incorporated by reference.

(5) Filed with the Company's Annual Report on Form 10-KSB filed on July 15, 1999 for the year ended March 31, 1999 and incorporated by reference.

(6) Filed with the Company's Annual Report on Form 10-KSB/A filed on September 10, 2004 for the year ended March 31, 2004 and incorporated by reference.

(7) Filed with the Company's Annual Report on Form 10-KSB filed on July 14, 2005 for the year ended March 31, 2005 and incorporated by reference.

(8) Filed with the Company's Current Report on Form 8-K filed on September 12, 2005 and incorporated by reference.

(9) Filed with the Company’s Registration Statement on Form S-8 (File No. 333-168483) filed on August 2, 2010 and incorporated by reference.

(10) Filed with the Company's Current Report on Form 8-K dated December 19, 2008 and incorporated by reference.

(11) Filed with the Company’s Quarterly Report on Form 10-Q filed on November 16, 2009 for the period ended September 30, 2009 and incorporated by reference.

(12) Filed with the Company’s Annual Report on Form 10-K filed on July 2, 2010 for the year ended March 31, 2010 and incorporated by reference.

(13) Filed with the Company’s Current Report on Form 8-K dated November 1, 2010 and incorporated by reference.

(14) Filed with the Company’s Current Report on Form 8-K dated April 6, 2012 and incorporated by reference.

71

(15) Filed with the Company’s Current Report on Form 8-K dated June 27, 2012 and incorporated by reference.

(16) Filed with the Company’s Current Report on Form 8-K dated September 6, 2012 and incorporated by reference.

(17) Filed with the Company’s Quarterly Report on Form 10-Q filed on February 12, 2013 for the period ended December 31, 2012 and incorporated by reference.

(18) Filed with the Company’s Quarterly Report on Form 10-Q filed on August 13, 2013 for the period ended June 30, 2013 and incorporated by reference.

(19) Filed with the Company’s Current Report on Form 8-K dated November 6, 2013 and incorporated by reference.

(20)  Filed with the Company’s Current Report on Form 8-K dated November 20, 2013 and incorporated by reference.

(21) Filed with the Company’s Current Report on Form 8-K dated December 16, 2013 and incorporated by reference.

(22) Filed with the Company’s Current Report on Form 8-K dated January 7, 2014 and incorporated by reference.

(23) Filed with the Company’s Current Report on Form 8-K dated April 4, 2014 and incorporated by reference.

(24) Filed with the Company’s Current Report on Form 8-K dated June 30, 2014 and incorporated by reference.

(25) Filed with the Company’s Current Report on Form 8-K dated July 10, 2014 and incorporated by reference.

(26) Filed with the Company’s Current Report on Form 8-K dated July 28, 2014 and incorporated by reference.

(27) Filed with the Company’s Quarterly Report on Form 10-Q filed on November 10, 2014 for the period ended September 30, 2014 and incorporated by reference.

(28) Filed with the Company’s Current Report on Form 8-K/A dated November 19, 2014 and incorporated by reference.

(29) Filed with the Company’s Current Report on Form 8-K dated November 28, 2014 and incorporated by reference.

(30) Filed with the Company’s Current Report on Form 8-K dated December 3, 2014 and incorporated by reference.

(31) Filed with the Company’s Current Report on Form 8-K dated April 15, 2015 and incorporated by reference.

(32) Filed with the Company’s Current Report on Form 8-K dated June 24, 2015 and incorporated by reference.

(33) Filed with the Company’s Current Report on Form 8-K dated June 26, 2015 and incorporated by reference.

(34) Filed with the Company's Registration Statement on Form S-1 (File No. 333-203487) filed on April 17, 2015 and incorporated by reference.

(35) Filed with the Company’s Annual Report on Form 10-K filed on June 26, 2015 for the year ended March 31, 2015 and incorporated by reference.

(36) Filed with the Company’s Current Report on Form 8-K dated September 28, 2015 and incorporated by reference.

(37) Filed with the Company’s Current Report on Form 8-K dated October 22, 2015 and incorporated by reference.

(38) Filed with the Company’s Quarterly Report on Form 10-Q filed on November 16, 2015 for the period ended September 30, 2015 and incorporated by reference.

(39) Filed with the Company’s Current Report on Form 8-K dated February 16, 2016 and incorporated by reference.

(40) Filed with the Company’s Current Report on Form 8-K dated June 28, 2016 and incorporated by reference.

72

(41) Filed with the Company’s Current Report on Form 8-K dated August 10, 2016 and incorporated by reference.

(42) Filed with the Company’s Quarterly Report for the quarter ended September 30, 2016 dated November 10, 2016 and incorporated by reference.

(43) Filed with the Company’s Current Report on Form 8-K dated March 22, 2017 and incorporated by reference.

(44) Filed with the Company’s Annual Report for the year ended March 31, 2016, dated June 29, 2016 and incorporated herein by reference.

(45) Filed with the Company’s Annual Report for the year ended March 31, 2017, dated June 28, 2017 and incorporated herein by reference.

(46) Intentionally Omitted.

(47) Filed with the Company’s Current Report on Form 8-K dated September 12, 2017 and incorporated herein by reference.

(48) Filed with the Company’s Amendment No. 1 to Registration Statement on Form S-1, dated September 18, 2017 and incorporated herein by reference.

(49) Filed with the Company’s Amendment No. 2 to Registration Statement on Form S-1, dated September 22, 2017 and incorporated herein by reference.

(50) Filed with the Company’s Amendment No. 4 to Registration Statement on Form S-1, dated September 29, 2017 and incorporated herein by reference.

(51) Filed with the Company’s Quarterly Report for the quarter ended September 30, 2017, dated November 2, 2017 and incorporated herein by reference.

73

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of June, 2018.

By:	/s/ JAMES A. JOYCE
James A. Joyce
Chairman, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. JOYCE	Chief Executive Officer and Principal Executive Officer	June 8, 2018
James A. Joyce

/s/ JAMES B. FRAKES	Chief Financial Officer and Principal Accounting Officer	June 8, 2018
James B. Frakes

/s/ EDWARD G. BROENNIMAN	Director	June 8, 2018
Edward G. Broenniman

/s/ RODNEY S. KENLEY	Director	June 8, 2018
Rodney S. Kenley

/s/ CHETAN S. SHAH	Director	June 8, 2018
Chetan S. Shah

/s/ CHARLES J. FISHER, JR., MD	Chairman and Director	June 8, 2018
Charles J. Fisher, Jr., MD

/s/ SABRINA MARTUCCI JOHNSON	Director	June 8, 2018
Sabrina Martucci Johnson

74

AETHLON MEDICAL, INC. AND SUBSIDIARY

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Aethlon Medical, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Aethlon Medical, Inc. and its subsidiary (the Company) as of March 31, 2018 and 2017, the related consolidated statements of operations, equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Squar Milner LLP

We have served as the Company's auditor since 2001.

San Diego, California

June 8, 2018

F-2

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	March 31, 2018	March 31, 2017
ASSETS
CURRENT ASSETS
Cash	$6,974,070	$1,559,701
Accounts receivable	74,813	–
Prepaid expenses and other current assets	181,367	37,551

TOTAL CURRENT ASSETS	7,230,250	1,597,252

Property and equipment, net	27,552	29,223
Patents, net	75,832	84,996
Deposits	18,270	14,897

TOTAL ASSETS	$7,351,904	$1,726,368

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$124,450	$484,423
Due to related parties	90,366	57,866
Other current liabilities	263,141	69,467

TOTAL CURRENT LIABILITIES	477,957	611,756

Convertible notes payable, net	841,153	519,200

TOTAL LIABILITIES	1,319,110	1,130,956

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 30,000,000 shares authorized at March 31, 2018 and 2017; 17,739,511 and 8,797,086 issued and outstanding at March 31, 2018 and 2017, respectively	17,740	8,796
Additional paid-in capital	105,574,014	94,445,739
Accumulated deficit	(99,457,714)	(93,778,156)

TOTAL AETHLON MEDICAL, INC. STOCKHOLDERS’ EQUITY BEFORE NONCONTROLLING INTERESTS	6,134,040	676,379

NONCONTROLLING INTERESTS	(101,246)	(80,967)

TOTAL STOCKHOLDERS’ EQUITY	6,032,794	595,412

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,351,904	$1,726,368

See accompanying notes to the consolidated financial statements.

F-3

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended March 31,
	2018	2017
REVENUES:
Government contract revenue	$149,625	$392,073
Total revenues	149,625	392,073

OPERATING COSTS AND EXPENSES
Professional fees	1,553,204	2,161,592
Payroll and related expenses	2,634,937	3,479,347
General and administrative	792,600	849,491
Total operating expenses	4,980,741	6,490,430

OPERATING LOSS	(4,831,116)	(6,098,357)

OTHER EXPENSE
Loss on debt extinguishment	376,909	558,198
Warrant repricing expense	–	345,841
Loss on share for warrant exchanges	130,215	–
Interest and other expenses	361,597	304,330
Total other expense	868,721	1,208,369

NET LOSS BEFORE NONCONTROLLING INTERESTS	(5,699,837)	(7,306,726)

LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(20,279)	(30,613)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,679,558)	$(7,276,113)

Basic and diluted net loss per share available to common stockholders	$(0.46)	$(0.94)

Weighted average number of common shares outstanding - basic and diluted	12,317,074	7,764,237

See accompanying notes to the consolidated financial statements.

F-4

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

	ATTRIBUTABLE TO AETHLON MEDICAL, INC.
	COMMON STOCK		ADDITIONAL PAID IN	ACCUMULATED	NON- CONTROLLING	TOTAL
	SHARES	AMOUNT	CAPITAL	DEFICIT	INTERESTS	EQUITY
BALANCE - MARCH 31, 2016	7,622,393	$7,621	$88,047,142	$(86,502,043)	$(50,354)	$1,502,366

Issuances of common stock for cash under at the market program	216,078	216	954,889	–	–	955,105

Issuances of common stock and warrants under registered direct financing	773,000	773	1,803,477	–	–	1,804,250

Issuances of common stock under conversions of convertible notes and related accrued interest	33,091	33	144,686	–	–	144,719

Warrant repricing expense	–	–	345,841	–	–	345,841

Loss on debt extinguishment	–	–	558,198	–	–	558,198

Debt discount on convertible notes payable	–	–	783,868	–	–	783,868

Issuance of common shares for repurchase of restricted stock units.	149,864	150	(378,668)	–	–	(378,518)

Exercise of cashless warrants	2,660	3	(3)	–	–	–

Stock-based compensation expense	–	–	2,186,309	–	–	2,186,309

Net loss	–	–	–	(7,276,113)	(30,613)	(7,306,726)

BALANCE - MARCH 31, 2017	8,797,086	$8,796	$94,445,739	$(93,778,156)	$(80,967)	$595,412

Issuances of common stock for cash under at the market program	941,504	941	2,104,027	–	–	2,104,968

Issuances of common stock for cash under warrant exercises	2,160,350	2,160	2,231,642	–	–	2,233,802

Issuances of common stock under conversions of convertible notes and related accrued interest	120,922	121	362,642	–	–	362,763

Issuance of common stock in public offering	5,454,546	5,455	5,284,280	–	–	5,289,735

Issuance of common shares for repurchase of restricted stock units.	175,262	175	(278,808)	–	–	(278,633)

Common stock issued for services	15,000	15	33,585	–	–	33,600

Issuance of common shares pursuant to warrant exchanges	74,841	77	130,138	–	–	130,215

Stock-based compensation expense	–	–	1,260,769	–	–	1,260,769

Net loss	–	–	–	(5,679,558)	(20,279)	(5,699,837)

BALANCE - MARCH 31, 2018	17,739,511	$17,740	$105,574,014	$(99,457,714)	$(101,246)	$6,032,794

See accompanying notes to the consolidated financial statements.

F-5

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

	2018	2017
Cash flows from operating activities:
Net loss	$(5,699,837)	$(7,306,726)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,658	32,413
Warrant repricing expense	–	345,841
Loss on share for warrant exchanges	130,215	–
Loss on debt extinguishment	376,909	558,198
Stock based compensation	1,260,769	2,186,309
Amortization of debt discount and deferred financing costs	245,663	220,439
Fair market value of common stock issued for services	33,600	–

Changes in operating assets and liabilities:
Accounts receivable	(74,813)	199,471
Prepaid expenses and other current assets	(143,816)	15,743
Other assets	(3,374)	7,518
Accounts payable and other current liabilities	(104,154)	322,140
Due to related parties	32,500	(87,246)
Net cash used in operating activities	(3,910,680)	(3,505,900)

Cash flows from investing activities:
Purchases of property and equipment	(24,823)	(16,433)
Net cash used in investing activities	(24,823)	(16,433)

Cash flows from financing activities:
Cash paid for repurchase of restricted stock units	(278,633)	(378,518)
Proceeds from the issuance of convertible notes payable	–	577,460
Net proceeds from the issuance of common stock and warrants	9,628,505	2,759,355
Net cash provided by financing activities	9,349,872	2,958,297

Net increase (decrease) in cash	5,414,369	(564,036)

Cash at beginning of year	1,559,701	2,123,737

Cash at end of year	$6,974,070	$1,559,701

Supplemental information of non-cash investing and financing activities:
Conversion of debt, accrued liabilities and accrued interest to common stock	$362,763	$144,719
Reclassification of accrued interest to convertible notes payable	$–	$85,031
Issuance of shares for warrants	$–	$198
Issuance of shares under vested restricted stock units	$211	$150
Issuance of shares under cashless warrant exercises	$–	$3
Debt discount on convertible notes payable	$–	$783,868

See accompanying notes to the consolidated financial statements.

F-6

Aethlon Medical, Inc. and Subsidiary

Notes to Consolidated Financial Statements

1. ORGANIZATION, LIQUIDITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Aethlon Medical, Inc. and subsidiary (collectively, “Aethlon”, the “Company”, “we” or “us”) is a medical technology company focused on addressing unmet needs in global health and biodefense. The Aethlon Hemopurifier® is an early clinical-stage therapeutic device designed for the single-use removal of life-threatening viruses from the circulatory system of infected individuals. We believe the Hemopurifier can be a part of the broad-spectrum treatment of life-threatening highly glycosylated viruses that are not addressed with an already approved treatment countermeasure objectives set forth by the U.S. Government to protect citizens from bioterror and pandemic threats. In small-scale or early feasibility human studies, the Hemopurifier has been administered to individuals infected with HIV, Hepatitis-C, and Ebola. Additionally, the Hemopurifier has been validated to capture Zika virus, Lassa virus, MERS-CoV, Cytomegalovirus, Epstein-Barr virus, Herpes Simplex virus, Chikungunya virus, Dengue virus, West Nile virus, Smallpox-related viruses, H1N1 Swine Flu virus, H5N1 Bird Flu virus, and the reconstructed Spanish flu virus of 1918. In several cases, these validations were conducted in collaboration with leading government or non-government research institutes. Domestically, we are focused on the clinical advancement of the Hemopurifier through investigational device exemptions (IDEs) approved by FDA. We recently concluded a feasibility study to demonstrate the safety of our device in health-compromised individuals infected with a viral pathogen.

We are also the majority owner of Exosome Sciences, Inc. (ESI), a company focused on the discovery of exosomal biomarkers to diagnose and monitor life-threatening diseases. Included among ESI’s endeavors is the advancement of a TauSomeTM biomarker candidate to diagnose Chronic Traumatic Encephalopathy (CTE) in the living. ESI previously documented that TauSome levels in former NFL players to be nine times higher than same age-group control subjects.

Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we intend to sell this device. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued more recently will help protect the proprietary nature of the Hemopurifier treatment technology.

Our executive offices are located at 9635 Granite Ridge Drive, Suite 100, San Diego, California 92123. Our telephone number is (858) 459-7800. Our website address is www.aethlonmedical.com.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “AEMD.”

LIQUIDITY AND GOING CONCERN

Management expects existing cash as of March 31, 2018 to be sufficient to fund the Company’s operations for at least twelve months from the issuance date of these consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Aethlon Medical, Inc. and its majority-owned (80% ownership) and controlled subsidiary, Exosome Sciences, Inc. (ESI). All significant intercompany balances and transactions have been eliminated in consolidation. The Company has classified the (20% ownership) noncontrolling interests in ESI as part of consolidated net loss in the fiscal years ended March 31, 2018 and 2017 and includes the accumulated amount of noncontrolling interests as part of equity.

The losses at ESI during the fiscal year ended March 31, 2018 reduced the noncontrolling interests on our consolidated balance sheet by $20,279 from $(80,967) at March 31, 2017 to $(101,246) at March 31, 2018.

F-7

RISKS AND UNCERTAINTIES

We operate in an industry that is subject to intense competition, government regulation and rapid technological change. Our operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory, and including the potential risk of business failure.

USE OF ESTIMATES

We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, realization of long-lived assets, estimating fair value associated with debt and equity transactions and valuation of deferred tax assets. Actual results, whether in the near, medium or long-term future, could differ from those estimates.

CASH AND CASH EQUIVALENTS

Accounting standards define “cash and cash equivalents” as any short-term, highly liquid investment that is both readily convertible to known amounts of cash and so near their maturity that they present insignificant risk of changes in value because of changes in interest rates. For the purpose of financial statement presentation, we consider all highly liquid investment instruments with original maturities of three months or less when purchased, or any investment redeemable without penalty or loss of interest to be cash equivalents. As of March 31, 2018 and 2017, we had no assets that were classified as cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of our cash, accounts receivable, accounts payable, and other current liabilities approximates their estimated fair values due to the short-term maturities of those financial instruments. The carrying amount of the notes payable approximates their fair value due to the short maturity of the notes and since the interest rates approximate current market interest rates for similar instruments.

Management has concluded that it is not practical to determine the estimated fair value of amounts due to related parties because the transactions cannot be assumed to have been consummated at arm's length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practicable due to the lack of data regarding similar instruments, if any, and the associated potential costs.

We follow Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”) in connection with financial assets and liabilities measured at fair value on a recurring basis subsequent to initial recognition.

ASC 820 requires that assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

The hierarchy noted above requires us to minimize the use of unobservable inputs and to use observable market data, if available, when determining fair value.

We do not have any assets or liabilities that are measured at fair value on a recurring basis and, during the years ended March 31, 2018 and 2017, and did not have any assets or liabilities that were measured at fair value on a nonrecurring basis.

F-8

CONCENTRATIONS OF CREDIT RISKS

Cash is maintained at one financial institution in checking accounts. Accounts at this institution are secured by the Federal Deposit Insurance Corporation up to $250,000. Our March 31, 2018 cash balances were approximately $6,722,000 over such insured amount. We do not believe that the Company is exposed to any significant risk with respect to its cash.

All of our accounts receivable at March 31, 2018 and 2017 and all of our revenue in the fiscal years ended March 31, 2018 and 2017 were directly from the National Cancer Institute or the U.S. Department of Defense or from a subcontract under Battelle, which is a prime contractor with the U.S. Department of Defense.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from two to five years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation with any gain or loss included in the consolidated statements of operations.

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the consolidated financial statements and their respective tax basis. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes, and (b) tax credit carryforwards. We record a valuation allowance for deferred tax assets when, based on our best estimate of taxable income (if any) in the foreseeable future, it is more likely than not that some portion of the deferred tax assets may not be realized.

LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. We believe no impairment charges were necessary during the fiscal years ended March 31, 2018 and 2017.

LOSS PER SHARE

Basic loss per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period of computation. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potential common shares had been issued, if such additional common shares were dilutive. Since we had net losses for all periods presented, basic and diluted loss per share are the same, and additional potential common shares have been excluded as their effect would be antidilutive.

As of March 31, 2018 and 2017, a total of 7,160,004 and 3,908,292 potential common shares, consisting of shares underlying outstanding stock options, restricted stock units, warrants and convertible notes payable were excluded as their inclusion would be antidilutive.

SEGMENTS

Historically, we operated in one segment that was based on our development of therapeutic devices. However, in the December 2013 quarter, we initiated the operations of ESI to develop diagnostic tests. As a result, we now operate in two segments, Aethlon for therapeutic applications and ESI for diagnostic applications (See Note 10).

We record discrete financial information for ESI and our chief operating decision maker reviews ESI’s operating results in order to make decisions about resources to be allocated to the ESI segment and to assess its performance.

F-9

DEFERRED FINANCING COSTS

Costs related to the issuance of debt are capitalized as a deduction to our convertible notes based on the new accounting standard on imputation of interest, and amortized to interest expense over the life of the related debt using the effective interest method. We recorded amortization expense related to our deferred financing costs of $27,641 during the fiscal year ended March 31, 2017. There was no amortization related to our deferred financing costs in the fiscal year ended March 31, 2018.

REVENUE RECOGNITION

For our contracts with the National Institutes of Health (“NIH”) and with DARPA, we adopted the Milestone method of revenue recognition under ASC 605-28 “Revenue Recognition – Milestone Method” (“ASC 605-28”) and we believe we met the requirements under ASC 605-28 for reporting contract revenue under the Milestone Method for the fiscal years ended March 31, 2018 and 2017.

We identify the deliverables included within the contract and evaluate which deliverables represent separate units of accounting based on if certain criteria are met, including whether the delivered element has standalone value to the collaborator. The consideration received is allocated among the separate units of accounting, and the applicable revenue recognition criteria are applied to each of the separate units.

A milestone is an event having all of the following characteristics:

(1) There is substantive uncertainty at the date the arrangement is entered into that the event will be achieved. A vendor’s assessment that it expects to achieve a milestone does not necessarily mean that there is not substantive uncertainty associated with achieving the milestone.

(2) The event can only be achieved based in whole or in part on either: (a) the vendor’s performance; or (b) a specific outcome resulting from the vendor’s performance.

(3) If achieved, the event would result in additional payments being due to the vendor.

A milestone does not include events for which the occurrence is either: (a) contingent solely upon the passage of time; or (b) the result of a counterparty’s performance.

The policy for recognizing deliverable consideration contingent upon achievement of a milestone must be applied consistently to similar deliverables.

The assessment of whether a milestone is substantive is performed at the inception of the arrangement. The consideration earned from the achievement of a milestone must meet all of the following for the milestone to be considered substantive:

(1) The consideration is commensurate with either: (a) the vendor’s performance to achieve the milestone; or (b) the enhancement of the value of the delivered item or items as a result of a specific outcome resulting from the vendor’s performance to achieve the milestone;

(2) The consideration relates solely to past performance; and

(3) The consideration is reasonable relative to all of the deliverables and payment terms (including other potential milestone consideration) within the arrangement.

A milestone is not considered substantive if any portion of the associated milestone consideration relates to the remaining deliverables in the unit of accounting (i.e., it does not relate solely to past performance). To recognize the milestone consideration in its entirety as revenue in the period in which the milestone is achieved, the milestone must be substantive in its entirety. Milestone consideration cannot be bifurcated into substantive and nonsubstantive components. In addition, if a portion of the consideration earned from achieving a milestone may be refunded or adjusted based on future performance, the related milestone is not considered substantive.

NIH Contract - We entered into a contract with the NIH on September 15, 2017. This award is under the NIH’s Small Business Innovation Research (SBIR) program which is designed to fund early stage small businesses that are seeking to commercialize innovative biomedical technologies. The title of the award is SBIR Topic 359 Phase 1 Device Strategy for Selective Isolation of Oncosomes and Non-Malignant Exosomes.

The award from NIH is a firm, fixed-price contract with potential total payments to us of $299,250 over the course of nine months.

F-10

Fixed price contracts require the achievement of multiple, incremental milestones to receive the full award during each period of the contract. The NIH also has the unilateral right to require us to perform additional work under an option period for an additional fixed amount of $49,800.

Under the terms of the contract, we must perform certain incremental work towards the achievement of specific milestones against which we will invoice the government for fixed payment amounts.

In the fiscal year ended March 31, 2018, we completed the first two milestones on this contract and invoiced NIH for two milestones in the amount of $149,625. In the fiscal year ended March 31, 2018, we performed work under the contract completing the majority of the first two technical objectives of the contract (Aim 1: To validate the Hemopurifier as a device for capture and recovery of melanoma exosomes from plasma and Aim 2: To validate a method of melanoma exosome isolation consisting of the Hemopurifier followed by mab-based immunocapture to select out the tumor-derived exosomes from non-malignant exosomes). As a result we invoiced NIH for $149,625.

DARPA Contract -- We entered into a government contract with DARPA and recognized revenue of $387,438 under that contract during the fiscal year ended March 31, 2017.

Battelle Subcontract -- We entered into a subcontract agreement with Battelle Memorial Institute (“Battelle”) in March 2013. Battelle was chosen by DARPA to be the prime contractor on the systems integration portion of the original DARPA contract and we are one of several subcontractors on that systems integration project. The Battelle subcontract is cost-reimbursable under a time and materials basis. We began generating revenues under the subcontract during the three months ended September 30, 2013 and for the fiscal year ended March 31, 2017, we recorded revenue of $4,635, under the Battelle subcontract.

Our revenue under this contract was a function of cost reimbursement plus an overhead mark-up for hours devoted to the project by specific employees (with specific hourly rates for those employees). Battelle engaged us as needed. Each payment required approval by the program manager at Battelle.

STOCK-BASED COMPENSATION

Employee stock options and rights to purchase shares under stock participation plans are accounted for under the fair value method. Accordingly, share-based compensation is measured when all granting activities have been completed, generally the grant date, based on the fair value of the award. The exercise price of options is generally equal to the market price of the Company's common stock (defined as the closing price as quoted on the Nasdaq Capital Market or OTCBB on the date of grant). Compensation cost recognized by the Company includes (a) compensation cost for all equity incentive awards granted prior to April 1, 2006, but not yet vested, based on the grant-date fair value estimated in accordance with the original provisions of the then current accounting standards, and (b) compensation cost for all equity incentive awards granted subsequent to March 31, 2006, based on the grant-date fair value estimated in accordance with the provisions of subsequent accounting standards. We use a Binomial Lattice option pricing model for estimating fair value of options granted (see Note 5).

The following table summarizes share-based compensation expenses relating to shares and options granted and the effect on loss per common share during the years ended March 31, 2018 and 2017:

Our total stock-based compensation for fiscal years ended March 31, 2018 and 2017 included the following:

	Fiscal Years Ended
	March 31, 2018	March 31, 2017
Vesting of Stock Options and Restricted Stock Units	$1,212,794	$2,076,535
	47,975	109,773
Total Stock-Based Compensation Expense	$1,260,769	$2,186,309

Weighted average number of common shares outstanding – basic and diluted	12,317,074	7,764,237

Basic and diluted loss per common share	$(0.10)	$(0.28)

F-11

We account for transactions involving services provided by third parties where we issue equity instruments as part of the total consideration using the fair value of the consideration received (i.e. the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable. In transactions, when the value of the goods and/or services are not readily determinable and (1) the fair value of the equity instruments is more reliably measurable and (2) the counterparty receives equity instruments in full or partial settlement of the transactions, we use the following methodology:

a) For transactions where goods have already been delivered or services rendered, the equity instruments are issued on or about the date the performance is complete (and valued on the date of issuance).

b) For transactions where the instruments are issued on a fully vested, non-forfeitable basis, the equity instruments are valued on or about the date of the contract.

c) For any transactions not meeting the criteria in (a) or (b) above, we re-measure the consideration at each reporting date based on its then current stock value.

We review share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate for all expense amortization after March 31, 2007 is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments for the fiscal year ended March 31, 2018 was insignificant.

PATENTS

Patents include both foreign and domestic patents. We capitalize the cost of patents, some of which were acquired, and amortize such costs over the shorter of the remaining legal life or their estimated economic life, upon issuance of the patent. The unamortized costs of patents are subject to our review for impairment under our long-lived asset policy above.

STOCK PURCHASE WARRANTS

We grant warrants in connection with the issuance of convertible notes payable and the issuance of common stock for cash. When such warrants are classified as equity and issued in connection with debt, we measure the relative estimated fair value of such warrants and record it as a discount from the face amount of the convertible notes payable. Such discounts are amortized to interest expense over the term of the notes using the effective interest method. Warrants issued in connection with common stock for cash, if classified as equity, are considered issued in connection with equity transactions and the warrant fair value is recorded to additional paid-in-capital.

BENEFICIAL CONVERSION FEATURE OF CONVERTIBLE NOTES PAYABLE

The convertible feature of certain notes payable provides for a rate of conversion that is below market value. Such feature is normally characterized as a "Beneficial Conversion Feature" ("BCF"). We measure the estimated fair value of the BCF in circumstances in which the conversion feature is not required to be separated from the host instrument and accounted for separately, and record that value in the consolidated financial statements as a discount from the face amount of the notes. Such discounts are amortized to interest expense over the term of the notes.

RESEARCH AND DEVELOPMENT EXPENSES

Our research and development costs are expensed as incurred. We incurred approximately $586,000 and $673,000 of research and development expenses for the years ended March 31, 2018 and 2017, respectively, which are included in various operating expenses in the accompanying consolidated statements of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our consolidated financial statements.

F-12

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

During the fiscal year ended March 31, 2017, we adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2015-03, the new accounting standard on imputation of interest, simplifying the presentation of debt issuance costs. As a result of the adoption of that pronouncement, our deferred financing costs at March 31, 2016 were reclassified from current assets to an offset against our convertible notes. We did not have any unamortized deferred financing costs at March 31, 2017.

During the fiscal year ended March 31, 2017, we also adopted FASB ASU 2015-01, the new accounting standard on income statement - extraordinary and unusual items (Subtopic 225-20): simplifying income statement presentation by eliminating the concept of extraordinary items and FASB ASU 2014-15, the new accounting standard on the presentation of financial statements - going concern (Subtopic 205-40): disclosure of uncertainties about an entity's ability to continue as a going concern.

The adoption of FASB ASU 2015-01 did not have a material impact on our consolidated financial statements for the fiscal years ended March 31, 2018 and 2017 as we did not have any extraordinary or unusual items in those fiscal years and we believe this accounting pronouncement will not have a significant impact on the our consolidated financial statements in the future. The adoption of FASB ASU 2014-15 did not have a material impact on our consolidated financial statements for the fiscal years ended March 31, 2018 and 2017.

During the fiscal year ended March 31, 2018, we adopted FASB ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which amended Accounting Standards Codification ("ASC") Topic 718, Compensation – Stock Compensation. This pronouncement simplified several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. We adopted this ASU effective April 1, 2017 and the adoption did not have a material impact on our consolidated financial statements.

In May 2014, the FASB issued ASU No. 201 4-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In addition, the standard provided guidance for recognizing gains and losses from the transfer of nonfinancial assets in contracts with noncustomers upon transfer of control. ASU 2014-09 supersedes the revenue requirements in Revenue Recognition (Topic 605) and most industry-specific guidance throughout the Industry Topics of the Codification. ASU 2014-09 was to be effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and is to be applied retrospectively, with early application not permitted. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date (“ASU 2015-14”), which deferred the effective date of ASU 2014-09 by one year. Early adoption is permitted after December 31, 2016. We elected to adopt the standard effective April 1, 2017, and the adoption did not have a material impact on our financial statements as existing government contracts are not in scope of Topic 606.

ASU 2016-02, Leases (Topic 842) changes the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption of ASU 2016-02 as of its issuance is permitted. The new leases standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. We do not expect the adoption of ASU No. 2016-02 to have a significant impact on our consolidated financial statements.

2. PROPERTY AND EQUIPMENT

Property and equipment, net, consist of the following:

	March 31, 2018	March 31, 2017
Furniture and office equipment, at cost	$376,907	$352,085
Accumulated depreciation	(349,355)	(322,862)
	$27,552	$29,223

F-13

Depreciation expense for the years ended March 31, 2018 and 2017 was $26,494 and $23,248, respectively.

3. PATENTS

Patents consist of the following:

	March 31, 2018	March 31, 2017
Patents	$211,645	$211,645
Accumulated amortization	(135,813)	(126,649)
	$75,832	$84,996

Amortization expense for patents for the years ended March 31, 2018 and 2017 was $9,164 and $9,165, respectively. Future amortization expense on patents is estimated to be approximately $9,000 per year based on the estimated life of the patents. The weighted average remaining life of our patents is approximately 3.2 years.

4. CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable, Net consisted of the following at March 31, 2018:

	Principal	Unamortized Discount	Net Amount	Accrued Interest
Convertible Notes Payable, Net – Non-Current Portion:
November 2014 10% Convertible Notes (due July 1, 2019)	$612,811	$(93,590)	$519,221	$34,386
December 2016 10% Convertible Notes (due July 1, 2019)	379,780	(57,848)	321,932	21,315
Total Convertible Notes Payable, Net	$992,591	$(151,438)	$841,153	$55,701

During the fiscal year ended March 31, 2018, we recorded interest expense of $112,456 related to the contractual interest rates of our convertible notes and interest expense of $245,664 related to the amortization of the note discount for a total interest expense of $358,120 related to our convertible notes in the fiscal year ended March 31, 2018. All of the unamortized discount at March 31, 2018 related to the note discount established upon the second amendment to the November 2014 10% Convertible Notes and to the December 2016 10% Convertible Notes (see below). Accrued interest is included in other current liabilities (see Note 7).

Convertible Notes Payable, Net consisted of the following at March 31, 2017:

	Principal	Unamortized Discount	Net Amount	Accrued Interest
Convertible Notes Payable, Net – Non-Current Portion:
November 2014 10% Convertible Notes (due July 1, 2019)	$612,811	$(275,363)	$337,448	$2,555
December 2016 10% Convertible Notes (due July 1, 2019)	680,400	(498,648)	181,752	2,836
Total Convertible Notes Payable, Net	$1,293,211	$(774,011)	$519,200	$5,391

During the fiscal year ended March 31, 2017, we recorded interest expense of $81,102 related to the contractual interest rates of our convertible notes, interest expense of $27,641 related to the amortization of deferred financing costs and interest expense of $192,798 related to the amortization of the note discount for a total interest expense of $301,541 related to our convertible notes in the fiscal year ended March 31, 2017. All of the unamortized discount at December 31, 2016 related to the note discount established upon the second amendment to the November 2014 10% Convertible Notes and to the December 2016 10% Convertible Notes (see below). Accrued interest is included in other current liabilities (see Note 7).

F-14

NOVEMBER 2014 10% CONVERTIBLE NOTES

In November 2014, we entered into a subscription agreement with two accredited investors providing for the issuance and sale of (i) convertible promissory notes in the aggregate principal amount of $527,780 (the “Notes”) and (ii) five year warrants to purchase up to 47,125 shares of common stock at a fixed exercise price of $8.40 per share (the “Warrants”). These Notes bear interest at the annual rate of 10% and originally matured on April 1, 2016.

The aggregate gross cash proceeds to us were $415,000 after subtracting legal fees of $35,000, a $27,780 due diligence fee and an original issuance discount of $50,000. We recorded deferred financing costs of $112,780 to reflect the legal fees, due diligence fee and original issuance discount and will amortize those costs over the life of the Notes using the effective interest method.

These Notes are convertible at the option of the holders into shares of our common stock at a fixed price of $5.60 per share, for up to an aggregate of 94,246 shares of common stock. There are no registration requirements with respect to the shares of common stock underlying the Notes or the Warrants.

The estimated relative fair value of Warrants issued in connection with the Notes was recorded as a debt discount and is amortized as additional interest expense over the term of the underlying debt. We recorded debt discount of $240,133 based on the relative fair value of these Warrants. In addition, as the effective conversion price of the Notes was less than market price of the underlying common stock on the date of issuance, we recorded an additional debt discount of $287,647 related to the beneficial conversion feature.

Initial Amendment of the November 2014 10% Convertible Note Terms

On November 12, 2015, we entered into an amendment of terms (“Amendment of Terms”) with the two investors that participated in the November 2014 10% Convertible Notes. The Amendment of Terms modified the terms of the subscription agreement, Notes and Warrants held by those investors to, among other things, extended the maturity date of the Notes from April 1, 2016 to June 1, 2016, temporarily reduced the number of shares that we must reserve with respect to conversion of the Notes, and temporarily suspended the time period during which one of the investors may exercise its Warrants. In exchange for the investors’ agreements in the Amendment of Terms, we paid one of the investors a cash fee of $90,000, which we recorded as deferred financing costs and amortized over the remaining term of the notes.

Second Amendment and Extension of the November 2014 10% Convertible Notes

On June 27, 2016, we and certain investors entered into further Amendments (the “Amendments”) to the Notes and the Warrants. The Amendments provide that the Maturity Date (as defined in the Notes) was extended from June 1, 2016 to July 1, 2017 and that the conversion price per share of the Notes was reduced from $5.60 per share of common stock to $5.00 per share of common stock. In addition, we reduced the purchase price (as defined in the Warrants) from $8.40 per share to $5.00 per share of common stock. In connection with these modifications, each of the investors signed a Consent and Waiver providing its consent under certain restrictive provisions, and waiving certain rights, including a right to participate in certain offerings made by us, under a Securities Purchase Agreement dated June 23, 2015, (the “2015 SPA”) to which we, the investors and certain other investors are parties, in order to facilitate an at-the-market equity program (see Note 6).

The Amendments also increase the principal amount of the Notes to $692,811 (in the aggregate) to (i) include accrued and unpaid interest through June 15, 2016, and (ii) increase the principal amount by $80,000 (in the aggregate) as an extension fee for the extended maturity date of the Notes. With respect to each Note, we entered into an Allonge to Convertible Promissory Note (each, an “Allonge”) reflecting the changes in the principal amount, Maturity Date and conversion price of the Note.

We also issued to the investors new warrants (the “New Warrants”) to purchase an aggregate of 30,000 shares of common stock with a Purchase Price (as defined in the New Warrants) of $5.00 per share of common stock. We issued the New Warrants in substantially the same form as the prior Warrants, and the New Warrants will expire on November 6, 2019, the same date on which the prior Warrants will expire.

F-15

The modification of the Notes was evaluated under FASB Accounting Standards Codification (“ASC”) Topic No. 470-50-40, “Debt Modification and Extinguishments” (“ASC 470-50-40”). Therefore, according to the guidance, the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. As a result, we recorded a loss on debt extinguishment of $536,889 and recognized an extension fee expense of $80,000, which are included in other (income) expenses in the accompanying condensed consolidated statements of operations. The debt extinguishment is comprised from the fair value of prior warrants issued in connection with the Notes of $287,676, as well as $325,206 related to beneficial conversion feature and offset by debt discount of $75,993. The beneficial conversion feature is a result of the effective conversion price of the new Notes being less than the market price of the underlying common stock on the date of modification.

Third Amendment and Extension of the November 2014 10% Convertible Notes

In connection with the issuance of the December 2016 10% Convertible Notes, the conversion price of the November 2014 10% Convertible Notes was reduced from $5.00 to $4.00 per share and the expiration date of the November 2014 10% Convertible Notes was extended from July 1, 2017 to July 1, 2018.

The modification of the Notes was evaluated under ASC 470-50-40 and the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. As a result, we recorded a gain on debt extinguishment of $58,691, which is included in other (income) expenses in the accompanying condensed consolidated statements of operations. The recording of the modified Notes resulted in a beneficial conversion of $233,748 which is the result of the effective conversion price of the new Notes being less than the market price of the underlying common stock on the date of modification.

June 2017 Amendment to the November 2014 10% Convertible Notes

In June 2017, we agreed with the holders of the November 2014 10% Convertible Notes to an extension of the expiration dates of the notes from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share. The modification of the Notes was evaluated under ASC 470-50-40 and the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. Under the extinguishment accounting we recorded a loss on debt extinguishment of $178,655 and recalculated a revised debt discount on the notes.

The following table shows the changes to the principal balance of the November 2014 10% Convertible Notes:

Activity in the November 2014 10% Convertible Notes
Initial principal balance	$527,780
Increase in principal balance under the second amendment (see above)	165,031
Conversions during the fiscal year ended March 31, 2017	(80,000)
Balance as of March 31, 2017 & March 31, 2018	$612,811

DECEMBER 2016 10% CONVERTIBLE NOTES

In December 2016, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two accredited investors (collectively, the “Holders”), pursuant to which the Holders purchased an aggregate of $680,400 principal amount of Notes (inclusive of due diligence fee of $30,000 deemed paid as a subscription amount in the form of a Note in the principal amount of $32,400) for an aggregate cash subscription amount of $600,000 and (b) warrants to purchase 127,575 shares of Common Stock (collectively, the “Warrants”).

The Notes bear interest at the rate of 10% per annum, and the principal amount and all accrued and unpaid interest thereon is convertible into shares of our common stock at a $4.00 per share conversion price, which is subject to customary adjustment provisions for stock splits, dividends, recapitalizations and the like. The Notes mature on July 1, 2018 and are subject to customary and usual terms for events of default and the like. Each Holder has contractually agreed to restrict its ability to convert its Note such that the number of shares of the Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of our then issued and outstanding shares of Common Stock.

F-16

The Warrants issued to the Holders are exercisable for a period of five years from the date of issuance at an exercise price of $4.50, subject to adjustment. A Holder may exercise a Warrant by paying the exercise price in cash or by exercising the Warrant on a cashless basis. In the event a Holder exercises a Warrant on a cashless basis, we will not receive any proceeds. The exercise price of the Warrants is subject to customary adjustments provision for stock splits, stock dividends, recapitalizations and the like. Each Holder has contractually agreed to restrict its ability to exercise its Warrant such that the number of shares of the Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of our then issued and outstanding shares of Common Stock.

The estimated relative fair value of Warrants issued in connection with the Notes was recorded as a debt discount and is being amortized as additional interest expense over the term of the underlying debt. We recorded debt discount of $232,718 based on the relative fair value of these Warrants. In addition, as the effective conversion price of the Notes was less than market price of the underlying common stock on the date of issuance, we recorded an additional debt discount of $262,718 related to the beneficial conversion feature. We also recorded deferred financing costs of $102,940, which was composed of an 8% original issue discount of $50,400, a $30,000 due diligence fee (which was paid in the form of a note), $22,500 in legal fees, and a $40 bank charge. The combination of the above items led to a combined discount against the convertible notes of $598,376.

June 2017 Amendment to the December 2016 10% Convertible Notes

In June 2017, we agreed with the holders of the December 2016 10% Convertible Notes to an extension of the expiration dates of the notes from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share. The modification of the notes was evaluated under ASC 470-50-40 and the instruments were determined to be substantially different, and the transaction qualified for extinguishment accounting. Under the extinguishment accounting we recorded a loss on debt extinguishment of $198,254 and recalculated a revised debt discount on the notes.

The following table shows the changes to the principal balance of the December 2016 10% Convertible Notes:

Activity in the December 2016 10% Convertible Notes
Initial principal balance	$680,400
Conversions during the fiscal year ended March 31, 2018	(300,620)
Balance as of March 31, 2018	$379,780

5. EQUITY TRANSACTIONS

ISSUANCES OF COMMON STOCK AND WARRANTS

Equity Transactions in the Fiscal Year Ended March 31, 2018.

Common Stock Sales Agreement with H.C. Wainwright

On June 28, 2016, we entered into a Common Stock Sales Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“H.C. Wainwright”) which establishes an at-the-market equity program pursuant to which we may offer and sell shares of our common stock from time to time as set forth in the Agreement. The Agreement provides for the sale of shares of our common stock having an aggregate offering price of up to $12,500,000 (the “Shares”).

Subject to the terms and conditions set forth in the Agreement, H.C. Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon our instructions. We have provided H.C. Wainwright with customary indemnification rights, and H.C. Wainwright will be entitled to a commission at a fixed rate equal to three percent (3.0%) of the gross proceeds per Share sold. In addition, we have agreed to pay certain expenses incurred by H.C. Wainwright in connection with the Agreement, including up to $50,000 of the fees and disbursements of their counsel. The Agreement will terminate upon the sale of all of the Shares under the Agreement unless terminated earlier by either party as permitted under the Agreement.

Sales of the Shares, if any, under the Agreement shall be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Capital Market, at market prices or as otherwise agreed with H.C. Wainwright. We have no obligation to sell any of the Shares, and, at any time, we may suspend offers under the Agreement or terminate the Agreement.

F-17

In the fiscal year ended March 31, 2018, we raised aggregate net proceeds of $2,104,968 (net of $65,280 in commissions to H.C. Wainwright and $5,748 in other offering expenses) under this agreement through the sale of 941,504 shares at an average price of $2.24 per share of net proceeds.

October 2017 Public Offering

On October 4, 2017, we consummated a public offering of 5,454,546 shares of common stock and warrants to purchase 5,454,546 shares of common stock, for total gross proceeds of $6.0 million. The offering was priced at $1.10 per unit with each unit comprised of one share of common stock and one common stock purchase warrant. Neither the warrants nor the units are listed on an exchange and therefore do not trade. The warrants carry a five-year term with an exercise price of $1.10 per share. The net proceeds of the offering were $5,289,735. H.C. Wainwright & Co. acted as exclusive placement agent for the offering.

Warrant Exercises

In fiscal year ended March 31, 2018, investors that participated in the October 2017 Public Offering exercised 2,160,350 warrants for aggregate cash proceeds to us of $2,233,802 before expenses.

Restricted Shares Issued for Services

During the nine months ended December 31, 2017, we issued 15,000 shares of restricted common stock at a price of $2.24 per share, the market price at time of issuance, in payment for investor relations consulting services valued at $33,600 based on the grant date closing market price of our common stock.

Share for Warrant Exchanges

During the fiscal year ended March 31, 2018, we agreed with two individual investors to exchange 11,497 restricted shares for the cancellation of 22,993 warrants and we entered into an Exchange Agreement with two institutional investors under which we issued 57,844 restricted shares in exchange for the cancellation of 77,125 warrants held by those investors. We also agreed with those institutional investors that they would extend the expiration dates of convertible notes held by those investors from July 1, 2018 to July 1, 2019 in exchange for the reduction of the conversion price of those notes from $4.00 per share to $3.00 per share (see Note 5).

Additionally, we entered into an agreement with a former placement agent to issue 5,500 restricted shares in exchange for the cancellation of 11,000 warrants held by that placement agent. We measured the fair value of the shares issued and the fair value of the warrants exchanged for those shares and recorded losses for each of those exchanges based on the changes in fair value between the instruments exchanged. Based upon the fair value of the shares issued and warrants exchanged, we recorded a loss of $130,215 during the fiscal year ended March 31, 2018 for all of the above share for warrant exchanges.

Stock Option Issuances

During the fiscal year ended March 31, 2018, we issued options to four of our employees to purchase 34,500 shares of common stock at an exercise price of $1.68 per share, the closing price on the date of the approval of the option grants by our compensation committee (see Note 9).

Termination of Restricted Share Grant

During the fiscal year ended March 31, 2018, we terminated a previously recorded but unissued share issuance of 68,000 shares under a fully vested restricted stock grant to our CEO and issued to him 32,674 shares as a net settlement of shares and the Company paid the withholding taxes associated with that share issuance in return for the cancellation of 35,326 shares. The compensation cost of that restricted stock grant had been fully recorded over prior fiscal years, therefore no expense was recorded regarding this net issuance.

F-18

Restricted Stock Unit Grants to Directors and Executive Officers

On August 9, 2016, our Board of Directors granted RSUs to certain of our officers and directors and during the fiscal year ended March 31, 2017, 168,309 additional RSUs were granted to our directors pursuant to the 2012 Non-Employee Directors Compensation Program. The RSUs represent the right to be issued on a future date shares of our common stock for vested RSUs.

During the fiscal year ended March 31, 2018, 184,500 vested RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSU’s in exchange for the Company paying the related withholding taxes on the share issuance, 97,238 of the RSUs were cancelled and we issued a net 87,262 shares to our executives (see Note 9).

During the fiscal year ended March 31, 2018, 168,309 RSUs held by our outside directors were exchanged into the same number of shares of our common stock. As three of our four outside directors elected to return 40% of their RSUs in exchange for cash in order to pay their withholding taxes on the share issuances, 44,983 of the RSUs were cancelled and we paid $52,998 in cash to those outside directors (see Note 9).

Equity Transactions in the Fiscal Year Ended March 31, 2017.

Common Stock Sales Agreement with H.C. Wainwright

In July 2016, we commenced sales of common stock under our Common Stock Sales Agreement with H.C. Wainwright. In the fiscal year ended March 31, 2017, we raised aggregate net proceeds of $955,206 (net of $29,831 in commissions to H.C. Wainwright and $9,432 in other offering expenses) under this agreement through the sale of 216,078 shares at an average price of $4.42 per share of net proceeds.

Warrant Issuances in July 2016

In July 2016, we issued an aggregate of 2,660 shares of common stock to three investors upon the exercise of previously issued warrants. The warrants were exercised on a cashless or “net” basis. Accordingly, we did not receive any proceeds from such exercises. The cashless exercise of such warrants resulted in the cancellation of previously issued warrants to purchase an aggregate of 19,563 shares of common stock.

Restricted Stock Unit Grants to Directors and Executive Officers

During the fiscal year ended March 31, 2017, 149,864 Restricted Stock Units (“RSUs”) held by our outside directors and executive officers were exchanged into the same number of shares of our common stock (see Stock-Based Compensation below).

Amendment of Warrants Issued in Conjunction with the November 2014 10% Convertible Notes

Under the Second Amendment and Extension of the November 2014 10% Convertible Notes dated June 27, 2016 (See Note 4), we reduced the purchase price of 47,125 Warrants from $8.40 per share to $5.00 per share.

We also issued to the investors new warrants to purchase an aggregate of 30,000 shares of common stock with a purchase price of $5.00 per share of common stock. We issued the new warrants in substantially the same form as the prior Warrants, and the new warrants will expire on November 6, 2019, the same date on which the prior warrants will expire (See Note 4).

F-19

Amendment of December 2014 Warrants

On June 27, 2016, we and certain investors (the “Unit Investors”) entered into Consent and Waiver and Amendment agreements (the “CWAs”), relating to an aggregate of 264,000 Warrants to Purchase Common Stock (the “Unit Warrants”) we had issued to the Unit Investors on December 2, 2014 pursuant to a Securities Purchase Agreement dated November 26, 2014 (the “2014 SPA”). In the CWAs, each of the Unit Investors provided its consent under certain restrictive provisions, and waived certain rights, including a right to participate in certain offerings made by us, under the 2014 SPA in order to facilitate the at-the-market equity program described above. Pursuant to the CWAs, we reduced the Exercise Price (as defined in the Unit Warrants) from $15.00 per share of common stock to $5.00 per share of common stock. At any time that the shares of common stock underlying the Unit Warrants are covered by an effective registration statement that permits the public resale of the shares, if the Unit Investors exercise the Unit Warrants, they must do so by a cash exercise, which could yield up to $1,320,000 in proceeds to us.

On June 27, 2016, each of the Unit Investors also entered into a Consent and Waiver providing its consent under certain provisions, and waiving certain rights, including a right to participate in certain offerings made by us, under the 2015 SPA in order to facilitate the at-the-market equity program described above.

In accordance with applicable GAAP for warrant modifications, we measured the change in fair value that arose from the reduction in exercise price and recognized an expense of $345,841, which is included in other (income) expenses in the accompanying condensed consolidated statements of operations.

Warrants Issued in Conjunction with the December 2016 10% Convertible Notes

On December 30, 2016, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two accredited investors (collectively, the “Holders”), pursuant to which the Purchasers purchased an aggregate of $680,400 principal amount of Notes (inclusive of due diligence fee of $30,000 deemed paid as a subscription amount in the form of a Note in the principal amount of $32,400) for an aggregate cash subscription amount of $600,000 and (b) warrants to purchase 127,575 shares of Common Stock (collectively, the “Warrants”) (See Note 4).

The Warrants issued to the Holders are exercisable for a period of five years from the date of issuance at an exercise price of $4.50, subject to adjustment. A Holder may exercise a Warrant by paying the exercise price in cash or by exercising the Warrant on a cashless basis. In the event a Holder exercises a Warrant on a cashless basis, we will not receive any proceeds. The exercise price of the Warrants is subject to customary adjustments provision for stock splits, stock dividends, recapitalizations and the like. Each Holder has contractually agreed to restrict its ability to exercise its Warrant such that the number of shares of the Common Stock held by the Holder and its affiliates after such exercise does not exceed 4.99% of our then issued and outstanding shares of Common Stock.

The estimated relative fair value of Warrants issued in connection with the Notes was recorded as a debt discount and is amortized as additional interest expense over the term of the underlying debt. We recorded debt discount of $232,718 based on the relative fair value of these Warrants.

MARCH 2017 EQUITY FINANCING

On March 22, 2017, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) for the sale of 575,000 shares (the “Common Shares”) of our common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $3.50 per share, in a registered direct offering. Concurrently with the sale of the Common Shares, pursuant to the Purchase Agreement, we also sold in a private placement warrants to purchase 575,000 shares of Common Stock (the “Warrants”). The aggregate gross proceeds for the sale of the Common Shares and Warrants will be approximately $2 million. Subject to certain ownership limitations, the Warrants will be initially exercisable commencing six months from the issuance date at an exercise price equal to $3.95 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants will be exercisable for five years from the initial exercise date.

The net proceeds to us from the transactions, after deducting the placement agent’s fees and expenses (not including the Wainwright Warrants, as defined below), our estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, were $1,804,250. We intend to use the net proceeds from the transactions for general corporate purposes.

F-20

The Common Shares (but not the Warrants or shares issuable upon exercise of the Warrant) were sold by us pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2016 and subsequently declared effective on May 12, 2016 (File No. 333-211151) (the “Registration Statement”), and the base prospectus dated as of May 12, 2016 contained therein. We filed a prospectus supplement and the accompanying prospectus with the SEC in connection with this sale of the Common Shares.

The purchase agreement also covered the exchange of 264,000 warrants issued to the purchasers thereunder in December 2014 for 198,000 shares of our common stock. Further, in exchange for certain waivers given by the purchasers and certain other investors in a private placement of the Company in June 2015, the warrants issued in such private placement were amended to (i) reduce the exercise price to $3.95 per share, (ii) make the warrants non-exercisable for a period of six months from the date of amendment, and (iii) extend the term of those warrants by six months. As all of these warrant-related elements were integral to the March 2017 Equity Financing, we accounted for all of these elements as adjustments to additional paid-in capital.

The Warrants and the shares issuable upon exercise of the Warrants were sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

We also entered into an engagement letter (the “Engagement Letter”) with Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (“Rodman”), pursuant to which Rodman agreed to serve as exclusive placement agent for the issuance and sale of the Common Shares and Warrants. We paid Rodman an aggregate fee equal to 6% of the gross proceeds received by us from the sale of the securities in the transactions. Pursuant to the Engagement Letter, we also agreed to grant to Rodman or its designees warrants to purchase up to 3% of the aggregate number of shares sold in the transaction (the “Rodman Warrants”). The Engagement Letter has a nine month tail and right of first offer periods, indemnity and other customary provisions for transactions of this nature. The Rodman Warrants have substantially the same terms as the Warrants, except that the exercise price is 125% of $3.50. We also paid Rodman a reimbursement for non-accountable expenses in the amount of $50,000.

WARRANTS:

During the fiscal year ended March 31, 2018, we issued 5,618,182 warrants, including 163,636 warrants issued to the placement agent, H.C. Wainwright & Co., in connection with our October 2017 Public Offering (see Note 6). Those warrants have a five year term and have an exercise price of $1.10 per share.

The following outlines the significant weighted average assumptions used to estimate the fair value information presented, with respect to warrants utilizing the Binomial Lattice option pricing models, issued during the fiscal year ended March 31, 2018:

Risk free interest rate	1.38% - 1.92%
Average expected life	5 years
Expected volatility	100.2% - 111.1%
Expected dividends	None

Based on the above assumptions, we valued the warrants issued during the fiscal year ended March 31, 2018 as follows:

•	The 5,618,182 warrants issued in our October 2017 Public Offering were valued at $3,988,909 and we classified that fair value as equity.

During the fiscal year ended March 31, 2017, we issued warrants in connection with three financing arrangements. The first warrant issuance during the fiscal year was the issuance of 30,000 warrants with an exercise price of $5.00 per share in June 2016. Those 30,000 warrants were issued in connection with the Amendment of November 2014 Investment Documents (see Note 4).

The second warrant issuance was the issuance of 127,575 warrants with an exercise price of $4.50 per share in December 2016. Those 127,575 warrants were issued in connection with the issuance of our December 2016 10% Convertible Notes (see Note 4).

F-21

The third warrant issuance during the fiscal year was our March 22, 2017 equity financing with certain institutional investors (the “Investors”) for the sale of 575,000 shares (the “Common Shares”) of our common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $3.50 per share, in a registered direct offering. Concurrently with the sale of the Common Shares, pursuant to the Purchase Agreement, we also sold in a private placement warrants to purchase 575,000 shares of Common Stock (the “Warrants”). Subject to certain ownership limitations, the Warrants will be initially exercisable commencing six months from the issuance date at an exercise price equal to $3.95 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants will be exercisable for five years from the initial exercise date.

The purchase agreement also covered the exchange of 264,000 warrants issued to the purchasers thereunder in December 2014 for 198,000 shares of our common stock. Further, in exchange for certain waivers given by the purchasers and certain other investors in a private placement of the Company in June 2015, the warrants issued in such private placement were amended to (i) reduce the exercise price to $3.95 per share, (ii) make the warrants non-exercisable for a period of six months from the date of amendment, and (iii) extend the term of those warrants by six months.

We also entered into an engagement letter (the “Engagement Letter”) with Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (“Rodman”), pursuant to which Rodman agreed to serve as exclusive placement agent for the issuance and sale of the Common Shares and Warrants. In addition to a cash placement fee equal to 6% of the gross proceeds received by us from the sale of the securities in the transaction, we also agreed to grant to Rodman or its designees warrants to purchase up to 3% of the aggregate number of shares sold in the transaction (the “Rodman Warrants”). The Rodman Warrants have substantially the same terms as the Warrants, except that the exercise price is 125% of $3.50.

Based on the above assumptions, we valued the warrants issued during the fiscal year ended March 31, 2017 as follows:

•	The 30,000 warrants issued in June 2016 were valued at $111,900 and we classified that fair value as equity.

•	The 127,575 warrants issued in December 2016 were valued at $380,174 and we classified $232,718 of that fair value as debt discount and the remainder as equity.

•	The 575,000 warrants issued in March 2017 were valued at $1,493,390 and we classified that fair value as equity.

•	In connection with our March 2017 financing, we agreed to reduce the exercise price on 547,620 warrants from $6.30 to $3.44. We valued the change in fair value due to the change in exercise price at $219,048 and classified that fair value as equity.

•	Also in connection with our March 2017 financing, we agreed with the investor in that financing to exchange 198,000 shares for the return and cancellation of 264,000 warrants. We calculated the fair value of those 264,000 warrants at $528,000 and classified the impact of this share for warrant exchange as equity due to the integral connection with the March 2017 financing.

A summary of the aggregate warrant activity for the years ended March 31, 2018 and 2017 is presented below:

	Fiscal Year Ended March 31,
	2018		2017
	Warrants	Weighted Average Exercise Price	Warrants	Weighted Average Exercise Price
Outstanding, beginning of year	2,604,096	$3.64	2,164,094	$6.68
Granted	5,618,182	$1.10	749,825	$4.10
Exercised	(2,160,350)	$1.10	(2,660)	$6.25
Cancelled/Forfeited	(139,357)	$6.52	(307,163)	$5.18
Outstanding, end of year	5,922,571	$1.80	2,604,096	$3.64
Exercisable, end of year	5,922,571	$1.80	2,604,096	$3.64
Weighted average estimated fair value of warrants granted		$0.71		$2.65

F-22

The following outlines the significant weighted average assumptions used to estimate the fair value of warrants granted utilizing the Binomial Lattice option pricing model:

Year Ended March 31,
	2018	2017
Risk free interest rate	1.38% - 1.92%	0.7% - 1.93%
Average expected life	5 years	3.42 – 5.5 years
Expected volatility	100.2% - 111.1%	88.2% - 96.0%
Expected dividends	None	None

The expected volatility was based on the historic volatility. The expected life of options granted was based on the "simplified method" as described in the SEC's guidance due to changes in the vesting terms and contractual life of current option grants compared to our historical grants.

The detail of the warrants outstanding and exercisable as of March 31, 2018 is as follows:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$2.10 or Below	3,863,722	4.13	$1.21	3,863,722	$1.21
3.95 - $4.94	1,377,087	3.59	$4.06	1,377,087	$4.06
$5.20 - $12.05	681,762	2.07	$6.57	681,762	$6.57
	5,922,571			5,922,571

STOCK-BASED COMPENSATION:

2000 STOCK OPTION PLAN

Our 2000 Stock Option Plan provides for the grant of incentive stock options to our full-time employees (who may also be directors) and nonstatutory stock options to non-employee directors, consultants, customers, vendors or providers of significant services. The exercise price of any incentive stock option may not be less than the fair market value of the common stock on the date of grant or, in the case of an optionee who owns more than 10% of the total combined voting power of all classes of our outstanding stock, not be less than 110% of the fair market value on the date of grant. The exercise price, in the case of any nonstatutory stock option, must not be less than 75% of the fair market value of the common stock on the date of grant. The amount reserved under the 2000 Stock Option Plan is 10,000 options.

At March 31, 2018, all of the grants previously made under the 2000 Stock Option Plan had expired and 200 unregistered shares had been issued under the plan, with 9,800 available for future issuance.

2010 STOCK INCENTIVE PLAN

In August 2010, we adopted the 2010 Stock Incentive Plan, which provides incentives to attract, retain and motivate employees and directors whose present and potential contributions are important to our success by offering them an opportunity to participate in our future performance through awards of options, the right to purchase common stock, stock bonuses and stock appreciation rights and other awards. A total of 70,000 common shares were initially reserved for issuance under the 2010 Stock Incentive Plan.

In August 2010, we filed a registration statement on Form S-8 for the purpose of registering 70,000 common shares issuable under this plan under the Securities Act, and in July 2012, we filed a registration statement on Form S-8 for the purpose of registering 100,000 common shares issuable under this plan under the Securities Act.

F-23

On January 26, 2016, our Board of Directors approved an amendment to the 2010 Stock Incentive Plan to increase the total number of shares of common stock reserved for issuance under the plan to 3,170,000 shares, subject to amendment of our Articles of Incorporation to increase our authorized common stock. On March 29, 2016, we held an annual stockholders meeting, at which our stockholders approved the Amended 2010 Stock Incentive Plan and an amendment of our Articles of Incorporation to increase our authorized common stock to 30,000,000 shares.

At March 31, 2018, we had 2,272,393 shares available under this plan.

2012 DIRECTORS COMPENSATION PROGRAM

In July 2012, our Board of Directors approved a board compensation program that modifies and supersedes the 2005 Directors Compensation Program, which was previously in effect. Under the 2012 program, in which only non-employee directors may participate, an eligible director will receive a grant of $35,000 worth of ten-year options to acquire shares of common stock, with such grant being valued at the exercise price based on the average of the closing bid prices of the common stock for the five trading days preceding the first day of the fiscal year. In addition, under this program, eligible directors will receive cash compensation equal to $500 for each committee meeting attended and $1,000 for each formal board meeting attended.

On June 6, 2014, our Board of Directors approved certain changes to the 2012 program. Under this modified program, a new eligible director will receive an initial grant of $50,000 worth of options to acquire shares of common stock, with such grant being valued at the exercise price based on the average of the closing bid prices of the common stock for the five trading days preceding the first day of the fiscal year. These options will have a term of ten years and will vest 1/3 upon grant and 1/3 upon each of the first two anniversaries of the date of grant. In addition, at the beginning of each fiscal year, each existing director eligible to participate in the modified 2012 program also will receive a grant of $35,000 worth of options valued at the exercise price based on the average of the closing bid prices of the common stock for the five trading days preceding the first day of the fiscal year. Such options will vest on the first anniversary of the date of grant. In lieu of per meeting fees, eligible directors will receive an annual board retainer fee of $30,000. The modified 2012 program also provides for the following annual retainer fees: Audit Committee Chair - $5,000, Compensation Committee chair - $5,000, Audit Committee member - $4,000, Compensation Committee member - $4,000 and lead independent director - $15,000.

RESTRICTED STOCK UNIT GRANTS TO DIRECTORS AND EXECUTIVE OFFICERS

On August 9, 2016, our Board of Directors (the “Board”) granted RSUs to certain of our officers and directors as set forth below. The RSUs represent the right to be issued on a future date shares of our common stock for vested RSUs. Our Compensation Committee recommended the grants based on a compensation assessment provided by a third-party compensation consulting firm engaged by us that developed a peer group of companies for market assessment and analyzed compensation at such companies. That compensation assessment also recommended annual cash bonus targets of 50% of base salary.

The consultant recommended beneficial ownership targets, which we previously disclosed in our Proxy Statement filed on February 23, 2016, in connection with our Annual Meeting of Stockholders held on March 29, 2016. In connection with the Annual Meeting, our stockholders approved our Amended 2010 Stock Incentive Plan, which included an increase in the number of shares available for grant under the plan in part to accommodate equity awards recommended by the Compensation Committee, and our stockholders approved our executive compensation as disclosed in the Proxy Statement pursuant to Item 402 paragraphs (m) through (q) of Regulation S-K as shown below:

To Mr. James A. Joyce, an aggregate of 634,000 RSUs of which 158,500 were deemed vested upon grant and an additional 39,625 RSUs will vest each quarter beginning on January 1, 2017. This grant is intended to increase Mr. Joyce’s beneficial ownership of our common stock to 9.0%, which long term target was recommended in 2015 and in June 2016 by the compensation consultant engaged by us. Previously, in 2004, the Board had approved a long term beneficial ownership target of 15% for Mr. Joyce. However, Mr. Joyce has agreed to the modified long term target of 9.0%.

F-24

To Mr. Rodney S. Kenley, an aggregate of 52,000 RSUs of which 13,000 were deemed vested upon grant and an additional 3,250 RSUs will vest each quarter beginning on January 1, 2017. This grant is intended to increase Mr. Kenley’s beneficial ownership of our common stock to 0.5%, which long term target was recommended in 2015 and in June 2016 by the compensation consultant engaged by us.

To Mr. James B. Frakes, an aggregate of 52,000 RSUs of which 13,000 were deemed vested upon grant and an additional 3,250 RSUs will vest each quarter beginning on January 1, 2017. This grant is intended to increase Mr. Frakes’ beneficial ownership of our common stock to 0.5%, which long term target was recommended in 2015 and in June 2016 by the compensation consultant engaged by us.

To each of our non-employee directors, Mr. Franklyn S. Barry, Jr., Mr. Edward G. Broenniman and Dr. Chetan S. Shah, 16,432 RSUs valued at an aggregate of $105,000, based on the average of the closing prices of the common stock for the five trading days preceding and including August 9, 2016. These grants represent (a) $70,000 worth of RSUs representing two years of grants under the amended 2012 Non-Employee Directors Compensation Program (the “2012 Program”) because more than two years have elapsed since Messrs. Barry and Broenniman and Dr. Shah received grants under the program, all of which RSUs are deemed vested upon grant and (b) $35,000 worth of RSUs representing the grant covering the fiscal year ending March 31, 2017, of which one-quarter were deemed vested upon grant and the remaining portion vested ratably at September 30, 2016, at December 31, 2016 and at March 31, 2017.

The RSUs were granted under our Amended 2010 Stock Incentive Plan and we recorded expense of $2,076,535 in the fiscal year ended March 31, 2017 related to the RSU grants.

CHANGES TO 2012 NON-EMPLOYEE DIRECTORS COMPENSATION PROGRAM

In July 2012, the Board approved the 2012 Program, which modified and superseded the 2005 Directors Compensation Program that had been in effect previously. On June 6, 2014, the Board approved certain changes to the 2012 Program, and on August 9, 2016, the Board approved further modifications to the program. Under the modified 2012 Program, in which only non-employee directors may participate, a new eligible director will receive an initial grant of $50,000 worth of RSUs or, at the discretion of the Board, options to acquire shares of Common Stock. RSUs granted under this provision will be valued based on the average of the closing prices of the Common Stock for the five trading days preceding and including the date of grant and will vest at a rate determined by the Board in its discretion. Options granted under this provision will be valued at the exercise price, which will be based on the average of the closing prices of the Common Stock for the five trading days preceding and including the date of grant. Such options will have a term of ten years and will vest at a rate determined by the Board in its discretion.

At the beginning of each fiscal year, each existing director eligible to participate in the 2012 Program will receive a grant of $35,000 worth of RSUs or, at the discretion of the Board, options to acquire shares of Common Stock. RSUs granted under this provision will be valued based on the average of the closing prices of the Common Stock for the five trading days preceding and including the first day of the fiscal year (or preceding and including the date of grant, if such grant is not made on the first day of the fiscal year) and will vest at a rate determined by the Board in its discretion. Options granted under this provision will be valued at the exercise price, which will be based on the average of the closing prices of the Common Stock for the five trading days preceding and including the first day of the fiscal year (or preceding and including the date of grant, if such grant is not made on the first day of the fiscal year). Such options will have a term of ten years and will vest at a rate determined by the Board in its discretion.

In lieu of per meeting fees, under the 2012 Program eligible directors will receive an annual Board retainer fee of $30,000. The modified 2012 Program also provides for the following annual retainer fees: Audit Committee Chair - $5,000, Compensation Committee chair - $5,000, Nominating Committee Chair - $5,000, Audit Committee member - $4,000, Compensation Committee member - $4,000 and Lead independent director (currently an open position) - $15,000.

Dr. Fisher will be compensated $90,000 per year for his services as Chairman of the Board, which the Company’s Board considers to be fees payable as a member of the Board or a Committee of the Board for purposes of Section 10A-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended. To the extent payment of such fees are construed to not be fees payable as a member of the Board or a Committee of the Board, then the Board considers that Dr. Fisher may act as a member of its Audit Committee under Nasdaq Rule 5605(c)(2)(B) as the Board has determined that it is in the best interests of the Company and its stockholders for Dr. Fisher to continue to serve on its Audit Committee.

F-25

The RSU grants and the changes to the 2012 Program were approved and recommended by our Compensation Committee prior to approval by the Board.

RSUs outstanding that have vested and are expected to vest as of March 31, 2018 are as follows:

Number of RSUs
Vested	46,125
Expected to vest	322,875
Total	369,000

Additionally, during the fiscal year ended March 31, 2018, we terminated a previously recorded but unissued share issuance of 68,000 shares under a fully vested restricted stock grant to our CEO and issued to him 32,674 shares as a net settlement of shares and the Company paid the withholding taxes associated with that share issuance in return for the cancellation of 35,326 shares. The compensation cost of that restricted stock grant had been fully recorded over prior fiscal years, therefore no expense was recorded regarding this net issuance.

During the fiscal year ended March 31, 2018, 168,309 RSUs held by our outside directors were exchanged into the same number of shares of our common stock. As three of our four outside directors elected to return 40% of their RSU’s in exchange for cash in order to pay their withholding taxes on the share issuances, 44,983 of the RSUs were cancelled and we paid a total of $52,998 in cash to those two outside directors.

Also during the fiscal year ended March 31, 2018, 184,500 RSUs held by our executives were exchanged into the same number of shares of our common stock. Upon vesting, the RSUs held by our executives were net share-settled to cover the required withholding tax and the remaining amount is converted into an equivalent number of shares of common stock. Total payments for the employees’ tax obligations to the taxing authorities are reflected as a financing activity within the Consolidated Statements of Cash Flows. These net-share settlements had the effect of share repurchases by the Company as they reduced and retired the number of shares that would have otherwise been issued as a result of the vesting and did not represent an expense to the Company. As a result of the net share-settlements, 97,238 of the RSUs were cancelled and we issued a net 87,262 shares to our executives.

STAND-ALONE GRANTS

From time to time our Board of Directors grants common stock or common share purchase options or warrants to selected directors, officers, employees and consultants as equity compensation to such persons on a stand-alone basis outside of any of our formal stock plans. The terms of these grants are individually negotiated.

STOCK OPTION ACTIVITY

During the fiscal year ended March 31, 2018, we issued options to four of our employees to purchase 34,500 shares of common stock at a price of $1.68 per share, the closing price on the date of the approval of the option grants by our compensation committee. There were no stock option grants during the fiscal year ended March 31, 2017.

The following is a summary of the stock options outstanding at March 31, 2018 and 2017 and the changes during the years then ended:

	Fiscal Year Ended March 31,
	2018		2017
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding, beginning of year	432,047	$10.98	438,547		$10.94
Granted	34,500	$1.68	–	$	N/A
Exercised	–	N/A	–	$	N/A
Cancelled/Forfeited	(57,500)	$15.87	(6,500)		$7.96
Outstanding, end of year	409,047	$9.51	432,047		$10.98
Exercisable, end of year	382,047	$10.07	414,547		$11.24
Weighted average estimated fair value of options granted		$1.46		$	N/A

F-26

The detail of the options outstanding and exercisable as of March 31, 2018 is as follows:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$1.68 - $9.50	211,047	6.26 years	$5.42	184,047	$5.96
$12.50	163,000	2.39 years	$12.50	163,000	$12.50
$20.50	35,000	0.42 years	$19.03	35,000	$19.03
	409,047			382,047

We recorded stock-based compensation expense related to restricted stock unit issuances and to options granted totaling $1,260,769 and $2,186,309 for the fiscal years ended March 31, 2018 and 2017, respectively. These expenses were recorded as stock compensation included in payroll and related expenses in the accompanying consolidated statement of operations for the years ended March 31, 2018 and 2017.

Our total stock-based compensation for fiscal years ended March 31, 2018 and 2017 included the following:

	Fiscal Year Ended
	March 31, 2018	March 31, 2017
Vesting of restricted stock units	$1,212,794	$2,076,535
Vesting of stock options	47,975	109,774
Total Stock-Based Compensation	$1,260,769	$2,186,309

We review share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The cumulative effect of adjusting the forfeiture rate for all expense amortization is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments for the fiscal year ended March 31, 2018 was insignificant.

As of March 31, 2018, we had $1,900,983 of remaining unrecognized stock-based compensation expense, which is expected to be recognized over a weighted average remaining vesting period of 1.27 years.

On March 31, 2018, our stock options had a negative intrinsic value since the closing price on that date of $1.19 per share was below the weighted average exercise price of our stock options.

6. RELATED PARTY TRANSACTIONS

DUE TO RELATED PARTIES

Historically, certain of our officers and other related parties have advanced us funds, agreed to defer compensation and/or paid expenses on our behalf to cover working capital deficiencies. There were no such related party transactions during the fiscal year ended March 31, 2018 except that we had accrued unpaid Board fees of $60,750 owed to our outside directors as of March 31, 2018.

7. OTHER CURRENT LIABILITIES

Other current liabilities were comprised of the following items:

	March 31, 2018	March 31, 2017
Accrued interest	$55,701	$5,391
Accrued professional fees	207,440	64,076
Total other current liabilities	$263,141	$69,467

F-27

8. INCOME TAXES

On December 22, 2017, Public Law No. 115-97, commonly referred to as the 2017 Tax Act, was enacted into law. The 2017 Tax Act includes a number of changes to existing U.S. tax laws that impact the Company, most notably a reduction of the U.S. corporate income tax rate from 35% to 21% for tax years beginning after December 31, 2017.

ASC 740 requires the Company to recognize the effect of the 2017 Tax Act in the first interim period including the date of enactment. The tax rate change was administratively effective at the beginning of the Company’s 2018 fiscal year utilizing a blended statutory federal rate for the annual period. As a result, the blended federal statutory tax rate for fiscal year 2018 is 30.75%. The lower federal corporate tax rate also required the Company to remeasure its U.S. deferred tax assets and liabilities as well as reassess the realizability of its deferred tax assets and liabilities. The Company recognized the income tax effects in its fiscal 2018 financial statements in accordance with SAB 118 as described in Note 2. . In accordance with SAB 118, the Company recorded a decrease in its net deferred tax assets of $7.6 million with a corresponding decrease to its valuation allowance to account for this rate reduction.

For the years ended March 31, 2018 and 2017, we had no income tax expense due to our net operating losses and 100% deferred tax asset valuation allowance.

At March 31, 2018 and 2017, we had net deferred tax assets as detailed below. These deferred tax assets are primarily composed of capitalized research and development costs and tax net operating loss carryforwards. Due to uncertainties surrounding our ability to generate future taxable income to realize these assets, a 100% valuation has been established to offset the net deferred tax assets.

Significant components of our net deferred tax assets at March 31, 2018 and 2017 are shown below:

	YEAR ENDED MARCH 31,
	2018	2017
Deferred tax assets:
Capitalized research and development	$3,442,000	$3,442,000
Net operating loss carryforwards	16,257,000	22,060,000
Stock compensation	575,000	318,000
Total deferred tax assets	20,274,000	25,820,000

Total deferred tax liabilities	–	–

Net deferred tax assets	20,274,000	25,820,000
Valuation allowance for deferred tax assets	(20,274,000)	(25,820,000)

Net deferred tax assets	$–	$–

At March 31, 2018, we had tax net operating loss carryforwards for federal and state purposes approximating $61 million and $49 million, which begin to expire in the year 2021.

F-28

The provision for income taxes on earnings subject to income taxes differs from the statutory federal rate for the years ended March 31, 2018 and 2017 due to the following:

	2018	2017

Income taxes (benefit) at federal statutory rate of 30.75%	$(1,753,000)	$(2,484,000)
State income tax, net of federal benefit	(349,000)	(438,000)
Tax effect on non-deductible expenses and credits	74,000	382,000
Change in valuation allowance[1]	(5,546,000)	2,540,000
Change in tax rate	7,574,000
	$–	$–

______________

(1) Pursuant to Internal Revenue Code Sections 382, use of our tax net operating loss carryforwards may be limited.

ASC 740, “Income Taxes”, clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements, and prescribes recognition thresholds and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense. During the years ended March 31, 2018 and 2017, we did not recognize any interest or penalties relating to tax matters.

At and for the years ended March 31, 2018 and 2017, management does not believe the Company has any uncertain tax positions. Accordingly, there are no unrecognized tax benefits at March 31, 2018 or March 31, 2017.

Our tax returns remain open for examination by the applicable authorities, generally 3 years for federal and 4 years for state. We are currently not under examination by any taxing authorities

9. GOVERNMENT CONTRACTS AND RELATED REVENUE RECOGNITION

National Institutes of Health (“NIH”)

We entered into a contract with the NIH on September 15, 2017. This award is under the NIH’s Small Business Innovation Research (SBIR) program which is designed to fund early stage small businesses that are seeking to commercialize innovative biomedical technologies. The title of the award is SBIR Topic 359 Phase 1 Device Strategy for Selective Isolation of Oncosomes and Non-Malignant Exosomes.

The award from NIH is a firm, fixed-price contract with potential total payments to us of $299,250 over the course of nine months.

Fixed price contracts require the achievement of multiple, incremental milestones to receive the full award during each period of the contract. The NIH also has the unilateral right to require us to perform additional work under an option period for an additional fixed amount of $49,800.

F-29

Under the terms of the contract, we must perform certain incremental work towards the achievement of specific milestones against which we will invoice the government for fixed payment amounts.

In the fiscal year ended March 31, 2018, we performed work under the contract completing the majority of the first two technical objectives of the contract (Aim 1: To validate the Hemopurifier as a device for capture and recovery of melanoma exosomes from plasma and Aim 2: To validate a method of melanoma exosome isolation consisting of the Hemopurifier followed by mab-based immunocapture to select out the tumor-derived exosomes from non-malignant exosomes). As a result we invoiced NIH for $149,625.

Defense Advanced Research Projects Agency (“DARPA”)

As discussed in Note 1, we entered into a contract with DARPA on September 30, 2011. Under the DARPA award, we have been engaged to develop a therapeutic device to reduce the incidence of sepsis, a fatal bloodstream infection that often results in the death of combat-injured soldiers. The award from DARPA was a fixed-price contract with potential total payments to us of $6,794,389 over the course of five years. Fixed price contracts require the achievement of multiple, incremental milestones to receive the full award during each year of the contract. Under the terms of the contract, we performed certain incremental work towards the achievement of specific milestones against which we invoiced the government for fixed payment amounts.

Originally, only the base year (year one of the contract) was effective for the parties; however, DARPA subsequently exercised its option on the remaining years of the contract. The milestones were comprised of planning, engineering and clinical targets, the achievement of which in some cases required the participation and contribution of third-party participants under the contract. We commenced work under the contract in October 2011 and completed the contract in September 2016.

In February 2014, DARPA reduced the scope of our contract in years three through five of the contract. The reduction in scope focused our research on exosomes, viruses and blood processing instrumentation. This scope reduction reduced the possible payments under the contract by $858,469 over years three through five.

In the fiscal year ended March 31, 2017, we invoiced the U.S. Government for the final two milestones under our DARPA contract in the aggregate amount of $387,438. In the fiscal year ended March 31, 2016, we invoiced the U.S. Government for four milestones under our DARPA contract in the amount of $863,011.

The details of those milestones were as follows:

Milestone 2.6.1.3 - Quantify the degree to which the MERS virus can be extracted from circulation in vitro using miniature Hemopurifiers. The milestone payment was $193,719. Management considers this milestone to be substantive as it was not dependent on the passage of time nor was it based solely on another party's efforts. We quantified the degree to which the MERS virus can be extracted from circulation in vitro using miniature Hemopurifiers. The report was accepted by the contracting officer's representative and the invoice was submitted thereafter.

Milestone 2.6.1.4 – Prepare and present Final Report for DARPA. The milestone payment was $193,719. Management considers this milestone to be substantive as it was not dependent on the passage of time nor was it based solely on another party's efforts. We prepared and presented the Final Report for DARPA. The report was accepted by the contracting officer's representative and the invoice was submitted thereafter.

F-30

10. SEGMENTS

We operate our businesses principally through two reportable segments: Aethlon, which represents our therapeutic business activities, and ESI, which represents our diagnostic business activities. Our reportable segments have been determined based on the nature of the potential products being developed. We record discrete financial information for ESI and our chief operating decision maker reviews ESI’s operating results in order to make decisions about resources to be allocated to the ESI segment and to assess its performance.

Aethlon’s revenue is generated primarily from government contracts to date and ESI does not yet have any revenues. We have not included any allocation of corporate overhead to the ESI segment.

The following tables set forth certain information regarding our segments:

	Fiscal Years Ended March 31,
	2018	2017
Revenues:
Aethlon	$149,625	$392,073
ESI	–	–
Total Revenues	$149,625	$392,073

Operating Losses:
Aethlon	$(4,729,719)	$(5,945,293)
ESI	(101,397)	(153,064)
Total Operating Loss	$(4,831,116)	$(6,098,357)

Net Losses:
Aethlon	$(5,598,440)	$(7,153,662)
ESI	(101,397)	(153,064)
Net Loss Before Non-Controlling Interests	$(5,699,837)	$(7,306,726)

Cash:
Aethlon	$6,972,450	$1,558,667
ESI	1,620	1,034
Total Cash	$6,974,070	$1,559,701

Total Assets:
Aethlon	$7,350,284	$1,698,249
ESI	1,620	28,119
Total Assets	$7,351,904	$1,726,368

Capital Expenditures:
Aethlon	$24,823	$16,433
ESI	–	–
Capital Expenditures	$24,823	$16,433

Depreciation and Amortization:
Aethlon	$35,658	$22,370
ESI	--	10,043
Total Depreciation and Amortization	$35,658	$32,413

Interest Expense:
Aethlon	$361,597	$304,330
ESI	–	–
Total Interest Expense	$361,597	$304,330

F-31

11. SUBSEQUENT EVENTS

Management has evaluated events subsequent to March 31, 2018 through the date that the accompanying consolidated financial statements were filed with the Securities and Exchange Commission for transactions and other events which may require adjustment of and/or disclosure in such financial statements.

NIH Contract -- In April 2018, we invoiced NIH for $74,813 under the NIH contract and received $74,813 related to an invoice that we billed in the March 2018 quarter. In May 2018, we invoiced NIH an additional $37,406 and also received the $74,813 that we billed in April.

Restricted Stock Unit (“RSU”) Issuances – In April 2018, 46,125 RSUs held by our executives were exchanged into the same number of shares of our common stock. As our executives elected to net settle a portion of their RSUs in exchange for the Company paying the related withholding taxes on the share issuance, 24,430 of the RSUs were cancelled, and we issued a net 21,695 shares to our executives.

Office Lease Extension – In May 2018, we extended our office lease for an additional 39 months (see Note 12). The initial rental rate under the lease extension is $7,986 per month. Such lease expires in on August 31, 2021. We believe this leased facility will be satisfactory for our office needs over the term of the lease.

12. COMMITMENTS AND CONTINGENCIES

EMPLOYMENT CONTRACTS

We entered into an employment agreement with our Chief Executive Officer (“CEO”) effective April 1, 1999. The agreement, which is cancelable by either party upon sixty days’ notice, will be in effect until the CEO retires or ceases to be employed by us. Under the terms of the agreement, if the CEO is terminated he may become eligible to receive a salary continuation payment in the amount of at least twelve months' base salary, which was increased to $385,000 per year in September 2015.

LEASE COMMITMENTS

We currently lease approximately 2,600 square feet of executive office space at 9635 Granite Ridge Drive, Suite 100, San Diego, California 92123 under a 39-month gross plus utilities lease that commenced on December 1, 2014 and was extended in May 2018 (see Note 11). The initial rental rate under the lease extension is $7,986 per month. Such lease expires in on August 31, 2021. We believe this leased facility will be satisfactory for our office needs over the term of the lease.

We also rent approximately 1,700 square feet of laboratory space at 11585 Sorrento Valley Road, Suite 109, San Diego, California 92121 at the rate of $4,548 per month on a one-year lease that expires on November 30, 2018. Our current plans are to renew the lease prior to expiration or to secure alternative lab space in the San Diego area.

Rent expense, which is included in general and administrative expenses, approximated $136,000 and $151,000 for the fiscal years ended March 31, 2017 and 2016, respectively.

F-32

As of March 31, 2018, our commitments under the lease agreements are as follows:

	2019	2020
9635 Granite Ridge Drive, Suite 100, San Diego, CA 92123 office lease	$6,620	$–

11585 Sorrento Valley Road, Suite 109, San Diego, CA 92121 office lease	36,380	–
Total Lease Commitments	$43,000	$–

Following an extension in May 2018 of our lease relating to our Granite Ridge Drive space (see Note 11), our commitments under our lease agreements are as follows:

	Fiscal Years Ending March 31,
	2019	2020	2021	2022	2023
9635 Granite Ridge Drive, Suite 100, San Diego, CA 92123 office lease	$94,543	$98,902	$98,622	$102,074	$43,670

11585 Sorrento Valley Road, Suite 109, San Diego, CA 92121 office lease	36,380	–	–	–	–
Total Lease Commitments	$130,923	$98,902	$98,622	$102,074	$43,670

LEGAL MATTERS

From time to time, claims are made against us in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting us from selling one or more products or engaging in other activities.

The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on our results of operations for that period or future periods. We are not presently a party to any pending or threatened legal proceedings.

F-33

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2019

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

9365 Granite Ridge Drive, Suite 100 San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AEMD	The Nasdaq Capital Market

8-K - 1

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 5, 2019, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq has determined that the Company has failed to comply with the minimum stockholder’s equity requirement of Nasdaq Listing Rule 5550(b)(1). Nasdaq Listing Rule 5550(b)(1) requires that companies listed on the Nasdaq Capital Market maintain a minimum of $2,500,000 in stockholder’s equity.

Under Nasdaq Listing Rules, the Company has 45 days to submit a plan to regain compliance. The Company plans to submit a plan to Nasdaq to regain compliance by raising additional equity capital. If accepted, under Nasdaq Listing Rules, we may be granted an additional 180 days to evidence compliance.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

8-K - 2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aethlon Medical, Inc.

Dated: July 11, 2019	By:	/s/ James B. Frakes
James B. Frakes Chief Financial Officer

8-K - 3